                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                           LIBERTY SATELLITE & TECHNOLOGY, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:

           (2) Aggregate number of securities to which transaction applies:

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------

           (5)  Total fee paid:

/X/        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, schedule or registration statement no.:
                ----------------------------------------------------------
           (3)  Filing party:
                ----------------------------------------------------------
           (4)  Date filed:
                ----------------------------------------------------------

                                     [LOGO]

                            12300 LIBERTY BOULEVARD
                           ENGLEWOOD, COLORADO 80112
                                 (720) 875-5400


                                                               February 11, 2002


Dear Fellow Stockholder:


    On behalf of the Board of Directors and management of Liberty Satellite & Technology, Inc., we cordially invite you to attend the Company's annual meeting of stockholders. The meeting will be held at 9:00 a.m. Mountain Time, on March 26, 2002, at The Inverness Hotel, located at 200 Inverness Drive West, Englewood, Colorado. At the annual meeting, you will have the opportunity to meet with the Company's management team and we will report to you on the Company's financial and operating performance.


    As you know, an important aspect of the annual meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process.

    Whether or not you plan to attend the annual meeting, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

                                          Very truly yours,

                                          [LOGO]

                                          Gary S. Howard
                                          CHAIRMAN

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
                            12300 LIBERTY BOULEVARD
                           ENGLEWOOD, COLORADO 80112
                                 (720) 875-5400

                            ------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 26, 2002


                            ------------------------

To Our Stockholders:


    The 2001 Annual Meeting of Stockholders of Liberty Satellite &
Technology, Inc. ("LSAT" or the "Company") will be held at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado on March 26, 2002, at 9:00 a.m. Mountain Time, for the purpose of considering and acting upon the following matters:


    1. Election of the Company's board of directors;

    2. A proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from 220,000,000 shares to 1,750,000,000 shares, of which 1,000,000,000 shares shall be designated Series A common stock, par value $1.00 per share, 700,000,000 shares shall be designated Series B common stock, par value $1.00 per share, and 50,000,000 shares shall be designated preferred stock, par value $.01 per share;

    3. A proposal to approve a transaction whereby Liberty Media Corporation will contribute to the Company certain assets and businesses in exchange for 340,000,000 shares of the Company's Series B common stock;


    4. Ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ended December 31, 2001;


    5. A proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-five reverse stock split of the Company's outstanding shares of common stock;

    6. A proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse stock split of the Company's outstanding shares of common stock;

and such other matters as may properly come before the annual meeting or any adjournments thereof. The board of directors is not aware of any other business scheduled for the annual meeting.

    Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.


    Stockholders of record at the close of business on February 1, 2002 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof. A complete list of stockholders entitled to vote at the meeting will be available for inspection by stockholders during normal business hours at the executive offices of the Company located at 12300 Liberty Boulevard, Englewood, Colorado 80112, during the ten days prior to the meeting as well as at the meeting.

    Your vote is important. Please sign and date the enclosed proxy, and return it promptly in the enclosed envelope to ensure your representation at the annual meeting. The proxy will not be used if you attend and vote at the meeting in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          [LOGO]

                                          Gary S. Howard
                                          CHAIRMAN

Englewood, Colorado


February 11, 2002


    IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS....................

ABOUT THE MEETING...........................................  1
    What is the purpose of the annual meeting?..............  1
    Who is entitled to vote?................................  2
    What if my shares are held in "street name" by a
     broker?................................................  2
    How many shares must be present to hold the meeting?....  2
    What if a quorum is not present at the meeting?.........  2
    How do I vote?..........................................  3
    Can I change my vote after I submit my proxy?...........  3
    How does the board of directors recommend I vote on the
     proposals?.............................................  3
    What if both Proposal 5 and Proposal 6 are approved by
     the Company's stockholders?............................  4
    What if I do not specify how my shares are to be
     voted?.................................................  4
    Will any other business be conducted at the meeting?....  4
    How many votes are required to elect the director
     nominees?..............................................  4
    What happens if a nominee is unable to stand for
     election?..............................................  4
    How many votes are required to approve the proposed
     amendment to the Company's Amended and Restated
     Certificate of Incorporation to increase the number of
     authorized shares of the Company's capital stock?......  5
    How many votes are required to approve the transaction
     whereby Liberty Media will contribute to the Company
     certain assets and businesses in exchange for
     340,000,000 shares of the Company's Series B common
     stock?.................................................  5
    How many votes are required to ratify the appointment of
     the Company's independent auditors?....................  5
    How many votes are required to approve the proposed
     amendment to the Company's Amended and Restated
     Certificate of Incorporation to effect a one-for-five
     reverse stock split of the Company's outstanding common
     stock?.................................................  5
    How many votes are required to approve the proposed
     amendment to the Company's Amended and Restated
     Certificate of Incorporation to effect a one-for-ten
     reverse stock split of the Company's outstanding common
     stock?.................................................  5
    How will abstentions be treated?........................  6
    How will broker non-votes be treated?...................  6
    Who pays for the costs of soliciting proxies?...........  6
    Where can I find more information about the Company?....  6

PROPOSAL 1--ELECTION OF DIRECTORS...........................  7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................  11
    Does anyone own more than five percent of any class of
     the Company's stock?...................................  11
    How much stock do the Company's directors and executive
     officers own?..........................................  12
    Who are the executive officers?.........................  16

MEETINGS AND COMMITTEES OF THE BOARDS OF DIRECTORS..........  17
    How often did the board of directors meet during
     2000?..................................................  17
    How are board members nominated?........................  18
    Is there a due date for stockholder nominations?........  18
    Are there any board committees?.........................  18

AUDIT COMMITTEE REPORT......................................  19

COMPENSATION INFORMATION....................................  20

                                                                PAGE
                                                              --------
    How are directors compensated?..........................  20
    Summary Compensation Table..............................  20
    Option/SAR grants in last fiscal year...................  22
    Aggregated options/SAR exercises and fiscal year-end
     option/SAR values......................................  22

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....  24
    Compensation philosophy.................................  24
    Compensation of the executive officers..................  24
    CEO compensation........................................  25
    Section 162 of the Internal Revenue Code................  25
    Stock performance graph.................................  25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............  26
    Stock purchase..........................................  26
    Executive officer loans.................................  26
    Services received from Liberty Media....................  26
    Tax Liability Allocation and Indemnification Agreement
     between Liberty Media and the Company..................  26
    Transactions between Liberty Media and Carl Vogel.......  27
    Transactions between Liberty Media and William
     Berkman................................................  27
    Contribution of Sprint PCS Stock by Liberty Media to the
     Company and the Formation of Liberty Satellite, LLC....  27
    Registration Rights Agreement between the Company and
     Liberty Media..........................................  28
    Transaction between the Company and LSAT, LLC...........  29
    Transaction between LSAT LLC and Liberty Digital,
     Inc....................................................  29
    Sky Latin America Funding Payments......................  29

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE........  30

PROPOSAL 2--APPROVAL OF AN AMENDMENT TO THE COMPANY'S
  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
  INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL
  STOCK.....................................................  31
    What is the purpose of this proposal?...................  31
    How many shares of the Company's capital stock are
     currently authorized?..................................  31
    How many shares of Series B common stock and Series A
     common stock are currently outstanding or reserved for
     issuance?..............................................  31
    Will the amendment have any effect on my rights as a
     stockholder?...........................................  32
    If Proposal 2 is approved, what will the authorized
     stock of the Company consist of?.......................  32
    If both Proposal 2 and Proposal 5 are approved, what
     will the authorized stock of the Company consist of?...  32
    If both Proposal 2 and Proposal 6 are approved, what
     will the authorized stock of the Company consist of?...  32
    What are the differences in the rights and preferences
     granted to the holders of the Company's four series of
     capital stock?.........................................  33
    What are the additional rights and preferences granted
     to holders of the Company's Series A preferred
     stock?.................................................  34
    What are the additional rights and preferences granted
     to holders of the Company's Series B preferred
     stock?.................................................  34

PROPOSAL 3--APPROVAL OF A TRANSACTION WHEREBY LIBERTY MEDIA
  WILL CONTRIBUTE TO THE COMPANY CERTAIN ASSETS AND
  BUSINESSES IN EXCHANGE FOR 340,000,000 SHARES OF THE
  COMPANY'S SERIES B COMMON STOCK...........................  35

                                                                PAGE
                                                              --------
    Certain considerations..................................  35
    Summary of the transaction..............................  36
    Will both portions of the transaction be consummated
     simultaneously?........................................  39
    Background of the transaction...........................  39
    What type of business is conducted by LSAT LLC?.........  42
    What type of business is conducted by Ascent
     Entertainment?.........................................  44
    What are the material terms of the transaction?.........  45
    The transaction agreements..............................  45
    Ascent Purchase Agreement...............................  46
    LSAT LLC Purchase Agreement.............................  52
    What are the reasons for engaging in the transaction?...  60
    Who determined the amount of consideration to be paid by
     the Company to Liberty Media?..........................  60
    What was the Company's financial advisor's opinion
     regarding the aggregate consideration payable by the
     Company in the transaction?............................  60
    What accounting treatment will the transaction
     receive?...............................................  66
    What are the federal income tax consequences of the
     transaction to the Company's stockholders?.............  66
    Is the transaction subject to any regulatory
     approval?..............................................  66
    What is the financial composition of the Company, LSAT
     LLC and Ascent Entertainment?..........................  66
    What other relationships does the Company have with
     Liberty Media?.........................................  70

PROPOSAL 4--RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
  AUDITORS..................................................  70
    Audit Fees and all other fees...........................  70

PROPOSAL 5--APPROVAL OF AN AMENDMENT TO THE COMPANY'S
  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
  EFFECT A ONE-FOR-FIVE REVERSE STOCK SPLIT OF THE COMPANY'S
  OUTSTANDING SHARES OF COMMON STOCK........................  71
    General.................................................  71
    What is the purpose of this proposal?...................  72
    When will the reverse stock split become effective?.....  73
    Will the reverse stock split have any effect on my
     rights as a stockholder?...............................  73
    What impact will the reverse stock split have on the
     capital composition of the Company?....................  73
    Are there any risks associated with the Company
     effecting the reverse stock split?.....................  76
    What impact will the reverse stock split have on the
     Company's balance sheet and operating statement?.......  76
    What impact will the reverse stock split have on options
     and convertible securities of the Company?.............  76
    How do I exchange my stock certificates and receive any
     payment for fractional shares to which I may be
     entitled?..............................................  77
    Do the stockholders have appraisal rights in connection
     with this proposed reverse stock split?................  78
    What are the federal income tax consequences of the
     reverse stock split to the Company's stockholders?.....  78

PROPOSAL 6--APPROVAL OF AN AMENDMENT TO THE COMPANY'S
  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
  EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT OF THE COMPANY'S
  OUTSTANDING SHARES OF COMMON STOCK........................  79
    General.................................................  79

                                                                PAGE
                                                              --------
    What is the purpose of this proposal?...................  80
    When will the reverse stock split become effective?.....  80
    Will the reverse stock split have any effect on my
     rights as a stockholder?...............................  80
    What impact will the reverse stock split have on the
     capital composition of the Company?....................  81
    Are there any risks associated with the Company
     effecting the reverse stock split?.....................  83
    What impact will the reverse stock split have on the
     Company's balance sheet and operating statement?.......  84
    What impact will the reverse stock split have on options
     and convertible securities of the Company?.............  84
    How do I exchange my stock certificates and receive any
     payment for fractional shares to which I may be
     entitled?..............................................  84
    Do the stockholders have appraisal rights in connection
     with this proposed reverse stock split?................  85
    What are the federal income tax consequences of the
     reverse stock split to the Company's stockholders?.....  85

STOCKHOLDER PROPOSALS.......................................  86

OTHER MATTERS...............................................  86

WHERE YOU CAN FIND MORE INFORMATION.........................  86

INDEX TO FINANCIAL STATEMENTS...............................  F-1

ANNEX A  Audit Committee Charter............................  A-1
ANNEX B  Certificate of Amendment of Amended and Restated
  Certificate of Incorporation..............................  B-1
ANNEX C-1  Ascent Purchase Agreement........................  C-1-1
ANNEX C-2  First Amendment to the Ascent Purchase
  Agreement.................................................  C-2-1
ANNEX C-3  Second Amendment to the Ascent Purchase
  Agreement.................................................  C-3-1
ANNEX D-1  LSAT LLC Purchase Agreement......................  D-1-1
ANNEX D-2  First Amendment to the LSAT LLC Purchase
  Agreement.................................................  D-2-1
ANNEX D-3  Second Amendment to the LSAT LLC Purchase
  Agreement.................................................  D-3-1
ANNEX E  Opinion of Salomon Smith Barney Inc. ..............  E-1
ANNEX F-1  Certificate of Amendment of Amended and Restated
Certificate
             of Incorporation ..............................  F-1-1
ANNEX F-2  Certificate of Amendment of Amended and Restated
Certificate
             of Incorporation ..............................  F-2-1

                      LIBERTY SATELLITE & TECHNOLOGY, INC.

                            12300 LIBERTY BOULEVARD

                           ENGLEWOOD, COLORADO 80112

                                 (720) 875-5400

                            ------------------------

                                PROXY STATEMENT
                             ---------------------


                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 26, 2002


                            ------------------------


    This proxy statement is furnished in connection with the solicitation on behalf of the board of directors of Liberty Satellite & Technology, Inc., a Delaware corporation ("LSAT" or the "Company"), of proxies to be used at the Company's annual meeting of stockholders, to be held at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado, on March 26, 2002, at 9:00 a.m. Mountain Time, and all adjournments of the meeting. The accompanying Notice of Meeting, this proxy statement and proxy are first being mailed to stockholders on or about February 11, 2002. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 also accompanies these materials.


                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

    At the annual meeting, stockholders are being asked to consider and vote upon the matters outlined in the accompanying Notice of Meeting, including:

    PROPOSAL 1.  Election of the Company's board of directors;

    PROPOSAL 2. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from 220,000,000 shares to 1,750,000,000 shares, of which 1,000,000,000 shares shall be designated Series A common stock, par value $1.00 per share, 700,000,000 shares shall be designated Series B common stock, par value $1.00 per share, and 50,000,000 shares shall be designated preferred stock, par value $.01 per share;

    PROPOSAL 3. Approval of a transaction whereby Liberty Media Corporation (referred to herein as "Liberty Media") will contribute to the Company certain assets and businesses in exchange for 340,000,000 shares of the Company's Series B common stock;


    PROPOSAL 4. Ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ended December 31, 2001;


    PROPOSAL 5. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-five reverse stock split of the Company's outstanding shares of common stock; and

    PROPOSAL 6. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse stock split of the Company's outstanding shares of common stock.

    The stockholders will also transact any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from stockholders.

WHO IS ENTITLED TO VOTE?


    The record date for the annual meeting is February 1, 2002. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting. The Company has four series of capital stock outstanding: the Series A common stock, par value $1.00; the Series B common stock, par value $1.00; the Series A preferred stock, par value $0.01; and the Series B preferred stock, par value $0.01. Holders of the Series A common stock, Series B common stock and Series B preferred stock are entitled to vote at the meeting. The Series A preferred stock does not generally have voting rights.



    Except as otherwise required by law, or as described in this proxy statement, the holders of shares of Series A common stock, Series B common stock and Series B preferred stock vote together as a single class on all matters presented to a vote of stockholders. Each holder of Series A common stock is entitled to 1 vote per share on each matter submitted at the meeting. Each holder of Series B common stock is entitled to 10 votes per share on each matter submitted at the meeting. The holder of the Series B preferred stock is entitled to 5,580 votes per share on each matter submitted at the meeting. At the close of business on the record date there were 67,518,353 shares of Series A common stock, 7,716,933 shares of Series B common stock and 150,000 shares of Series B preferred stock outstanding, representing a total of 67,518,353 votes for the holders of shares of Series A common stock, a total of 77,169,330 votes for the holders of Series B common stock, and a total of 837,000,000 votes for the holders of Series B preferred stock, for an aggregate of 981,687,683 votes for all series of the Company's capital stock.


WHAT IF MY SHARES ARE HELD IN "STREET NAME" BY A BROKER?

    If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will be entitled to vote the shares with respect to the election of directors (Proposal 1) and the ratification of auditors (Proposal
4), but will not be permitted to vote your shares with respect to any other matter. Shares that a broker is not entitled to vote with respect to a proposal are sometimes called "broker non-votes." The treatment of broker non-votes is described in the following paragraph and below under "How will broker non-votes be treated?"

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

    A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of voting stock outstanding on the record date, determined by voting power (including at least 1/3 of the total voting power of the Series A common stock and Series B common stock), will constitute a quorum. Proxies received but marked as abstentions or broker non-votes (i.e., shares that your broker is not permitted to vote), as described in the preceding paragraph and below under "How will broker non-votes be treated?", will be included in the calculation of the number of shares considered to be present at the meeting.

WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

    If a quorum is not present at the scheduled time of the meeting, the holders of a majority in total voting power of the shares that are represented or the chairman of the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

HOW DO I VOTE?

    1. YOU MAY VOTE BY MAIL. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States. If your shares are held in "street name" by a broker or other nominee, you may also be able to vote by telephone or on the Internet. Please check the voting form provided by your broker or nominee to see if such options are available to you.


    2. YOU MAY VOTE IN PERSON AT THE MEETING. If you hold your shares of record and attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy from the institution that holds your shares indicating that you were the beneficial owner of the Company's voting stock on February 1, the record date for voting at the annual meeting. Please contact your broker or other institution directly if you would like to obtain a proxy to vote your shares directly at the meeting. Even if you plan to attend the meeting, please sign and return your proxy card to ensure that your shares are represented. If you do attend the meeting, any votes you cast at the meeting will supersede your proxy.


CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

    Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

    - signing another proxy with a later date;

    - giving written notice of the revocation of your proxy to the Secretary of the Company prior to the annual meeting; or

    - voting in person at the annual meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

    The Board recommends that you vote:


    - "FOR" Proposal 1: the election to the board of directors of the nominees named in this proxy statement (see page 7);



    - "FOR" Proposal 2: approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from 220,000,000 shares to 1,750,000,000 shares, of which 1,000,000,000 shares shall be designated Series A common stock, 700,000,000 shares shall be designated Series B common stock, and 50,000,000 shares shall be designated preferred stock (see page 31);



    - "FOR" Proposal 3: approval of a transaction whereby Liberty Media will contribute to the Company certain assets and businesses in exchange for 340,000,000 shares of the Company's Series B common stock (see page 35);



    - "FOR" Proposal 4: ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ended December 31, 2001 (see page 70);

    - "FOR" Proposal 5: approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-five reverse stock split of the Company's outstanding shares of common stock (see page 71); and



    - "FOR" Proposal 6: approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse stock split of the Company's outstanding shares of common stock (see page 79).


WHAT IF BOTH PROPOSAL 5 AND PROPOSAL 6 ARE APPROVED BY THE COMPANY'S
  STOCKHOLDERS?

    Each of Proposal 5 and Proposal 6 relate to a reverse stock split of the Company's common stock. However, if both proposals are approved by the Company's stockholders and if the Company determines to effect a reverse stock split, the Company will only effect the reverse stock split described in one of such proposals. In no event will both reverse stock splits be effected. The Company does not currently expect to effect the reverse stock split described in Proposal 6. However, the board of directors seeks your approval of Proposal 6 in addition to Proposal 5 in order to have the flexibility of effecting a one-for-ten reverse stock split instead of a one-for-five reverse stock split should the board of directors determine (based on prevailing market conditions and the trading price and characteristics of the Company's common stock) that a one-for-ten reverse stock split is more desirable for the Company than a one-for-five reverse stock split. Your approval of both Proposal 5 and Proposal 6 at the annual meeting would save the Company the time and expense associated with another proxy solicitation.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

    If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted FOR each of the proposals set forth in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE MEETING?

    The board of directors knows of no other business that will be presented at the meeting. If any other proposal properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED TO ELECT THE DIRECTOR NOMINEES?

    The affirmative vote of a plurality of the votes cast on this matter is required to elect the seven nominees as directors. This means that the seven nominees will be elected if they receive more affirmative votes than any other person. If you vote "Withheld" with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?

    If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or cause a substitute nominee to be selected. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE PROPOSED AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S CAPITAL STOCK?


    Approval of the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from 220,000,000 shares to 1,750,000,000 shares, of which 1,000,000,000 shares shall be designated Series A common stock, 700,000,000 shares shall be designated Series B common stock, and 50,000,000 shares shall be designated preferred stock, requires the affirmative vote of 66 2/3 percent of the total voting power of the Series A common stock, Series B common stock and Series B preferred stock outstanding as of the record date, voting together as a single class. Liberty Media, which holds 100% of the Series B preferred stock and 89.3% of the total voting power of the Company, has advised the Company that it intends to vote in favor of this proposal.


HOW MANY VOTES ARE REQUIRED TO APPROVE THE TRANSACTION WHEREBY LIBERTY MEDIA WILL CONTRIBUTE TO THE COMPANY CERTAIN ASSETS AND BUSINESSES IN EXCHANGE FOR 340,000,000 SHARES OF THE COMPANY'S SERIES B COMMON STOCK?


    The approval of the transaction whereby Liberty Media will contribute to the Company certain assets and businesses in exchange for 340,000,000 shares of the Company's Series B common stock requires the affirmative vote of a majority of the combined voting power of the Series A common stock, Series B common stock and Series B preferred stock present at the meeting in person or by proxy and entitled to vote as of the record date. Liberty Media, which holds 100% of the Series B preferred stock and 89.3% of the total voting power of the Company, has advised the Company that it intends to vote in favor of this proposal.


HOW MANY VOTES ARE REQUIRED TO RATIFY THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS?

    The ratification of the appointment of KPMG LLP as independent auditors for the Company requires the affirmative vote of a majority of the combined voting power of the Series A common stock, Series B common stock and Series B preferred stock present at the meeting in person or by proxy and entitled to vote as of the record date.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE PROPOSED AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-FIVE REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK?

    Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-five reverse stock split of the Company's outstanding shares of Series A common stock and Series B common stock requires the affirmative vote of 66 2/3 percent of the total voting power of the Series A common stock, Series B common stock and Series B preferred stock outstanding as of the record date, voting together as a single class, and the affirmative vote of 66 2/3 percent of the total voting power of the Series B preferred stock outstanding as of the record date, voting as a separate class. Liberty Media, which holds 100% of the Series B preferred stock and 89.3% of the total voting power of the Company, has advised the Company that it intends to vote in favor of this proposal.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE PROPOSED AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK?

    Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse stock split of the Company's outstanding shares of Series A common stock and Series B common stock requires the affirmative vote of 66 2/3 percent of the total voting power of the Series A common stock, Series B common stock and Series B preferred stock outstanding as of the record date, voting together as a single class, and the affirmative vote of 66 2/3 percent of the total voting power of the Series B preferred stock outstanding as of the record date, voting as a separate class. Liberty Media, which holds 100% of the Series B preferred stock and 89.3% of the total voting power of the Company, has advised the Company that it intends to vote in favor of this proposal.

HOW WILL ABSTENTIONS BE TREATED?

    If you abstain from voting on one or more proposals, your shares will still be included for purposes of determining whether a quorum is present. Because directors are elected by a plurality of votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for Proposal 1. If you abstain from voting on a proposal for which this option is available, your shares will be included in the number of shares voting on the proposal and, consequently, your abstention will have the same practical effect as a vote against the proposal.

HOW WILL BROKER NON-VOTES BE TREATED?

    If your shares are held for you by a broker or other nominee in "street name," your broker will generally be prohibited from voting such shares on any matter other than the election of directors (Proposal 1) and the ratification of the Company's auditors (Proposal 4), unless you tell your broker how you want your shares to be voted. If you don't provide your instructions by properly completing and returning to your broker the enclosed voting card (or by voting by telephone or Internet, if your broker provides such services), such shares will be treated as "broker non-votes" with respect to any proposals raised at the meeting other than Proposals 1 and 4. Otherwise, shares represented by "broker non-votes" will be treated as shares not entitled to vote on a proposal. This will have no effect on the vote with respect to Proposal 3, but will have the same practical effect as a negative vote with respect to Proposals 2, 5 and
6. "Broker non-votes" will, however, be included for purposes of calculating the presence of a quorum.

WHO PAYS FOR THE COSTS OF SOLICITING PROXIES?

    The Company will pay the cost of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of voting stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.


WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANY?



    The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (also referred to as the "SEC"). You may read and copy any reports or other information the Company files at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of any reports or other information the Company files from the SEC by (i) faxing a request for such information to 202-628-9001,
Attention: Public Reference Room or (ii) sending a request for such information via e-mail to publicinfo@sec.gov. The Company's SEC filings are also available to the public from various commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.



    IN ACCORDANCE WITH THE RULES OF THE SEC, THIS PROXY STATEMENT INCORPORATES CERTAIN INFORMATION BY REFERENCE, WHICH MEANS THAT THE COMPANY CAN DISCLOSE IMPORTANT INFORMATION TO YOU BY REFERRING TO ANOTHER DOCUMENT FILED SEPARATELY WITH THE SEC. THE INFORMATION INCORPORATED BY REFERENCE IS DEEMED

TO BE PART OF THIS PROXY STATEMENT, EXCEPT FOR ANY INFORMATION SUPERSEDED BY INFORMATION IN THIS PROXY STATEMENT. FOR A MORE COMPLETE DISCUSSION OF THE INFORMATION INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE, SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 86.


                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Except as disclosed in this proxy statement, there are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominee was selected.

    Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or cause a substitute nominee to be selected. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

    The following tables set forth, with respect to each director nominee, his or her name, date of birth, principal occupation and employment during the past five years, the year in which he or she first became a director of the Company and directorships held in other public companies. For additional information regarding the nominees, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," "MEETINGS AND COMMITTEES OF THE BOARDS OF DIRECTORS," "COMPENSATION INFORMATION," and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

    The affirmative vote of a plurality of the votes cast for a director at the meeting is required to elect the seven nominees as directors.

    Each person elected as a director of the Company will serve until such director's successor is duly elected and qualified, or until such director's earlier resignation or removal, and each seat on the board of directors will be up for election at each annual meeting of stockholders. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

                    NAME                                         POSITION
                    ----                                         --------
Alan M. Angelich                               Has served as a director of the Company since
Born October 22, 1943                          August 2000. Mr. Angelich has been the
                                               President of Janco Partners, Inc., an
                                               investment banking firm specializing in the
                                               telecommunications industry, since December
                                               1995 when he co-founded that firm.

                    NAME                                         POSITION
                    ----                                         --------
Robert R. Bennett                              Has served as a director of the Company since
Born April 19, 1958                            August 2000. Mr. Bennett has been President
                                               and Chief Executive Officer of Liberty Media
                                               since April 1997 and a member of the board of
                                               directors of Liberty Media since September
                                               1994. Mr. Bennett served as Executive Vice
                                               President of Tele-Communications, Inc., or
                                               TCI, from April 1997 to March 1999. Mr.
                                               Bennett served as Executive Vice President,
                                               Secretary and Treasurer of Liberty Media from
                                               June 1995 through March 1997, Chief Financial
                                               Officer of Liberty Media from May 1996
                                               through March 1997 and in various executive
                                               positions since Liberty Media's inception in
                                               1990. Mr. Bennett also served as acting Chief
                                               Financial Officer of Liberty Digital, Inc.
                                               from June 1997 to July 1997. Mr. Bennett is a
                                               director of Liberty Livewire Corporation, USA
                                               Networks, Inc., United Global Com, Inc. and
                                               Telewest Communications plc, and is a
                                               director and Chairman of the Board of Liberty
                                               Digital.

William H. Berkman                             Has served as a director of the Company since
Born February 26, 1965                         August 2000. Since January 2000, Mr. Berkman
                                               has been the Managing Partner of the
                                               Associated Group, LLC, the general partner of
                                               Liberty Associated Partners, LP, an
                                               investment partnership specializing in the
                                               telecommunications and media industry. From
                                               1994 to January 2000, Mr. Berkman was a
                                               principal at The Associated Group, Inc., a
                                               multi-billion dollar publicly traded company.
                                               Mr. Berkman was also one of the founders of
                                               Teligent, Inc. and served as a member of
                                               Teligent's board of directors from August
                                               1996 to January 2000. Mr. Berkman currently
                                               serves on the board of directors of
                                               Centerpoint Broadband Technologies, Inc. and
                                               on the board of advisors for New Mountain
                                               Capital and Narad Networks.

                    NAME                                         POSITION
                    ----                                         --------
William R. Fitzgerald                          Has been nominated for election to the
Born May 20, 1957                              Company's board of directors at the annual
                                               meeting. Mr. Fitzgerald has served as Senior
                                               Vice President of Liberty Media Corporation
                                               and as Chairman of the Board of Liberty
                                               Livewire Corporation, since August 2000.
                                               Mr. Fitzgerald served as Chief Operating
                                               Officer, Operations Administration, of AT&T
                                               Broadband, which was formerly known as
                                               Tele-Communications, Inc., or TCI, from
                                               August 1999 to May 2000, and Executive Vice
                                               President and Chief Operating Officer of TCI
                                               from March 1999 to August 1999.
                                               Mr. Fitzgerald served as Executive Vice
                                               President and Chief Operating Officer of TCI
                                               Communications, Inc., the domestic cable
                                               subsidiary of TCI, from November 1998 to
                                               March 1999, served as an Executive Vice
                                               President of TCI Communications from December
                                               1997 to March 1999 and served as a Senior
                                               Vice President of TCI Communications from
                                               March 1996 to December 1997. Mr. Fitzgerald
                                               was a Senior Vice President and a Partner in
                                               Daniels & Associates, a brokerage and
                                               investment banking company, from 1996 to
                                               1998. Mr. Fitzgerald is a director of On
                                               Command Corporation and Liberty Livewire
                                               Corporation.

John W. Goddard                                Has served as a director of the Company since
Born May 4, 1941                               December 1996. Mr. Goddard served as
                                               President and Chief Executive Officer of the
                                               cable division of Viacom International, Inc.
                                               from 1980 until the division was sold in July
                                               1996. Mr. Goddard is also a director of Diva
                                               Systems Corporation, Cable Television
                                               Laboratories, Inc. (Cablelabs), and The
                                               Deafness Research Foundation, and is a
                                               Trustee of the Walter Kaitz Foundation.

                    NAME                                         POSITION
                    ----                                         --------
J. Curt Hockemeier                             Has served as a director of the Company since
Born May 15, 1948                              August 2000. Mr. Hockemeier has been
                                               President of Arbinet-the exchange, a leading
                                               online telecommunications exchange, since
                                               April 2000, and Chief Executive Officer since
                                               August 2000. From June 1999 until April 2000,
                                               Mr. Hockemeier served as Executive Vice
                                               President and Chief Operating Officer for
                                               telephone operations for AT&T Broadband and,
                                               from July 1998 until June 1999, he served as
                                               AT&T Local Network Services' Vice President.
                                               Beginning in 1992, Mr. Hockemeier served as
                                               Senior Vice President of Affiliate Services
                                               for Teleport Communications Group and held
                                               other senior management positions with
                                               Teleport, including Senior Vice President of
                                               National Operations, until AT&T acquired
                                               Teleport in July 1998.

Gary S. Howard                                 Has served as Chairman of the Board since
Born February 22, 1951                         August 2000 and has served as a director of
                                               the Company since November 1996. Mr. Howard
                                               served as Chief Executive Officer of the
                                               Company from December 1996 until April 2000.
                                               From February 1995 through August 1997, Mr.
                                               Howard also served as President of the
                                               Company. Mr. Howard has served as Executive
                                               Vice President and Chief Operating Officer of
                                               Liberty Media since July 1998. Mr. Howard
                                               served as Executive Vice President of
                                               Tele-Communications, Inc., or TCI, from
                                               December 1997 to March 1999, as Chief
                                               Executive Officer, Chairman of the Board and
                                               director of TV Guide, Inc. from June 1997 to
                                               March 1999, and as President and Chief
                                               Executive Officer of TCI Ventures Group, LLC
                                               from December 1997 to March 1999. Mr. Howard
                                               served as Senior Vice President of TCI
                                               Communications, Inc. from October 1994 to
                                               December 1996. Mr. Howard is a director of
                                               Liberty Media, Liberty Livewire Corporation,
                                               Liberty Digital and On Command Corporation.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

DOES ANYONE OWN MORE THAN FIVE PERCENT OF ANY CLASS OF THE COMPANY'S STOCK?

    The following table lists stockholders believed by the Company to be the beneficial owners of more than five percent of either series of the Company's outstanding common stock and the Company's preferred stock as of October 31, 2001. Shares issuable upon exercise of options and upon vesting of restricted shares are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to beneficially own such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person. Voting power in the table is computed with respect to a general election of directors. So far as is known to the Company, the persons indicated below have sole voting and investment power with respect to the shares indicated as believed to be owned by them except as otherwise stated in the notes to the table.


    Unless otherwise specified, the numbers representing shares of the Company's Series A and Series B common stock in the table below and throughout this proxy statement represent pre-reverse stock split shares of such common stock. If you approve the proposed one-for-five and/or one-for-ten reverse stock split of the Company's outstanding shares of common stock contemplated by Proposal 5 and Proposal 6, respectively, and one of such reverse stock splits is effected, then the numbers in the table below and throughout this proxy statement representing shares of the Company's Series A and Series B common stock will be reduced proportionately by a factor of five or ten (as the case may be) to reflect the relevant reverse stock split. For further discussion of the proposed reverse stock splits, see "Proposal 5--Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Effect a One-for-Five Reverse Stock Split of the Company's Outstanding Shares of Common Stock" beginning on page 71 and "Proposal 6--Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Effect a One-for-Ten Reverse Stock Split of the Company's Outstanding Shares of Common Stock" beginning on page 79.


                                                                                              COMBINED
                                                                                               VOTING
NAME AND ADDRESS OF                                        NUMBER OF SHARES    PERCENT OF   POWER OF ALL
BENEFICIAL OWNER                   TITLE OF CLASS         BENEFICIALLY OWNED    CLASS(1)    HOLDINGS(1)
-------------------          ---------------------------  ------------------   ----------   ------------
Liberty Media                                                                                   89.3%
Corporation................
12300 Liberty Blvd.          Series A preferred stock            150,000          100.0%
Englewood, Colorado          Series B preferred stock            150,000          100.0%
                             Series A common stock             6,035,964            8.9%
                             Series B common stock             3,322,658(2)        43.0%

Kim Magness (3)(4).........                                                                      3.9%
(individually and as a       Series A preferred stock                 --             --
member                       Series B preferred stock                 --             --
  of Magness Security LLC)   Series A common stock               383,806              *
4000 E. Belleview            Series B common stock             3,745,206           48.5%
Greenwood Village, Colorado

Gary Magness (4)...........                                                                      3.2%
(as co-representative of     Series A preferred stock                 --             --
the                          Series B preferred stock                 --             --
  estate of Bob Magness)     Series A common stock               243,373              *
29 Sunset Drive              Series B common stock             3,120,770           40.4%
Englewood, Colorado

                                                                                              COMBINED
                                                                                               VOTING
NAME AND ADDRESS OF                                        NUMBER OF SHARES    PERCENT OF   POWER OF ALL
BENEFICIAL OWNER                   TITLE OF CLASS         BENEFICIALLY OWNED    CLASS(1)    HOLDINGS(1)
-------------------          ---------------------------  ------------------   ----------   ------------
William H. Gates III (5)...                                                                        *
(individually and as a       Series A preferred stock                 --             --
member                       Series B preferred stock                 --             --
  of Cascade Investment,     Series A common stock             5,097,600(4)         7.5%
  L.L.C.)                    Series B common stock                15,800              *
One Microsoft Way
Redmond, Washington

------------------------

*   Less than one percent.

(1) Based on 150,000 shares of Series A preferred stock, 150,000 shares of Series B preferred stock, 67,531,018 shares of Series A common stock and 7,718,286 shares of Series B common stock outstanding as of October 31, 2001.

(2) Does not include the 16,967,175 shares of Series B common stock issuable upon conversion of the Series B preferred stock.

(3) Includes 210,533 shares of Series A common stock and 634,621 shares of Series B common stock held by Magness Securities LLC. Mr. Magness is deemed to have beneficial ownership over such shares as a member of Magness Securities LLC. Also assumes the exercise in full of stock options granted in November of 1994 to acquire 5,000 shares of Series A common stock, all of which are currently exercisable.

(4) Gary Magness and Kim Magness are co-representatives of the Estate of Bob Magness. Share amounts for both Gary Magness and Kim Magness include 152,273 shares of Series A common stock and 3,054,585 shares of Series B common stock held by the Estate of Bob Magness. Gary Magness and Kim Magness are brothers.

(5) Based upon the Schedule 13D filed by Cascade Investment, L.L.C. and William
    H. Gates III, dated November 28, 2001. Includes 15,800 shares of the Company's Series A common stock, which are issuable upon conversion of 15,800 shares of the Company's Series B common stock. All shares of the Company's Series A common stock and Series B common stock held by Cascade Investment may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade Investment. The address of Cascade Investment is 2365 Carillon Point, Kirkland, Washington.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

    The following table sets forth information as of October 31, 2001 with respect to the ownership by each director and each of the named executive officers of the Company and by all directors and executive officers of the Company as a group of shares of the Company's common stock. In addition, the table sets forth information with respect to the ownership of such individuals of shares of Liberty Media Corporation Series A and Series B common stock which are equity securities of Liberty Media, which in turn owns a controlling interest in the Company.

    Liberty Media's charter provides that, except as otherwise required by Delaware law, the holders of Liberty Media Series A and Series B common stock vote together as one class.

    The following information is given as of October 31, 2001 and, in case of percentage ownership information, is based on 67,531,018 shares of the Company's Series A common stock, 7,718,286 shares of the Company's Series B common stock, 2,377,917,544 shares of Liberty Media Series A common stock and 212,045,288 shares of Liberty Media Series B common stock outstanding on that date. Shares issuable upon exercise of options and upon vesting of restricted shares are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to beneficially own such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other persons. Voting power in the table is computed with respect to a general election of directors. So far as is known to the Company, the persons indicated below have sole voting and investment power with respect to the shares indicated as believed to be owned by them, except as indicated in the notes to the table.


                                                                   NUMBER
                                                                 OF SHARES           PERCENT
                                                                BENEFICIALLY            OF       VOTING
NAME                                    TITLE OF CLASS             OWNED              CLASS      POWER
----                                    --------------          ------------         --------   --------
Directors and Nominee:

  Alan M. Angelich              LSAT Series A                        66,666(1)(2)        *         *
                                LSAT Series B                            --             --         *
                                Liberty Media Series A               68,152(3)           *
                                Liberty Media Series B                   --             --

  Robert R. Bennett...........  LSAT Series A                         5,000(4)           *         *
                                LSAT Series B                            --             --         *
                                Liberty Media Series A            3,603,300(5)           *
                                Liberty Media Series B                  400              *

  William H. Berkman..........  LSAT Series A                        16,666(1)           *         *
                                LSAT Series B                            --             --         *
                                Liberty Media Series A            1,429,126(6)           *
                                Liberty Media Series B                   --             --

  William R. Fitzgerald.......  LSAT Series A                           527              *         *
                                LSAT Series B                            --             --         *
                                Liberty Media Series A              380,784(7)           *
                                Liberty Media Series B                   --             --

  John W. Goddard.............  LSAT Series A                        51,408(8)(9)        *         *
                                LSAT Series B                         1,425(8)           *         *
                                Liberty Media Series A               83,136              *
                                Liberty Media Series B               72,772              *

  J. Curt Hockemeier..........  LSAT Series A                        16,666(1)           *         *
                                LSAT Series B                            --             --
                                Liberty Media Series A                   --             --
                                Liberty Media Series B                   --             --

  Gary S. Howard..............  LSAT Series A                       427,618(10)          *         *
                                LSAT Series B                            --             --         *
                                Liberty Media Series A            1,369,945(11)          *
                                Liberty Media Series B                   --             --

                                                                   NUMBER
                                                                 OF SHARES           PERCENT
                                                                BENEFICIALLY            OF       VOTING
NAME                                    TITLE OF CLASS             OWNED              CLASS      POWER
----                                    --------------          ------------         --------   --------
  Carl E. Vogel...............  LSAT Series A                         5,000              *         *
                                LSAT Series B                            --             --         *
                                Liberty Media Series A              218,400(12)          *
                                Liberty Media Series B                   --             --

Other named executive
officers:

  Christopher Sophinos........  LSAT Series A                       334,954(13)          *         *
                                LSAT Series B                            --             --         *
                                Liberty Media Series A                1,600              *
                                Liberty Media Series B                   --             --

  Kenneth G. Carroll..........  LSAT Series A                       336,982(14)          *         *
                                LSAT Series B                            --             --         *
                                Liberty Media Series A               12,706              *
                                Liberty Media Series B                   --             --

  Pamela J. Strauss...........  LSAT Series A                       106,484(15)          *         *
                                LSAT Series B                            --             --         *
                                Liberty Media Series A                3,232              *
                                Liberty Media Series B                   --             --

  Mark E. Burton..............  LSAT Series A                        21,000(16)          *         *
                                LSAT Series B                            --             --         *
                                Liberty Media Series A               20,720(17)          *
                                Liberty Media Series B                   --             --

All directors and executive     LSAT Series A                     1,388,971            2.0%        *
officers as a group...........  LSAT Series B                         1,425              *         *
                                Liberty Media Series A            7,191,101              *
                                Liberty Media Series B               73,172              *


------------------------

(*) Less than one percent.

(1) Assumes the exercise in full of options to purchase 16,666 shares of Series A common stock granted pursuant to the Company's Nonemployee Director Stock Option Plan which are exercisable within 60 days after October 31, 2001.

(2) Includes 50,000 shares of Series A common stock owned by Janco Capital Partners. Mr. Angelich has shared voting and dispositive power over such shares.

(3) Includes 23,000 shares owned by Janco Capital Partners. Mr. Angelich has shared voting and dispositive power over such shares.

(4) Assumes the exercise in full of stock options granted in tandem with SARs in November 1994 to purchase 5,000 shares of Series A common stock, all of which are exercisable within 60 days after October 31, 2001.

(5) Includes 902,767 restricted shares, none of which are currently vested.

(6) Assumes the exercise in full of options to purchase 1,428,518 shares, all of which are exercisable within 60 days after October 31, 2001.

(7) Includes options to purchase 346,016 shares, all of which are exercisable within 60 days after October 31, 2001.

(8) Includes 478 shares of Series A common stock held by Mr. Goddard's wife, of which Mr. Goddard is the beneficial owner, and 129 shares of Series B common stock held by a trust in which Mr. Goddard is the beneficial owner as trustee.

(9) Assumes the exercise in full of options to purchase 50,000 shares of Series A common stock granted pursuant to the Company's Nonemployee Director Stock Option Plan, all of which are currently exercisable.


(10) Assumes the exercise in full of Company stock options, in respect of the following: (i) stock options granted in tandem with SARs in November 1992 to acquire 2,500 shares of Series A common stock, all of which are currently exercisable; (ii) stock options in tandem with SARs granted in October 1993 to acquire 2,500 shares of Series A common stock, all of which are currently exercisable; (iii) stock options in tandem with SARs granted in November 1994 to acquire 2,500 shares of Series A common stock, all of which are currently exercisable; (iv) stock options granted in tandem with SARs in December 1995 to purchase 7,500 shares of Series A common stock, all of which are currently exercisable; and (v) stock options granted in December 1996 to purchase 332,038 shares of Series A common stock, all of which are currently exercisable. Also includes 25,495 shares of Series A common stock held by trusts in which Mr. Howard is the beneficial owner as trustee for his children.


(11) Includes 582,177 restricted shares, none of which are currently vested.

(12) On October 8, 2001, Mr. Vogel resigned as a director and officer of the Company. The share numbers assume the exercise in full of options to purchase 200,000 shares, all of which are exercisable within 60 days after October 31, 2001.


(13) Assumes the exercise in full of (i) stock options granted in tandem with SARs in February 1997 to purchase 100,000 shares of Series A common stock, and (ii) stock options granted in December 1999 to purchase 106,250 shares of Series A common stock, all of which are exercisable within 60 days after October 31, 2001. Also includes 75,000 restricted shares issued in February 2001, none of which are currently vested.



(14) Assumes the exercise in full of Company stock options, in respect of the following: (1) stock options granted in tandem with SARs in November of 1994 to acquire 400 shares of Series A common stock, all of which are currently exercisable; (ii) stock options granted in tandem with SARs in December 1995 to purchase 1,750 shares of Series A common stock, all of which are currently exercisable; (iii) stock options granted in tandem with SARs in February 1997 to purchase 100,000 shares of Series A common stock, all of which are currently exercisable; and (iv) stock options granted in December 1999 to purchase 106,250 shares of Series A common stock, all of which are currently exercisable. Also includes 75,000 restricted shares issued in February 2001, none of which are currently vested.



(15) Assumes the exercise in full of Company stock options, in respect of the stock options granted in tandem with SARs in February 1997 to purchase 30,000 shares of Series A common stock, and stock options granted in December 1999 to purchase 53,125 shares of Series A common stock, all of which are currently exercisable. Includes 20,000 restricted shares issued in February 2001, none of which are currently vested.


(16) Includes 20,000 restricted shares issued in February 2001, none of which are currently vested.

(17) Assumes the exercise in full of options to purchase 18,720 shares, all of which are exercisable.

WHO ARE THE EXECUTIVE OFFICERS?


    The individuals listed in the table below were executive officers of the Company during the fiscal year ended December 31, 2000. During the second quarter of the fiscal year ended December 31, 2001, Mark Burton, Pamela Strauss and Christopher Sophinos ceased to be executive officers of the Company as their respective responsibilities were scaled down at the Company as a result of increased responsibilities at Liberty Media, in the case of Mr. Burton, and at On Command Corporation, in the cases of Mr. Sophinos and Ms. Strauss. On October 8, 2001, Carl E. Vogel, the Company's Chief Executive Officer and President resigned as a director and officer of the Company. Kenneth G. Carroll is currently the Company's acting President and will serve as such until the Company's board of directors identifies and appoints a new President and Chief Executive Officer. Thus, as of the date of this proxy statement, the Company's executive officers are Gary S. Howard and Kenneth G. Carroll.



Gary S. Howard                                 Has served as Chairman of the Board since
Born February 22, 1951                         August 2000 and has served as a director of
                                               the Company since November 1996. Mr. Howard
                                               served as Chief Executive Officer of the
                                               Company from December 1996 until April 2000.
                                               From February 1995 through August 1997, Mr.
                                               Howard also served as President of the
                                               Company. Mr. Howard has served as Executive
                                               Vice President and Chief Operating Officer of
                                               Liberty Media since July 1998. Mr. Howard
                                               served as Executive Vice President of
                                               Tele-Communications, Inc., or TCI, from
                                               December 1997 to March 1999, as Chief
                                               Executive Officer, Chairman of the Board and
                                               director of TV Guide, Inc. from June 1997 to
                                               March 1999, and as President and Chief
                                               Executive Officer of TCI Ventures Group, LLC
                                               from December 1997 to March 1999. Mr. Howard
                                               served as Senior Vice President of TCI
                                               Communications, Inc. from October 1994 to
                                               December 1996. Mr. Howard is a director of
                                               Liberty Media, Liberty Livewire Corporation,
                                               Liberty Digital and On Command Corporation.

Kenneth G. Carroll                             Has served as Senior Vice President and Chief
Born April 21, 1955                            Financial Officer of the Company since
                                               February 1995 and as Treasurer since August
                                               1999. Mr. Carroll is currently the Company's
                                               acting President. He has also served as
                                               Senior Vice President and Chief Financial
                                               Officer of Phoenixstar since April 1998. From
                                               December 1994 to May 1997, Mr. Carroll served
                                               as Vice President of TCI K-1, Inc. and as
                                               Vice President of United Artists K-1
                                               Investments, Inc.

Christopher Sophinos                           Has served as Senior Vice President of the
Born January 26, 1952                          Company since April 2000. Served as President
                                               of the Company from September 1997 to April
                                               2000 and as Senior Vice President of the
                                               Company from February 1996. Mr. Sophinos has
                                               also served as President of On Command since
                                               April 27, 2001. Mr. Sophinos served as
                                               Senior Vice President of Phoenixstar from
                                               April 1998 until August 1999. Mr. Sophinos
                                               served as the President of Boats Unlimited
                                               from November 1993 to September 1998.

Pamela J. Strauss                              Has served as General Counsel of the Company
Born September 5, 1960                         since February 2000 and as Secretary since
                                               April 2000. Ms. Strauss served as a Vice
                                               President of On Command from June 2001 until
                                               January 2002, at which time she became a
                                               Senior Vice President of On Command.
                                               Ms. Strauss served as Corporate Counsel from
                                               April 1994 to April 1998, and Assistant
                                               Secretary of the Company from December 1996.
                                               Ms. Strauss has also served as General
                                               Counsel and Secretary of On Command since
                                               June 1, 2001 and Associate General Counsel
                                               for Phoenixstar since April 1998, Secretary
                                               since July 1999 and Assistant Secretary from
                                               August 1997 to June 1999.

Mark E. Burton                                 Has served as Vice President, Finance of the
Born October 8, 1960                           Company since May 2000. Mr. Burton has also
                                               served as Director of Financial Reporting of
                                               Liberty Media since April 2001. Mr. Burton
                                               previously served as Vice President of
                                               Business Affairs for National Digital
                                               Television Center, Inc. from August 1999 to
                                               April 2000. Mr. Burton served as Director of
                                               Financial Reporting for Phoenixstar and the
                                               Company from January 1998 to August 1999.
                                               Mr. Burton served in various capacities in
                                               the financial reporting department of
                                               Tele-Communications, Inc., or TCI, from
                                               August 1992 to December 1997.


               MEETINGS AND COMMITTEES OF THE BOARDS OF DIRECTORS

HOW OFTEN DID THE BOARD OF DIRECTORS MEET DURING 2000?

    For the year ended December 31, 2000, the Company's board of directors met one time. During 2000, no incumbent director of the Company attended, either in person or telephonically, fewer than 75% of the aggregate of the total number of board of directors meetings and the total number of meetings held by the committees of the board of directors on which they served.

HOW ARE BOARD MEMBERS NOMINATED?

    Stockholders may nominate directors to be elected to the board of directors at any annual meeting of stockholders or any special meeting of stockholders called for the purpose of electing directors. In order to make such a nomination, the stockholder must (i) be a record holder of shares of common stock or Series B preferred stock on the date notice is given as provided for in the Company's bylaws and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) be entitled to vote for the election of such director(s) and (iii) comply with the notice procedures set forth in the Company's bylaws, which are summarized below. If you would like a copy of the Company's bylaws, please notify the Company at the address given on the first page of this proxy statement, and one will be provided to you.

IS THERE A DUE DATE FOR STOCKHOLDER NOMINATIONS?

    Notice of a stockholder's nomination(s) must be delivered to or mailed and received by the Company's Secretary at its principal executive offices: not later than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days from such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. The stockholder's notice shall be signed by the stockholder of record who intends to introduce the other business, shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (B) the series and number of shares of the Company which are owned of record and beneficially by such stockholder and such beneficial owner and (C) a representation that such stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice.

ARE THERE ANY BOARD COMMITTEES?

    The Company's board of directors has a standing Audit Committee and Compensation Committee. The principal responsibilities of the Audit Committee are described in the Audit Committee Charter that was approved by the Audit Committee and is attached as Annex A to this proxy statement. The Audit Committee reviews the scope and approach of the annual audit, the annual financial statements and the auditors' report thereon and the auditors' comments relative to the adequacy of the Company's system of internal controls and accounting systems. The Audit Committee is also responsible for recommending to the board of directors the appointment of independent public accountants for the following year. The members of the Audit Committee are directors Alan M. Angelich, John W. Goddard and J. Curt Hockemeier. Each of the members is a non-employee director of the Company, and also an "independent" director within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee met one time in 2000.

    The purpose of the Compensation Committee is to review management compensation levels and provide recommendations to the board of directors regarding salaries and other compensation for the Company's executive officers, including bonuses and incentive programs. The Compensation Committee did not meet in 2000. The members of the Compensation Committee are directors Alan M. Angelich, William H. Berkman and John W. Goddard.

                             AUDIT COMMITTEE REPORT

    The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61--Communication with Audit Committees), as amended, relating to the auditors' judgment about the quality of the Company's accounting principles, judgments and estimates, as applied in its financial reporting.

    The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the accountants' independence from the Company and its subsidiaries, and has discussed with the independent public accountants their independence.

    Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company's board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC.

                                          Alan M Angelich
                                          John W. Goddard
                                          J. Curt Hockemeier

                            COMPENSATION INFORMATION

HOW ARE DIRECTORS COMPENSATED?

    Members of the Company's board of directors who are also full-time employees of the Company or Liberty Media, or any of their respective subsidiaries, do not receive any additional compensation for their services as directors. Directors who are not full-time employees of the Company or Liberty Media, or any of their respective subsidiaries, receive a retainer of $30,000 per year. Directors are not separately compensated for service on committees. All members of the Company's board of directors are also reimbursed for expenses incurred to attend any meeting of the board or any committee thereof. In addition, on March 6, 1998, the stockholders of the Company approved the Company's 1997 Nonemployee Director Stock Option Plan. Pursuant to the Nonemployee Director Stock Option Plan, each of the persons who were directors of the Company, but not employees of the Company or any of the Company's affiliates as of February 3, 1997, were granted options to purchase 50,000 shares of Series A common stock, and each person who becomes such a non-employee director after February 3, 1997 will be automatically granted options to purchase 50,000 shares of Series A common stock upon such person's becoming a director. The Nonemployee Director Stock Option Plan provides that the per share exercise price of each option granted under the plan will be equal to the fair market value of the Series A common stock on the date such option is granted. In general, fair market value is determined by reference to the last sale price for shares of Series A common stock on the date of grant.

SUMMARY COMPENSATION TABLE

    The following table is a summary of all forms of compensation paid by the Company to the officers named therein for services rendered in all capacities to the Company for the fiscal years ended December 31, 2000, 1999 and 1998 (total of six persons).


                                               ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                        ----------------------------------   ------------------------
                                                                                           SECURITIES
                                                                 OTHER                     UNDERLYING         ALL
NAME AND PRINCIPAL POSITION                                      ANNUAL      RESTRICTED     OPTIONS/         OTHER
     WITH THE COMPANY          YEAR      SALARY     BONUS     COMPENSATION   STOCK AWARD      SARS      COMPENSATION(8)
---------------------------  --------   --------   --------   ------------   -----------   ----------   ---------------
Carl E. Vogel(1).........      2000     $200,000   $    --     $      --      $      --          --         $    --
(Chief Executive Officer
  and President)

Gary S. Howard(2)........      2000     $     --   $    --     $      --      $      --          --         $    --
(Chief Executive Officer)      1999     $     --   $    --     $      --      $      --          --         $    --
                               1998     $     --   $    --     $      --      $      --          --         $    --

Christopher Sophinos(3)...     2000     $225,000   $    --     $      --      $      --          --         $11,495
(Senior Vice President)        1999     $ 51,923   $    --     $      --      $      --     425,000(7)      $    --
                               1998     $ 51,626   $35,500     $      --      $      --          --         $ 4,667

Kenneth G. Carroll(4)....      2000     $238,343   $    --     $      --      $      --          --         $15,000
(Senior Vice President,        1999     $     --   $    --     $      --      $      --     425,000(7)      $    --
CFO, Treasurer, and Acting
  President)                   1998     $ 51,827   $35,500     $      --      $      --          --         $ 4,590

Pamela J. Strauss(5).....      2000     $135,000   $    --     $      --      $      --          --         $10,500
(General Counsel and
  Secretary)                   1999     $     --   $    --     $      --      $      --     212,500(7)      $    --
                               1998     $ 27,192   $21,000     $      --      $      --          --         $ 4,819

Mark E. Burton(6)........      2000     $ 81,265   $    --     $      --      $      --      50,000(7)      $ 7,200
(Vice President)               1999     $     --   $    --     $      --      $      --          --         $    --
                               1998     $ 22,500   $ 1,000     $      --      $      --          --         $    --


--------------------------
(1) Mr. Vogel's employment with the Company commenced April 2000 and terminated with his resignation on October 8, 2001. Mr. Vogel was also an employee of Liberty Media. As such, Mr. Vogel's compensation was allocated between Liberty Media and the Company. Compensation in the table represents the amount allocated to the Company for the period from April 2000 through December 2000.

(2) During the years 1998, 1999 and through March 2000, Mr. Howard served as an executive officer of Tele-Communications, Inc., or TCI, (through
    March 1999) and Liberty Media (April 1999 through December 2000) while serving as Chief Executive Officer of the Company. The Company and TCI and Liberty Media agreed that all of Mr. Howard's annual compensation would be borne by TCI and/or Liberty Media, as appropriate. As such, the table reflects no annual compensation for Mr. Howard for 1998, 1999 or 2000.

(3) In connection with a restructuring effective April 1, 1998, Mr. Sophinos became an officer of Phoenixstar, and from that date forward, all of Mr. Sophinos' compensation for 1998 was paid by Phoenixstar. Accordingly, the 1998 compensation information included in the table represents three months of employment. Mr. Sophinos' employment with Phoenixstar terminated on August 31, 1999, and Mr. Sophinos began receiving compensation from the Company on September 1, 1999. Accordingly, the 1999 compensation information included in the table represents four months of employment.

(4) In connection with a restructuring effective April 1, 1998, Mr. Carroll became an officer of Phoenixstar, and from that date forward, all of Mr. Carroll's compensation for 1998 was paid by Phoenixstar. Accordingly, the 1998 compensation information included in the table represents three months of employment. Mr. Carroll's employment with Phoenixstar terminated on January 31, 2000, and Mr. Carroll began receiving compensation from the Company on February 1, 2000. Accordingly, the 2000 compensation information included in the table represents 11 months of employment.

(5) In connection with a restructuring effective April 1, 1998, Ms. Strauss became an officer of Phoenixstar, and from that date forward, all of Ms. Strauss' compensation for 1998 was paid by Phoenixstar. Accordingly, the 1998 compensation information included in the table represents three months of employment. Ms. Strauss' employment with Phoenixstar terminated on January 31, 2000 and Ms. Strauss began receiving compensation from the Company on February 1, 2000. Accordingly, the 2000 compensation information included in the table represents 11 months of employment.

(6) In connection with a restructuring effective April 1, 1998, Mr. Burton became an employee of Phoenixstar, and from that date forward, all of Mr. Burton's compensation for 1998 was paid by Phoenixstar. Accordingly, the 1998 compensation information included in the table represents three months of employment. Mr. Burton's employment with the Company commenced again in May 2000. Accordingly, the 2000 compensation information included in the table represents eight months of employment.

(7) Pursuant to the Company's 1996 Stock Incentive Plan and effective
    December 1, 1999, Messrs. Sophinos and Carroll were each granted options to purchase 200,000 shares of Series A common stock at a purchase price of $7.125 and 225,000 shares of Series A common stock at a purchase price of $8.84; and Ms. Strauss was granted options to purchase 100,000 shares of Series A common stock at a purchase price of $7.125 and 112,500 shares of Series A common stock at a purchase price of $8.84. Effective May 17, 2000, Mr. Burton was granted options to purchase 50,000 shares of Series A common stock at a purchase price of $10.06.

(8) Includes the Company's contributions to (i) the TSAT Employee Stock Purchase Plan (the "LSAT ESPP") from January 1, 1998 through March 31, 1998 and
    (ii) the Liberty Media 401(k) Savings Plan (the "Liberty Media Plan") beginning in April 2000. All named executives were fully vested in such plans. Also includes insurance premiums paid by the Company in 1998 for the benefit of Messrs. Sophinos and Carroll in the amount of $245 and $148, respectively.

    The LSAT ESPP, a defined contribution plan, enabled participating employees to acquire a proprietary interest in the Company and benefits upon retirement. Participants could contribute up to 10% of their compensation and the Company (by annual resolution of the Company's board of directors) could contribute up to a matching 100% of the participants' contributions. In connection with a restructuring effective June 30, 1998, the LSAT ESPP was merged into the Phoenixstar, Inc. 401(k) Savings Plan.

    Since April 2000, the Company's employees have been eligible to participate in the Liberty Media Plan. The Liberty Media Plan provides employees with an opportunity to save for retirement. The Liberty Media Plan participants may contribute up to 10% of their compensation and Liberty Media contributes a matching contribution of 100% of the participants' contribution. Participant contributions to the Liberty Media Plan are fully vested upon contribution.

    Generally, participants acquire a vested right in Liberty Media contributions as follows:

YEARS OF SERVICE               VESTING PERCENTAGE
----------------               ------------------
Less than 1..................           0%
1-2..........................          33%
2-3..........................          66%
3 or more....................         100%

    Directors who are not employees of Liberty Media are not eligible to participate in the Liberty Media Plan. Under the terms of the Liberty Media Plan, employees are eligible to participate after three months of service.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table discloses information regarding stock options granted during the year ended December 31, 2000 to each of the executive officers of the Company named in the Summary Compensation Table above in respect of shares of Series A common stock under the Company's 1996 Stock Incentive Plan.

                                    NO. OF     % OF TOTAL
                                  SECURITIES    OPTIONS                                                       GRANT
                                  UNDERLYING   GRANTED TO   EXERCISE OR   MARKET PRICE                         DATE
                                   OPTIONS     EMPLOYEES    BASE PRICE    ON GRANT DATE                      PRESENT
NAME                              GRANTED(1)    IN 2000       ($/SH)        ($/SH)(2)     EXPIRATION DATE   VALUE $(3)
----                              ----------   ----------   -----------   -------------   ---------------   ----------
Mark E. Burton..................    50,000        50.0%       $10.06         $10.06       May 17, 2010       $438,470

------------------------

(1) During 2000, employees of the Company were granted, pursuant to the Company's 1996 Stock Incentive Plan, an aggregate of 100,000 options to acquire shares of Series A common stock. Each such grant of options vests over five years with such vesting period beginning on the date of grant and expires 10 years from the date of grant.

(2) Represents the closing market price per share of Series A common stock on May 18, 2000.

(3) The value shown is based upon the Black-Scholes model and is stated in current annualized dollars on a present value basis. The key assumptions used in the model for purposes of this calculation include the following:
    (a) a 6.08% discount rate; (b) an 85% volatility factor; (c) the 10-year option term; (d) the closing price of Series A common stock on May 17, 2000; and (e) a per share exercise price of $10.06. The actual value realized will depend upon the extent to which the stock price exceeds the exercise price on the date the option is exercised. Accordingly, the realized value, if any, will not necessarily be the value determined by the model.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table provides, for the executives named in the Summary Compensation Table above, information on (i) the exercise during the year ended December 31, 2000, of options with respect to shares of Series A common stock,
(ii) the number of shares of Series A common stock represented by unexercised options owned by them at December 31, 2000, and
(iii) the value of those options as of the same date.

                                                                         NUMBER OF SHARES OF         VALUE OF
                                                                        SERIES A COMMON STOCK       UNEXERCISED
                                                                        UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                                           OPTIONS/ SARS AT       OPTIONS/SARS AT
                                                SHARES                    DECEMBER 31, 2000      DECEMBER 31, 2000
                                               ACQUIRED       VALUE          EXERCISABLE/          EXERCISABLE/
NAME                                          ON EXERCISE   REALIZED        UNEXERCISABLE          UNEXERCISABLE
----                                          -----------   ---------   ----------------------   -----------------
Gary S. Howard
  Exercisable...............................          --    $     --           280,630               $      --
  Unexercisable.............................          --          --            66,408                      --
Carl E. Vogel
  Exercisable...............................          --          --                --                      --
  Unexercisable.............................          --          --                --                      --
Christopher Sophinos
  Exercisable...............................          --          --           100,000                      --
  Unexercisable.............................          --          --           425,000                      --
Kenneth G. Carroll
  Exercisable...............................          --          --           102,150                      --
  Unexercisable.............................          --          --           425,000                      --
Pamela J. Strauss
  Exercisable...............................          --          --            30,000                      --
  Unexercisable.............................          --          --           212,500                      --
Mark E. Burton
  Exercisable...............................          --          --                --                      --
  Unexercisable.............................          --          --            50,000                      --

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is composed entirely of non-employee directors and is responsible for developing and making recommendations to the board of directors with respect to the Company's executive compensation policies and practices. In addition, the Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers.

COMPENSATION PHILOSOPHY

    The philosophy of the Company's compensation program is, generally, to provide a performance-based executive compensation program that rewards executives whose efforts enable the Company to achieve its business objectives and enhance stockholder value. Specifically, the Company's executive compensation program has been designed to provide an overall level of compensation opportunity that is competitive within the telecommunications industry. The Compensation Committee uses its discretion to set individual executive compensation levels warranted in its judgment by market practice, Company performance and individual performance thereby enabling the Company to attract, motivate, reward and retain individuals who possess the skills, experience and talents necessary to advance the Company's growth and financial performance.

    The compensation of the Company's executive officers, including the executive officers named in the Summary Compensation Table above, is comprised of three elements: base salary, annual cash bonus and stock options.

    BASE SALARY. Base salary is the primary mechanism used to compensate executives for their management responsibilities. Base salaries are determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, the contribution of the individual to the Company's achievements during the prior year and the competitive marketplace for executive talent. The Chief Executive Officer recommends annual salary adjustments for executive officers after consideration of these factors. The Chief Executive Officer's recommendations are considered by the Compensation Committee in determining executive officers' annual salary levels.

    ANNUAL BONUS. The annual bonuses paid to the Company's executive officers are dependent upon individual and overall company performance. At the beginning of the year, the Compensation Committee approves specific performance measures and goals based upon the business plan for that year. At the conclusion of the year, the Compensation Committee compares actual achievements against these goals. There were no annual bonuses awarded for the year ending December 31, 2000.

    STOCK OPTIONS. Stock options provide an incentive for retention of executive talent and the creation of stockholder value in the long-term since their full benefits cannot be realized unless the price of the Company's stock appreciates over a specified number of years and the executive continues to perform services for the Company. The Compensation Committee believes that stock options serve as an important component of compensation by closely aligning management's interests and actions with those of the Company's stockholders.

COMPENSATION OF THE EXECUTIVE OFFICERS

    The Compensation Committee has reviewed the compensation of the Company's executive officers and has concluded that their 2000 compensation was reasonable in view of the Company's performance and the contribution of those officers to that performance.

CEO COMPENSATION

    On October 8, 2001 Carl Vogel resigned as CEO and President of the Company. While employed by the Company, Mr. Vogel's compensation was set by Liberty Media because Mr. Vogel was an employee of Liberty Media as well as the Company. Liberty Media allocated $200,000 of Mr. Vogel's compensation to the Company for the period April 2000 through December 2000. The Compensation Committee believes such allocation was reasonable in light of Mr. Vogel's personal performance and the Compensation Committee's objective of having Mr. Vogel's base salary remain competitive with salaries being paid to similarly situated chief executive officers in the Company's industry.

SECTION 162 OF THE INTERNAL REVENUE CODE

    In adopting and administering executive compensation plans and arrangements, the Compensation Committee will consider whether the deductibility of such compensation will be limited under section 162(m) of the Internal Revenue Code, as amended, and, in appropriate cases, may serve to structure arrangements so that any such limitation will not apply.

                                          Submitted by the Compensation
                                          Committee,
                                          Alan M. Angelich
                                          William H. Berkman
                                          John W. Goddard

STOCK PERFORMANCE GRAPH

    The following chart compares the yearly percentage change in the cumulative stockholder return on the Company's common stock during the four years ended December 31, 2000 with the cumulative total return on the Nasdaq index and the cumulative total return on the S&P SmallCap 600 Index.(1) The comparison assumes $100 was invested on January 1, 1997, in the Company's common stock and in the relevant indices and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                          1996    1997    1998    1999    2000
LSATA                    100.00   69.62   14.56  162.03   31.96
LSATB                    100.00   70.00   18.13  175.00   28.13
Nasdaq                   100.00  121.64  169.84  315.20  191.36
S&P Small Cap 600 Index  100.00  124.53  121.91  135.96  150.94

                                                        1996       1997       1998       1999       2000
                                                      --------   --------   --------   --------   --------
LSATA...............................................   100.00      69.62      14.56     162.03      31.96
LSATB...............................................   100.00      70.00      18.13     175.00      28.13
Nasdaq Index........................................   100.00     121.64     169.84     315.20     191.36
S&P Small Cap 600 Index(1)..........................   100.00     124.53     121.91     135.96     150.94

------------------------

(1) The S&P SmallCap 600 Index was used because there exists no applicable published industry index or line-of-business index for satellite companies. Furthermore, the Company does not believe it can reasonably identify a peer group of companies in the satellite industry because the Company and its principal strategic partners are in the start-up phase of their respective businesses, whereas the other companies in the satellite industry have well established operations and customer bases.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCK PURCHASE


    During 2000, Leo Hindery, Jr., a former director of the Company, exercised stock options to buy 50,000 shares of Series A common stock of the Company. Such options had an exercise price of $6.50 per share, and the market price of Series A common stock at the time of such exercise was $11.00. Simultaneously with such exercise, the Company purchased from the director 29,545 shares of Series A common stock for an aggregate purchase price of $325,000, which represented the director's aggregate exercise price. Such shares are reflected as treasury shares in the Company's consolidated statement of stockholders' equity.


EXECUTIVE OFFICER LOANS


    Messrs. Carroll and Sophinos, executive officers of the Company, received loans in the principal amounts of $136,071 and $134,999, respectively, to be used solely for the purpose of satisfying tax liabilities related to the lapse of restrictions on shares of common stock awarded under the Company's 1996 Stock Incentive Plan. The loans bear interest, payment of which may be deferred by the borrowers until maturity, at an annual rate of 6.42%. Each of the loans provides for principal and interest to be payable upon the occurrence of certain events and in no event later than December 1, 2001. Each loan is secured in each case by 25,000 shares of the Company's Series A common stock and are otherwise nonrecourse to the borrowers. As of September 30, 2001, the balances outstanding on the loans to Messrs. Carroll and Sophinos, including accrued interest, were $147,700 and $146,500, respectively. Messrs. Carroll and Sophinos are currently in discussions with the Company regarding a possible one-year extension of the loans and a possible reduction of interest rate thereunder to an annual rate of 4.00%.


SERVICES RECEIVED FROM LIBERTY MEDIA

    Since April 2000, the Company has received benefits for its employees and insurance coverage and, for a portion of the period, payroll processing services through Liberty Media. In addition, the Company has occupied office space at Liberty Media's headquarters in Englewood, Colorado since August 2001. There is no written agreement between the companies related to these services, however, the Company reimburses Liberty Media for the associated costs. The general and administrative expenses allocated from Liberty Media to the Company for such services, in the aggregate, totaled $225,500 during 2000.


    Messrs. Bennett, Howard and Fitzgerald are officers, and Messrs. Bennett and Howard are directors, of Liberty Media. During 2000 Liberty Media allocated to the Company $200,000 of Mr. Vogel's annual compensation for his services to the Company as Chief Executive Officer and President. See "Compensation Information--Summary Compensation Table" beginning on page 20 for a more complete discussion of the allocation of the annual compensation of Mr. Vogel to the Company by Liberty Media.



TAX LIABILITY ALLOCATION AND INDEMNIFICATION AGREEMENT BETWEEN LIBERTY MEDIA AND
  THE COMPANY



    In connection with the transaction described in Proposal 3, the Company and Liberty Media have agreed, effective upon the closing of such transaction, to enter into a tax liability allocation and indemnification agreement whereby the Company will be obligated to make a cash payment to Liberty Media in each year that the Company (taken together with any of its subsidiaries) has taxable income. The amount of the payment will be equal to the amount of the positive taxable income of the Company and its subsidiaries (determined as if the Company and its subsidiaries filed a separate return) multiplied by the highest applicable corporate tax rate. In the event that (1) the Company and its subsidiaries, when treated as a separate group, has a net operating loss or deduction or is entitled to a tax credit for a particular year; and (2) Liberty Media is able to use such loss, deduction or credit to reduce its tax liability, the Company will be entitled to a credit against current and future payments to Liberty Media under the agreement. If the Company disaffiliates itself with Liberty Media and the members of Liberty Media's affiliated group prior to the time that the Company is able to use such credit, the Company will be entitled to a payment from Liberty Media at the earlier of the time that (1) the Company and its subsidiaries show they could have used the net operating loss or tax credit to reduce their own separately computed tax liability or (2) the voting power of the stock of the Company held by Liberty Media and the members of its affiliated group drops below 20%.



    In addition, under the proposed tax liability allocation and indemnification agreement, the Company will have the opportunity to participate in the defense of claims of the Internal Revenue Service that might affect its liability under the agreement, and to participate in tax refunds paid to Liberty Media where such refunds are due in part to the Company's operations.



    The foregoing terms of the proposed tax liability allocation and indemnification agreement are subject to change upon the final execution of the agreement.


TRANSACTION BETWEEN LIBERTY MEDIA AND CARL VOGEL


    In September 2000, Mr. Vogel, who was the Company's CEO and President until his resignation on October 8, 2001, purchased a 1.83% common stock interest in a subsidiary of Liberty Media for $400,000. Such subsidiary owns an indirect interest in Liberty Satellite, LLC, an entity in which the Company owns a 10.59% interest. Liberty Media and Mr. Vogel entered into a shareholders agreement in which Mr. Vogel could require Liberty Media to purchase, after five years, all or part of his common stock interest in the subsidiary, in exchange for Liberty Media common stock, at its then fair value. In addition, Liberty Media was granted the right to purchase, in exchange for Liberty Media common stock, Mr. Vogel's common stock interest for fair market value at any time. On
October 10, 2001, Liberty Media purchased Mr. Vogel's 1.83% common stock interest in the subsidiary for $425,324 in cash, which represents a 6.3% return on investment.


TRANSACTION BETWEEN LIBERTY MEDIA AND WILLIAM BERKMAN

    In January 2001, an entity owned by William Berkman and members of his family, other entities, and a subsidiary of Liberty Media formed Liberty Associated Partners, L.P., a Delaware limited partnership, for the purpose of holding, managing, owning and transferring securities of other companies.


CONTRIBUTION OF SPRINT PCS STOCK BY LIBERTY MEDIA TO THE COMPANY AND THE FORMATION OF LIBERTY SATELLITE, LLC



    On March 16, 2000, the Company completed two transactions with Liberty Media. Pursuant to the terms of the first transaction, the Company acquired from Liberty Media its beneficial interest in the Liberty PCS Trust, representing rights with respect to 5,084,745 shares of Sprint Corporation PCS Group common stock, valued at $300 million on the closing date in exchange for the issuance by the Company to Liberty Media of (i) shares of the Company's Series A 12% Cumulative Preferred Stock (hereinafter referred to as the "Series A preferred stock") with a liquidation value of $150 million and (ii) shares of the Company's Series B 8% Cumulative Convertible Voting Preferred Stock (hereinafter referred to as the "Series B preferred stock") with a liquidation value of $150 million. The Series A preferred stock is non-voting and non-convertible and the Series B preferred stock is convertible into the Company's Series B common stock at a conversion price of $8.84 per share, subject to adjustments, and prior to conversion represents in the aggregate approximately 85% of the voting power of the Company. See "--What are the additional rights and preferences granted to the holders of the Company's Series A preferred stock?" and "--What are the additional rights and preferences granted to the holders of the Company's Series B preferred stock?" on page 34 for more detailed information about the Company's Series A preferred stock and Series B preferred stock.



    In accordance with the terms of the Company's Series A preferred stock and Series B preferred stock, the Company has the right to issue shares of its Series A common stock in satisfaction of its dividend liability. Between March
16, 2000 and December 31, 2001, the Company has issued       shares of its
Series A common stock, representing a $14,240,000 dividend obligation under the terms of the Series A preferred stock and a $9,493,000 dividend obligation under the terms of Series B preferred stock.



    Pursuant to the terms of the second transaction, the Company and Liberty Media formed a joint venture, Liberty Satellite, LLC, a Delaware limited liability company (hereinafter referred to as "LSAT LLC"), to hold and manage interests in entities engaged globally in the distribution of Internet data and other content via satellite and related businesses. Liberty Media contributed cash and interests in XM Satellite Radio Holdings, Inc., Wildblue Communications, Inc., LSAT Astro LLC and the Sky Latin America satellite businesses in exchange for an 89.41% ownership interest in LSAT LLC. The Company contributed its interest in Jato Communications Corp. and GM Hughes (net of the Company's liability for any stock appreciation right relating to those shares), in exchange for a 10.59% managing ownership interest in LSAT LLC.



    In a related transaction which also occurred on March 16, 2000, the Company paid Liberty Media $60 million in the form of an unsecured promissory note in exchange for a 13.99% ownership interest in LSAT Astro LLC, a limited liability company whose assets included an approximately 31.5% interest in Astrolink International LLC and $250 million in cash. The remaining 86.01% of LSAT Astro LLC was contributed by Liberty Media to LSAT LLC, as indicated above. See "What type of business is conducted by LSAT LLC?" beginning on page 42 for a further discussion of the entities and businesses which comprise LSAT LLC. The note bears interest at LIBOR plus 2%. Interest payments are due semi-annually on the first day of March and September. The note, which allows for prepayments, matures on March 16, 2003, at which time all unpaid principal and interest is due. As of September 30, 2001, accrued interest under this note amounted to $218,000.



REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND LIBERTY MEDIA



    The Company and Liberty Media are parties to a registration rights agreement, dated as of March 16, 2000, whereby Liberty Media and its affiliates have at any time, the right to request that the Company register under the Securities Act of 1933, as amended, any and all of the shares of the Company's common stock or shares of the Company's capital stock that are convertible into shares of the Company's common stock, owned by them, subject to the terms and conditions thereunder. Liberty Media and its affiliates also have certain "piggy-back" registration rights, whereby anytime the Company proposes to register shares of the Company's capital stock under the Securities Act, Liberty Media and its affiliates have the right to include their shares of the Company's capital stock in such registration. The Company will bear the expenses incurred in connection with the registration and distribution of shares of the Company's common stock owned by Liberty Media and its affiliates, except that stock transfer fees, underwriting or brokerage discounts, commissions and distribution fees, and, in connection with a "piggy-back" registration, incremental filing fees, will be paid by Liberty and its affiliates. The Company and Liberty Media will enter into an amendment to this registration rights agreement to include thereunder the shares of the Company's Series B common stock that Liberty Media and its affiliates acquire upon the consummation of the transaction contemplated by Proposal 3 of this proxy statement. See "--What are the material terms of the transaction?" beginning on page 45 for a further discussion of an amendment to the registration rights agreement between the Company and Liberty Media.

TRANSACTION BETWEEN THE COMPANY AND LSAT, LLC



    On May 9, 2001, the Company sold to LSAT LLC all of its beneficial interests in the Liberty PCS Trust representing rights with respect to 5,084,745 shares of Sprint Corporation PCS Group common stock and certain derivative transactions related to those shares in the form of an equity collar (such equity collar will be hereinafter referred to as the "PCS Equity Collar" and is described below). The aggregate market value for the interests sold by the Company on the closing date was $287,267,000 and was paid by (i) delivery of two secured demand promissory notes in the aggregate principal amount of $224,226,000 and (ii) the assumption of $63,041,000 of indebtedness which the Company owed to the Trust pursuant to the PCS Loan Agreement. The PCS Loan Agreement provides for borrowings of up to $303 million and is due in 2003. The PCS Loan Agreement is secured by LSAT LLC's interest in the Sprint Corporation PCS Group common stock and the PCS Equity Collar. Interest accrues at LIBOR and is payable monthly.



    The Liberty PCS Trust has entered into the PCS Equity Collar with a financial institution with respect to the 5,084,745 shares of Sprint PCS Group common stock. The PCS Equity Collar provides the Liberty PCS Trust with a put option that gives it the right to require its counterparty to buy 5,084,745 shares of Sprint Corporation PCS Group common sock from the Trust in seven tranches in March 2003 for a weighted average price of $59.71 per share. The PCS Equity Collar also contains a call option giving the counterparty the right to buy the same shares of stock from the Trust in seven tranches in March 2003 for a weighted average price of $82.39 per share. At September 30, 2001, the fair market value of the PCS Equity Collar was approximately $166,293,000. See "What type of business is conducted by LSAT LLC?--Sprint PCS" on page 43 for an additional discussion about this transaction.



TRANSACTION BETWEEN LSAT LLC AND LIBERTY DIGITAL, INC.



    Effective September 29, 2000, LSAT LLC acquired a 1% managing common interest in a joint venture known as IB2 LLC, from a subsidiary of Liberty Digital, Inc. for $652,000. Liberty Digital, a consolidated subsidiary of Liberty Media, retained a preferred interest in IB2 LLC, which owns approximately 360,000 shares of the common stock of iBEAM Broadcasting Corp. The preferred interest has an initial liquidation value of $64,574,000 and is entitled to a return of 9% compounded annually. As part of the transaction, LSAT LLC granted Liberty Digital the right to put the preferred interest to LSAT LLC for a purchase price equal to $26 million (the value of iBEAM Stock on September 29, 2000) plus 9% compounded annually. LSAT LLC has the right to call Liberty Digital's preferred interest at a price equal to the initial liquidation value plus 9% compounded annually. Both the put and call options are exercisable eight years from September 29, 2000.



SKY LATIN AMERICA FUNDING PAYMENTS



    Under the terms of the partnership and other agreements with third parties relating to the entities comprising Sky Latin America, LSAT LLC has certain funding obligations to such entities. Prior to July 1, 2001, these funding obligations of LSAT LLC were fulfilled through pro rata capital contributions from subsidiaries of the Company and Liberty Media in accordance with the operating agreement of LSAT LLC. From and after July 1, 2001, these subsidiaries of Liberty Media and the Company funded their pro rata share of LSAT LLC's obligations to the Sky Latin America entities with loans rather than capital contributions. As of December 31, 2001, subsidiaries of the Company had advanced approximately $2.2 million, and subsidiaries of Liberty Media had advanced approximately $18.5 million, in each case as loans, to fund capital calls to the Sky Latin America entities. The loans bear interest at 8% per annum and are payable on demand.



    Proposal 3 of this proxy statement contemplates a transaction whereby, among other things, Liberty Media will contribute to the Company 100% of the equity of certain special purpose entities that hold, in the aggregate, Liberty Media's 89.41% interest in LSAT LLC. As part of that transaction and for no additional consideration, the subsidiaries of Liberty Media that own such special purpose entities will also contribute to the Company promissory notes in the aggregate amount of $18.6 million, including accrued interest. Such promissory notes represent all of the loans made by such Liberty Media subsidiaries to such special purpose entities to fund Sky Latin America funding obligations of LSAT LLC through December 31, 2001.



    During the period from January 1, 2002, through the closing of the transaction described in Proposal 3, the Company and Liberty Media (through their respective subsidiaries) will continue to provide to LSAT LLC, in the form of loans, such funds (currently estimated at approximately $10 million) necessary to enable LSAT LLC to meet its funding obligations to Sky Latin America. Such additional loans will not be contributed to the Company, but will be repaid to the relevant subsidiaries of Liberty Media at the closing of such transaction. See "What are the material terms of the transaction?--LSAT LLC Purchase Agreement" beginning on page 52 for a further discussion of the payment of LSAT LLC's funding obligations to the Sky Latin America entities upon the closing of the transaction.


              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Series A common stock and other equity securities of the Company by the tenth of the month following a change. Officers, directors and greater than 10 percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, or written representations that no Forms 5 were required, the Company believes that, during the year ended December 31, 2000, its officers, directors and greater-than-ten-percent beneficial owners complied with all Section 16(a) filing requirements, except that one report, covering one transaction, was filed late by Ms. Strauss; one report, covering one transaction, was filed late by Mr. Vogel (who resigned as a director and officer of the Company on October 8, 2001); one report, covering one transaction, was filed late by Leo J. Hindery, Jr., a former director of the Company; one report, covering one transaction, was filed late by Mr. Carroll; one report, covering one transaction, was filed late by Mr. Burton; and one report, covering one transaction, was filed late by Mr. Sophinos.

                                   PROPOSAL 2
             APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND
          RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
                     OF AUTHORIZED SHARES OF CAPITAL STOCK

    At the annual meeting, you will be asked to approve an amendment to the Company's Amended and Restated Certificate of Incorporation, to increase the number of authorized shares of the Company's capital stock from 220,000,000 shares to 1,750,000,000 shares, of which 1,000,000,000 shares shall be designated Series A common stock, par value $1.00 per share, 700,000,000 shares shall be designated Series B common stock, par value $1.00 per share, and 50,000,000 shares shall be designated preferred stock, par value $.01 per share. The full text of such amendment is attached as Annex B to this proxy statement and is incorporated by reference herein. The board of directors of the Company has adopted this amendment, subject to stockholder approval.

WHAT IS THE PURPOSE OF THIS PROPOSAL?


    The purpose of Proposal 2 is:



    - to increase the authorized number of shares of Series B common stock in order to issue 340,000,000 shares of Series B common stock as described in Proposal 3 and to authorize a sufficient number of shares of Series A common stock to accommodate any conversion of such shares of Series B common stock; and



    - to increase the authorized number of shares of Series A common stock, Series B common stock and preferred stock in order to ensure the availability of such shares for issuance in the future for any proper corporate purposes that may from time to time be identified by the board of directors of the Company, including possible financing transactions, acquisitions and other corporate purposes. The board of directors believes that the availability of such additional shares gives the Company the flexibility necessary to take advantage of opportunities that may arise from time to time, without the delay and expense of an additional stockholders' meeting.


The Company does not currently intend to solicit stockholder authorization for the issuance of any additional shares of authorized capital stock, unless required by applicable law or the requirements of any exchange or system on which the shares of the Company's capital stock are listed for trading.

HOW MANY SHARES OF THE COMPANY'S CAPITAL STOCK ARE CURRENTLY AUTHORIZED?

    As of the date of this proxy statement, the Company is authorized to issue 220 million shares of its capital stock, which are divided into the following classes:

    - 215 million shares of common stock, comprised of

       - 185 million shares of Series A common stock, and

       - 30 million shares of Series B common stock; and

    - 5 million shares of preferred stock.

HOW MANY SHARES OF SERIES B COMMON STOCK AND SERIES A COMMON STOCK ARE CURRENTLY OUTSTANDING OR RESERVED FOR ISSUANCE?


    As of February 1, 2002, 7,716,933 shares of Series B common stock were issued and outstanding and 16,967,175 shares were reserved for issuance upon the conversion of outstanding shares of Series B preferred stock. As of February 1, 2002, 67,518,353 shares of Series A common stock were issued and outstanding, 5,193,950 shares were reserved for issuance upon exercise of stock options (including options granted in tandem with stock appreciation rights), 7,716,933 shares were reserved for issuance upon the conversion of outstanding shares of Series B common stock, and 16,967,175 shares were reserved for issuance upon the conversion of shares of Series B common stock issuable upon the conversion of Series B preferred stock.

WILL THE AMENDMENT HAVE ANY EFFECT ON MY RIGHTS AS A STOCKHOLDER?

    Although the increase in authorized shares will not, in itself, have any effect on your rights as a stockholder, issuance of additional shares (other than pursuant to a stock split or dividend) of Series A common stock, Series B common stock (whether pursuant to Proposal 3 or otherwise) or preferred stock could have a dilutive effect under certain circumstances on the Company's earnings per share and book value per share and on the relative voting power of existing stockholders. None of the Series A common stock, Series B common stock, Series A preferred stock or Series B preferred stock give the holders thereof preemptive rights to subscribe for any additional shares of any of the Company's capital stock proposed to be authorized.

IF PROPOSAL 2 IS APPROVED, WHAT WILL THE AUTHORIZED STOCK OF THE COMPANY CONSIST OF?

    If Proposal 2 is approved, the authorized capital stock of the Company will consist of the following:

    - 1.7 billion shares of common stock, comprised of

       - 1 billion shares of Series A common stock, and

       - 700 million shares of Series B common stock; and

    - 50 million shares of preferred stock.

IF BOTH PROPOSAL 2 AND PROPOSAL 5 ARE APPROVED, WHAT WILL THE AUTHORIZED STOCK OF THE COMPANY CONSIST OF?

    The capitalization of the Company as shown above represents the number of authorized shares of capital stock of the Company upon the effectiveness of the charter amendment contemplated by this Proposal 2. If, in addition to approving Proposal 2, you approve the one-for-five reverse stock split contemplated by Proposal 5 and such reverse stock split becomes effective, the increase and the reverse stock split will be implemented successively, so that following the consummation of both Proposals, the authorized capital stock of the Company will consist of the following:

    - 340 million shares of common stock, comprised of

       - 200 million shares of Series A common stock, and

       - 140 million shares of Series B common stock; and

    - 10 million shares of preferred stock.


For further discussion of the proposed reverse stock split, see "Proposal 5--Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Effect a One-for-Five Reverse Stock Split of the Company's Outstanding Shares of Common Stock" beginning on page 71.


IF BOTH PROPOSAL 2 AND PROPOSAL 6 ARE APPROVED, WHAT WILL THE AUTHORIZED STOCK OF THE COMPANY CONSIST OF?

    The capitalization of the Company as shown above represents the number of authorized shares of capital stock of the Company upon the effectiveness of the charter amendment contemplated by this Proposal 2. If, in addition to approving Proposal 2, you approve the one-for-ten reverse stock split contemplated by Proposal 6 and such reverse stock split becomes effective, the increase and the reverse stock split will be implemented successively, so that following the consummation of both Proposals, the authorized capital stock of the Company will consist of the following:

    - 170 million shares of common stock, comprised of

       - 100 million shares of Series A common stock, and

       - 70 million shares of Series B common stock; and

    - 5 million shares of preferred stock.

For further discussion of the proposed reverse stock split, see "Proposal 6--Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Effect a One-for-Ten Reverse Stock Split of the Company's Outstanding Shares of Common Stock" beginning on page 79.


WHAT ARE THE DIFFERENCES IN THE RIGHTS AND PREFERENCES GRANTED TO THE HOLDERS OF THE COMPANY'S FOUR SERIES OF CAPITAL STOCK?

    The Series A common stock and Series B common stock are identical, except that:

    - Series A common stock has 1 vote per share and Series B common stock has 10 votes per share; and

    - Shares of Series B common stock are convertible on a share-for-share basis into shares of Series A common stock; shares of Series A common stock are not convertible.

    The preferred stock is issuable in one or more series. Under the Company's Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law, the Company's board of directors has the power to designate series of preferred stock and to set the terms and conditions of each series, including the powers, preferences and relative, participating, optional or other rights, if any, of such preferred stock, and any qualifications, limitations or restrictions on such powers, preferences and rights, by adopting a resolution to such effect and filing a certificate of designation with the office of the Secretary of State of the State of Delaware. Because of the broad discretion conferred upon the board of directors to set the terms and conditions of a series, this kind of preferred stock is often referred to as "blank check" preferred.

    The Company currently has two series of preferred stock outstanding, the Series A preferred stock and the Series B preferred stock. Both series were created in connection with the transactions between the Company and Liberty Media consummated in March 2000. There are 150,000 authorized shares of Series A preferred stock, all of which are outstanding, and 150,000 authorized shares of Series B preferred stock, all of which are outstanding. The Series A preferred stock is not convertible and is not entitled to vote on any matter, except as otherwise required by law. Each share of Series B preferred stock is convertible into 113.1145 shares of Series B common stock and, prior to any such conversion, entitles the holder to 5,580 votes on any matter that the common stock is entitled to vote generally. If you approve Proposal 5 and the proposed one-for-five reverse stock split of the Company's common stock is effected, then, pursuant to the certificate of designation of the Series B preferred stock, the conversion rate of the Series B preferred stock will be automatically adjusted so that each share of Series B preferred stock will be convertible into
22.6229 shares of Series B common stock. If you approve Proposal 6 and the proposed one-for-ten reverse stock split of the Company's common stock is effected, then, pursuant to the certificate of designation of the Series B preferred stock, the conversion rate of the Series B preferred stock will be automatically adjusted so that each share of Series B preferred stock will be convertible into 11.31145 shares of Series B common stock. The certificate of designation for the Series B preferred stock does not provide for automatic adjustment of the voting power of the Series B preferred stock upon occurrence of a reverse stock split. However, the terms of the certificate of amendment contemplated by each of Proposals 5 and 6 expressly provide for a proportionate reduction in the per share vote of the Series B preferred stock (i.e. from 5,580 votes per share to 1,116 votes per share in the case of the possible one-for-five reverse split and from 5,580 votes per share to 558 votes per share in the case of the possible one-for-ten reverse split), as the case may be, to be effective subject to, and immediately after the effectiveness of, the relevant reverse stock split. Except as otherwise required by law or by the Company's Amended and Restated Certificate of Incorporation, the holders of Series B preferred stock vote together with the holders of Series A common stock and Series B common stock on all matters presented to a vote of the stockholders.

WHAT ARE THE ADDITIONAL RIGHTS AND PREFERENCES GRANTED TO HOLDERS OF THE COMPANY'S SERIES A PREFERRED STOCK?

    The Company's Series A preferred stock accrues dividends on the aggregate liquidation preference thereof at 12% per year at all times prior to April 1, 2005, at 11% per year from April 1, 2005 to April 1, 2010, and at 10% per year from and after April 1, 2010. Such dividends are payable the last day of each March, June, September and December, commencing March 2000. On any dividend date prior to April 1, 2003, dividends on the Series A preferred stock are payable in cash or at the option of the Company, in shares of the Company's Series A common stock, valued at 90% of the 20 day average closing price per share ending on the tenth trading day prior to the record date for payment of the dividends. Dividends not paid compound quarterly and are added to the liquidation preference of the Series A preferred stock on such date and remain a part of the liquidation preference until such dividends are paid. Subject to certain specified exceptions, the Company is prohibited from paying dividends on any shares, parity securities or junior securities and from setting aside any money or assets for any such purpose during any period in which the Company is in arrears with respect to payment of dividends on its Series A preferred stock.

    The liquidation preference of each share of the Company's Series A preferred stock is equal to the sum of (a) the stated value of $1,000 per share, plus
(b) an amount equal to any and all unpaid dividends accrued on such shares. The Series A preferred stock is redeemable at the option of the Company by action of the board of directors, in whole or from time to time in part, on any business day after April 1, 2020, at a redemption price per share equal to the liquidation preference of such share on the redemption date. If less than all outstanding shares are to be redeemed, shares will be redeemed ratably among the holders. On or after April 1, 2020, the Company's Series A preferred stock is redeemable at the option of the holder for cash.

WHAT ARE THE ADDITIONAL RIGHTS AND PREFERENCES GRANTED TO HOLDERS OF THE COMPANY'S SERIES B PREFERRED STOCK?

    The Company's Series B preferred stock accrues dividends on the aggregate liquidation preference thereof at the rate of 8% per year. Such dividends are payable the last day of each March, June, September and December commencing March 31, 2000. On any dividend date prior to April 1, 2003, dividends on the Company's Series B preferred stock are payable in cash or at the option of the Company, in shares of the Company's Series A common stock, valued at 90% of the 20 day average closing price per share ending on the tenth trading day prior to the record date for payment of the dividends. Dividends not paid compound quarterly and are added to the liquidation preference on such date and remain a part of the liquidation preference until such dividends are paid. In the event of a default, the dividend rate will be 10% per year so long as such default continues. Subject to certain specified exceptions, the Company is prohibited from paying dividends on any shares, parity securities or junior securities and from setting aside any money or assets for any such purpose during any period in which the Company is in arrears with respect to payment of dividends on its Series B preferred stock.

    At any date on or after April 1, 2020, the Series B preferred stock is redeemable at the option of the holder for cash. The liquidation preference of each share of the Series B preferred stock as of any date of determination is equal to the sum of (a) the stated value per share of $1,000, plus (b) an amount equal to all dividends accrued on such shares. Holders of the Series B preferred stock are entitled to the voting rights and conversion privilege described above under "What are the differences in the rights and preferences granted to the holders of the Company's four series of capital stock."

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION DESCRIBED ABOVE.

                                   PROPOSAL 3

 APPROVAL OF A TRANSACTION WHEREBY LIBERTY MEDIA WILL CONTRIBUTE TO THE COMPANY
    CERTAIN ASSETS AND BUSINESSES IN EXCHANGE FOR 340,000,000 SHARES OF THE
                        COMPANY'S SERIES B COMMON STOCK

    At the annual meeting, you will be asked to approve the transaction whereby Liberty Media will contribute to the Company certain assets and businesses in exchange for 340,000,000 shares of the Company's Series B common stock. If the proposed one-for-five reverse stock split, contemplated by Proposal 5, is approved by you at the annual meeting and effected prior to the consummation of the transaction contemplated by this Proposal 3, then the number of shares of the Company's Series B common stock that Liberty Media will receive at such closing will be proportionately reduced by a factor of five. Thus, rather than receiving an aggregate of 340,000,000 shares of the Company's Series B common stock in exchange for certain of its businesses and assets, Liberty Media will receive an aggregate of 68,000,000 shares of the Company's Series B common stock. If the proposed one-for-ten reverse stock split, contemplated by Proposal 6, is approved by you at the annual meeting and effected prior to the consummation of the transaction contemplated by this Proposal 3, then the number of shares of the Company's Series B common stock that Liberty Media will receive at such closing will be proportionately reduced by a factor of ten. Thus, rather than receiving an aggregate of 340,000,000 shares of the Company's Series B common stock in exchange for certain of its businesses and assets, Liberty Media will receive an aggregate of 34,000,000 shares of the Company's Series B common stock.

    As described in more detail below, the transaction will be effected in two parts, each of which is conditioned upon the other and both of which are expected to be consummated simultaneously. You are not being asked to approve each part of the transaction, but are being asked to approve the transaction as a whole. Your approval of the transaction will constitute approval for each part of the transaction.

    The description of the transaction set forth below describes the material terms, but does not purport to describe all of the terms, of the transaction. The full text of the definitive agreements relating to the transaction are attached as Annexes C and D to this proxy statement and are incorporated by reference herein. All stockholders are urged to read the definitive agreements in their entirety. All references in this proxy statement to any of the definitive agreements are to the respective definitive agreement unless indicated otherwise.


CERTAIN CONSIDERATIONS



POTENTIAL CONFLICTS OF INTEREST



    The proposed transaction represents a potential conflict of interest for Mr. Bennett and Mr. Howard, each of whom is a director of the Company as well as a director and officer of Liberty Media, and for Mr. Vogel, who was an executive officer of both the Company and Liberty Media during the period that the transaction was being negotiated. Mr. Vogel and Mr. Carroll, the Company's Chief Financial Officer, had principal responsibility for negotiating the terms and conditions of the transaction on behalf of the Company, and Mr. Fitzgerald, who was not then associated with the Company but is currently a Liberty Media nominee for director, represented Liberty Media in such negotiations. Mr. Bennett and Mr. Howard also approved the terms and conditions of the transaction for Liberty Media, in their capacities as Chief Executive Officer and Chief Operating Officer of Liberty Media, respectively. The transaction may also represent a potential conflict of interest for Mr. Berkman, who has other business dealings with Liberty Media. See "Certain Relationships and Related Transactions--Transaction between Liberty Media and William Berkman" on page 27 for a discussion of Mr. Berkman's business dealings with Liberty Media. In addition, Baker Botts L.L.P., which represented the Company as legal counsel in connection with the transaction pursuant to a conflict waiver approved unanimously by the Company's board of directors and the board of directors of Liberty Media, also represents Liberty Media on a regular basis on many other matters, and earns significant fees from such representation. Baker Botts L.L.P. has been Liberty Media's principal outside counsel for corporate and transactional matters since Liberty Media's formation.



    All of these potential conflicts were disclosed to the board of directors of the Company prior to the approval of the proposed transaction.



NO SPECIAL COMMITTEE



    The board of directors of the Company did not appoint a special committee to negotiate and approve the proposed transaction with Liberty Media. In determining not to appoint a special committee, despite the potential conflicts of interest faced by those officers and directors of the Company who were also officers and/or directors of Liberty Media, the board of directors of the Company considered the following factors:



    - the proposed transaction with Liberty Media would not result in a change of control of the Company, since Liberty Media already owned common and preferred stock of the Company representing in excess of 85% of the voting power of the Company's outstanding capital stock;



    - the consideration to be paid to Liberty Media in the transaction was to consist entirely of shares of the Company's common stock, which to some extent mitigated the potential conflicts in the transaction by aligning Liberty Media's economic interests, vis-a-vis the Company, with those of the Company's existing common stockholders;



    - with respect to the LSAT LLC portion of the transaction, the asset to be acquired by the Company was the remaining equity interest in a limited liability company in which the Company was already an equity holder and the managing member; and



    - the Company's board of directors was confident that the individuals responsible for negotiating the terms and conditions of the transaction on behalf of the Company were, in fact, negotiating the Company's position vigorously, notwithstanding their cross-affiliations, and



    - numerous negotiations had occurred at arms-length.


SUMMARY OF THE TRANSACTION

Transaction............................  The Company has agreed to purchase certain assets and businesses from Liberty Media, in exchange for 340,000,000 shares of the Company's Series B common stock. The assets
                                         and businesses to be acquired consist of (i) various
                                         entities holding in the aggregate an 89.41% participating
                                         common equity interest in Liberty Satellite, LLC, a
                                         Delaware limited liability company ("LSAT LLC") and
                                         (ii) a 100% equity interest in Ascent Entertainment Group,
                                         Inc., a Delaware corporation. Such purchase will be
                                         effected as follows:
                                         - In exchange for 252,983,793 shares of the Company's
                                           Series B common stock, the Company will acquire 89.41%
                                           of LSAT LLC (which interest represents all the common
                                           equity interest in LSAT LLC that the Company does not
                                           already own), through the transfer of all of the equity
                                           interests in certain entities as described below in the
                                           section entitled "What are the material terms of the
                                           transaction?"; and
                                         - In exchange for 87,016,207 shares of the Company's
                                           Series B common stock, the Company will acquire from
                                           Liberty AEG, Inc. 100% of the outstanding capital stock
                                           of Ascent Entertainment.

                                         See the section entitled "What are the material terms of
                                         the transaction?" beginning on page 45, for a more
                                         complete discussion about the steps by which the
                                         transaction will be effected.
                                         If the proposed one-for-five reverse stock split, as
                                         contemplated by Proposal 5, is approved by you at the
                                         annual meeting and effected prior to the consummation of
                                         the transaction, the consideration payable to Liberty
                                         Media will automatically be adjusted proportionately, so
                                         that Liberty Media will receive 68,000,000 shares of the
                                         Company's Series B common stock (instead of 340,000,000
                                         shares) allocated between the Ascent Entertainment and
                                         LSAT LLC tranches as follows:
                                         - In exchange for 50,596,759 shares of the Company's
                                         Series B common stock, the Company will acquire entities
                                           holding the 89.41% common equity interest of LSAT LLC
                                           that the Company does not already own; and
                                         - In exchange for 17,403,241 shares of the Company's
                                         Series B common stock, the Company will acquire from
                                           Liberty AEG, Inc. 100% of the outstanding capital stock
                                           of Ascent Entertainment.
                                         See "Proposal 5--Approval of an Amendment to the Company's
                                         Amended and Restated Certificate of Incorporation to
                                         Effect a One-for-Five Reverse Stock Split of the Company's
                                         Outstanding Shares of Common Stock" beginning on page 71,
                                         for a more complete discussion about the proposed reverse
                                         stock split.
                                         If the proposed one-for-ten reverse stock split, as
                                         contemplated by Proposal 6, is approved by you at the
                                         annual meeting and effected prior to the consummation of
                                         the transaction, the consideration payable to Liberty
                                         Media will automatically be adjusted proportionately, so
                                         that Liberty Media will receive 34,000,000 shares of the
                                         Company's Series B common stock (instead of 340,000,000
                                         shares) allocated between the Ascent Entertainment and
                                         LSAT LLC tranches as follows:
                                         - In exchange for 25,298,379 shares of the Company's
                                         Series B common stock, the Company will acquire entities
                                           holding the 89.41% common equity interest of LSAT LLC
                                           that the Company does not already own; and
                                         - In exchange for 8,701,621 shares of the Company's Series
                                           B common stock, the Company will acquire from Liberty
                                           AEG, Inc. 100% of the outstanding capital stock of
                                           Ascent Entertainment.
                                         See "Proposal 6--Approval of an Amendment to the Company's
                                         Amended and Restated Certificate of Incorporation to
                                         Effect a One-for-Ten Reverse Stock Split of the Company's
                                         Outstanding Shares of Common Stock" beginning on page 79,
                                         for a more complete discussion about the proposed reverse
                                         stock split.
Liberty Media's ownership of the
  Company after the transaction........  Upon consummation of the entire transaction as proposed,
                                         Liberty Media's common stock ownership in the Company
                                         would increase to approximately 84.1%, and its voting
                                         power in the Company would increase to approximately
                                         97.6%.

                                         If only the LSAT LLC portion of the transaction were
                                         consummated, Liberty Media's common stock ownership in the
                                         Company would increase from 12.4% to 79.9%, and its voting power in the Company would increase from 89.3% to 97.0%.
                                         If only the Ascent Entertainment portion of the
                                         transaction were consummated, Liberty Media's common stock ownership in the Company would increase from 12.4% to
                                         59.4%, and its voting power in the Company would increase
                                         from 89.3% to 94.3%.
Reasons for the transaction............  The reasons for consummating the transaction appear under the caption "What are the reasons for engaging in the
                                         transaction?" on page 60.
Opinion of Salomon Smith Barney Inc....  In connection with the board's approval on November 30,
                                         2001 of the first amendments to the definitive agreements
                                         extending the deadline for the transaction, the board of
                                         directors received a written opinion from Salomon Smith
                                         Barney Inc. as to the fairness, from a financial point of
                                         view, to the Company of the aggregate consideration to be
                                         paid by the Company in the transaction. The full text of
                                         Salomon Smith Barney's written opinion, dated
                                         November 30, 2001, is attached to this proxy statement as
                                         Annex E. The Company encourages you to read this opinion
                                         carefully in its entirety for a description of the
                                         assumptions made, matters considered and limitations on
                                         the review undertaken. SALOMON SMITH BARNEY'S OPINION IS
                                         ADDRESSED TO THE COMPANY'S BOARD OF DIRECTORS AND DOES NOT
                                         CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH
                                         RESPECT TO ANY MATTERS RELATING TO THE PROPOSED
                                         TRANSACTION.
Vote required to approve the
  transaction..........................  The affirmative vote of the holders of a majority of the combined voting power represented by the outstanding
                                         shares of the Company's Series A common stock, Series B
                                         common stock and Series B preferred stock, voting as
                                         class, including the shares beneficially owned by Liberty
                                         Media and its affiliates, is required to approve the
                                         transaction (although as described in Proposal 2 above the affirmative vote of 66 2/3% of the total voting power of
                                         such classes and series of stock, voting as a class, is
                                         required to approve the amendment to the Company's Amended and Restated Certificate of Incorporation necessary to
                                         effect the transaction). Liberty Media has agreed to vote
                                         for the approval of the transaction. Accordingly, the
                                         Company expects the transaction to be approved at the
                                         annual meeting. See "How many votes are required to
                                         approve the transaction whereby Liberty Media will
                                         contribute to the Company certain assets and businesses in exchange for 340,000,000 shares of the Company's Series B
                                         common stock?" on page 5.
Accounting treatment...................  Due to the fact that the Company, LSAT LLC and Ascent
                                         Entertainment are all under the common control of Liberty
                                         Media, both the LSAT LLC portion of transaction and the
                                         Ascent Entertainment portion of the transaction will be
                                         accounted for in a manner similar to a pooling of
                                         interests.

Tax treatment..........................  The contributions of businesses and assets from Liberty
                                         Media to the Company in the transaction are intended to
                                         qualify as tax-free contributions pursuant to Section 351
                                         of the Internal Revenue Code.


WILL BOTH PORTIONS OF THE TRANSACTION BE CONSUMMATED SIMULTANEOUSLY?


    The transaction is being presented to the stockholders for approval as a whole. As a result of the way that the transaction was initially negotiated (see "Background of the Transaction" below) and for administrative convenience, the terms of the transaction are provided for in two separate but interconnected purchase agreements--one that governs the Company's acquisition of the entities that own Liberty Media's 89.41% common equity interest in LSAT LLC and another that governs the Company's acquisition of 100% of the equity of Ascent Entertainment. The closings under the two agreements are intended to occur simultaneously, and each is conditioned upon the occurrence of the other. However, such closing conditions could be waived if both Liberty Media and the Company were to so agree and, as a result, no assurance can be given that the LSAT LLC portion of the transaction and Ascent Entertainment portion of the transaction will be consummated simultaneously. However, neither the Company nor, to the best of the Company's knowledge, Liberty Media, has any present intention to waive any condition to the closing of either portion of the transaction. See "What are the material terms of the transaction?" beginning on page 45 for a complete discussion of the terms of the transaction. Stockholders will not be given an opportunity to approve the LSAT LLC portion of the transaction or Ascent Entertainment portion of the transaction separately. Stockholders should also consider the following:


    - The opinion of Salomon Smith Barney attached to this proxy statement and described under "What was the Company's financial advisor's opinion regarding the aggregate consideration payable by the Company in the transaction?" only addresses the fairness, from a financial point of view, to the Company of the aggregate consideration to be paid in the transaction as a whole and does not separately address the consideration allocable to the LSAT LLC portion of the transaction or the Ascent Entertainment portion of the transaction, respectively.

    - If the stockholders of the Company approve the transaction, one or both of the agreements effecting the transaction and described below may be terminated for certain reasons set forth in such agreements.

BACKGROUND OF THE TRANSACTION

    The proposed transaction is a natural outgrowth of the Company's mission to pursue strategic opportunities worldwide in the distribution of Internet data and other content via satellite and related businesses and its previously announced goal to develop or acquire operating businesses related to, and complementary with, that mission.

    The Company and Liberty Media first began to discuss the possibility of combining the businesses of the Company and Ascent Entertainment in September 2000. Initially, the rationale for that transaction was to provide a source of liquidity to the Company and to bring into the Company the two operating businesses then controlled by Ascent Entertainment. As a result of such initial discussions, the Company reviewed certain financial information provided by Liberty Media regarding Ascent Entertainment and began to consider how such a transaction might be structured.

    Discussions between Liberty Media and the Company continued off and on over the next several months, but progress was hampered by the significant decline in the Company's stock price during October 2000. Although the October market decline affected the satellite industry as a whole, the Company's decline was particularly severe, and management believed that the Company's asset structure made it more difficult for analysts and investors to fairly value the Company, since most of the Company's satellite-related assets were held through joint ventures with Liberty Media in which the

Company held a minority, although controlling, stake. Accordingly, the scope of the proposed deal with Liberty Media was expanded during this period to include the 89.41% of LSAT LLC that the Company did not already own.


    At a telephonic meeting on May 16, 2001, management introduced to the board of directors a term sheet outlining the principal terms of a proposed transaction whereby the Company would acquire Ascent Entertainment and LSAT LLC from Liberty Media. This term sheet had been prepared by Baker Botts L.L.P. on behalf of the Company, and based on terms and conditions proposed by the Company, for the purpose of commencing formal negotiations with Liberty Media regarding the proposed transaction. After a discussion about the terms of the proposed transaction with management, the board of directors then voted to authorize Carl Vogel (who prior to his resignation on October 8, 2001 was a director, Chief Executive Officer and President of the Company, and also a Senior Vice President of Liberty Media) and Kenneth Carroll, an officer of the Company, to negotiate the proposed transaction with Liberty Media along the lines of the term sheet.



    Over the following month, Messrs. Vogel and Carroll met frequently with representatives of Liberty Media to negotiate the terms of the transaction, both in person and by telephone. During these negotiations, Liberty Media sought to improve the terms offered by the Company. The Company's representatives sought to resist such demands, offering compromises when necessary to reach agreement.


    On May 30, 2001, the Company's board of directors and management met again. Representatives from Salomon Smith Barney attended the meeting and provided the board with a financial overview of the proposed transaction.


    At a meeting of the Company's board of directors on June 19, 2001, management presented a new, revised term sheet prepared by Baker Botts at the direction of the Company's management, which reflected the outcome of the negotiations between Liberty Media and the Company. Representatives of Salomon Smith Barney then reviewed with the board the financial aspects of the proposed transaction. The Company's legal advisors, who were also present at this meeting, discussed the term sheet with the board of directors and answered questions posed by the directors regarding the terms of the proposed transaction. Following a discussion among the Company's directors of the terms of the proposed transaction and the views of the Company's management as to the strategic rationale for the transaction, the Company's directors determined that the transaction is in the best interests of the Company and the Company's stockholders (other than Liberty Media), and unanimously approved proceeding with the transaction. After unanimous approval of the transaction by the board of directors, a separate vote was taken by Messrs. Angelich, Goodard and Hockemeier, the disinterested members of the board, whereby proceeding with the transaction was unanimously approved by such directors.



    On August 8, 2001, the Company's board of directors met to approve the definitive agreements. The Company's legal advisors were also present at this meeting to assist the directors in their review of the definitive documents and answer any final questions posed by the directors regarding the proposed transaction. The definitive documents were presented to the board of directors by management, and the board of directors approved the definitive documents by the unanimous vote of the directors voting. Messrs. Bennett, Howard, Vogel and Berkman abstained from the vote in light of their various respective affiliations with Liberty Media. Also on August 8, 2001, Salomon Smith Barney delivered an opinion to the Company's board of directors as to the fairness, from a financial point of view, to the Company of the aggregate consideration to be paid by the Company to Liberty Media in the transaction.


    On August 16, 2001, the definitive agreements were executed by the Company and the other parties to those agreements, including Liberty Media. The Company and Liberty Media issued press releases announcing the proposed transaction.

    On October 12, 2001, Liberty Media submitted to the Company's board of directors a proposal to acquire all the issued and outstanding shares of common stock of the Company that Liberty Media does not already own in a stock-for-stock merger. The stock-for-stock merger would have superseded and replaced the stock-for-assets purchase transaction contemplated by this Proposal
3. Accordingly, the Company and Liberty Media announced that the asset purchase transaction would be suspended to give the Company's board of directors an opportunity to consider and respond to the merger proposal. On October 18, 2001, the Company's board of directors formed a special committee of the board consisting of Messrs. Angelich, Goddard and Hockemeier, to consider Liberty Media's stock-for-stock merger proposal. The special committee convened telephonically six times during October and November to discuss the terms of the merger proposal and related matters, including the appropriate criteria for evaluating the merger proposal, and any potential strategic alternatives, including the asset purchase transaction contemplated by this Proposal 3. The special committee engaged separate legal counsel to advise the committee in this regard and interviewed various investment banking firms that could assist the committee in evaluating the fairness of the merger proposal and compare the economic terms of the proposal to the terms of the existing stock-for-assets transaction and any other alternatives.


    On November 30, 2001, the board of directors of the Company met to consider extending the deadline for the original stock-for-assets transaction provided for in the definitive agreements between Liberty Media and the Company entered into in August 2001. The original deadline had been January 5, 2002, and the terms of the definitive agreements provided that, after such date, either party could terminate the agreements and abandon the proposed transaction, by notice to the other party, if such transaction had not been consummated. Members of the Company's management and legal counsel were present at the meeting to answer questions regarding the stock-for-assets transaction. Representatives of Salomon Smith Barney also were present at the meeting.


    The board of directors noted that investor reaction to the merger proposal had so far been generally negative, and a strong consensus developed that it would not be in the best interests of the Company and its public stockholders to permit the definitive agreements regarding the stock-for-assets transaction to expire. Representatives of Liberty Media acknowledged that feedback regarding the October merger proposal had not been positive and confirmed that Liberty Media would be willing to extend the deadline for closing the transaction. At this meeting, the board of directors of the Company, by unanimous vote of the whole board and by a separate unanimous vote of Messrs. Angelich, Goddard and Hockemeier, determined to pursue the transaction originally approved in August and approved the form of amendments to the definitive agreements, which extended the deadline for the transaction to March 6, 2002. Also on November 30, 2001, Salomon Smith Barney rendered its opinion to the Company's board of directors to the effect that, as of November 30, 2001 and based on and subject to the matters described in the written opinion, the aggregate consideration to be paid by the Company to Liberty Media in the transaction was fair, from a financial point of view, to the Company. The first amendments to the definitive agreements were subsequently executed by the Company and Liberty Media as of November 30, 2001.



    On December 3, 2001, Liberty Media announced that it was withdrawing its offer to acquire the Company by merger, and both the Company and Liberty Media stated that they would proceed with the stock-for-assets transaction contemplated by this Proposal 3. See "What are the material terms of the transaction?" on page 45 for a further discussion of the terms of the definitive agreements. The text of the first amendments to the definitive agreements are attached as Annexes C-2 and D-2 to this proxy statement.



    In January 2002, Liberty Media and the Company entered into a second amendment to each of the definitive agreements with respect to the transaction. These amendments extended the "drop dead date" for the closings a second time, from March 6, to April 1, to accommodate an end of quarter closing and, in the case of the agreement with respect to the LSAT LLC portion of the transaction, clarified the treatment of loans made to LSAT LLC by subsidiaries of Liberty Media and the Company to satisfy certain funding obligations to Sky Latin America. In the latter case, the amendment provided that as part of the transaction contemplated by this Proposal 3, whereby, among other things, Liberty Media will contribute to the Company 100% of the equity of certain special purpose entities that hold, in the aggregate, Liberty Media's 89.41% interest in LSAT LLC, for no additional consideration, the subsidiaries of Liberty Media that own such special purpose entities will also contribute to the Company promissory notes in the aggregate amount of $18.6 million, including accrued interest. Such promissory notes represent all of the loans made by such Liberty Media subsidiaries to such special purpose entities to fund Sky Latin America funding obligations of LSAT LLC through December 31, 2001. During the period from January 1, 2002, through the closing of the transaction described in Proposal 3, the Company and Liberty Media (through their respective subsidiaries) will continue to provide to LSAT LLC, in the form of loans, such funds (currently estimated at approximately $10 million) necessary to enable LSAT LLC to meet its funding obligations to Sky Latin America. Such additional loans will not be contributed to the Company, but will be repaid to the relevant subsidiaries of Liberty Media at the closing of such transaction. See "Certain Relationships and Related Transactions--Sky Latin America Funding Payments" on page 29 and "What are the material terms of the transaction?--LSAT LLC Purchase Agreement" beginning on page 52, for a further discussion of the funding obligations of LSAT LLC to Sky Latin America by way of contributions from the Company and Liberty Media.



    On January 28, 2002, the Company's board of directors met to approve the second amendments to the definitive agreements to extend the deadline for the transaction to April 1, 2002 and document the above-described arrangement regarding the contributions of certain promissory notes to the Company and subsequent funding payments to Sky Latin America. Mr. Berkman abstained from the vote regarding the subsequent funding payments to Sky Latin America, and Messrs. Howard and Bennett were absent from the meeting. On February 7, 2002, the second amendments to the definitive agreements were executed by the Company and Liberty Media. The text of the second amendments to the definitive agreements are attached as Annexes C-3 and D-3 to this proxy statement.


WHAT TYPE OF BUSINESS IS CONDUCTED BY LSAT LLC?


    LSAT LLC is a joint venture that was formed on March 16, 2000 between the Company and Liberty Media. See "Certain Relationships and Related Transactions--Contribution of Sprint PCS Stock by Liberty Media to the Company and the formation of Liberty Satellite, LLC" on page 27 for a further discussion of the formation of LSAT LLC. LSAT LLC holds and manages interests in a number of entities, and has strategic relationships with other businesses, which are engaged globally in the distribution of Internet data and other content via satellite and related businesses. The following are entities in which LSAT LLC has an interest or with which it has formed a strategic relationship.


ASTROLINK INTERNATIONAL LLC

    Astrolink International LLC is building a Ka-band satellite network originally intended to provide broadband data communications services to businesses worldwide. LSAT LLC owns 86.01% of LSAT Astro LLC, which has a 31.5% ownership interest in Astrolink International LLC, giving LSAT LLC a 27.1% effective ownership interest in Astrolink. (The Company owns the other 13.99% of LSAT Astro LLC directly and is its managing member.)


    Astrolink's current business plan requires approximately $2.4 billion in additional financing over the next several years, including approximately
$830 million in 2002. Subsequent to September 30, 2001, two of Astrolink's members informed Astrolink that they do not intend to provide any of Astrolink's required financing. In light of this decision, Astrolink is considering several alternatives with respect to its proposed business plan, including, but not limited to, seeking alternative funding sources, scaling back their proposed business plan, and liquidating the venture entirely. There can be no assurance that

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Astrolink will be able to obtain the necessary financing on acceptable terms, or that they will be able to fulfill the business plan as originally proposed, or at all.



    SUBSEQUENT EVENTS



    Based on the Company's fourth quarter assessment of Astrolink's remaining sources of liquidity and Astrolink's inability to obtain financing for its business plan, the Company concluded that the carrying value of LSAT Astro LLC's investment in Astrolink should be reduced to reflect a fair value that assumes the liquidation of Astrolink. Accordingly, the Company will write-off all of LSAT Astro LLC's remaining investment in Astrolink during the fourth quarter of 2001. Including LSAT Astro LLC's share of Astrolink's losses for the fourth quarter of 2001, the aggregate amount required to reduce LSAT Astro LLC's investment in Astrolink to zero is $250 million. Including such fourth quarter amount, LSAT Astro LLC will have recorded losses and charges relating to its investment in Astrolink aggregating $417 million during the year ended December 31, 2001. As the Company has no present obligation or intention to provide funding to Astrolink, the Company does not anticipate that it will record any further losses related to its investment in Astrolink.


SPRINT PCS

    LSAT LLC holds beneficial interests with respect to 5,084,745 shares of Sprint PCS Group common stock (NYSE: PCS) and certain derivative transactions related to those shares. LSAT LLC acquired such interests from the Company pursuant to a Trust Interest Purchase Agreement, dated May 9, 2001 between the Company and LSAT LLC. The aggregate purchase price for the interests in the shares of Sprint PCS Group common stock was $287,266,757, and was paid by
(i) delivery of two secured demand promissory notes issued by LSAT LLC to the Company in the aggregate principal amount of $224,225,597 and (ii) the assumption of $65,041,160 of indebtedness which the Company owed to the Trust. The notes bear interest at a rate of 6.5% per annum, payable quarterly in arrears, at maturity and upon payment of principal. Amounts outstanding under the notes are due and payable, in whole or in part, three business days after the Company's demand therefor, and in any event, in March 2003. LSAT LLC's obligations to the Company under the notes are secured by the interests in the shares of Sprint PCS Group common stock pursuant to the terms of a Security Agreement, dated May 9, 2001, between the Company and LSAT LLC.

    The Sprint PCS Group common stock of Sprint Corporation is intended to reflect the performance of Sprint Corporation's wireless PCS operations. The Sprint PCS Group operates a 100% digital PCS wireless network in the United States with licenses to provide service nationwide using a single frequency and a single technology. The Sprint PCS Group also provides wholesale PCS services to companies that resell the services to their customers on a retail basis. The Sprint PCS Group also has investments in Pegaso Telecomunicaciones, S.A. de C.V., a wireless PCS operator in Mexico.

AEROCAST.COM, INC.

    LSAT LLC owns a 45.5% interest in Aerocast.com, Inc., an early-stage company that was organized to develop a terrestrial and satellite network to distribute streaming media to businesses and consumers. Aerocast provides services based on this platform, to content providers and broadband last-mile operators (e.g., cable modem, DSL and wireless). Other major investors in Aerocast include Soros Fund Management and Motorola Broadband Communications.

WILDBLUE COMMUNICATIONS, INC.


    Wildblue Communications, Inc. was established to build a Ka-band satellite network to provide broadband data communications services to homes and small offices in North America and Latin America. LSAT LLC has a greater than 10% ownership interest in Wildblue Communications. Other strategic investors in Wildblue Communications include Gemstar--TV Guide International, Inc., Kleiner Perkins Caufield & Byers, TRW, Inc., EchoStar Communications Corp., and Telesat. Wildblue


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requires significant additional equity funding in the next six months to continue to pursue its current business plan. There can be no assurances that sufficient financing will be available on terms acceptable to Wildblue or on any terms, or that an alternative business plan requiring less capital can be developed.



    SUBSEQUENT EVENTS



    Based on the Company's fourth quarter assessment of Wildblue's remaining sources of liquidity and Wildblue's inability to obtain financing for its business plan, the Company concluded that the carrying value of LSAT LLC's investment in Wildblue should be reduced to reflect a fair value that assumes the liquidation of Wildblue. Accordingly, the Company will write-off $36 million of LSAT LLC's investment in Wildblue during the fourth quarter of 2001. Including such fourth quarter write-off, LSAT LLC will have recorded write-offs related to its investment in Wildblue aggregating $56 million during the year ended December 31, 2001. As the Company has no present obligation or intention to provide funding to Wildblue, LSAT LLC's future losses with respect to Wildblue will be limited to LSAT LLC's remaining approximate $5 million investment.


SKY LATIN AMERICA

    LSAT LLC has a 10% interest in each of three Latin American satellite television operators, together known as Sky Latin America, serving Mexico, Brazil, Colombia, Chile and Argentina. As of December 31, 2000, Sky Latin America had over 1.3 million subscribers for its services. Other major investors in Sky Latin America include News Corporation, Grupo Televisa and Organizacion Globo.


    See "Certain Relationships and Related Transactions--Sky Latin America Funding Payments" on page 29, and "What are the material terms of the transaction?--LSAT LLC Purchase Agreement" beginning on page 52 for an additional discussion of the funding payments to Sky Latin America upon the consummation of the transaction contemplated by this Proposal 3.


XM SATELLITE RADIO HOLDINGS, INC.

    XM Satellite Radio Holdings (Nasdaq: XMSR) offers approximately 100 national audio channels from two satellites directly to vehicle, home and portable radios. LSAT LLC has approximately a 2% ownership interest in XM Satellite Radio Holdings.

HUGHES ELECTRONICS CORPORATION

    Hughes Electronic Corporation (NYSE: GMH), a subsidiary of General Motors Corporation, provides digital television entertainment, satellite services and satellite-based private business networks. LSAT LLC has less than a 1% interest in Hughes Electronics Corporation.

WHAT TYPE OF BUSINESS IS CONDUCTED BY ASCENT ENTERTAINMENT?

    Ascent Entertainment's principal business is providing pay-per-view entertainment and information services through its 62%-owned subsidiary, On Command Corporation. On Command Corporation, is the leading provider (as measured by number of hotel rooms served) of in-room, on-demand video entertainment and information services to the lodging industry. On Command has experienced growth in the past eight years, increasing its base of installed rooms from approximately 37,000 rooms at the end of 1992 to approximately 929,000 rooms at September 30, 2001, of which approximately 894,000 rooms are served by on-demand systems.

    On Command is a holding company whose principal assets are On Command Video Corporation, SpectraVision, Inc. and On Command Development Corporation, each of which is a separate wholly-owned subsidiary of On Command. On Command provides in-room video entertainment and information services on three technology platforms, the OCX video system, the OCV video system and the SpectraVision video system.

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THE OCX VIDEO SYSTEM.

    The OCX video system provides enhanced multimedia applications, including a graphical interface for movies and games, television-based Internet with a wireless keyboard and other guest services. By September 30, 2001, On Command had installed the OCX video system in approximately 199,000 hotel rooms, with 155,000 of those rooms having Internet capability.

THE OCV VIDEO SYSTEM.

    The OCV video system from On Command Video Corporation is a patented video selection and distribution technology platform that allows hotel guests to select, at any time, movies and games through the television sets in their hotel rooms. By September 30, 2001, On Command had installed approximately 655,000 rooms with the OCV video system.

THE SPECTRAVISION VIDEO SYSTEM.

    The SpectraVision video system, which provides in-room entertainment on a rolling basis and, in some upgraded versions, on an on-demand basis, was, as of September 30, 2001 installed in 75,000 hotel rooms. The SpectraVision video system generally offers fewer movie choices than the OCV and OCX video systems.

    In addition to movies, On Command's platforms provide for in-room viewing of programming of select cable channels (such as HBO, Starz Encore, ESPN, CNN and Disney Channel) and other interactive and information services, which includes the capability for high speed Internet access through the OCX video system.

    On Command primarily provides its services under long-term contracts to hotel chains, hotel management companies, and individually owned and franchised hotel properties, predominantly in the large deluxe, luxury and upscale hotel categories serving business travelers, such as Marriott, Hyatt, Wyndham, Starwood, Doubletree, Fairmont, Embassy Suites, Four Seasons, and other select hotels. By September 30, 2001, approximately 89% of On Command's 929,000 installed rooms were located in the United States, with the remaining located primarily in Canada and Latin America. In addition to installing systems in hotels served by On Command, On Command sells its systems to certain other providers of in-room entertainment, including Hospitality Network, Inc., which is licensed to use On Command's system to provide on-demand, in-room entertainment and information services to certain gaming-based, hotel properties and ALLIN Interactive, which is licensed to install On Command's systems on cruise ships.

RECENT DEVELOPMENTS


    Effective December 31, 2001, Ascent Entertainment redeemed its Senior Secured Discount Notes at a price of 105.9375% of the accreted value of the Notes on such date. This price represents $948.63 per $1,000 principal amount or, in the aggregate, approximately $213 million, including accrued interest. The Notes, which were issued in December 1999, had a face amount of $225 million, a coupon rate of 11.875% and were due in December 2004. Ascent Entertainment used a portion of its available cash to fund the redemption.


WHAT ARE THE MATERIAL TERMS OF THE TRANSACTION?

THE TRANSACTION AGREEMENTS


    The following are summary descriptions of (1) the Purchase Agreement dated as of August 16, 2001, as amended as of November 30, 2001 and February 7, 2002, by and among the Company, Liberty AEG, Inc., a Delaware corporation, and, for limited purposes only, Liberty Media, with respect to the Ascent Entertainment portion of the transaction (the "Ascent Purchase Agreement"), and (2) the Purchase Agreement dated as of August 16, 2001, as amended as of November 30, 2001 and February 7, 2002, by and among the Company, the affiliates of Liberty Media named therein, and, for limited purposes only, Liberty Media, with respect to the LSAT LLC portion of the transaction (the "LSAT LLC Purchase Agreement" and, together with the Ascent Purchase Agreement, the "Purchase

Agreements"). Such descriptions describe the material terms, but do not purport to describe all of the terms, of the Purchase Agreements. The full text of the Purchase Agreements are attached as Annexes C and D to this document and are incorporated by reference herein. All stockholders are urged to read the Purchase Agreements in their entirety.


ASCENT PURCHASE AGREEMENT

STRUCTURE OF THE ASCENT ENTERTAINMENT PORTION OF THE TRANSACTION


    In the Ascent Entertainment portion of the transaction, Liberty AEG will contribute 100% of the equity of Ascent Entertainment Group, Inc., a Delaware corporation, to the Company in exchange for 87,016,207 pre-reverse stock split shares of the Company's Series B common stock. If the one-for-five reverse stock split contemplated by Proposal 5 of this proxy statement is effected prior to the consummation of the transaction, Liberty AEG will receive 17,403,241 shares of the Company's Series B common stock in exchange for the equity of Ascent Entertainment instead of 87,016,207 shares, reflecting the one-for-five reverse stock split. See "--What type of business is conducted by Ascent Entertainment?" above for a description of the business of Ascent Entertainment. See "Proposal 5--Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Effect a One-for-Five Reverse Stock Split of the Company's Outstanding Shares of Common Stock" beginning on page 71, for a more complete discussion about the proposed reverse stock split. If the one-for-ten reverse stock split contemplated by Proposal 6 of this proxy statement is effected prior to the consummation of the transaction, Liberty AEG will receive 8,701,621 shares of the Company's Series B common stock in exchange for the equity of Ascent Entertainment instead of 87,016,207 shares, reflecting the one-for-ten reverse stock split. See "Proposal 6--Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Effect a One-for-Ten Reverse Stock Split of the Company's Outstanding Shares of Common Stock" beginning on page 79, for a more complete discussion about the proposed reverse stock split.


REPRESENTATIONS AND WARRANTIES

    The Ascent Purchase Agreement contains customary representations and warranties of Liberty AEG and the Company, relating to, among other things, the following:

    - incorporation, existence, good standing, corporate power and authority of the parties and Ascent Entertainment;

    - capital structure of Ascent Entertainment and the Company;

    - authorization to execute, deliver and perform obligations under the Ascent Purchase Agreement, the enforceability of the Ascent Purchase Agreement, and the absence of violations of law, governing instruments and material contracts as a result of such execution, delivery and performance;

    - the validity of the shares of Series B common stock to be issued by the Company as consideration;

    - the absence of pending or threatened investigations or litigation against the parties and Ascent Entertainment;

    - accounting and tax matters with respect to Ascent Entertainment and the Company and their subsidiaries;

    - the absence of broker, investment banker or similar fees, except, in the case of the Company, for fees of Salomon Smith Barney in connection with the delivery of its opinion;

    - documents, reports and financial statements filed by Ascent Entertainment, On Command Corporation, a Delaware corporation in which Ascent Entertainment owns a 62% equity interest, and the Company with the Securities and Exchange Commission and the accuracy and completeness of the information contained in such documents;

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
    - the absence of material changes or events with respect to Ascent Entertainment and the Company and their subsidiaries since December 31, 2000;

    - the board of directors of On Command not withdrawing or altering their prior approval of the Company acquiring an interest in On Command under the interested stockholder transaction provisions of Section 203 of the Delaware General Corporation Law; and

    - the investment intent and accredited investor status of the parties.

    The representations and warranties listed above were made on August 16, 2001 (the date of the Ascent Purchase Agreement) and will be updated to the completion of the transactions contemplated by the Ascent Purchase Agreement.

CONDUCT OF BUSINESS PENDING THE CLOSING OF THE ASCENT ENTERTAINMENT PORTION OF
  THE TRANSACTION

    The Ascent Purchase Agreement requires that until the completion of the transactions contemplated by the Ascent Purchase Agreement or the termination of the Ascent Purchase Agreement, the following actions will not, without the prior written consent of the other party, be taken:


    - Ascent Entertainment and the Company will not issue or authorize the issuance of, grant or otherwise create any additional shares of, or any options to acquire any shares of, their respective capital stock or any debt or equity securities convertible into or exchangeable for such capital stock (except, in the case of the Company, for issuances upon the exercise of outstanding options and SARs and the vesting of outstanding restricted stock, and grants of options, SARs and restricted stock in accordance with the ordinary course of business, consistent with past practices, and the exercise or vesting of such options, SARs and restricted stock), and Liberty AEG and Ascent Entertainment will not sell, mortgage, pledge or subject to lien or restriction any of the shares of capital stock of Ascent Entertainment;


    - Liberty AEG and the Company will not enter into, accept or otherwise agree to become bound by any negative covenant restricting in any manner the right of such entity to consummate the transactions contemplated by the Ascent Purchase Agreement;

    - Ascent Entertainment and the Company will not incur or agree to become contingently liable with respect to any indebtedness, or assume, guarantee or otherwise become responsible for the indebtedness of any other person or agree to do so;

    - Liberty AEG will not sell, transfer or contribute any of the shares of Ascent Entertainment held by Liberty AEG;

    - Ascent Entertainment will not enter into any tax settlement agreements other than with Liberty Media and its affiliates;

    - Ascent Entertainment and the Company will not declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of their respective capital stock, with the exception of the quarterly dividend that is paid by the Company on its Series B preferred stock to Liberty Media;

    - Liberty AEG, Ascent Entertainment and the Company will not take any action, or enter into any transaction, that would result in any representation or warranty made by it in the Ascent Purchase Agreement being untrue if then made or a breach of any covenant or agreement made by it in the Ascent Purchase Agreement; and

    - Ascent Entertainment and the Company will not merge, consolidate with or consummate any other business combination with any person or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity.

OTHER COVENANTS

    Under the Ascent Purchase Agreement, Liberty AEG and the Company agreed to the following additional covenants:

    - Approvals. The Company and Liberty AEG will cooperate and use their commercially reasonable efforts to obtain all consents, approvals and waivers (if any) from governmental entities required in connection with the Ascent Entertainment portion of the transaction.

    - Access to information. Liberty AEG will afford the officers, employees, auditors and agents of the Company access at reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books, records, and tax returns of or relating to Ascent Entertainment and its subsidiaries and their businesses (other than On Command Corporation and its subsidiaries), and will furnish such representatives with all of the financial, operating and other data and information of Ascent Entertainment and its subsidiaries (other than On Command Corporation and its subsidiaries) as may be reasonably requested. Liberty AEG will cooperate with the Company and use reasonable efforts to cause On Command Corporation to afford the representatives of the Company access at reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books, records and tax returns of or relating to On Command Corporation and its subsidiaries and their businesses, and will cooperate with the Company and use reasonable efforts to cause On Command Corporation to furnish such representatives with all of On Command Corporation's and its subsidiaries' financial, operating and other data and information as may be reasonably requested. The Company will afford the officers, employees, auditors and agents of Liberty AEG access at reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books, records, and tax returns of or relating to the Company and its subsidiaries and their businesses, and will furnish such representatives with all of the financial, operating and other data and information of the Company and its subsidiaries as may be reasonably requested.

    - Further action. Each of the parties to the Ascent Purchase Agreement will use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Ascent Entertainment portion of the transaction.

    - Public announcements. The parties to the Ascent Purchase Agreement and their controlled affiliates will consult with each other before issuing any press release or otherwise making any public statements with respect to the Ascent Purchase Agreement or any of the transactions contemplated thereby and will not issue any such press release or make any such public statement without the prior consent of the other party, which consent will not be unreasonably withheld.

    - Notification of certain matters. Liberty AEG will promptly notify the Company of:

       - any notice or other communication of which Liberty AEG has knowledge from any person alleging that the consent of such person is or may be required in connection with the Ascent Entertainment portion of the transaction;

       - any notice or other communication from any governmental entity that is received by Liberty AEG in connection with the Ascent Entertainment portion of the transaction;

       - any legal proceeding commenced or, to Liberty AEG's knowledge, threatened against, relating to, involving or otherwise affecting, Ascent Entertainment or any of its subsidiaries;

       - any legal proceeding commenced or, to Liberty AEG's knowledge, threatened against, relating to, involving or otherwise affecting Liberty AEG that relates to the consummation of the Ascent Entertainment portion of the transaction; or

       - any event, condition or circumstance of which Liberty AEG has knowledge that is reasonably likely to have or does have a material adverse effect on (1) the business, assets, financial or other condition, or results of operations of Ascent Entertainment and its subsidiaries, taken as a whole, or (2) the ability of Liberty AEG to consummate the Ascent Entertainment portion of the transaction.

    The Company will promptly notify Liberty AEG of:

       - any notice or other communication from any person of which the Company has knowledge alleging that the consent of such person is or may be required in connection with the Ascent Entertainment portion of the transaction;

       - any notice or other communication from any governmental entity that is received by the Company in connection with the Ascent Entertainment portion of the transaction;

       - any legal proceeding commenced or, to the Company's knowledge, threatened against, relating to, involving or otherwise affecting the Company or any of its subsidiaries or that relates to the consummation of the Ascent Entertainment portion of the transaction; and

       - any event, condition or circumstance of which the Company has knowledge that is reasonably likely to have or does have a material adverse effect on (1) the business, assets, financial or other condition, or results of operations of the Company and the subsidiaries of the Company, taken as a whole, or (2) the ability of the Company to consummate the Ascent Entertainment portion of the transaction.


    - Tax matters. The parties agreed to covenants relating to access to tax returns, tax liability allocation and indemnification agreements, the filing of tax returns, tax notices, control of tax proceedings, and tax indemnification. The parties agreed to not take any action that would cause the Ascent Entertainment portion of the transaction or LSAT LLC portion of the transaction to be a taxable transaction to any of the parties or their affiliates (see page 26 for a description of the tax liability allocation and indemnification agreement between the Company and Liberty Media and page 52 for a description of the tax liability allocation and indemnification agreement between Liberty Media and Ascent Entertainment).



    - Stockholders' meeting. The Company agreed to call and hold a stockholder meeting for the purpose of considering and voting upon the approvals and adoption of the Purchase Agreements, and the transaction, and amending the Amended and Restated Certificate of Incorporation of the Company to increase the authorized number of shares of the Company's Series A common stock and Series B common stock by an amount not less than the amount necessary to consummate the Ascent Entertainment portion of the transaction and the LSAT LLC portion of the transaction. Liberty Media has agreed to vote in favor of the approval and adoption of the matters described above and is a party to the Ascent Purchase Agreement for such purpose, but is not otherwise a party to that agreement.


    - Tax Opinion. Liberty AEG may notify the Company that Liberty Media will require the delivery of a tax opinion to the effect that the Ascent Entertainment portion of the transaction will qualify as a tax-free exchange.

CONDITIONS TO THE ASCENT ENTERTAINMENT PORTION OF THE TRANSACTION

    The Company and Liberty AEG are not obligated to complete the Ascent Entertainment portion of the transaction unless the following conditions are satisfied or waived:


    - the requisite number of the Company's stockholders approve the entire transaction, the Purchase Agreements, and the amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of shares of the Company's Series A common stock and Series B common stock by an amount not less than the amount necessary to consummate the entire transaction;

    - all consents, waivers or approvals required under applicable law in order to consummate the Ascent Entertainment portion of the transaction are received;

    - no action is taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction is enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or governmental entity that restrains, enjoins or otherwise prohibits the consummation of the Ascent Entertainment portion of the transaction or imposes conditions that are unacceptable to either the Company or Liberty AEG;

    - all conditions to the consummation of the LSAT LLC portion of the transaction under the LSAT LLC Purchase Agreement (except for the satisfaction or waiver of all conditions to the Ascent Entertainment portion of the transaction) are satisfied or waived;

    - the concurrent consummation of the LSAT LLC portion of the transaction under the LSAT LLC Purchase Agreement;


    - the Company and Liberty AEG will enter into an amendment to a registration rights agreement that will provide Liberty Media and its affiliates with certain demand registration and "piggy-back" registration rights with respect to the Company's stock (see pages 28 and 52 for a description of the registration rights agreement); and



    - with respect to all taxable periods (or portions thereof) beginning after the closing date of the Ascent Entertainment portion of the transaction, Liberty Media will have assigned to the Company all of Liberty Media's rights to receive payments under, and the Company will have assumed from Liberty Media all of Liberty Media's obligations to make payments under, a tax liability allocation and indemnification agreement relating to Ascent Entertainment (see page 52 for a description of the tax liability allocation and indemnification agreement between Liberty Media and Ascent Entertainment).


    Liberty AEG is not required to complete the Ascent Entertainment portion of the transaction unless the following conditions are satisfied or waived:

    - the Company's representations and warranties contained in the Ascent Purchase Agreement were true in all material respects when made and are true in all material respects on and as of the date of the closing of the Ascent Entertainment portion of the transaction with the same force and effect as if then made, and the Company will have performed and complied in all material respects with all agreements and covenants required by the Ascent Purchase Agreement to be performed or complied with by it prior to the closing;

    - the Company delivers to Liberty AEG a certificate dated the closing date of the Ascent Entertainment portion of the transaction and signed by an authorized officer of the Company, certifying that the conditions described immediately above have been fulfilled and attaching a certified copy of the Amended and Restated Certificate of Incorporation and by-laws of the Company; and

    - if Liberty AEG has given proper notice, Liberty Media will have received a tax opinion to the effect that the Ascent Entertainment portion of the transaction will qualify as a tax-free exchange.

    The Company is not required to complete the Ascent Entertainment portion of the transaction unless the following conditions are satisfied or waived:

    - Liberty AEG's representations and warranties contained in the Ascent Purchase Agreement were true in all material respects when made and are true in all material respects on and as of the date of the closing of the Ascent Entertainment portion of the transaction with the same force and effect as if then made, and Liberty AEG will have performed and complied in all material respects with all agreements and covenants required by the Ascent Purchase Agreement to be performed or complied with by them prior to the closing; and

    - Liberty AEG delivers to the Company a certificate dated the closing date of the Ascent Entertainment portion of the transaction and signed by an authorized officer of Liberty AEG, certifying that the conditions described immediately above have been fulfilled and attaching a certified copy of the certificate of incorporation and by-laws of Liberty AEG.

INDEMNIFICATION

    The Ascent Purchase Agreement provides that each of Liberty AEG and the Company will indemnify the other party (and its directors, officers, employees and affiliates) from any and all losses, liabilities, obligations and damages (in excess of $5,000,000) resulting from, based upon, arising out of or otherwise in respect of, all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses incident or relating to or resulting from any untrue representation, breach of warranty or breach or nonfulfillment of any covenant or agreement in the Ascent Purchase Agreement or in any certificate delivered pursuant thereto by the party from whom indemnification is claimed.

TERMINATION

    The Ascent Purchase Agreement may be terminated at any time before the completion of the Ascent Entertainment portion of the transaction as follows:

        (1) by mutual written consent of the Company and Liberty AEG;

        (2) by the Company or Liberty AEG by written notice to the other party if any court of competent jurisdiction has issued an order, judgment or decree restraining, enjoining or otherwise prohibiting, or imposing conditions which are unacceptable to any party upon, the Ascent Entertainment portion of the transaction and such order, judgment or decree has become final and nonappealable;

        (3) by the Company if there has been a material breach by Liberty AEG of any material representation, warranty, covenant or agreement set forth in the Ascent Purchase Agreement, which breach has not been cured within ten business days following receipt by Liberty AEG of notice of such breach;

        (4) by Liberty AEG if there has been a material breach by the Company of any material representation, warranty, covenant or agreement set forth in the Ascent Purchase Agreement, which breach has not been cured within ten business days following receipt by the Company of notice of such breach;

        (5) by the Company if there has been a material adverse change in the assets or businesses of Ascent Entertainment and its subsidiaries, other than any such change to the extent resulting from any events or circumstances generally affecting the industry in which such assets or businesses are operated or the execution and delivery of the Ascent Purchase Agreement and the LSAT LLC Purchase Agreement or any public announcement thereof.

        (6) by Liberty AEG if there has been a material adverse change in the assets or business of the Company or any of its subsidiaries, other than any such change to the extent resulting from any events or circumstances generally affecting the industry in which such assets or businesses are operated or the execution and delivery of the Ascent Purchase Agreement and the LSAT LLC Purchase Agreement or any public announcement thereof.


        (7) by the Company or Liberty AEG if the Ascent Entertainment portion of the transaction is not consummated by April 1, 2002.

EXPENSES

    Whether or not the Ascent Entertainment portion of the transaction is consummated, all costs and expenses incurred in connection with the Ascent Purchase Agreement and the Ascent Entertainment portion of the transaction (including filing fees, fees and expenses of legal counsel, investment bankers, brokers or other representatives and consultants) will be paid by the party incurring such expenses.

THE REGISTRATION RIGHTS AGREEMENT


    The Company and Liberty Media are parties to a registration rights agreement, dated as of March 16, 2000, whereby Liberty Media and its affiliates have at any time, the right to request that the Company register under the Securities Act of 1933, as amended, any and all of the shares of the Company's common stock or shares of the Company's capital stock that are convertible into shares of the Company's common stock, owned by them, subject to the terms and conditions thereunder. Liberty Media and its affiliates also have certain "piggy-back" registration rights, whereby anytime the Company proposes to register shares of the Company's capital stock under the Securities Act, Liberty Media and its affiliates have the right to include their shares of the Company's capital stock in such registration. The Company and Liberty Media will enter into an amendment to this registration rights agreement to include thereunder the shares of the Company's Series B common stock that Liberty Media and its affiliates acquire upon the consummation of the transaction. See "Certain Relationships and Related Transactions--Registration Rights Agreement between the Company and Liberty Media" on page 28 for a more complete discussion of the registration rights agreement.



THE TAX LIABILITY ALLOCATION AND INDEMNIFICATION AGREEMENT



    On September 17, 2001, Liberty Media and Ascent Entertainment entered into a certain tax liability allocation and indemnification agreement. This tax liability allocation and indemnification agreement has substantially similar terms to those contained in the proposed tax liability allocation and indemnification agreement between Liberty Media and the Company. See "Certain Relationships and Related Transactions--Tax Liability Allocation and Indemnification Agreement between Liberty Media and the Company" on page 26 for a discussion of the tax liability allocation and indemnification agreement between Liberty Media and the Company. With respect to all taxable periods (or portions thereof) beginning after the closing date of the Ascent Entertainment portion of the transaction, Liberty Media's rights under its tax liability allocation and indemnification agreement with Ascent Entertainment will be assigned to the Company.


LSAT LLC PURCHASE AGREEMENT

STRUCTURE OF THE LSAT LLC PORTION OF THE TRANSACTION

    The LSAT LLC portion of the transaction will have two component transactions which are described below: the HC component and the DTH component.

HC COMPONENT


    In the HC component, LMC/LSAT Holdings, Inc., a Delaware corporation, will contribute to the Company, in exchange for 174,267,664 pre-reverse stock split shares of the Company's Series B common stock, all of the issued and outstanding shares of capital stock of each of Liberty KASTR Corp., a Delaware corporation, Liberty XMSR, Inc., a Delaware corporation, and Liberty Astro, Inc., a Delaware corporation (collectively, the "LLC Holding Companies"). The LLC Holding Companies own, in the aggregate, 61.59% of LSAT LLC, of which 4.22% is owned by Liberty KASTR, 6.07% is owned by Liberty XMSR, and 51.30% is owned by Liberty Astro.

DTH COMPONENT


    In the DTH component, Liberty Brazil DTH Inc., a Colorado corporation, Liberty Mexico DTH Inc., a Colorado corporation, Liberty Multicountry
DTH, Inc., a Colorado corporation, Liberty International DTH, Inc., a Colorado corporation, and Liberty Latin Partners, Inc., a Delaware corporation (collectively, the "DTH Subs"), will contribute to the Company, in exchange for 78,716,129 pre-reverse stock split shares of the Company's Series B common stock, all of the issued and outstanding shares of capital stock of LMI/LSAT Holdings, Inc., a Delaware corporation. LMI/LSAT Holdings owns 27.82% of LSAT LLC.


    If the one-for-five reverse stock split as contemplated by Proposal 5 herein is effected prior to the consummation of the HC and DTH components:

    - LMC/LSAT Holdings will receive 34,853,533 shares of the Company's Series B common stock in exchange for all of the issued and outstanding shares of capital stock of the LLC Holding Companies; and

    - the DTH Subs will receive 15,743,226 shares of the Company's Series B common stock in exchange for all of the issued and outstanding shares of capital stock of LMI/LSAT Holdings reflecting a proportionate reduction by a factor of five of the 174,267,664 and 78,716,129 shares of the Company's Series B common stock which LMC/LSAT Holdings and the DTH Subs were to respectively receive as consideration in the component transactions prior to the effect of the reverse stock split. For a more complete discussion about the proposed reverse stock split, see "Proposal 5--Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Effect a One-for-Five Reverse Stock Split of the Company's Outstanding Shares of Common Stock" beginning on page 71.


    If the one-for-ten reverse stock split as contemplated by Proposal 6 herein is effected prior to the consummation of the HC and DTH components:

    - LMC/LSAT Holdings will receive 17,426,766 shares of the Company's Series B common stock in exchange for all of the issued and outstanding shares of capital stock of the LLC Holding Companies; and

    - the DTH Subs will receive 7,871,613 shares of the Company's Series B common stock in exchange for all of the issued and outstanding shares of capital stock of LMI/LSAT Holdings reflecting a proportionate reduction by a factor of ten of the 174,267,664 and 78,716,129 shares of the Company's Series B common stock which LMC/LSAT Holdings and the DTH Subs were to respectively receive as consideration in the component transactions prior to the effect of the reverse stock split. For a more complete discussion about the proposed reverse stock split, see "Proposal 6--Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Effect a One-for-Ten Reverse Stock Split of the Company's Outstanding Shares of Common Stock" beginning on page 79.



    Concurrently with the closing of the transaction whereby Liberty Media will contribute the remaining 89.41% participating common equity interest in LSAT LLC that the Company does not own, and subject thereto, as part of the transaction and for no additional consideration, LMC/LSAT Holdings and the DTH Subs will also contribute to the Company promissory notes in the aggregate amount of $18.6 million, including accrued interest. Such promissory notes represent all of the loans made by LMI/LSAT Holdings and the LLC Holding Companies to fund the Sky Latin America funding obligations of LSAT LLC through December 31, 2001. During the period from January 1, 2002 through the closing of the transaction described in this Proposal 3, the Company, LMI/LSAT Holdings and the LLC Holding Companies will continue to provide to LSAT LLC, in the form of loans, such funds (currently estimated at approximately $10 million) necessary to enable LSAT LLC to meet its funding obligations to Sky Latin America. Such additional loans will not be contributed to the Company, but will be repaid to LMC/LSAT Holdings and the DTH Subs at the closing of such transaction. See

"Certain Relationships and Related Transactions--Sky Latin America Funding Payments" beginning on page 29 for a further discussion of the payment of LSAT LLC's funding obligations to the Sky Latin America entities upon the closing of the transaction.


    For convenience, we will use the following terms: "Liberty Parties" to refer collectively to LMC/ LSAT Holdings, the LLC Holding Companies, LMI/LSAT Holdings, the DTH Subs and (to the extent that it is a party to the LSAT LLC Agreement) Liberty Media; "Transferred Entities" to refer collectively to LMI/LSAT Holdings and the LLC Holding Companies; and "Selling Parties" to refer collectively to LMC/LSAT Holdings and the DTH Subs.

REPRESENTATIONS AND WARRANTIES

    The LSAT LLC Purchase Agreement contains various representations and warranties of the Selling Parties and the Company, relating to, among other things, the following:

    - incorporation, existence, good standing, corporate power and authority of the parties and the Transferred Entities;

    - capital structure of the Transferred Entities, LSAT LLC and the Company;

    - authorization to execute, deliver and perform obligations under the LSAT LLC Purchase Agreement, the enforceability of the LSAT LLC Purchase Agreement, and the absence of violations of law, governing instruments and material contracts as a result of such execution, delivery and performance;

    - assets and liabilities of the Transferred Entities;

    - the validity of the shares of Series B common stock to be issued by the Company as consideration;

    - the absence of pending or threatened investigations or litigation against the parties and the Transferred Entities;

    - accounting and tax matters of the Transferred Entities, the Company and its subsidiaries;

    - the absence of broker, investment banker or similar fees, except, in the case of the Company, for fees of Salomon Smith Barney in connection with the delivery of its opinion;

    - documents, reports and financial statements filed by the Company with the Securities and Exchange Commission and the accuracy and completeness of the information contained in such documents;

    - the absence of material changes or events with respect to the Transferred Entities and the Company and their subsidiaries since December 31, 2000; and

    - the investor intent and accredited investor status of the Selling Parties and the Company.

    The representations and warranties listed above were made on August 16, 2001 (the date of the LSAT LLC Purchase Agreement) and will be updated to the completion of the transactions contemplated by the LSAT LLC Purchase Agreement.

CONDUCT OF BUSINESS PENDING THE CLOSING OF THE LSAT LLC PORTION OF THE
  TRANSACTION

    The LSAT LLC Purchase Agreement requires that until the completion of the transactions contemplated by the LSAT LLC Purchase Agreement or the termination of the LSAT LLC Purchase Agreement, the following actions will not, without the prior written consent of the other party, be taken:

    - the Transferred Entities and the Company and its subsidiaries will not issue or authorize the issuance of, grant or otherwise create any additional shares of, or any options to acquire any shares of, their capital stock or any debt or equity securities convertible into or exchangeable for such capital stock (except, in the case of the Company, for issuances upon the exercise of outstanding options and SARs and the vesting of outstanding restricted stock, and grants of options, SARs and restricted stock in accordance with the ordinary course of business, consistent with past practices, and the exercise or vesting of such options, SARs and restricted stock), and the Selling Parties will not sell, mortgage, pledge or subject to lien or restriction any of the shares of capital stock of the Transferred Entities owned by it or any of the limited liability company interests in LSAT LLC;

    - the Selling Parties and the Company will not enter into, accept or otherwise agree to become bound by any negative covenant restricting in any manner the right of such entity to consummate the transactions contemplated by the LSAT LLC Purchase Agreement;

    - each of the Selling Parties will not enter into or agree to enter into any agreement, contract or commitment affecting its direct ownership of or its rights to transfer the Transferred Entities owned by it or its indirect ownership of or its rights to transfer any limited liability company interests in LSAT LLC;

    - the Transferred Entities will not conduct any business, other than holding and exercising the rights of a holder of limited liability company interests in LSAT LLC (subject to the LSAT LLC Purchase Agreement);

    - each of the Transferred Entities and the Company will not incur or agree to become contingently liable with respect to any indebtedness, or assume, guarantee or otherwise become responsible for the indebtedness of any other party or agree to do so;

    - each of the Transferred Entities will not sell, transfer or contribute any of the limited liability company interests in LSAT LLC held by each of the Transferred Entities, and the Selling Parties will not sell, transfer or contribute any of the ownership interests in the Transferred Entities held by the Selling Parties;

    - the Transferred Entities will not enter into any tax settlement agreements other than with Liberty Media and its affiliates;

    - the Transferred Entities and the Company will not declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of their respective capital stock, with the exception of the quarterly dividend that is paid by the Company on its Series B preferred stock to Liberty Media;

    - the Selling Parties and the Company will not take any action, or enter into any transaction, that would result in any representation or warranty made by it in the LSAT LLC Purchase Agreement being untrue if then made or a breach of any covenant or agreement made by it in the LSAT LLC Purchase Agreement; and

    - the Transferred Entities and the Company (other than a transaction with Sky Global Networks, Inc.) will not merge, consolidate with or consummate any other business combination with any person or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity.

OTHER COVENANTS

    Under the LSAT LLC Purchase Agreement, the Selling Parties and the Company agreed to the following additional covenants:

    - Approvals. The Company and the Selling Parties will cooperate and use their commercially reasonable efforts to obtain all consents, approvals and waivers (if any) from governmental entities required in connection with the LSAT LLC portion of the transaction.

    - Access to information. The Selling Parties will afford the officers, employees, auditors and agents of the Company access at reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books, records, and tax returns of or relating to the Transferred Entities and their businesses, and will furnish such representatives with all of the Transferred Entities' financial, operating and other data and information as may be reasonably requested. The Company will afford the officers, employees, auditors and agents of the Selling

      Parties access at reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books, records, and tax returns of or relating to the Company and its subsidiaries and their businesses, and will furnish such representatives with all of the Company's and its subsidiaries' financial, operating and other data and information as may be reasonably requested.

    - Further action. The Company and the Selling Parties will use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the LSAT LLC portion of the transaction.

    - Public announcements. The parties to the LLC Purchase Agreement and their respective controlled affiliates will consult with each other before issuing any press release or otherwise making any public statements with respect to the LSAT LLC Purchase Agreement or any of the transactions contemplated thereby and will not issue any such press release or make any such public statement without the prior consent of the other parties to the LSAT LLC Purchase Agreement, which consent will not be unreasonably withheld.

    - Notification of certain matters. The Selling Parties will promptly notify the Company of:

       - any notice or other communication of which the Selling Parties have knowledge from any person alleging that the consent of such person is or may be required in connection with the LSAT LLC portion of the transaction;

       - any notice or other communication from any governmental entity that is received by any of the Selling Parties in connection with the LSAT LLC portion of the transaction;

       - any legal proceeding commenced or, to the Selling Parties' knowledge, threatened against, relating to, involving or otherwise affecting, the Transferred Entities;

       - any legal proceeding commenced or, to the Selling Parties' knowledge, threatened against, relating to, involving or otherwise affecting any of the Selling Parties or Transferred Entities that relates to the consummation of the LSAT LLC portion of the transaction; and

       - any event, condition or circumstance of which the Selling Parties have knowledge that is reasonably likely to have or does have a material adverse effect on (1) the business, assets, financial or other condition, or results of operations of the Transferred Entities or LSAT LLC and its subsidiaries, taken as a whole, or (2) the ability of the Selling Parties to consummate the LSAT LLC portion of the transaction.

    The Company will promptly notify the Selling Parties of:

       - any notice or other communication from any person of which the Company has knowledge alleging that the consent of such person is or may be required in connection with the LSAT LLC portion of the transaction;

       - any notice or other communication from any governmental entity that is received by the Company in connection with the LSAT LLC portion of the transaction;

       - any legal proceeding commenced or, to the Company's knowledge, threatened against, relating to, involving or otherwise affecting the Company or any of its subsidiaries or that relates to the consummation of the LSAT LLC portion of the transaction; and

       - any event, condition or circumstance of which the Company has knowledge that is reasonably likely to have or does have a material adverse effect on (1) the business, assets, financial or other condition, or results of operations of the Company and the subsidiaries of the Company, taken as a whole, or (2) the ability of the Company to consummate the LSAT LLC portion of the transaction.


    - Tax matters. The parties agreed to covenants relating to access to tax returns, tax liability allocation and indemnification agreements, the filing of tax returns, tax notices, control of tax proceedings, and tax indemnification. The parties agreed to not take any action that would cause the LSAT LLC portion of the transaction or Ascent Entertainment portion of the transaction to be a taxable transaction to any of the parties or their affiliates. Upon the closing of the transaction, the Company and Liberty Media will enter into a tax liability allocation and indemnification agreement (see page 26 for a description of the tax liability allocation and indemnification agreement between the Company and Liberty Media).



    - Stockholders' meeting. The Company will call and hold a stockholder meeting for the purpose of considering and voting upon the approval and adoption of the Purchase Agreements and the transactions, and amending the Amended and Restated Certificate of Incorporation of the Company to increase the authorized number of shares of the Company's Series A common stock and Series B common stock by an amount not less than the amount necessary to consummate the Ascent Entertainment portion of the transaction and the LSAT LLC portion of the transaction. Liberty Media has agreed to vote in favor of the approval and adoption of the matters described above and is a party to the LSAT LLC Purchase Agreement for such purpose, but is not otherwise a party to that Agreement.


    - Liberty Guarantees. The Company will use commercially reasonable efforts, and the Selling Parties will cooperate with the Company, to cause Liberty Media and its affiliates (other than the Company) to be released and replaced by LSAT LLC and/or The News Corporation Limited, Sky Global Networks, Inc. or any other person of comparable creditworthiness reasonably satisfactory to Liberty Media, from all guarantees and guarantee obligations of Liberty Media and its affiliates relating to certain obligations.

    - Tax Opinion. The Selling Parties may notify the Company that they will require the delivery of a tax opinion to the effect that the LSAT LLC transaction will qualify as a tax-free exchange.

CONDITIONS TO THE LSAT LLC PORTION OF THE TRANSACTION

    The Company and the Selling Parties are not obligated to complete the LSAT LLC portion of the transaction unless the following conditions are satisfied or waived:


    - the requisite number of the Company's stockholders approve the entire transaction, the Purchase Agreements, and the amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of shares of the Company's Series A common stock and Series B common stock by an amount not less than the amount necessary to consummate the entire transaction;


    - all consents, waivers or approvals required under applicable law in order to consummate the LSAT LLC portion of the transaction are received;

    - no action is taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction is enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or governmental entity that restrains, enjoins or otherwise prohibits the consummation of the LSAT LLC portion of the transaction or imposes conditions that are unacceptable to any party;

    - all conditions to the Ascent Entertainment portion of the transaction under the Ascent Purchase Agreement (except for the satisfaction or waiver of all conditions to the LSAT LLC portion of the transaction) are satisfied or waived;

    - the concurrent consummation of the portion of the transaction contemplated by the Ascent Purchase Agreement;


    - the Company and the Selling Parties will enter into an amendment to a registration rights agreement that will provide Liberty Media and its affiliates with certain demand registration and "piggy-back" registration rights with respect to the Company's stock (see pages 28, 52 and 60 for a description of the registration rights agreement);

    - the Company and Liberty Media will enter into a tax liability allocation and indemnification agreement pertaining to the allocation of tax liabilities and benefits of the Company and its subsidiaries (see page 26 for a description of the tax liability allocation and indemnification agreement between the Company and Liberty Media); and


    The Selling Parties are not required to complete the LSAT LLC portion of the transaction unless the following conditions are satisfied or waived:

    - the Company's representations and warranties contained in the LSAT LLC Purchase Agreement were true in all material respects when made and are true in all material respects on and as of the date of the closing of the LSAT LLC portion of the transaction with the same force and effect as if then made, and the Company will have performed and complied in all material respects with all agreements and covenants required by the LSAT LLC Purchase Agreement to be performed or complied with by it prior to the closing;

    - the Company will deliver to the Selling Parties a certificate dated the closing date of the LSAT LLC portion of the transaction and signed by an authorized officer of the Company, certifying that the conditions described immediately above have been fulfilled and attaching a certified copy of the Amended and Restated Certificate of Incorporation and by-laws of the Company; and

    - if the Selling Parties have given proper notice, the Selling Parties will have received a tax opinion to the effect that the LSAT LLC portion of the transaction will qualify as a tax-free exchange.

    The Company is not required to complete the LSAT LLC portion of the transaction unless the following conditions are satisfied or waived:

    - The Selling Parties' representations and warranties contained in the LSAT LLC Purchase Agreement were true in all material respects when made and are true in all material respects on and as of the date of the closing of the LSAT LLC portion of the transaction with the same force and effect as if then made, and the Selling Parties will have performed and complied in all material respects with all agreements and covenants required by the LSAT LLC Purchase Agreement to be performed or complied with by them prior to the closing;

    - The Selling Parties will deliver to the Company a certificate dated the closing date of the LSAT LLC portion of the transaction and signed by an authorized officer of each of the Selling Parties, certifying that the conditions described immediately above have been fulfilled and attaching a certified copy of the certificate of incorporation and by-laws of each of the Selling Parties; and


    - Liberty Media will not have entered into or agreed to enter into any agreement, contract or commitment with any third party which would defeat the purpose of the LSAT LLC portion of the transaction.


INDEMNIFICATION

    The LSAT LLC Purchase Agreement provides that each of the Selling Parties and the Company will indemnify the other party (and its directors, officers, employees and affiliates) from any and all losses, liabilities, obligations and damages (in excess of $3,000,000) resulting from, based upon, arising out of or otherwise in respect of, all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses incident or relating to or resulting from any untrue representation, breach of warranty or breach or nonfulfillment of any covenant or agreement in the LSAT LLC Purchase Agreement or in any certificate delivered pursuant thereto by the party from whom indemnification is claimed.

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TERMINATION

    The LSAT LLC Purchase Agreement may be terminated at any time before the completion of the LSAT LLC portion of the transaction as follows:

        (1) by mutual written consent of the Company and the Selling Parties;

        (2) by the Company or the Selling Parties by written notice to the other party if any court of competent jurisdiction has issued an order, judgment or decree restraining, enjoining or otherwise prohibiting, or imposing conditions which are unacceptable to any party upon, the LSAT LLC portion of the transaction and such order, judgment or decree has become final and nonappealable;

        (3) by the Company if there has been a material breach by any of the Selling Parties of any material representation, warranty, covenant or agreement set forth in the LSAT LLC Purchase Agreement, which breach has not been cured within ten business days following receipt by the Selling Parties of notice of such breach;

        (4) by the Selling Parties if there has been a material breach by the Company of any material representation, warranty, covenant or agreement set forth in the LSAT LLC Purchase Agreement, which breach has not been cured within ten business days following receipt by the Company of notice of such breach;

        (5) by the Company if there has been a material adverse change in the assets or businesses of the Transferred Entities, other than any such change to the extent resulting from any events or circumstances generally affecting the industry in which such assets or businesses are operated or the execution and delivery of the Ascent Purchase Agreement and the LSAT LLC Purchase Agreement or any public announcement thereof;

        (6) by the Selling Parties if there has been a material adverse change in the assets or business of the Company or any of its subsidiaries, other than any such change to the extent resulting from any events or circumstances generally affecting the industry in which such assets or businesses are operated or the execution and delivery of the Ascent Purchase Agreement and the LSAT LLC Purchase Agreement or any public announcement thereof; or


        (7) by the Company or the Selling Parties if the LSAT LLC transaction is not consummated by April 1, 2002.


EXPENSES

    Whether or not the LSAT LLC portion of the transaction is consummated, all costs and expenses incurred in connection with the LSAT LLC Purchase Agreement and the LSAT LLC portion of the transaction (including filing fees, fees and expenses of legal counsel, investment bankers, brokers or other representatives and consultants) will be paid by the party incurring such expenses.

THE REGISTRATION RIGHTS AGREEMENT


    The Company and the Selling Parties will enter into an amendment to a registration rights agreement that will provide Liberty Media and its affiliates with certain rights with respect to the shares of the Company's common stock that they will acquire upon the consummation of this portion of the transaction. For a further discussion of these rights under such registration rights agreement, see "Certain Relationships and Related Transactions--Registration Rights Agreement between the Company and Liberty Media" on page 28.


WHAT ARE THE REASONS FOR ENGAGING IN THE TRANSACTION?

    In reaching its conclusion that the transaction and Purchase Agreements are in the best interests of the Company and its stockholders, and in deciding to recommend that its stockholders approve the transaction and Purchase Agreements, the Company's board of directors considered the following information and factors:


    - the judgment of the board of directors that the fair value of the assets to be acquired by the Company in the transaction was equal to or greater than the fair value of the consideration to be paid by the Company to Liberty Media in exchange for such assets.


    - the Company's desire to obtain ownership of 100% of the participating, common equity of LSAT LLC in order to take full advantage of the benefits and risks associated with assets owned by LSAT LLC;

    - the Company's desire to rationalize the Company's corporate structure by consolidating within the Company those entities which are partially owned by Liberty Media and partially owned by the Company;

    - the Company's desire for increased access to potential sources of liquidity;

    - the Company's belief that a stronger balance sheet and greater net worth could enhance the Company's ability to structure future transactions; and

    - the Company's desire to obtain control of an operating business.

WHO DETERMINED THE AMOUNT OF CONSIDERATION TO BE PAID BY THE COMPANY TO LIBERTY MEDIA?


    The Company and Liberty Media determined, through extensive negotiations between them over several months, the amount of consideration to be paid to Liberty Media for the businesses and assets to be contributed to the Company pursuant to the transaction. There are certain factors that the stockholders should consider with regard to the transaction described in this Proposal 3 and the relationship between the directors and officers of Liberty Media and the Company during the negotiations of the transaction. See "Certain Considerations" on page 35 for a discussion of these factors.


WHAT WAS THE COMPANY'S FINANCIAL ADVISOR'S OPINION REGARDING THE AGGREGATE CONSIDERATION PAYABLE BY THE COMPANY IN THE TRANSACTION?


    The Company retained Salomon Smith Barney to evaluate the fairness, from a financial point of view, to the Company of the aggregate consideration provided for in the transaction. On November 30, 2001, at a meeting of the Company's board of directors held to approve the first amendments to the Purchase Agreements, Salomon Smith Barney rendered to the Company's board an oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of such date and based on and subject to the matters described in the opinion, the aggregate consideration was fair, from a financial point of view, to the Company.

    In arriving at its opinion, Salomon Smith Barney:


    - reviewed the Purchase Agreements and drafts dated November 30, 2001 of the first amendments to the Purchase Agreements;


    - held discussions with senior officers, directors and other representatives and advisors of the Company and senior officers and other representatives of Liberty Media concerning the businesses, operations and prospects of the Company, Ascent Entertainment, LSAT LLC and selected companies in which these entities have an equity interest (these entities will be referred to as the "Investment Entities");

    - examined publicly available business and financial information relating to the Company, Ascent Entertainment, LSAT LLC and selected Investment Entities;

    - examined financial forecasts and other information and data relating to the Company, Ascent Entertainment, LSAT LLC and selected Investment Entities which were provided to or otherwise discussed with Salomon Smith Barney by the managements of the Company and Liberty Media;


    - reviewed the financial terms of the transaction as set forth in the Purchase Agreements, as amended as of November 30, 2001, in relation to, among other things, current and historical market prices and trading volumes of the Company's Series B common stock; the financial condition and historical and projected financial and operating data of the Company, Ascent Entertainment, LSAT LLC and selected Investment Entities; and the capitalization of the Company, Ascent Entertainment, LSAT LLC and selected Investment Entities;


    - analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of selected Investment Entities; and

    - conducted other analyses and examinations and considered other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion.

    In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney. With respect to financial forecasts and other information and data provided to or otherwise discussed with Salomon Smith Barney, the managements of the Company and Liberty Media advised Salomon Smith Barney that the forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and Liberty Media as to the future financial performance of the Company, Ascent Entertainment, LSAT LLC and selected Investment Entities. Salomon Smith Barney assumed, with the Company's consent, that the transaction would be consummated in accordance with its terms, without any waiver, modification or amendment of any material term, condition or agreement. In addition, representatives of the Company advised Salomon Smith Barney, and Salomon Smith Barney therefore also assumed, that the final terms of the Purchase Agreements, as amended, would not vary materially from those contained in the drafts of the amendments reviewed by Salomon Smith Barney.

    Salomon Smith Barney did not express any opinion as to what the value of the Company's Series B common stock actually will be when issued in the transaction or the price at which the Company's Series B common stock will trade or otherwise be transferable after the transaction. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of assets or liabilities, contingent or otherwise, of the Company, Ascent Entertainment, LSAT LLC or the Investment Entities and did not make any physical inspection of the properties or assets of the Company, Ascent Entertainment, LSAT LLC or the Investment Entities.

    In connection with its engagement, Salomon Smith Barney was not requested to, and did not, participate in the negotiation or structuring of the transaction. Salomon Smith Barney expressed no view as to, and its opinion does not address, the relative merits of the transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Salomon Smith Barney's opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Salomon Smith Barney as of the date of its opinion. Although Salomon Smith Barney evaluated the aggregate consideration from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the transaction, which was determined through negotiation between the Company and Liberty Media. The Company imposed no other instructions or limitations on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

    THE FULL TEXT OF SALOMON SMITH BARNEY'S WRITTEN OPINION DATED NOVEMBER 30, 2001, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS ANNEX E AND IS INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. SALOMON SMITH BARNEY'S OPINION IS ADDRESSED TO THE COMPANY'S BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE COMPANY OF THE AGGREGATE CONSIDERATION, DOES NOT ADDRESS ANY OTHER ASPECT OF THE TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED TRANSACTION.

    In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

    In its analyses, Salomon Smith Barney considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of the Company and Liberty Media. No company, transaction or business used in those analyses as a comparison is identical to the Company, Ascent Entertainment, LSAT LLC, the Investment Entities or the proposed transaction, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

    The estimates contained in Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Salomon Smith Barney's analyses and estimates are inherently subject to substantial uncertainty.

    Salomon Smith Barney's opinion and analyses were only one of many factors considered by the Company's board of directors in its evaluation of the transaction and should not be viewed as determinative of the views of the Company's board of directors or management with respect to the proposed transaction or the aggregate consideration payable in the transaction.

    The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with the rendering of its opinion dated November 30, 2001. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND SALOMON SMITH BARNEY'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF SALOMON SMITH BARNEY'S FINANCIAL ANALYSES.

SUM OF THE PARTS ANALYSES


    Salomon Smith Barney performed separate sum of the parts analyses on the assets to be contributed by Liberty Media to the Company in the transaction and on the Company's current assets, based on publicly available data, including research analysts' estimates, and internal estimates of the managements of the Company and Liberty Media. Salomon Smith Barney reviewed the estimated implied values of the Company's current assets and the assets to be contributed by Liberty Media derived from these analyses both on a pre-tax and after-tax basis, taking into account, in the after-tax case, potential net operating losses, commonly referred to as NOLs, that as of the date of Salomon Smith Barney's opinion could be utilized by the Company both on a stand-alone basis and as a result of the transaction. Based on these implied values, Salomon Smith Barney performed a relative contribution analysis in which Salomon Smith Barney compared the percentage equity value contributions to the Company of Liberty's Media's contributed assets and the Company's current assets relative to the pro forma equity ownership in the Company of Liberty Media and the Company's current stockholders, and an analysis of the contributed assets versus the consideration paid in which Salomon Smith Barney compared the implied values of Liberty Media's contributed assets relative to the implied values of the Company's Series B common stock payable in the transaction. These analyses are more fully described below.


RELATIVE CONTRIBUTION ANALYSIS


    In calculating the percentage equity value contributions to the Company of Liberty Media's contributed assets, Salomon Smith Barney utilized the midpoint of the implied valuations for Liberty Media's contributed assets and the Company's current assets derived from its sum of the parts analyses, after adjustment for net corporate liabilities, including the Company's preferred stock obligations, and, in the case of the after-tax case, the potential NOLs that as of the date of Salomon Smith Barney's opinion could be utilized by the Company both on a stand-alone basis and as a result of the transaction. Estimated financial data used in this analysis were based both on publicly available data, including research analysts' estimates, and internal estimates of the managements of the Company and Liberty Media. The estimated value of the NOLs that potentially could be utilized by the Company has not been assigned to the Company given that the Company does not, on a stand-alone basis, currently have operating income or sufficient capital gains against which the NOLs could be utilized nor assigned to Liberty Media since the NOLs are attributable to the Company. As a result, the percentage equity contribution on an after-tax basis does not total 100%. Financial statistics that were not meaningful due to the contribution of more liabilities, including the Company's existing preferred stock obligations, than assets have been reflected as "nm". This analysis indicated the following implied equity value contribution ranges for Liberty Media's contributed assets and the Company's current assets on a pre-tax and after-tax basis, as compared to the pro forma equity ownership in the Company of Liberty Media and the Company's current stockholders:


                                                       PERCENTAGE EQUITY VALUE
                                                            CONTRIBUTION
                                                  ---------------------------------
                                                  PRE-TAX                 AFTER-TAX
                                                  --------                ---------
Liberty Media's Contributed Assets..............     100%                   88.0%
The Company's Current Assets....................      nm                      nm

                                                    PERCENTAGE PRO FORMA EQUITY
                                                             OWNERSHIP
                                                  --------------------------------
                                                  ECONOMIC                 VOTING
                                                  --------                --------
Liberty Media...................................    81.9%                   77.6%
The Company's Current Stockholders..............    18.1%                   22.4%

ANALYSIS OF THE CONTRIBUTED ASSETS VERSUS THE CONSIDERATION PAID


    In calculating the implied valuations for Liberty Media's contributed assets and the Company's Series B common stock payable in the transaction, Salomon Smith Barney utilized the low and high implied valuations for Liberty Media's contributed assets and the Company's current assets derived from its sum of the parts analyses, both before and after taking into account potential NOLs that as of the date of Salomon Smith Barney's opinion could be utilized by the Company both on a stand-alone basis and as a result of the transaction. Estimated financial data used in this analysis were based both on publicly available research analysts' estimates and internal estimates of the managements of the Company and Liberty Media. This analysis indicated the following implied equity reference range for Liberty Media's contributed assets, as compared to the implied equity reference ranges for the Company's common stock payable in the transaction both before and after taking into account potential NOLs:



IMPLIED EQUITY REFERENCE RANGE OF       IMPLIED EQUITY REFERENCE            IMPLIED EQUITY REFERENCE
   LIBERTY MEDIA'S CONTRIBUTED         RANGE OF CONSIDERATION PAID        RANGE OF CONSIDERATION PAID
             ASSETS                 (BEFORE TAKING INTO ACCOUNT NOLS)   (AFTER TAKING INTO ACCOUNT NOLS)
---------------------------------   ---------------------------------   --------------------------------
      $210 - $295 million                   $0 - $73 million                   $0 - $185 million


OVERVIEW OF THE SUM OF THE PARTS METHODOLOGY

LIBERTY MEDIA'S CONTRIBUTED ASSETS

    Salomon Smith Barney performed separate sum of the parts analyses on LSAT LLC and Ascent Entertainment, the assets to be contributed by Liberty Media to the Company in the transaction, on a pre-tax and after-tax basis. In the case of LSAT LLC, Salomon Smith Barney analyzed LSAT LLC's publicly and privately held investments. In the case of Ascent Entertainment, Salomon Smith Barney analyzed On Command, Ascent Entertainment's primary asset.

    LSAT LLC. In evaluating LSAT LLC's publicly held investments, comprised of Sprint Corporation, Hughes Electronics Corporation, XM Satellite Radio
Holdings, Inc. and iBEAM Broadcasting Corp., Salomon Smith Barney utilized the market value of each investment. For those publicly held investments with outstanding put and call options, commonly referred to as collars, Salomon Smith Barney performed a valuation of the collars taking into account selected volatility rates. In the case of LSAT LLC's privately held investments, comprised of Astrolink International LLC, Wildblue Communications, Inc., Sky Latin America and Aerocast.com, Inc., Salomon Smith Barney assumed a valuation based on each privately held investment's most recent financing round, adjusted by applying selected discount rates in order to account for changes in market conditions since the financings were completed. For Sky Latin America, which did not undertake a recent financing,

Salomon Smith Barney based its valuation on a selected companies analysis. Salomon Smith Barney analyzed the market values and trading multiples of selected publicly traded companies in the digital broadcast satellite industry. Salomon Smith Barney reviewed enterprise values of the selected companies as multiples of 2001 and 2002 estimated subscribers. Salomon Smith Barney then applied a range of selected multiples to corresponding estimated subscribers of Sky Latin America. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for the privately held investments were based on internal estimates of the management of the Company.

    ASCENT ENTERTAINMENT. In evaluating Ascent Entertainment, Salomon Smith Barney analyzed On Command, Ascent Entertainment's primary asset. Salomon Smith Barney based its valuation on a selected companies analysis and the market value of On Command based on the closing price of On Command's common stock on November 27, 2001. In its selected companies analysis, Salomon Smith Barney analyzed the market values and trading multiples of On Command and selected publicly traded companies in the interactive television and cable industries. Salomon Smith Barney reviewed enterprise values of the selected companies as a multiple of latest 12 months and estimated calendar year 2001 EBITDA. Salomon Smith Barney then applied a range of selected multiples to corresponding financial data of On Command. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for the privately held investments were based on internal estimates of the management of Ascent Entertainment.

THE COMPANY'S CURRENT ASSETS

    Salomon Smith Barney performed a sum of the parts analysis on the Company's current assets, LSAT LLC, Astrolink International LLC, Netbeam, Incorporated and Prairie iNet, LLC, both before and after giving effect to the potential NOLs that could be utilized by the Company on a stand-alone basis. In the case of LSAT LLC, Salomon Smith Barney utilized the valuation approach described above under "LSAT LLC." In the case of the Company's other privately held investments, Salomon Smith Barney assumed a valuation based on each privately held investment's most recent financing round, adjusted by applying selected discount rates in order to account for changes in market conditions since the financings were completed. Estimated financial data for LSAT LLC and the Company's other privately held investments were based on internal estimates of the management of the Company.

MISCELLANEOUS

    Under the terms of its engagement, the Company has agreed to pay Salomon Smith Barney for its services with respect to its opinion an aggregate fee of $950,000 upon delivery of its opinion. The Company also has agreed to reimburse Salomon Smith Barney for reasonable travel and other expenses incurred by Salomon Smith Barney in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

    In the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of the Company, Liberty Media and their respective affiliates for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities. Salomon Smith Barney and its affiliates in the past have provided, and currently are providing, services to Liberty Media unrelated to the proposed transaction, for which services Salomon Smith Barney and its affiliates have received and will receive compensation. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with the Company, Liberty Media and their respective affiliates.

    The Company selected Salomon Smith Barney based on Salomon Smith Barney's experience, expertise and familiarity with Liberty Media and its business. Salomon Smith Barney is an internationally recognized investment banking firm which regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

WHAT ACCOUNTING TREATMENT WILL THE TRANSACTION RECEIVE?

    Due to the fact that the Company, LSAT LLC and Ascent Entertainment are all under the common control of Liberty Media, the LSAT LLC portion of the transaction and the Ascent Entertainment portion of the transaction will each be accounted for in a manner similar to a pooling of interests. This means that the book value of Ascent Entertainment's assets, liabilities and stockholder equity (including certain purchase accounting adjustments not "pushed down" to Ascent Entertainment's historical consolidated financial statements) will be carried over to the balance sheet of the Company. In addition, the financial statements of the Company for periods prior to the consummation of the transaction will be restated to include 100% of LSAT LLC's results of operations and to include Ascent Entertainment's results of operations from the time Ascent Entertainment was acquired by Liberty Media.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION TO THE COMPANY'S STOCKHOLDERS?

    The contributions of businesses and assets from Liberty Media to the Company in this transaction are intended to qualify as tax-free contributions pursuant to Section 351 of the Internal Revenue Code, as amended, and thus will not result in any United States federal income tax consequences to any of the Company's stockholders, including Liberty Media or any of its affiliates.

IS THE TRANSACTION SUBJECT TO ANY REGULATORY APPROVAL?

    The transaction is not subject to any regulatory approvals.

WHAT IS THE FINANCIAL COMPOSITION OF THE COMPANY, LSAT LLC AND ASCENT ENTERTAINMENT?

    SELECTED FINANCIAL DATA


    The following tables set forth historical financial data for the Company and its consolidated subsidiaries and for Ascent Entertainment and its consolidated subsidiaries as of September 30, 2001 and for the nine months ended
September 30, 2001 and 2000; and as of and for each of the years in the five-year period ended December 31, 2000. The following information is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements and notes thereto of the Company and Ascent Entertainment included herein. For historical financial data for LSAT LLC for the nine months ended September 30, 2001, for the year ended December 30, 2001 and as of September 30, 2001, see "--Pro Forma Selected Financial Data," beginning on page 68.

                THE COMPANY--SELECTED HISTORICAL FINANCIAL DATA

                                                NINE MONTHS ENDED
                                                  SEPTEMBER 30,                     YEARS ENDED DECEMBER 31,
                                               --------------------   ----------------------------------------------------
                                                 2001        2000       2000       1999     1998(1)      1997       1996
                                               ---------   --------   --------   --------   --------   --------   --------
                                                            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SUMMARY STATEMENT OF OPERATIONS DATA:

  Revenue....................................  $     315       340        445         --     168,500    561,990    417,461

  Operating, selling, general and
    administrative expenses and stock
    compensation.............................  $  (3,439)     (788)    (1,096)   (12,160)   (158,810)  (489,947)  (410,390)

  Operating loss.............................  $  (3,208)     (517)      (749)   (12,183)    (55,415)  (171,599)  (184,284)

  Interest expense (2).......................  $  (4,761)   (3,695)    (5,729)      (140)    (14,177)   (47,992)    (2,023)

  Share of losses of affiliates..............  $(173,650)   (4,500)    (7,251)        --    (375,053)   (20,473)    (3,275)

  Net earnings (loss)........................  $ (43,616)  (42,653)   (49,137)    67,262    (445,266)  (238,341)  (140,004)

  Basic and diluted earnings (loss) per
    common share.............................  $   (0.95)    (0.86)     (1.07)      0.97       (6.58)     (3.58)     (2.11)

                                                                                            DECEMBER 31,
                                                      SEPTEMBER 30,   --------------------------------------------------------
                                                          2001          2000       1999     1998(1)       1997         1996
                                                      -------------   --------   --------   --------   ----------   ----------
                                                                               (AMOUNTS IN THOUSANDS)
SUMMARY BALANCE SHEET DATA:

  Cash and cash equivalents.........................    $  6,051       157,198      2,473         --        6,084        6,560

  Investments in affiliates accounted for using the
    equity method...................................    $304,737       341,559         --         --       11,093       32,240

  Investments in available-for-sale securities and
    others..........................................    $532,969       486,029    140,101         --           --           --

  Total assets......................................    $848,983       986,256    143,197    463,133    1,204,856    1,180,273

  Debt and noncurrent amounts due to parent (2).....    $121,592        89,985      3,044         --      418,729      247,230

  Minority interests in consolidated subsidiaries...    $407,827       534,301         --         --           --           --

  Redeemable preferred stock........................    $200,943       196,614         --         --           --           --

  Stockholders' equity (deficit)....................    $ 68,156       131,156     64,727     (6,365)     136,269      372,358

------------------------------

(1) A roll-up transaction was consummated on April 1, 1998. In connection therewith, the Company contributed and transferred to Phoenixstar, Inc. all of its assets and liabilities except for assets and liabilities related to its high power DBS system.

(2) Effective December 31, 1996, the Company entered into a bank credit facility with initial commitments of $350 million. In addition, on February 20, 1997, the Company issued senior subordinated notes and senior subordinated discount notes with aggregate principal amounts at maturity of $475 million. Such debt was assumed by Phoenixstar, Inc. effective April 1, 1998.

    Effective November 19, 1999, the Company entered into a Revolving Loan Agreement with aggregate commitments of $25 million. Such facility was repaid and canceled in October 2000.

    Effective September 29, 2000, the Company entered into a $35 million loan agreement, which was subsequently amended to provide for up to $303 million of borrowings. In addition, the Company issued a $60 million promissory note to Liberty Media on March 16, 2000.

            ASCENT ENTERTAINMENT--SELECTED HISTORICAL FINANCIAL DATA

                                                         NINE MONTHS
                                                            ENDED
                                                        SEPTEMBER 30,                     YEARS ENDED DECEMBER 31,
                                                     --------------------   ----------------------------------------------------
                                                       2001        2000       2000       1999       1998       1997       1996
                                                     ---------   --------   --------   --------   --------   --------   --------
                                                                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SUMMARY STATEMENT OF OPERATIONS DATA:

  Revenue..........................................  $ 183,874    199,565    287,864    275,379    261,276    242,043    167,976

  Operating expenses (excluding depreciation and
    amortization)..................................  $(161,228)  (163,040)  (228,590)  (213,463)  (185,913)  (183,588)  (125,198)

  Loss from continuing operations..................  $ (42,447)   (36,077)   (39,211)   (51,118)   (31,926)   (10,162)   (33,338)

  Net earnings (loss)..............................  $ (42,805)   114,784     99,882    (77,577)   (49,725)   (41,514)   (36,034)

  Basic and diluted loss per common share:

    Loss from continuing operations................        N/A        N/A        N/A   $  (1.72)     (1.07)     (1.13)     (0.34)

    Net loss.......................................        N/A        N/A        N/A   $  (2.61)     (1.67)     (1.40)     (1.21)

                                                                                             DECEMBER 31,
                                                         SEPTEMBER 30,   ----------------------------------------------------
                                                             2001          2000       1999       1998       1997       1996
                                                         -------------   --------   --------   --------   --------   --------
                                                                                (AMOUNTS IN THOUSANDS)
SUMMARY BALANCE SHEET DATA:

  Total assets.........................................    $ 797,065      790,836    581,301    623,624    656,386    637,155

  Total long-term debt.................................    $ 470,174      426,396    339,922    305,537    259,958     50,000

  Stockholder's equity.................................    $ 174,904      198,943     99,721    176,526    227,698    269,585

    PRO FORMA SELECTED FINANCIAL DATA

    The following table presents summary financial data relating to the historical financial position of the Company, LSAT LLC and Ascent Entertainment as of September 30, 2001 and to the historical results of operations of the Company, LSAT LLC and Ascent Entertainment for the nine months ended
September 30, 2001 and the year ended December 31, 2000. In addition, the following table presents summary financial data relating to the Company's unaudited pro forma combined financial position as of September 30, 2001 and the Company's unaudited pro forma combined results of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000. The historical financial data for the year ended December 31, 2000 has been derived from the respective audited financial statements of the Company, LSAT LLC and Ascent Entertainment. The historical financial data as of, and for the nine months ended September 30, 2001 has been derived from unaudited information. The unaudited pro forma combined statement of operations data gives effect to the LSAT LLC portion of the transaction and the Ascent Entertainment portion of the transaction as of January 1, 2000. The unaudited pro forma combined balance sheet data gives effect to the LSAT LLC portion of the transaction and the Ascent Entertainment portion of the transaction as of September 30, 2001. The unaudited pro forma combined data does not purport to be indicative of the results of operations or financial position that may be obtained in the future or that actually would have been obtained had the transaction occurred on such dates. The following information is qualified in its entirety by reference to the historical financial statements and notes thereto of the Company, LSAT LLC and Ascent Entertainment included on pages F-8 through F-95 of this proxy statement.

                                                                       NINE MONTHS ENDED SEPTEMBER 30, 2001
                                                              ------------------------------------------------------
                                                                            HISTORICAL
                                                              --------------------------------------
                                                                 THE                      ASCENT        THE COMPANY
                                                               COMPANY     LSAT LLC    ENTERTAINMENT     PRO FORMA
                                                              ---------   ----------   -------------   -------------
                                                                              (AMOUNTS IN THOUSANDS)
SUMMARY STATEMENT OF OPERATIONS DATA:
Revenue.....................................................  $     315          --       183,874         184,189
Operating, selling, general and administrative expenses.....  $  (3,439)        (45)     (161,228)       (164,667)
Operating loss..............................................  $  (3,208)        (45)      (40,850)       (103,789)
Interest expense............................................  $  (4,761)     (7,014)      (32,129)        (36,890)
Share of losses of affiliates...............................  $(173,650)   (173,650)           --        (173,650)
Loss from continuing operations.............................  $ (43,616)   (173,179)      (42,447)       (276,571)
Net loss per share..........................................  $    (.95)                                     (.73)

                                                                           YEAR ENDED DECEMBER 31, 2000
                                                              ------------------------------------------------------
                                                                            HISTORICAL
                                                              --------------------------------------
                                                                 THE                      ASCENT        THE COMPANY
                                                               COMPANY     LSAT LLC    ENTERTAINMENT     PRO FORMA
                                                              ---------   ----------   -------------   -------------
                                                                              (AMOUNTS IN THOUSANDS)
Revenue.....................................................  $    445           --       287,864         200,861
Operating, selling, general and administrative expenses.....  $ (1,096)          (2)     (228,590)       (154,576)
Operating loss..............................................  $   (749)          (2)      (28,994)        (83,044)
Interest expense............................................  $ (5,729)          --       (37,608)        (34,844)
Share of losses of affiliates...............................  $ (7,251)      (7,251)           --          (7,251)
Earnings (loss) from continuing operations..................  $(49,137)         600       (39,211)       (106,726)
Net loss per share..........................................  $  (1.07)                                     (0.33)


                                                                                SEPTEMBER 30, 2001
                                                              ------------------------------------------------------
                                                                            HISTORICAL
                                                              --------------------------------------
                                                                 THE                      ASCENT        THE COMPANY
                                                               COMPANY     LSAT LLC    ENTERTAINMENT     PRO FORMA
                                                              ---------   ----------   -------------   -------------
                                                                              (AMOUNTS IN THOUSANDS)
SUMMARY BALANCE SHEET DATA:
Current assets..............................................  $ 11,248       4,926        291,521          302,769
Investments in affiliates accounted for using the equity
  method....................................................  $304,737     304,737             --          304,737
Investments in available-for-sale securities and
  others....................................................  $532,969     529,969         70,142          603,111
Total assets................................................  $848,983     839,632        797,065        1,785,562
Debt and noncurrent amounts due to parent (1)...............  $121,592     307,191        470,174          592,024
Minority interests..........................................  $407,827      35,681         14,713           14,713
Redeemable preferred stock..................................  $200,943          --             --          200,943
Stockholders' equity........................................  $ 68,156     453,640        174,904          796,079


------------------------------

(1) Included in the Ascent Entertainment historical and the Company pro forma columns is $195,541,000 related to certain Senior Secured Discount Notes of Ascent Entertainment. Subsequent to September 30, 2001, Ascent Entertainment gave notice that it had elected to redeem the Notes effective December 31, 2001 at a price of 105.9375% of the accreted value of the Notes on such date. This price represents $948.63 per $1,000 principal amount or an aggregate amount of approximately $213 million, including accrued interest.

WHAT OTHER RELATIONSHIPS DOES THE COMPANY HAVE WITH LIBERTY MEDIA?


    Liberty Media is a stockholder of the Company owning 100% of the outstanding shares of each of the Company's Series A preferred stock and Series B preferred stock. As of the record date, Liberty Media also owns shares of the Company's Series A common stock and Series B common stock representing 12.4% of the Company's outstanding common stock and, together with the Series B preferred stock, 89.3% of the Company's voting power. See "What are the additional rights and preferences granted to holders of the Company's Series A preferred stock? and What are the additional rights and preferences granted to holders of the Company's Series B preferred stock?" on page 34 for a discussion of the terms of the Company's Series A and Series B preferred stock. The Company and Liberty Media are currently parties in LSAT LLC, in which Liberty Media owns an 89.41 common equity interest and the Company owns the remaining common equity interest and is the managing member thereof. As a result of the transactions described in this Proposal 3, the Company will acquire Liberty Media's interests in LSAT LLC as well as its equity interests in Ascent Entertainment in exchange for 340,000,000 shares of the Company's Series B common stock. Upon the consummation of the transaction, Liberty Media's ownership of the Company's outstanding common stock will increase to 84.1% (84.8% on a fully-diluted basis, assuming conversion of the Series B preferred stock) and its voting power will increase to approximately 97.6%.



    IN ADDITION, THE COMPANY AND CERTAIN OF THE COMPANY'S EXECUTIVE OFFICERS AND DIRECTORS HAVE RELATIONSHIPS WITH LIBERTY MEDIA. FOR A DISCUSSION OF THESE RELATIONSHIPS, SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" ON PAGE 26.


    Although the Company is not currently required to submit Proposal 3 to the Company's stockholders for their approval, the Company has elected to submit this Proposal 3 to the Company's stockholders in order to provide stockholders with an opportunity to vote on matters of significance to the Company. Liberty Media has agreed to vote for the approval of the transaction described in this Proposal 3. As a result, it is expected that the transaction will be approved.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE TRANSACTION WITH LIBERTY MEDIA DESCRIBED ABOVE.

                                   PROPOSAL 4
            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS


    The board of directors has renewed the Company's engagement of KPMG LLP to be its independent auditors for the year ended December 31, 2001, subject to the ratification of the appointment by stockholders. A representative of KPMG LLP is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.


AUDIT FEES AND ALL OTHER FEES

    The Company paid KPMG LLP a total of $74,900 during 2000 for services rendered in connection with the audit of the Company's annual financial statements and the review of the financial statements included in the Company's quarterly reports filed with the Securities and Exchange Commission. For all other services rendered by KPMG LLP during 2000, the Company paid $51,736. The Audit Committee has considered whether the provision of services by KPMG LLP to the Company other than auditing is compatible with KPMG LLP maintaining its independence and does not believe that the provision of such other services is incompatible with KPMG LLP maintaining its independence.

    The Audit Commitee has approved an Audit Committee Charter which is attached to this proxy statement as Annex A.


    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2001.

                                   PROPOSAL 5
             APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND
               RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A
               ONE-FOR-FIVE REVERSE STOCK SPLIT OF THE COMPANY'S
                      OUTSTANDING SHARES OF COMMON STOCK.

    At the annual meeting, you will be asked to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-five reverse stock split of the Company's outstanding shares of common stock. The full text of such amendment is attached as Annex F-1 to this document and is incorporated by reference herein. The board of directors adopted this amendment, subject to stockholder approval.

    EACH OF PROPOSAL 5 AND PROPOSAL 6 RELATE TO A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK. HOWEVER, IF BOTH PROPOSALS ARE APPROVED BY THE COMPANY'S STOCKHOLDERS AND IF THE COMPANY DETERMINES TO EFFECT A REVERSE STOCK SPLIT, THE COMPANY WILL ONLY EFFECT THE REVERSE STOCK SPLIT DESCRIBED IN ONE OF SUCH PROPOSALS. IN NO EVENT WILL BOTH REVERSE STOCK SPLITS BE EFFECTED. THE COMPANY DOES NOT CURRENTLY EXPECT TO EFFECT THE REVERSE STOCK SPLIT DESCRIBED IN PROPOSAL 6. HOWEVER, THE BOARD OF DIRECTORS SEEKS YOUR APPROVAL OF PROPOSAL 6 IN ADDITION TO PROPOSAL 5 IN ORDER TO HAVE THE FLEXIBILITY OF EFFECTING A ONE-FOR-TEN REVERSE STOCK SPLIT INSTEAD OF A ONE-FOR-FIVE REVERSE STOCK SPLIT SHOULD THE BOARD OF DIRECTORS DETERMINE (BASED ON PREVAILING MARKET CONDITIONS AND THE TRADING PRICE AND CHARACTERISTICS OF THE COMPANY'S COMMON STOCK) THAT A ONE-FOR-TEN REVERSE STOCK SPLIT IS MORE DESIRABLE FOR THE COMPANY THAN A ONE-FOR-FIVE REVERSE STOCK SPLIT. YOUR APPROVAL OF BOTH PROPOSAL 5 AND
PROPOSAL 6 AT THE ANNUAL MEETING WOULD SAVE THE COMPANY THE TIME AND EXPENSE ASSOCIATED WITH ANOTHER PROXY SOLICITATION.

GENERAL

    The reverse stock split presented in this Proposal 5 will provide for the combination and reclassification of the presently issued and outstanding shares of common stock, into a smaller number of shares of identical common stock, on the basis of one post-split share of common stock for each five pre-split shares of common stock previously issued and outstanding. The reverse stock split will also automatically result in a corresponding adjustment to the conversion rate of the Series B preferred stock. As proposed by the Company and set forth in the form of a charter amendment attached as Annex F-1, the reverse stock split will also result in a proportionate 1-for-5 reduction in the number of authorized shares of each class and series of the Company's capital stock. The common stock will not be modified or amended in any way by this proposed reverse stock split, other than the combination and reclassification of outstanding shares as described herein and the payment of cash for fractional shares, as described below. Except as may result from the payment of cash for fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately following the reverse stock split as it did immediately prior to the reverse stock split. If approved by the stockholders of the Company as provided herein, the reverse stock split, if effected, will be effected by an amendment to the Company's Amended and Restated Certificate of Incorporation in substantially the form attached as Annex F-1 to this document, and will become effective upon the filing of such amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware reflecting such reverse stock split provisions.


    Upon the filing of such amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware reflecting the reverse stock split provisions discussed in this Proposal 5, each share of the Company's common stock will automatically be reclassified and converted into one-fifth of a share of common stock. Although the voting power of shares of Series B preferred stock will not be affected by the proposed one-for-five reverse stock split of the Company's common stock, the terms of the certificate of amendment contemplated by this proposal expressly provide for a proportionate reduction in the voting power of the Series B preferred stock, subject to, and effective immediately after, the effectiveness of the reverse stock split. Fractional shares of common stock will not be issued as a result of the reverse stock split. Stockholders entitled to receive a fractional share of common stock as a consequence of the reverse stock split will, instead, receive from the Company a cash payment in U.S. dollars equal to such fraction multiplied by five times the average closing sale price per share, if available, or if such price is not available, the closing bid price, of the Series A common stock or Series B common stock, as applicable, on the OTC Bulletin Board for the five trading days immediately preceding the date upon which the reverse stock split becomes effective.


    The Company currently expects that, if this Proposal 5 is approved by the stockholders at the annual meeting, the amendment to the Company's Amended and Restated Certificate of Incorporation reflecting the reverse stock split provisions will be filed immediately. However, notwithstanding the approval of this Proposal 5 by the stockholders of the Company, the Board of Directors of the Company may elect not to file, or to delay the filing of, such amendment to the Company's Amended and Restated Certificate of Incorporation reflecting the reverse stock split provisions, if the Board of Directors determines that such filing would not be in the best interest of the Company's stockholders at such time. Factors leading to such a determination could include management's determination that the reverse stock split would not achieve one or more of the goals described under "What is the purpose of this proposal?" below or that, due to market or other conditions, the marketability and liquidity of the Company's common stock would be impaired as a result of the reverse stock split.

WHAT IS THE PURPOSE OF THIS PROPOSAL?

    The primary purpose of this Proposal 5 is to combine the outstanding shares of common stock so that the common stock outstanding after giving effect to the reverse stock split trades at a higher price per share than the common stock outstanding pre-reverse split. The Company believes that the proposed reverse split will support a stock price for the Company's common stock that is more customary for a publicly-traded security than the common stock's recent trading range.


    In addition, the Company believes that the increase of the price per share of the Company's common stock as a result of such reverse stock split will increase the liquidity of the Company's common stock and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers on a percentage basis relative to the stock trading price.


    The Company also believes that an increase in the current per share price level of the Company's common stock will increase the marketability of the shares. Many leading brokerage firms are reluctant to recommend low-priced stock to their clients. Certain investors view low-priced stock as unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. As a result, the Company believes that an increase in the price of the Company's common stock as a result of the proposed reverse stock split will be more likely to promote a following of the Company's stock by the investment community.

    For all the above reasons, the Company believes that the reverse stock split is in the best interests of the Company and its stockholders. However, there can be no assurances that the reverse stock split will have the desired consequences. The Company anticipates that, following the consummation of the reverse stock split, the common stock will trade at a price per share that is higher than the current market price of the common stock. However, there can be no assurance that, following the reverse stock split, the common stock will trade at five times the market price of the common stock prior to the reverse stock split.

WHEN WILL THE REVERSE STOCK SPLIT BECOME EFFECTIVE?

    Subject to stockholder approval, the reverse stock split will be effected by the filing of an amendment to the Company's Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware in substantially the form attached as Annex F-1 to this document, and will be effective immediately upon such filing. Although the Company currently expects to file an amendment to its Amended and Restated Certificate of Incorporation reflecting the reverse stock split immediately following approval of this Proposal 5 at the annual meeting, the actual timing of such filing will be determined by the Company's management based upon their evaluation as to when such action will be most advantageous to the Company and its stockholders. The Company reserves the right to forego or postpone filing of an amendment to its Amended and Restated Certificate of Incorporation to effect a reverse stock split, if such action is determined to be in the best interests of the Company and its stockholders.

WILL THE REVERSE STOCK SPLIT HAVE ANY EFFECT ON MY RIGHTS AS A STOCKHOLDER?


    Each stockholder that owns fewer than five shares of the Company's Series A common stock or Series B common stock will have his or her fractional share of common stock converted into the right to receive cash as set forth below in "How do I exchange my stock certificates and receive any payment for fractional shares to which I may be entitled?" on page 77. Such stockholder's interest in the Company will thereby be terminated, and such stockholder will have no right to share in the assets or future growth of the Company. Each stockholder that owns five or more shares of common stock will continue to own shares of common stock and will continue to share in the assets and future growth of the Company as a stockholder. Such interest will be represented by one-fifth as many shares as such stockholder owned before the reverse stock split, subject to the adjustment for fractional shares described herein. Except for the effect of such fractional share adjustment, the reverse stock split will not affect any stockholder's proportionate equity interest or voting power in the Company.


WHAT IMPACT WILL THE REVERSE STOCK SPLIT HAVE ON THE CAPITAL COMPOSITION OF THE
  COMPANY?


    Adoption of the reverse stock split will reduce the presently issued and outstanding shares of the Company's Series A and Series B common stock. The post-split outstanding amounts in the tables below have been calculated without regard for the payment of cash for fractional shares, and accordingly are approximate. The shares of Series B preferred stock have not been included in this Proposal 5 because the conversion rate of such shares into shares of common stock automatically adjusts to reflect the effects of the reverse stock split. Although under the terms of the certificate of designations for the Company's Series B preferred stock the voting power of shares of the Company's Series B preferred stock would not generally be affected by a reverse stock split of the Company's common stock, the terms of the certificate of amendment contemplated by this proposal expressly provide for a proportionate reduction in the voting power of the Series B preferred stock, subject to, and effective immediately after, the effectiveness of the reverse stock split. The shares of the Company's Series A preferred stock have not been included in this Proposal 5 because they are not convertible into common stock. See "What impact will the reverse stock split have on options and convertible securities of the Company?" on page 76.


    The Company currently is authorized under its Amended and Restated Certificate of Incorporation to issue 215,000,000 shares of common stock. If, however, you approve this one-for-five reverse stock split proposal at the annual meeting, and the reverse stock split is effected, then the authorized shares of the Company's common stock will be proportionately reduced by a factor of five. In addition, the percentage of authorized shares to issued and outstanding shares of the Company's common stock will remain the same due to the proportional reduction in shares. The following table shows the changes in the current number of authorized shares of the Company's common stock, and the effect the proposed one-for-five reverse stock split would have on the authorized shares of such stock:


Table 1--Effects of Proposal 5 on the Current Number of Authorized Shares of the Company's Common Stock



                                                                PRIOR TO GIVING     AFTER GIVING EFFECT
COMMON STOCK                                                  EFFECT TO PROPOSALS      TO PROPOSAL 5
------------                                                  -------------------   -------------------
Total authorized............................................      215,000,000           43,000,000
Total authorized Series A...................................      185,000,000           37,000,000
Total authorized Series B...................................       30,000,000            6,000,000
Total authorized but unissued(1)............................      139,764,714           27,952,942
Total authorized but unissued Series A(1)...................      117,481,647           23,496,329
Total authorized but unissued Series B(1)...................       22,283,067            4,456,613
Percentage authorized but unissued..........................            65.00%               65.00%


------------------------


(1) Based on the number of issued and outstanding shares of Series A and Series B common stock as of February 1, 2002.



    As described in Proposal 2, the Company requires an increase in the number of its authorized shares of capital stock in order to, among other things, complete the transaction with Liberty Media contemplated by Proposal 3. For a more complete discussion of Proposal 3, see "Proposal 3--Approval Of A Transaction Whereby Liberty Media Will Contribute To The Company Certain Assets And Businesses In Exchange For 340,000,000 Shares Of The Company's Series B Common Stock" beginning on page 35. Accordingly, the Company proposes to amend its Amended and Restated Certificate of Incorporation in order to increase the number of shares of its capital stock. For a more complete discussion of the proposal to increase the number of authorized shares of the Company's capital stock, see "Proposal 2--Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Increase the Number of Shares of Capital Stock," beginning on page 31. The following table shows the changes in the numbers of shares of the Company's common stock authorized if Proposal 2 is approved and effected:



Table 2--Effects of Proposal 2 on the Current Number of Authorized Shares of the Company's Common Stock



                                                                PRIOR TO GIVING      AFTER GIVING EFFECT
COMMON STOCK                                                  EFFECT TO PROPOSAL 2      TO PROPOSAL 2
------------                                                  --------------------   -------------------
Total authorized............................................      215,000,000           1,700,000,000
Total authorized Series A...................................      185,000,000           1,000,000,000
Total authorized Series B...................................       30,000,000             700,000,000
Total authorized but unissued(1)............................      139,764,714           1,624,764,714
Total authorized but unissued Series A(1)...................      117,481,647             932,481,647
Total authorized but unissued Series B(1)...................       22,283,067             692,283,067
Percentage authorized but unissued..........................            65.00%                  95.57%


------------------------


(1) Based on the number of issued and outstanding shares of Series A and Series B common stock as of February 1, 2002.

    The following table shows the effect of the increase in the Company's capital stock as contemplated by Proposal 2, and the corresponding decrease in the number of such shares, if the reverse stock split is approved and effected:



Table 3--Effects of Proposals 2 and 5 on the Current Number of Authorized Shares of the Company's Common Stock



                                                            PRIOR TO GIVING EFFECT   AFTER GIVING EFFECT
COMMON STOCK                                                    TO PROPOSAL 2        TO PROPOSALS 2 AND 5
------------                                                ----------------------   --------------------
Total authorized..........................................       215,000,000             340,000,000
Total authorized Series A.................................       185,000,000             200,000,000
Total authorized Series B.................................        30,000,000             140,000,000
Total authorized but unissued(1)..........................       139,764,714             324,952,942
Total authorized but unissued Series A(1).................       117,481,647             186,496,329
Total authorized but unissued Series B(1).................        22,283,067             138,456,613
Percentage authorized but unissued........................             65.00%                  95.57%


------------------------


(1) Based on the number of issued and outstanding shares of Series A and Series B common stock as of February 1, 2002.



    The following table shows the effect on the Company's capital stock if (A) an increase in the capital stock as contemplated by Proposal 2 is effected, (B) the transaction whereby Liberty Media will receive 340,000,000 shares of the Company's Series B common stock in exchange for certain businesses and assets as contemplated by Proposal 3 is consummated, and (C) the decrease in the number of such shares, if the reverse stock split is approved and effected:



Table 4--Effects of Proposals 2, 3 and 5 on the Current Number of Authorized Shares of the Company's Common Stock:



                                                AFTER GIVING       AFTER GIVING EFFECT TO   AFTER GIVING EFFECT TO
COMMON STOCK                                EFFECT TO PROPOSAL 2     PROPOSALS 2 AND 3       PROPOSALS 2, 3 AND 5
------------                                --------------------   ----------------------   ----------------------
Total authorized..........................      1,700,000,000          1,700,000,000             340,000,000
Total authorized Series A.................      1,000,000,000          1,000,000,000             200,000,000
Total authorized Series B.................        700,000,000            700,000,000             140,000,000
Total authorized but unissued(1)..........      1,624,764,714          1,284,764,714             256,952,942
Total authorized but unissued Series
  A(1)....................................        932,481,647            932,487,147             186,497,429
Total authorized but unissued Series
  B(1)....................................        692,283,067            352,283,067              70,456,613
Percentage authorized but unissued........              95.57%                 75.57%                  75.57%



(1) Based on the number of issued and outstanding shares of the Company's Series A and Series B common stock as of February 1, 2002.



    Except as otherwise expressly provided, all shares of the Company's common stock are reflected throughout this proxy statement as pre-reverse stock split shares. If at the annual meeting you approve the one-for-five reverse stock split as contemplated by this Proposal 5, and such reverse stock split is subsequently effected, then (unless the context otherwise requires) all references to the shares of the Company's common stock will be proportionately reduced by a factor of five.



    As of February 1, 2002, 67,518,353 shares of Series A common stock were issued and outstanding, 7,716,933 shares of Series B common stock were issued and outstanding, for an aggregate of 75,235,286 shares of the common stock issued and outstanding. The reverse stock split will reduce the number of issued and outstanding shares of the Company's Series A common stock to approximately 13,503,670 Series B common stock to approximately 1,543,386 for an aggregate number of 15,047,056 shares of common stock issued and outstanding.

    The par value of the common stock will remain at $1.00 per share following the reverse stock split, and the number of shares of the common stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding common stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding common stock for statutory and accounting purposes will be correspondingly increased. The reverse stock split will not affect the Company's retained deficit, and total stockholders' equity will remain substantially unchanged.


    As of February 1, 2002, the Company had approximately 5,000 record holders of common stock and believes, based on information received from the transfer agent and those brokerage firms that hold the Company's securities in custodial or "street" name, that such shares were beneficially owned by an aggregate of approximately 40,000 beneficial owners. As indicated above, all the issued and outstanding shares of the Series A preferred stock and Series B preferred stock are owned beneficially and of record by Liberty Media. Based on estimated stockholdings as of February 1, 2002, the Company estimates that, after the reverse stock split, the Company will continue to have approximately the same number of stockholders.


ARE THERE ANY RISKS ASSOCIATED WITH THE COMPANY EFFECTING THE REVERSE STOCK
  SPLIT?

    If the reverse stock split is effected, the number of publicly-traded shares of the Company's common stock will decrease. It is possible that fewer shares in the public market may cause the market price of the shares of the Company's common stock to be subject to significant fluctuations in response to:

    - announcements by the Company of variations in its financial results,

    - analysts' estimates of the Company's financial results,

    - industry-wide conditions or changes in economic conditions,

    - competitive developments,

    - sales of securities of the Company, and

    - the issuance of stock in connection with future financings or corporate transactions.


WHAT IMPACT WILL THE REVERSE STOCK SPLIT HAVE ON THE COMPANY'S BALANCE SHEET AND
  OPERATING STATEMENT?


    If the reverse stock split is effected, the per share information and the average number of shares outstanding as presented in previously issued consolidated financial statements and other publicly available information of the Company would be restated following the date upon which the reverse stock split becomes effective to reflect the reverse stock split.

    If the reverse stock split were effected as of January 1, 2001, it would not have had an effect on the Company's $43,616,000 consolidated net loss for the nine months ended September 30, 2001. However, net loss per share of $.95 would have been proportionately increased to approximately $4.75. No adjustment has been made to such number for the reduction in the number of shares of common stock that would have resulted from the payment of cash for fractional shares. In addition, the Company will have a DE MINIMUS reduction in its paid-in capital as a result of the pay out of fractional shares.

WHAT IMPACT WILL THE REVERSE STOCK SPLIT HAVE ON OPTIONS AND CONVERTIBLE
  SECURITIES OF THE COMPANY?

    If the reverse stock split is effected, the number of shares of common stock that may be purchased upon the exercise of outstanding options and other securities convertible into, or exercisable or exchangeable for, shares of common stock, including without limitation the Series B preferred stock, and the underlying per share exercise or conversion prices, will be adjusted appropriately pursuant to the terms of such convertible securities, effective as of the date the reverse stock split becomes effective. Thus, the aggregate number of shares of common stock issuable in respect of any option or other convertible security immediately following the date the reverse stock split becomes effective will be one-fifth of the number issuable in respect thereof immediately prior to the date the reverse stock split is effected, and the underlying option exercise prices or conversion prices will not change in the aggregate.


    At present, each share of Series B preferred stock is convertible into
113.1145 shares of Series B common stock, and prior to such conversion, entitles the holder to 5,580 votes on any matter that the common stock is entitled to vote generally. Upon the filing of the amendment to the Company's Amended and Restated Certificate of Incorporation reflecting the reverse stock split provisions, each share of Series B preferred stock will be convertible into
22.6229 shares of Series B common stock. Although under the terms of the certificate of designations for the Company's Series B preferred stock the voting power of shares of Series B preferred stock would not generally be affected by a reverse stock split of the Company's common stock, the terms of the certificate of amendment contemplated by this proposal expressly provide for a proportionate reduction in the voting power of the Series B preferred stock from 5,580 votes per share to 1,116 votes per share, subject to, and effective immediately after, the effectiveness of the reverse stock split.


HOW DO I EXCHANGE MY STOCK CERTIFICATES AND RECEIVE ANY PAYMENT FOR FRACTIONAL
  SHARES TO WHICH I MAY BE ENTITLED?


    The combination and reclassification of shares of common stock pursuant to the reverse stock split will occur automatically on the date the reverse stock split is effected without any action on the part of the stockholders of the Company and without regard to the date certificates representing shares of common stock prior to the reverse stock split are physically surrendered for new certificates. If the number of shares of common stock to which a holder is entitled as a result of the reverse stock split would otherwise include a fraction, the Company will pay to the stockholder, in lieu of issuing fractional shares of the Company, cash in an amount equal to the same fraction multiplied by five times the average closing sale price, if available, or if such price is not available, the closing bid price, of the common stock on the OTC Bulletin Board for the five days immediately preceding the date the reverse stock split is effected.


    As soon as practicable after the date the reverse stock split is effected, transmittal forms will be mailed to each holder of record of certificates for shares of common stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of common stock such stockholder is entitled to receive as a consequence of the reverse stock split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates representing shares of common stock prior to the reverse stock split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of common stock that he, she or it holds as a result of the reverse stock split and any cash payable in lieu of a fractional share. Stockholders should not send their stock certificates until they receive a transmittal form.

    After the date the reverse stock split is effected, each certificate representing shares of common stock outstanding prior to such date will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of common stock, and the right to receive from the Company the amount of cash for any fractional shares, into which the shares of common stock evidenced by such certificate have been converted by the reverse stock split, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the date the reverse stock split is effected, until the pre-split certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the pre-split certificates, all such unpaid dividends or distributions will be paid without interest.

DO THE STOCKHOLDERS HAVE APPRAISAL RIGHTS IN CONNECTION WITH THIS PROPOSED
  REVERSE STOCK SPLIT?

    Under Delaware law, stockholders of the Company are not entitled to appraisal rights with respect to the proposed reverse stock split.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THE
  COMPANY'S STOCKHOLDERS?

    The following discussion describing the material federal income tax consequences of the reverse stock split to the Company's stockholders is based upon the Internal Revenue Code, as amended, existing and proposed regulations thereunder, judicial decisions, and administrative rulings and practices, all in effect on the date of this proxy statement. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service with respect to the matters discussed herein has been requested, and there is no assurance that the Internal Revenue Service would agree with the conclusions set forth in this discussion. All stockholders should consult with their own tax advisors.

    This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws. This discussion deals only with shares of common stock held as "capital assets" within the meaning of
Section 1221 of the Internal Revenue Code.

    STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM RESULTING FROM THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

    The Company should not recognize any gain or loss as a result of the reverse stock split. No gain or loss should be recognized by a stockholder who receives only common stock upon the reverse stock split. A stockholder who receives cash in lieu of a fractional share of common stock generally should recognize capital gain or loss on an amount equal to the difference between the cash received and his basis in such fractional share of common stock. For this purpose, a stockholder's basis in such fractional share of common stock will be determined as if the stockholder actually received such fractional share. Except as provided with respect to fractional shares, the aggregate tax basis of the shares of common stock held by a stockholder following the reverse stock split will equal the stockholder's aggregate basis in the common stock held immediately prior to the reverse stock split. The holding period of the shares of common stock held by a stockholder following the reverse stock split will include the holding period of the shares of common stock held immediately prior to the reverse stock split. Stockholders should consult their tax advisors to determine the basis and holding period of any particular shares of common stock held following the reverse stock split.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-FIVE REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING SHARES OF COMMON STOCK.

                                   PROPOSAL 6
             APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND
               RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A
                ONE-FOR-TEN REVERSE STOCK SPLIT OF THE COMPANY'S
                      OUTSTANDING SHARES OF COMMON STOCK.

    At the annual meeting, you will be asked to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse stock split of the Company's outstanding shares of common stock. The full text of such amendment is attached as Annex F-2 to this document and is incorporated by reference herein. The board of directors adopted this amendment, subject to stockholder approval.

    EACH OF PROPOSAL 5 AND PROPOSAL 6 RELATE TO A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK. HOWEVER, IF BOTH PROPOSALS ARE APPROVED BY THE COMPANY'S STOCKHOLDERS AND IF THE COMPANY DETERMINES TO EFFECT A REVERSE STOCK SPLIT, THE COMPANY WILL ONLY EFFECT THE REVERSE STOCK SPLIT DESCRIBED IN ONE OF SUCH PROPOSALS. IN NO EVENT WILL BOTH REVERSE STOCK SPLITS BE EFFECTED. THE COMPANY DOES NOT CURRENTLY EXPECT TO EFFECT THE REVERSE STOCK SPLIT DESCRIBED IN PROPOSAL 6. HOWEVER, THE BOARD OF DIRECTORS SEEKS YOUR APPROVAL OF PROPOSAL 6 IN ADDITION TO PROPOSAL 5 IN ORDER TO HAVE THE FLEXIBILITY OF EFFECTING A ONE-FOR-TEN REVERSE STOCK SPLIT INSTEAD OF A ONE-FOR-FIVE REVERSE STOCK SPLIT SHOULD THE BOARD OF DIRECTORS DETERMINE (BASED ON PREVAILING MARKET CONDITIONS AND THE TRADING PRICE AND CHARACTERISTICS OF THE COMPANY'S COMMON STOCK) THAT A ONE-FOR-TEN REVERSE STOCK SPLIT IS MORE DESIRABLE FOR THE COMPANY THAN A ONE-FOR FIVE REVERSE STOCK SPLIT. YOUR APPROVAL OF PROPOSAL 6 AT THE ANNUAL MEETING WOULD SAVE THE COMPANY THE TIME AND EXPENSE ASSOCIATED WITH ANOTHER PROXY SOLICITATION.

GENERAL

    The reverse stock split presented in this Proposal 6 will provide for the combination and reclassification of the presently issued and outstanding shares of common stock, into a smaller number of shares of identical common stock, on the basis of one post-split share of common stock for each ten pre-split shares of common stock previously issued and outstanding. The reverse stock split will also automatically result in a corresponding adjustment to the conversion rate of the Series B preferred stock. As proposed by the Company and set forth in the form of a charter amendment attached as Annex F-2, the reverse stock split will also result in a proportionate one-for-ten reduction in the number of authorized shares of each class and series of the Company's capital stock. The common stock will not be modified or amended in any way by this proposed reverse stock split, other than the combination and reclassification of outstanding shares as described herein and the payment of cash for fractional shares, as described below. Except as may result from the payment of cash for fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately following the reverse stock split as it did immediately prior to the reverse stock split. If approved by the stockholders of the Company as provided herein, the reverse stock split, if effected, will be effected by an amendment to the Company's Amended and Restated Certificate of Incorporation in substantially the form attached as Annex F-2 to this document, and will become effective upon the filing of such amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware reflecting such reverse stock split provisions.


    Upon the filing of such amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware reflecting the reverse stock split provisions discussed in this Proposal 6, each share of the Company's common stock will automatically be reclassified and converted into one-tenth of a share of common stock. Although the voting power of shares of Series B preferred stock will not be affected by the proposed one-for-ten reverse stock split of the Company's common stock, the terms of the certificate of amendment contemplated by this proposal expressly provide for a proportionate reduction in the voting power of the Series B preferred stock, subject to, and effective immediately after, the effectiveness of the reverse stock split. Fractional shares of common stock will not be issued as a result of the reverse stock split. Stockholders entitled to receive a fractional share of common stock as a consequence of the reverse stock split will, instead, receive from the Company a cash payment in U.S. dollars equal to such fraction multiplied by ten times the average closing sale price per share, if available, or if such price is not available, the closing bid price, of the Series A common stock or Series B common stock, as applicable, on the OTC Bulletin Board for the five trading days immediately preceding the date upon which the reverse stock split becomes effective.


    The Company does not currently expect to effect the reverse stock split described in this Proposal 6. See the second paragraph of this Proposal 6.

WHAT IS THE PURPOSE OF THIS PROPOSAL?

    The primary purpose of this Proposal 6 is to combine the outstanding shares of common stock so that the common stock outstanding after giving effect to the reverse stock split trades at a higher price per share than the common stock outstanding pre-reverse split. The Company believes that the proposed reverse split will support a stock price for the Company's common stock that is more customary for a publicly-traded security than the common stock's recent trading range.


    In addition, the Company believes that the increase of the price per share of the Company's common stock as a result of such reverse stock split will increase the liquidity of the Company's common stock and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers on a percentage basis relative to the stock trading price.


    The Company also believes that an increase in the current per share price level of the Company's common stock will increase the marketability of the shares. Many leading brokerage firms are reluctant to recommend low-priced stock to their clients. Certain investors view low-priced stock as unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. As a result, the Company believes that an increase in the price of the Company's common stock as a result of the proposed reverse stock split will be more likely to promote a following of the Company's stock by the investment community.

    For all the above reasons, the Company believes that the reverse stock split is in the best interests of the Company and its stockholders. However, there can be no assurances that the reverse stock split will have the desired consequences. The Company anticipates that, following the consummation of the reverse stock split, the common stock will trade at a price per share that is higher than the current market price of the common stock. However, there can be no assurance that, following the reverse stock split, the common stock will trade at ten times the market price of the common stock prior to the reverse stock split.

WHEN WILL THE REVERSE STOCK SPLIT BECOME EFFECTIVE?

    Subject to stockholder approval, the reverse stock split, if effected, will be effected by the filing of an amendment to the Company's Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware in substantially the form attached as Annex F-2 to this document, and will be effective immediately upon such filing. The Company does not currently expect to effect the reverse stock split described in this Proposal 6. See the second paragraph of this Proposal 6.

WILL THE REVERSE STOCK SPLIT HAVE ANY EFFECT ON MY RIGHTS AS A STOCKHOLDER?


    Each stockholder that owns fewer than ten shares of the Company's Series A common stock or Series B common stock will have his or her fractional share of common stock converted into the right to receive cash as set forth below in "How do I exchange my stock certificates and receive any payment for fractional shares to which I may be entitled?" on page 84. Such stockholder's interest in the Company will thereby be terminated, and such stockholder will have no right to share in the assets or future growth of the Company. Each stockholder that owns ten or more shares of common stock will continue to own shares of common stock and will continue to share in the assets and future growth of the Company as a stockholder. Such interest will be represented by one-tenth as many shares as such stockholder owned before the reverse stock split, subject to the adjustment for fractional shares described herein. Except for the effect of such fractional share adjustment, the reverse stock split will not affect any stockholder's proportionate equity interest or voting power in the Company.


WHAT IMPACT WILL THE REVERSE STOCK SPLIT HAVE ON THE CAPITAL COMPOSITION OF THE
  COMPANY?


    Adoption of the reverse stock split will reduce the presently issued and outstanding shares of the Company's Series A and Series B common stock. The post-split outstanding amounts in the tables below have been calculated without regard for the payment of cash for fractional shares, and accordingly are approximate. The shares of Series B preferred stock have not been included in this Proposal 6 because the conversion rate of such shares into shares of common stock automatically adjusts to reflect the effects of the reverse stock split. Although under the terms of the certificate of designations for the Company's Series B preferred stock the voting power of shares of the Company's Series B preferred stock would not generally be affected by a reverse stock split of the Company's common stock, the terms of the certificate of amendment contemplated by this proposal expressly provide for a proportionate reduction in the voting power of the Series B preferred stock, subject to, and effective immediately after, the effectiveness of the reverse stock split. The shares of the Company's Series A preferred stock have not been included in this Proposal 6 because they are not convertible into common stock. See "What impact will the reverse stock split have on options and convertible securities of the Company?" on page 84.


    The Company currently is authorized under its Amended and Restated Certificate of Incorporation to issue 215,000,000 shares of common stock. If, however, you approve this one-for-ten reverse stock split proposal at the annual meeting, and the reverse stock split is effected, then the authorized shares of the Company's common stock will be proportionately reduced by a factor of ten. In addition, the percentage of authorized shares to issued and outstanding shares of the Company's common stock will remain the same due to the proportional reduction in shares. The following table shows the changes in the current number of authorized shares of the Company's common stock, and the effect the proposed one-for-ten reverse stock split would have on the authorized shares of such stock:


Table 1--Effects of Proposal 6 on the Current Number of Authorized Shares of the Company's Common Stock



                                                                PRIOR TO GIVING      AFTER GIVING EFFECT
COMMON STOCK                                                  EFFECT TO PROPOSALS       TO PROPOSAL 6
------------                                                  --------------------   -------------------
Total authorized............................................          215,000,000             21,500,000
Total authorized Series A...................................          185,000,000             18,500,000
Total authorized Series B...................................           30,000,000              3,000,000
Total authorized but unissued(1)............................          139,764,714             13,976,470
Total authorized but unissued Series A(1)...................          117,481,647             11,748,164
Total authorized but unissued Series B(1)...................           22,283,067              2,228,306
Percentage authorized but unissued..........................                65.00%                 65.00%


------------------------


(1) Based on the number of issued and outstanding shares of Series A and Series B common stock as of February 1, 2002.



    As described in Proposal 2, the Company requires an increase in the number of its authorized shares of capital stock in order to, among other things, complete the transaction with Liberty Media contemplated by Proposal 3. For a more complete discussion of Proposal 3, see "Proposal 3--Approval of a Transaction whereby Liberty Media will Contribute to the Company Certain Assets and Businesses in Exchange For 340,000,000 Shares of the Company's Series B Common Stock" beginning on page 35. Accordingly, the Company proposes to amend its Amended and Restated Certificate of Incorporation in order to increase the number of shares of its capital stock. For a more complete discussion of the proposal to increase the number of authorized shares of the Company's capital stock, see "Proposal 2--Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Increase the Number of Shares of Capital Stock," beginning on page 31. The following table shows the changes in the numbers of shares of the Company's common stock authorized if Proposal 2 is approved and effected:



Table 2--Effects of Proposal 2 on the Current Number of Authorized Shares of the Company's Common Stock



                                                                PRIOR TO GIVING       AFTER GIVING EFFECT
COMMON STOCK                                                  EFFECT TO PROPOSAL 2       TO PROPOSAL 2
------------                                                  --------------------   ----------------------
Total authorized............................................          215,000,000             1,700,000,000
Total authorized Series A...................................          185,000,000             1,000,000,000
Total authorized Series B...................................           30,000,000               700,000,000
Total authorized but unissued(1)............................          139,764,714             1,624,764,714
Total authorized but unissued Series A(1)...................          117,481,647               932,481,647
Total authorized but unissued Series B(1)...................           22,283,067               692,283,067
Percentage authorized but unissued..........................                65.00%                    95.57%


------------------------


(1) Based on the number of issued and outstanding shares of the Company's Series A and Series B common stock as of February 1, 2002.



    The following table shows the effect of the increase in the Company's capital stock as contemplated by Proposal 2, and the corresponding decrease in the number of such shares, if the reverse stock split is approved and effected:



Table 3--Effects of Proposals 2 and 6 on the Current Number of Authorized Shares of the Company's Common Stock



                                                               PRIOR TO GIVING       AFTER GIVING EFFECT
COMMON STOCK                                                 EFFECT TO PROPOSAL 2    TO PROPOSALS 2 AND 6
------------                                                ----------------------   --------------------
Total authorized..........................................            215,000,000             170,000,000
Total authorized Series A.................................            185,000,000             100,000,000
Total authorized Series B.................................             30,000,000              70,000,000
Total authorized but unissued(1)..........................            139,764,714             162,476,471
Total authorized but unissued Series A(1).................            117,481,647              93,248,165
Total authorized but unissued Series B(1).................             22,283,067              69,228,306
Percentage authorized but unissued........................                  65.00%                  95.57%


------------------------


(1) Based on the number of issued and outstanding shares of Series A and Series B common stock as of February 1, 2002.



    The following table shows the effect on the Company's capital stock if (A) an increase in the capital stock as contemplated by Proposal 2 is effected, (B) the transaction whereby Liberty Media will receive 340,000,000 shares of the Company's Series B common stock in exchange for certain businesses and assets as contemplated by Proposal 3 is consummated, and (C) the decrease in the number of such shares, if the reverse stock split is approved and effected:



Table 4--Effects of Proposals 2, 3 and 6 on the Current Number of Authorized Shares of the Company's Common Stock:



                                                AFTER GIVING       AFTER GIVING EFFECT TO   AFTER GIVING EFFECT TO
COMMON STOCK                                EFFECT TO PROPOSAL 2     PROPOSALS 2 AND 3       PROPOSALS 2, 3 AND 6
------------                                --------------------   ----------------------   ----------------------
Total authorized..........................      1,700,000,000          1,700,000,000             170,000,000
Total authorized Series A.................      1,000,000,000          1,000,000,000             100,000,000
Total authorized Series B.................        700,000,000            700,000,000              70,000,000
Total authorized but unissued(1)..........      1,624,764,714          1,284,764,714             128,476,471
Total authorized but unissued Series
  A(1)....................................        932,481,647            932,487,147              93,248,715
Total authorized but unissued Series
  B(1)....................................        692,283,067            352,283,067              35,228,306
Percentage authorized but unissued........             95.57%                 75.57%                  75.57%



(1) Based on the number of issued and outstanding shares of the Company's Series A and Series B common stock as of February 1, 2002.



    Except as otherwise expressly provided, all shares of the Company's common stock are reflected throughout this proxy statement as pre-reverse stock split shares. If at the annual meeting you approve the one-for-ten reverse stock split as contemplated by this Proposal 6, and such reverse stock split is subsequently effected, then (unless the context otherwise requires) all references to the shares of the Company's common stock will be proportionately reduced by a factor of ten.



    As of February 1, 2002, 67,518,353 shares of Series A common stock were issued and outstanding, 7,716,933 shares of Series B common stock were issued and outstanding, for an aggregate of 75,235,286 shares of the common stock issued and outstanding. The reverse stock split will reduce the number of issued and outstanding shares of the Company's Series A common stock to approximately 6,751,835 Series B common stock to approximately 771,693 for an aggregate number of 7,523,528 shares of common stock issued and outstanding.


    The par value of the common stock will remain at $1.00 per share following the reverse stock split, and the number of shares of the common stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding common stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding common stock for statutory and accounting purposes will be correspondingly increased. The reverse stock split will not affect the Company's retained deficit, and total stockholders' equity will remain substantially unchanged.


    As of February 1, 2002, the Company had approximately 5,000 record holders of common stock and believes, based on information received from the transfer agent and those brokerage firms that hold the Company's securities in custodial or "street" name, that such shares were beneficially owned by an aggregate of approximately 40,000 beneficial owners. As indicated above, all the issued and outstanding shares of the Series A preferred stock and Series B preferred stock are owned beneficially and of record by Liberty Media. Based on estimated stockholdings as of February 1, 2002, the Company estimates that, after the reverse stock split, the Company will continue to have approximately the same number of stockholders.


ARE THERE ANY RISKS ASSOCIATED WITH THE COMPANY EFFECTING THE REVERSE STOCK
  SPLIT?

    If the reverse stock split is effected, the number of publicly-traded shares of the Company's common stock will decrease. It is possible that fewer shares in the public market may cause the market price of the shares of the Company's common stock to be subject to significant fluctuations in response to:

    - announcements by the Company of variations in its financial results,

    - analysts' estimates of the Company's financial results,

    - industry-wide conditions or changes in economic conditions,

    - competitive developments,

    - sales of securities of the Company, and

    - the issuance of stock in connection with future financings or corporate transactions.


WHAT IMPACT WILL THE REVERSE STOCK SPLIT HAVE ON THE COMPANY'S BALANCE SHEET AND
  OPERATING STATEMENT?


    If the reverse stock split is effected, the per share information and the average number of shares outstanding as presented in previously issued consolidated financial statements and other publicly available information of the Company would be restated following the date upon which the reverse stock split becomes effective to reflect the reverse stock split.

    If the reverse stock split were effected as of January 1, 2001, it would not have had an effect on the Company's $43,616,000 consolidated net loss for the nine months ended September 30, 2001. However, net loss per share of $.95 would have been proportionately increased to approximately $9.50. No adjustment has been made to such number for the reduction in the number of shares of common stock that would have resulted from the payment of cash for fractional shares. In addition, the Company will have a DE MINIMUS reduction in its paid-in capital as a result of the paying out of fractional interests.

WHAT IMPACT WILL THE REVERSE STOCK SPLIT HAVE ON OPTIONS AND CONVERTIBLE
  SECURITIES OF THE COMPANY?

    If the reverse stock split is effected, the number of shares of common stock that may be purchased upon the exercise of outstanding options and other securities convertible into, or exercisable or exchangeable for, shares of common stock, including without limitation the Series B preferred stock, and the underlying per share exercise or conversion prices, will be adjusted appropriately pursuant to the terms of such convertible securities, effective as of the date the reverse stock split becomes effective. Thus, the aggregate number of shares of common stock issuable in respect of any option or other convertible security immediately following the date the reverse stock split becomes effective will be one-tenth of the number issuable in respect thereof immediately prior to the date the reverse stock split is effected, and the underlying option exercise prices or conversion prices will not change in the aggregate.


    At present, each share of Series B preferred stock is convertible into
113.1145 shares of Series B common stock, and prior to such conversion, entitles the holder to 5,580 votes on any matter that the common stock is entitled to vote generally. Upon the filing of the amendment to the Company's Amended and Restated Certificate of Incorporation reflecting the reverse stock split provisions, each share of Series B preferred stock will be convertible into
11.31145 shares of Series B common stock. Although under the terms of the certificate of designations for the Series B preferred stock the voting power of shares of Series B preferred stock would not generally be affected by a reverse stock split of the Company's common stock, the terms of the certificate of amendment contemplated by this proposal expressly provide for a proportionate reduction in the voting power of the Series B preferred stock from 5,580 votes per share to 558 votes per share, subject to, and effective immediately after, the effectiveness of the reverse stock split.


HOW DO I EXCHANGE MY STOCK CERTIFICATES AND RECEIVE ANY PAYMENT FOR FRACTIONAL
  SHARES TO WHICH I MAY BE ENTITLED?


    The combination and reclassification of shares of common stock pursuant to the reverse stock split will occur automatically on the date the reverse stock split is effected without any action on the part of the stockholders of the Company and without regard to the date certificates representing shares of common stock prior to the reverse stock split are physically surrendered for new certificates. If the number of shares of common stock to which a holder is entitled as a result of the reverse stock split would otherwise include a fraction, the Company will pay to the stockholder, in lieu of issuing fractional shares of the Company, cash in an amount equal to the same fraction multiplied by ten times the average closing sale price, if available, or if such price is not available, the closing bid price, of the common stock on the OTC Bulletin Board for the five days immediately preceding the date the reverse stock split is effected.


    As soon as practicable after the date the reverse stock split is effected, transmittal forms will be mailed to each holder of record of certificates for shares of common stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of common stock such stockholder is entitled to receive as a consequence of the reverse stock split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates representing shares of common stock prior to the reverse stock split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of common stock that he, she or it holds as a result of the reverse stock split and any cash payable in lieu of a fractional share. Stockholders should not send their stock certificates until they receive a transmittal form.

    After the date the reverse stock split is effected, each certificate representing shares of common stock outstanding prior to such date will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of common stock, and the right to receive from the Company the amount of cash for any fractional shares, into which the shares of common stock evidenced by such certificate have been converted by the reverse stock split, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the date the reverse stock split is effected, until the pre-split certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the pre-split certificates, all such unpaid dividends or distributions will be paid without interest.

DO THE STOCKHOLDERS HAVE APPRAISAL RIGHTS IN CONNECTION WITH THIS PROPOSED
  REVERSE STOCK SPLIT?

    Under Delaware law, stockholders of the Company are not entitled to appraisal rights with respect to the proposed reverse stock split.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THE
  COMPANY'S STOCKHOLDERS?

    The following discussion describing the material federal income tax consequences of the reverse stock split to the Company's stockholders is based upon the Internal Revenue Code of 1986, as amended, existing and proposed regulations thereunder, judicial decisions, and administrative rulings and practices, all in effect on the date of this proxy statement. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service with respect to the matters discussed herein has been requested, and there is no assurance that the Internal Revenue Service would agree with the conclusions set forth in this discussion. All stockholders should consult with their own tax advisors.

    This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws. This discussion deals only with shares of common stock held as "capital assets" within the meaning of
Section 1221 of the Internal Revenue Code.

    STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM RESULTING FROM THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

    The Company should not recognize any gain or loss as a result of the reverse stock split. No gain or loss should be recognized by a stockholder who receives only common stock upon the reverse stock split. A stockholder who receives cash in lieu of a fractional share of common stock generally should recognize capital gain or loss on an amount equal to the difference between the cash received and his basis in such fractional share of common stock. For this purpose, a stockholder's basis in such fractional share of common stock will be determined as if the stockholder actually received such fractional share. Except as provided with respect to fractional shares, the aggregate tax basis of the shares of common stock held by a stockholder following the reverse stock split will equal the stockholder's aggregate basis in the common stock held immediately prior to the reverse stock split. The holding period of the shares of common stock held by a stockholder following the reverse stock split will include the holding period of the shares of common stock held immediately prior to the reverse stock split. Stockholders should consult their tax advisors to determine the basis and holding period of any particular shares of common stock held following the reverse stock split.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING SHARES OF COMMON STOCK.

                             STOCKHOLDER PROPOSALS


    This proxy statement relates to the Company's Annual Meeting of Stockholders for calendar year 2001, which will take place on March 26, 2002. The Company currently expects that its Annual Meeting of Stockholders for the calendar year 2002 will be held during the third quarter of 2002. In order to be eligible for inclusion in the Company's proxy materials for the 2002 annual meeting, any stockholder proposal must be submitted in writing and received at the Company's executive office at 12300 Liberty Boulevard, Englewood, Colorado 80112 by the close of business on March 1, 2002 or such later date as the Company may determine in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2002 annual meeting, although not included in the proxy statement, any stockholder proposal must be received at the Company's executive office at the foregoing address on or before the close of business on May 15, 2002, or such later date as the Company may determine in connection with the actual scheduling of the annual meeting.


    All stockholder proposals for inclusion in the Company's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and, as with any stockholder proposal (regardless of whether it is included in the Company's proxy materials), the Company's Amended and Restated Certificate of Incorporation, Bylaws and Delaware law.

                                 OTHER MATTERS

    The board of directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                      WHERE YOU CAN FIND MORE INFORMATION


    The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (also referred to in this section as the SEC). You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public references room. You may also obtain copies of any reports or other information the Company files from the SEC by (i) faxing a request for such information to 202-628-9001, Attention: Public Reference Room or (ii) sending a request for such information via e-mail to publicinfo@sec.gov. The Company's SEC filings are also available to the public from various commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.


    The SEC allows the Company to incorporate by reference information into this document, which means that the Company can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement.


    This proxy statement incorporates by reference the following SEC filings of the Company:


    - Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 30, 2001. A copy of this report has been included in the package containing this proxy statement.

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 11, 2001.

    - Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed on August 10, 2001.

    - Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed on November 14, 2001.

    - Current Reports on Form 8-K, filed May 10, 2001, August 22, 2001, September 27, 2001 and December 19, 2001.

    - Any additional documents that the Company may file with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this document and the date of the stockholder's meetings are also incorporated by reference.

    This proxy statement contains certain information concerning Ascent Entertainment Group Inc. Ascent Entertainment files reports and other information with the SEC in accordance with the requirements of the Securities Act and the Securities Exchange Act. Information included in this proxy statement concerning Ascent Entertainment has been derived from the reports and other information filed by it with the SEC. The Company had no part in the preparation of those reports and other information, nor are they incorporated by reference in this proxy statement. You may read and copy any reports and other information filed by Ascent Entertainment with the SEC as set forth above.

    The Company undertakes to provide the documents incorporated by reference and listed above (excluding all exhibits to such documents unless the exhibits have specifically been incorporated by reference in this document), without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request. Stockholders may obtain such documents by requesting them at the following address or telephone number:

                 Liberty Satellite & Technology, Inc.
                  12300 Liberty Boulevard
                  Englewood, Colorado 80112
                  (720) 875-5400
                  Attention: Stockholder Communications


    If you would like to request documents from us, please do so as soon as possible, so that you may receive them before the stockholders' meeting. You should rely on the information contained in this proxy statement to vote on the proposals submitted by the Company's board of directors. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated February 11, 2002. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this document to stockholders of the Company should not create any implication to the contrary.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
PRO FORMA FINANCIAL STATEMENTS

  LIBERTY SATELLITE & TECHNOLOGY, INC.

    Condensed Pro Forma Combined Financial Statements.......  F-3

    Condensed Pro Forma Combined Balance Sheet,
     September 30, 2001.....................................  F-4

    Condensed Pro Forma Combined Statement of Operations,
     Nine months ended September 30, 2001...................  F-5

    Condensed Pro Forma Combined Statement of Operations,
     Year ended December 31, 2000...........................  F-6

    Notes to Condensed Pro Forma Combined Financial
     Statements, September 30, 2001.........................  F-7

HISTORICAL FINANCIAL INFORMATION

  LIBERTY SATELLITE, LLC AND SUBSIDIARIES

    Management's Discussion and Analysis of Financial
     Condition and Results of Operations, Nine months ended
     September 30, 2001 and 2000............................  F-8

    Quantitative and Qualitative Disclosures About Market
     Risk, September 30, 2001...............................  F-10

    Condensed Consolidated Balance Sheets, September 30,
     2001 and December 31, 2000 (unaudited).................  F-11

    Condensed Consolidated Statements of Operations and
     Comprehensive Earnings (Loss), Nine months ended
     September 30, 2001 and 2000 (unaudited)................  F-12

    Condensed Consolidated Statement of Members' Equity,
     Nine months ended September 30, 2001 (unaudited).......  F-13

    Condensed Consolidated Statements of Cash Flows, Nine
     months ended September 30, 2001 and 2000
     (unaudited)............................................  F-14

    Notes to Condensed Consolidated Financial Statements,
     September 30, 2001 (unaudited).........................  F-15

    Management's Discussion and Analysis of Financial
     Condition and Results of Operations, December 31,
     2000...................................................  F-23

    Quantitative and Qualitative Disclosures About Market
     Risk, December 31, 2000................................  F-25

    Independent Auditors' Report............................  F-26

    Consolidated Balance Sheet, December 31, 2000...........  F-27

    Consolidated Statement of Operations, Period from March
     16, 2000 (date of inception) to December 31, 2000......  F-28

    Consolidated Statement of Comprehensive Loss, Period
     from March 16, 2000 (date of inception) to
     December 31, 2000......................................  F-29

    Consolidated Statement of Members' Equity, Period from
     March 16, 2000 (date of inception) to December 31,
     2000...................................................  F-30

    Consolidated Statement of Cash Flows, Period from March
     16, 2000 (date of inception) to December 31, 2000......  F-31

    Notes to Consolidated Financial Statements,
     December 31, 2000......................................  F-32

                                                                PAGE
                                                              --------
  ASCENT ENTERTAINMENT GROUP, INC.

    Management's Discussion and Analysis of Financial
     Condition and Results of Operations, Nine months ended
     September 30, 2001 and 2000............................  F-39

    Quantitative and Qualitative Disclosures About Market
     Risk, September 30, 2001...............................  F-42

    Consolidated Balance Sheets, September 30, 2001 and
     December 31, 2000 (unaudited)..........................  F-43

    Consolidated Statements of Operations, Nine months ended
     September 30, 2001 and 2000 (unaudited)................  F-44

    Consolidated Statements of Cash Flows, Nine months ended
     September 30, 2001 and 2000 (unaudited)................  F-45

    Consolidated Statements of Comprehensive Loss, Nine months ended September 30, 2001 and 2000 (unaudited)... F-46

    Notes to Consolidated Financial Statements,
     September 30, 2001 (unaudited).........................  F-47

    Management's Discussion and Analysis of Financial
     Condition and Results of Operations, Years ended
     December 31, 2000, 1999 and 1998.......................  F-56

    Quantitative and Qualitative Disclosures About Market
     Risk, December 31, 2000................................  F-63

    Independent Auditors' Report............................  F-65

    Independent Auditors' Report............................  F-66

    Consolidated Balance Sheets, December 31, 2000 and
     1999...................................................  F-67

    Consolidated Statements of Operations, Years ended
     December 31, 2000, 1999 and 1998.......................  F-68

    Consolidated Statements of Comprehensive Income (Loss),
     Years ended December 31, 2000, 1999 and 1998...........  F-69

    Consolidated Statements of Stockholders' Equity, Years
     ended December 31, 2000, 1999 and 1998.................  F-70

    Consolidated Statements of Cash Flows, Years ended
     December 31, 2000, 1999 and 1998.......................  F-71

    Notes to Consolidated Financial Statements,
     December 31, 2000, 1999 and 1998.......................  F-72

                      LIBERTY SATELLITE & TECHNOLOGY, INC.

               CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2001

                                  (UNAUDITED)

    All share numbers and per share amounts appearing in these condensed pro forma combined financial statements do not give effect to the Company's proposed one-for-five or one-for-ten reverse stock splits.


    Pursuant to the Ascent Purchase Agreement, the Company will acquire from Liberty AEG, Inc., a subsidiary of Liberty Media Corporation ("Liberty"), 100% of the outstanding capital stock of Ascent Entertainment Group, Inc. in exchange for 87,016,207 shares of Series B common stock of the Company.



    Pursuant to the LSAT LLC Purchase Agreement, the Company will acquire from Liberty an 89.41% ownership interest in Liberty Satellite, LLC ("LSAT LLC") and certain notes receivable due from LSAT LLC in exchange for 252,983,793 shares of Series B common stock of the Company. The LSAT LLC portion of the transaction is comprised of two component transactions--the HC component and the DTH component.


    In the HC component, the Company will acquire 100% of the capital stock of each of Liberty KASTR Corp., Liberty XMSR, Inc. and Liberty Astro, Inc. (collectively, the "LLC Holding Companies") in exchange for an aggregate of 174,267,664 shares of Series B common stock of the Company. The LLC Holding Companies own, in the aggregate, 61.59% of LSAT LLC. In the DTH component, the Company will acquire 100% of the capital stock of LMI/LSAT Holdings, Inc. in exchange for 78,716,129 shares of Series B common stock of the Company. LMI/LSAT Holdings, Inc. owns 27.82% of LSAT LLC.

    The following unaudited condensed pro forma combined balance sheet of the Company, dated as of September 30, 2001, assumes that the LSAT LLC transaction and the Ascent Entertainment transaction had occurred as of such date. The following unaudited condensed pro forma combined statements of operations for the nine months ended September 30, 2001 and for the year ended December 31, 2000 assume that the LSAT LLC transaction and the Ascent Entertainment transaction had occurred as of January 1, 2000.

    The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the LSAT LLC transaction and the Ascent Entertainment transaction had occurred as of January 1, 2000. The condensed pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company, LSAT LLC and Ascent Entertainment included elsewhere herein.

                      LIBERTY SATELLITE & TECHNOLOGY, INC.

                   CONDENSED PRO FORMA COMBINED BALANCE SHEET

                               SEPTEMBER 30, 2001

                                  (UNAUDITED)


                                                                                  ASCENT ENTERTAINMENT
                                                                                     TRANSACTION (2)          LSAT PRO FORMA FOR
                                                 PRO FORMA        LSAT PRO     ---------------------------         LSAT LLC
                                                ADJUSTMENTS        FORMA          ASCENT                       TRANSACTION AND
                                    LSAT       FOR LSAT LLC     FOR LSAT LLC   ENTERTAINMENT    PRO FORMA    ASCENT ENTERTAINMENT
                                 HISTORICAL   TRANSACTION (1)   TRANSACTION     HISTORICAL     ADJUSTMENTS       TRANSACTION
                                 ----------   ---------------   ------------   -------------   -----------   --------------------
                                                                          (IN THOUSANDS)
ASSETS
Cash, receivables and other
  current assets(11)...........   $ 11,248               --         11,248          291,521           --             302,769
Investment in affiliates and
  related receivables..........    304,737               --        304,737               --           --             304,737
Other investments..............    532,969               --        532,969           70,142           --             603,111
Property and equipment, net of
  accumulated depreciation.....         29               --             29          324,481           --             324,510
Intangible assets and other
  assets, net of accumulated
  amortization.................         --               --             --           87,334      160,654 (6)         247,988
Deferred income taxes..........         --               --             --           23,587      (21,140 )(6)           2,447
                                  --------      -----------      ---------      -----------     --------          ----------
                                  $848,983               --        848,983          797,065      139,514           1,785,562
                                  ========      ===========      =========      ===========     ========          ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Payables and accruals..........   $  7,628               --          7,628          135,638           --             143,266
Debt and capital lease
  obligations(11)..............    125,892           (5,678)(4)    120,214          471,810           --             592,024
Other liabilities..............     38,537               --         38,537               --           --              38,537
                                  --------      -----------      ---------      -----------     --------          ----------
    Total liabilities..........    172,057           (5,678)       166,379          607,448           --             773,827
                                  --------      -----------      ---------      -----------     --------          ----------

Minority interests.............    407,827         (407,827)(4)         --           14,713           --              14,713
Redeemable preferred stock.....    200,943               --        200,943               --           --             200,943
Stockholders' equity:
  LSAT Series A common stock...     67,531               --         67,531               --           --              67,531
  LSAT Series B common stock...      7,718          252,984 (4)    260,702               --       87,016 (6)         347,718
  Common stock.................         --               --             --                1           (1)(6)              --
  Additional paid-in capital...    905,456          160,521 (4)  1,065,977          326,275     (326,275)(6)       1,438,902
                                                                                                 372,925 (6)
  Accumulated other
    comprehensive earnings, net
    of taxes...................     12,653               --         12,653               --           --              12,653
  Accumulated deficit..........   (924,877)              --       (924,877)        (151,372)     151,372 (6)      (1,070,400)
                                                                                                (145,523)(6)
  Treasury stock...............       (325)              --           (325)              --           --                (325)
                                  --------      -----------      ---------      -----------     --------          ----------
                                  $848,983               --        848,983          797,065      139,514           1,785,562
                                  ========      ===========      =========      ===========     ========          ==========


        See Notes to Condensed Pro Forma Combined Financial Statements.

                      LIBERTY SATELLITE & TECHNOLOGY, INC.

              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 2001

                                  (UNAUDITED)

                                                                            ASCENT ENTERTAINMENT
                                                                               TRANSACTION (2)            LSAT PRO FORMA
                                           PRO FORMA          LSAT       ---------------------------       FOR LSAT LLC
                                          ADJUSTMENTS      PRO FORMA        ASCENT                       TRANSACTION AND
                              LSAT       FOR LSAT LLC     FOR LSAT LLC   ENTERTAINMENT    PRO FORMA    ASCENT ENTERTAINMENT
                           HISTORICAL   TRANSACTION (1)   TRANSACTION     HISTORICAL     ADJUSTMENTS       TRANSACTION
                           ----------   ---------------   ------------   -------------   -----------   --------------------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue..................  $     315               --            315        183,874              --             184,189
Operating, selling,
  general and
  administrative
  expenses...............     (3,439)              --         (3,439)      (161,228)             --            (164,667)
Depreciation and
  amortization...........        (84)              --            (84)       (63,496)        (59,731)(7)         (123,311)
                           ---------      -----------       --------       --------      ----------        ------------
  Operating loss.........     (3,208)              --         (3,208)       (40,850)        (59,731)           (103,789)

Other income (expense):
  Interest expense,
    including amounts to
    related parties......     (4,761)              --         (4,761)       (32,129)             --             (36,890)
  Interest income........      1,404               --          1,404          4,964              --               6,368
  Share of losses of
    affiliates, net......   (173,650)              --       (173,650)            --              --            (173,650)
  Unrealized gains on
    financial
    instruments, net.....     25,814               --         25,814             --              --              25,814
  Impairment of
    investments..........    (37,814)              --        (37,814)            --              --             (37,814)
  Other, net.............       (188)              --           (188)            --              --                (188)
                           ---------      -----------       --------       --------      ----------        ------------
    Loss before income
      taxes and minority
      interest...........   (192,403)              --       (192,403)       (68,015)        (59,731)           (320,149)
  Income tax benefit
    (expense)............     (5,882)              --         (5,882)         4,668          23,892 (8)           22,678
  Minority interest share
    of losses............    154,669         (154,669)(4)         --         20,900              --              20,900
                           ---------      -----------       --------       --------      ----------        ------------
    Loss from continuing
      operations.........  $ (43,616)        (154,669)      (198,285)       (42,447)        (35,839)           (276,571)
                           =========      ===========       ========       ========      ==========        ============
  Basic and diluted loss
    from continuing
    operations
    attributable to
    common stockholders
    per common share.....  $    (.95)                           (.69)(9)                                           (.73)(10)
                           =========                        ========                                       ============

        See Notes to Condensed Pro Forma Combined Financial Statements.

                      LIBERTY SATELLITE & TECHNOLOGY, INC.

              CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2000

                                  (UNAUDITED)

                                                                                ASCENT ENTERTAINMENT
                                             PRO FORMA                             TRANSACTION(2)             LSAT PRO FORMA
                                            ADJUSTMENTS          LSAT        ---------------------------       FOR LSAT LLC
                                              FOR LSAT        PRO FORMA         ASCENT                       TRANSACTION AND
                                 LSAT           LLC          FOR LSAT LLC    ENTERTAINMENT    PRO FORMA    ASCENT ENTERTAINMENT
                              HISTORICAL   TRANSACTION(1)    TRANSACTION     HISTORICAL(3)   ADJUSTMENTS       TRANSACTION
                              ----------   --------------   --------------   -------------   -----------   --------------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue.....................   $    445          --                445          217,828        (17,412)(5)          200,861
Operating, selling, general
  and administrative
  expenses..................     (1,096)         --             (1,096)        (162,759)         9,279 (5)         (154,576)
Depreciation and
  amortization..............        (98)         --                (98)         (67,581)         1,196 (5)         (129,329)
                                                                                               (62,846)(7)
                               --------         ---            -------         --------        -------         ------------
  Operating loss............       (749)         --               (749)         (12,512)       (69,783)             (83,044)
Other income (expense):
  Interest expense,
    including amounts to
    related parties.........     (5,729)         --             (5,729)         (29,115)            --              (34,844)
  Interest income...........     10,361          --             10,361           10,601            (12)(5)           20,950
  Share of losses of
    affiliates, net.........     (7,251)         --             (7,251)              --             --               (7,251)
  Unrealized loss on
    financial instruments...    (14,426)         --            (14,426)              --             --              (14,426)
  Impairment of
    investments.............     (9,860)         --             (9,860)              --             --               (9,860)
  Other, net................    (29,078)         --            (29,078)              --             --              (29,078)
                               --------         ---            -------         --------        -------         ------------
      Loss before income
        taxes and minority
        interest............    (56,732)         --            (56,732)         (31,026)       (69,795)            (157,553)
Income tax benefit..........      8,131          --              8,131            1,805         27,918 (8)           37,854
Minority interest share of
  losses (earnings).........       (536)        536 (4)             --           12,973             --               12,973
                               --------         ---            -------         --------        -------         ------------
      Loss from continuing
        operations..........   $(49,137)        536            (48,601)         (16,248)       (41,877)            (106,726)
                               ========         ===            =======         ========        =======         ============
Basic and diluted loss from
  continuing operations
  attributable to common
  stockholders per common
  share.....................   $  (1.07)                          (.24)(9)                                             (.33)(10)
                               ========                        =======                                         ============

        See Notes to Condensed Pro Forma Combined Financial Statements.

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
           NOTES TO CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2001

                                  (UNAUDITED)

(1) Historically, the Company has operated and managed the activities of LSAT LLC and has had decision-making authority with respect to significant business transactions entered into by LSAT LLC. Accordingly, LSAT LLC has been a consolidated subsidiary of the Company. In connection with the LSAT LLC transaction, the Company will acquire the 89.41% of LSAT LLC that the Company does not already own. Because the Company is a consolidated subsidiary of Liberty Media, the LSAT LLC transaction will be recorded similar to a pooling of interests. This means that the acquisition will be recorded at historical cost, and the Company's financial statements will be restated to include 100% of LSAT LLC's operations since LSAT LLC's formation in March 2000.

(2) Because the Company and Ascent Entertainment are both consolidated subsidiaries of Liberty Media, the Ascent Entertainment transaction will be recorded similar to a pooling of interests. This means that the book value of Ascent Entertainment's assets, liabilities and stockholder's equity (including Liberty Media's excess costs that are not reflected in Ascent Entertainment's historical financial statements) will be carried over to the balance sheet of the Company. In addition, the financial statements of the Company will be restated to include Ascent Entertainment's results of operations from the time Ascent Entertainment was acquired by Liberty Media in March 2000.

(3) Represents Ascent Entertainment's historical results of operations for the period from March 28, 2000 (the date Liberty Media acquired Ascent Entertainment) to December 31, 2000.


(4) Represents (i) the acquisition of promissory notes due from LSAT LLC to Liberty, (ii) the acquisition of the LSAT LLC minority interest and
    (iii) the elimination of the historical minority interest share of earnings/losses.


(5) Represents the elimination of the historical results of operations of Livewire Network Services (formerly Ascent Entertainment's network services division), which was transferred to Liberty Livewire effective September 6, 2001.

(6) Represents adjustments to reflect Liberty Media's historical excess basis in Ascent Entertainment which has not been pushed down to Ascent
    Entertainment's historical financial statements. Also represents the elimination of Ascent Entertainment's historical equity.

(7) Represents the amortization of Liberty Media's historical excess basis in Ascent Entertainment.

(8) Represents the assumed income tax effect of the pro forma adjustments.

(9) Assumes 327,006,000 and 325,017,000 shares of the Company's common stock were outstanding for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively.

(10) Assumes 414,022,000 and 412,033,000 shares of the Company's common stock were outstanding for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively.

(11) Included in the Ascent Entertainment historical and LSAT pro forma columns is $195,541,000 related to certain Senior Secured Discount Notes of Ascent Entertainment. Subsequent to September 30, 2001, Ascent Entertainment gave notice that it had elected to redeem the Notes effective December 31, 2001 at a price of 105.9375% of the accreted value of the Notes on such date. This price represents $948.63 per $1,000 principal amount or an aggregate amount of approximately $213 million, including accrued interest.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
                               SEPTEMBER 30, 2001

    Capitalized terms used herein and not otherwise defined have the meanings set forth in the accompanying financial statements.

MATERIAL CHANGES IN RESULTS OF OPERATIONS

    LSAT LLC recognized interest income of $1,310,000 and $7,137,000 during the nine months ended September 30, 2001 and 2000, respectively. Such income was earned primarily on the cash balance maintained by LSAT Astro. As all of such LSAT Astro cash had been used to fund Astrolink capital calls as of September 30, 2001, LSAT LLC does not expect to generate significant interest income in the future.

    During the nine months ended September 30, 2001, LSAT LLC recognized interest expense of $7,014,000. Such interest expense relates primarily to the Notes issued to Liberty Satellite & Technology, Inc. ("Liberty Satellite") in connection with the transfer to LSAT LLC of the Sprint Stock and the PCS Equity Collar. See note 4 to the accompanying financial statements.

    During the nine months ended September 30, 2001 and 2000, LSAT LLC's share of losses of affiliates aggregated $173,650,000 and $4,500,000, respectively. The 2000 amount represents only seven months for Astrolink and three months for Aerocast, whereas the 2001 amount represents nine months for Astrolink and Aerocast and seven months for Wildblue. In addition, the 2001 amount includes an adjustment to the carrying amount for Astrolink aggregating $155,000,000. Exclusive of such adjustment, the Company recorded $18,650,000 in share of losses in 2001. As Astrolink, Aerocast and Wildblue are in the development stage of their business, LSAT LLC does not expect its share of losses of affiliates will decrease in the foreseeable future.

    During the first quarter of 2001, LSAT LLC determined that certain of its cost investments had experienced other than temporary declines in value. As a result, LSAT LLC's cost bases of such investments were adjusted to their respective estimated fair values at March 31, 2001. These adjustments resulted in a realized loss of $34,075,000, and are reflected as impairment of investments in the condensed consolidated statement of operations.

    LSAT LLC recorded minority interest share of losses (earnings) aggregating $23,258,000 and $(372,000) during the nine months ended September 30, 2001 and 2000, respectively. The 2001 amount is due to the impairment losses recorded by LSAT Astro.

MATERIAL CHANGES IN FINANCIAL CONDITION

    LSAT LLC currently has no operating income or positive cash flow. During the nine months ended September 30, 2001, LSAT LLC funded its operating and investing activities with a combination of contributions and advances from Liberty Media and Liberty Satellite and borrowings of debt.

    On May 9, 2001, Liberty Satellite sold to LSAT LLC 100% of Liberty Satellite's beneficial interests in the Liberty PCS Trust. The Interests represent rights with respect to the Sprint Stock and the PCS Equity Collar. The aggregate purchase price for the Interests was $287,267,000 and was paid by
(i) delivery of two secured demand promissory notes in the aggregate principal amount of $224,226,000 and (ii) the assumption of amounts due under the PCS Loan Agreement. The PCS Loan Agreement provides for borrowings of $303 million and is due 2003. The PCS Loan Agreement is secured by LSAT LLC's interest in the Sprint Stock and the PCS Equity Collar described below. Interest accrues at

LIBOR and is payable monthly. LSAT LLC anticipates that it will use available borrowings under the PCS Loan Agreement to fund its investing and operating activities.

    The PCS Equity Collar provides the Trust with a put option that gives it the right to require its counterparty to buy 5,084,745 shares of Sprint Stock from the Trust in seven tranches in March 2003 for a weighted average price of $59.71 per share. The PCS Equity Collar also contains a call option giving the counterparty the right to buy the same shares of stock from the Trust in seven tranches in March 2003 for a weighted average price of $82.39 per share

    LSAT LLC has entered into a put spread collar with a financial institution with respect to its shares of GM Hughes Stock. The collar (i) provides LSAT LLC with a put option that gives it the right to require its counterparty to buy 1,821,921 shares of GM Hughes Stock from LSAT LLC in three tranches in October 2003 for a weighted average price of $26.64, and (ii) provides the counterparty with a put option that gives it the right to require LSAT LLC to repurchase the 1.8 million shares of GM Hughes Stock for a weighted average price of $14.80. LSAT LLC simultaneously sold a call option giving the counterparty the right to buy the same shares of stock from LSAT LLC in three tranches in October 2003 for a weighted average price of $54.32 per share.

    LSAT LLC has also entered into an equity collar with a financial institution with respect to its shares of XMSR common stock. The collar provides LSAT LLC with a put option that gives it the right to require its counterparty to buy 1,000,000 shares of XMSR common stock from LSAT LLC in three tranches in November 2003, December 2003 and February 2004 for a weighted average price of $28.55. LSAT LLC simultaneously sold a call option giving the counterparty the right to buy the same shares of stock from LSAT LLC in three tranches in November 2003, December 2003 and February 2004 for a weighted average price of $51.49 per share.

    On June 27, 2001, LSAT LLC entered into an agreement to loan 1 million shares of XMSR to a third party. The obligation to return those shares is secured by cash collateral equal to 100% of the market value of that stock, which was $4,300,000 at September 30, 2001. During the period of the loan, which is terminable by either party at any time, the cash collateral is to be marked-to-market daily. Interest accrues on the cash collateral for the benefit of LSAT LLC at the rate of .15% per annum. As of September 30, 2001, 1,000,000 shares of XMSR had been lent under this agreement. The loan has no stated maturity date.

    In March 2000, Liberty Media contributed $249,620,000 in cash to LSAT Astro. LSAT LLC has used all of such cash to fund Astrolink capital calls.

    In March 2001, LSAT Astro agreed to take such actions as reasonably necessary to enable Astrolink to meet its 2001 funding requirements. It was anticipated that such actions could include the purchase of equity or debt securities of Astrolink, the facilitation of guaranteed bank financing, or any other approaches acceptable to the members and to Astrolink. LSAT Astro's obligation to make any investment in or provide any financial accommodation to Astrolink under this agreement is limited to $94,437,000, and does not constitute a guarantee of any obligation of Astrolink. Such obligation was also subject to (i) negotiation and execution of definitive agreements relating thereto and (ii) receipt by Astrolink from other Astrolink members of similar and proportional investments or financial accommodations acceptable to Astrolink and LSAT Astro. At least two other members in Astrolink have publicly announced that they do not currently intend to make further investments in Astrolink. Although such public announcement may not in itself terminate any obligation of LSAT Astro under the March 2001 agreement with Astrolink, LSAT Astro does not currently expect that it will be called upon to make any investment in or to provide any other financial accommodation to Astrolink pursuant to that agreement.

    LSAT LLC has guaranteed certain lease obligations of the Sky Latin America businesses through 2015. Such guarantees aggregated approximately $109,000,000 at September 30, 2001. Currently, LSAT LLC is not certain of the likelihood of being required to perform under such guarantees.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    At September 30, 2001, LSAT LLC has $67,503,000 of variable-rate debt with a weighted average interest rate of 5.40%. Accordingly, LSAT LLC is sensitive to market rate risk. To date, LSAT LLC has not entered into any derivative instruments to manage its interest rate exposure. All of such debt is due in 2003.

    LSAT LLC also has price risk related to investments in marketable equity securities. See MATERIAL CHANGES IN FINANCIAL CONDITION for a discussion of LSAT LLC's equity collars and put spread collar related to its marketable equity securities.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
                                                                 (AMOUNTS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents (note 7)........................    $    433         152,515
  Restricted cash (note 4)..................................       4,300              --
  Receivables...............................................         193             535
                                                                --------         -------
    Total current assets....................................       4,926         153,050
                                                                --------         -------
Investments in affiliates accounted for using the equity
  method (note 3)...........................................     304,737         341,559
Investments in available-for-sale securities and other cost
  investments (note 4)......................................     529,969         201,540
                                                                --------         -------
                                                                $839,632         696,149
                                                                ========         =======
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Accrued expenses..........................................    $     25              15
  Accrued interest to related parties.......................         249              --
  Due to parent (note 6)....................................           9              42
                                                                --------         -------
    Total current liabilities...............................         283              57
                                                                --------         -------
Notes payable to parent (note 6)............................     223,710              --
Advances from members (note 6)..............................      15,978              --
Securities lending agreement (note 4).......................       4,300              --
Debt (note 5)...............................................      67,503              --
Put option liability (note 4)...............................      38,537          31,729
                                                                --------         -------

    Total liabilities.......................................     350,311          31,786
Minority interest in equity of consolidated subsidiary......      35,681          59,452
Members' equity.............................................     453,640         604,911
                                                                --------         -------
Commitments and contingencies (note 7)......................
                                                                $839,632         696,149
                                                                ========         =======

     See accompanying notes to condensed consolidated financial statements.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE EARNINGS
                                     (LOSS)
                                  (UNAUDITED)

                                                                                      PERIOD FROM
                                                               NINE MONTHS          MARCH 16, 2000
                                                                  ENDED           (DATE OF INCEPTION)
                                                            SEPTEMBER 30, 2001   TO SEPTEMBER 30, 2000
                                                            ------------------   ---------------------
                                                                      (AMOUNTS IN THOUSANDS)
General and administrative expenses.......................       $     (45)                  (47)
                                                                 ---------              --------
  Operating loss..........................................             (45)                  (47)
                                                                 ---------              --------
Other income (expense):
  Interest income.........................................           1,310                 7,137
  Interest expense--parent (note 6).......................          (5,749)                   --
  Interest expense--other.................................          (1,265)                   --
  Share of losses of affiliates...........................        (173,650)               (4,500)
  Loss on sale of GM Hughes stock.........................              --               (26,157)
  Gain on GM Hughes share appreciation rights.............              --                44,752
  Unrealized gains on financial instruments, net..........          17,037                    --
  Impairment of investments...............................         (34,075)                   --
                                                                 ---------              --------
    Earnings (loss) before minority interest..............        (196,437)               21,185
Minority interest.........................................          23,258                  (372)
                                                                 ---------              --------
      Net earnings (loss).................................       $(173,179)               20,813
                                                                 ---------              --------
Other comprehensive income:
  Unrealized holding losses on available-for-sale
    securities............................................         (17,726)              (33,980)
  Less reclassification adjustment for losses included in
    net earnings..........................................          14,575                25,440
                                                                 ---------              --------
      Other comprehensive income (loss)...................          (3,151)               (8,540)
                                                                 ---------              --------
        Comprehensive earnings (loss).....................       $(176,330)               12,273
                                                                 =========              ========

     See accompanying notes to condensed consolidated financial statements.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

              CONDENSED CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                                  (UNAUDITED)

                                                                                                     TOTAL
                                     LIBERTY SATELLITE &        LIBERTY        ACCUMULATED OTHER    MEMBERS'
                                      TECHNOLOGY, INC.     MEDIA CORPORATION   COMPREHENSIVE LOSS    EQUITY
                                     -------------------   -----------------   ------------------   --------
                                                             (AMOUNTS IN THOUSANDS)
Balance at January 1, 2001.........          75,948             579,368             (50,405)         604,911
  Net loss.........................         (18,340)           (154,839)                 --         (173,179)
  Other comprehensive loss.........              --                  --              (3,151)          (3,151)
  Issuance of common stock by
    affiliate......................              52                 435                  --              487
  Capital contributions............           2,602              21,970                  --           24,572
                                          ---------            --------             -------         --------

Balance at September 30, 2001......       $  60,262             446,934             (53,556)         453,640
                                          =========            ========             =======         ========

     See accompanying notes to condensed consolidated financial statements.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                         PERIOD FROM
                                                                NINE MONTHS            MARCH 16, 2000
                                                                   ENDED             (DATE OF INCEPTION)
                                                             SEPTEMBER 30, 2001     TO SEPTEMBER 30, 2000
                                                            --------------------   -----------------------
                                                                        (AMOUNTS IN THOUSANDS)
                                                                             (SEE NOTE 2)
Cash flows from operating activities:
  Net earnings (loss).....................................        $(173,179)                 20,813
  Adjustments to reconcile net earnings (loss) to net cash
    provided (used) by operating activities:..............
    Share of losses of affiliates.........................          173,650                   4,500
    Unrealized gains on financial instruments, net........          (17,037)                     --
    Impairment of investments.............................           34,075                      --
    Loss on sale of GM Hughes stock.......................               --                  26,157
    Gain on GM Hughes share appreciation rights...........               --                 (44,752)
    Minority interest.....................................          (23,258)                    372
    Changes in operating assets and liabilities, net of
      the effects of the Liberty transaction:
      Change in receivables...............................              342                    (612)
      Change in accruals and payables.....................              188                      38
                                                                  ---------                --------
        Net cash provided (used) by operating
          activities......................................           (5,219)                  6,516
                                                                  ---------                --------
Cash flows from investing activities:
  Investments in and advances to affiliates...............         (190,884)               (142,344)
  Net proceeds from sale of GM Hughes stock...............               --                  74,243
  Payment of GM Hughes share appreciation rights..........               --                 (65,721)
  Proceeds received in the Liberty transaction............               --                 249,620
                                                                  ---------                --------
        Net cash provided (used) by investing
          activities......................................         (190,884)                115,798
                                                                  ---------                --------
Cash flows from financing activities:
  Borrowings of debt......................................            4,500                      --
  Repayments of notes payable to parent...................             (516)                     --
  Advances from members...................................           15,978                      --
  Contributions from members..............................           24,572                  53,360
  Distribution to minority owner of subsidiary............             (513)                     --
                                                                  ---------                --------
        Net cash provided by financing activities.........           44,021                  53,360
                                                                  ---------                --------
        Net increase (decrease) in cash and cash
          equivalents.....................................         (152,082)                175,674
        Cash and cash equivalents:
          Beginning of period.............................          152,515                      --
                                                                  ---------                --------
          End of period...................................        $     433                 175,674
                                                                  =========                ========

     See accompanying notes to condensed consolidated financial statements.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2001
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the accounts of Liberty Satellite, LLC and those of all majority-owned or controlled subsidiaries ("LSAT LLC" or the "Company"). All significant inter-company transactions have been eliminated.


    LSAT LLC is a limited liability company that was formed effective March 16, 2000 by Liberty Satellite & Technology, Inc. ("Liberty Satellite") and Liberty Media Corporation ("Liberty Media") to hold and manage certain satellite and related assets. Liberty Satellite contributed its beneficial interest in 4,221,921 shares (as adjusted for a 3 for 1 stock split on July 3, 2000, the "GM Hughes Stock Split") of General Motors Class H common stock ("GM Hughes Stock"), net of the GM Hughes share appreciation right liability described in note 5, and its interest in Jato Communications Corp. to LSAT LLC in exchange for a 10.59% ownership interest in LSAT LLC; and Liberty Media contributed cash and its interests in various satellite related assets, including an 86.01% ownership interest in LSAT Astro LLC ("LSAT Astro"), in exchange for the remaining 89.41% ownership interest in LSAT LLC. As Liberty Satellite is a consolidated subsidiary of Liberty Media, all of the assets contributed by Liberty Satellite and Liberty Media to LSAT LLC were recorded at their net book values at the date of contribution.


    The LSAT LLC operating agreement provides that Liberty Satellite is to operate and manage the activities of LSAT LLC, and that Liberty Satellite has decision-making authority with respect to significant business transactions, including the purchase and sale of assets, entered into by LSAT LLC. Accordingly, LSAT LLC is a consolidated subsidiary of Liberty Satellite.

    LSAT LLC is currently a holding company and has had no significant direct operations since its formation in March 2000.

    The accompanying interim condensed consolidated financial statements of the Company are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) have been made that are necessary to present fairly the financial position of the Company as of September 30, 2001 and the results of its operations for the nine months ended September 30, 2001 and 2000. The results of operations for any interim period are not necessarily indicative of the results for the entire year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere herein.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    Certain amounts have been reclassified for comparability with the 2001 presentation.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.  SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENTS OF CASH FLOWS

    Significant non-cash investing and financing activities are as follows:

                                                                             PERIOD FROM
                                                      NINE MONTHS           MARCH 16, 2000
                                                         ENDED           (DATE OF INCEPTION)
                                                   SEPTEMBER 30, 2001   TO SEPTEMBER 30, 2000
                                                   ------------------   ----------------------
                                                             (AMOUNTS IN THOUSANDS)
Cash received in Liberty Transactions:
  Value of investments received..................       $     --               (420,552)
  Initial capitalization.........................             --                610,172
  Minority interests.............................             --                 60,000
                                                        --------              ---------
                                                        $     --                249,620
                                                        ========              =========
Acquisition of cost investment for notes payable
  and assumption of debt.........................       $287,267                     --
                                                        ========              =========

3.  INVESTMENTS IN AFFILIATES

    The following table reflects the Company's carrying amount of its investments accounted for using the equity method:

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
                                                                 (AMOUNTS IN THOUSANDS)
ASTROLINK International LLC ("Astrolink") (a)...............    $249,868         268,712
Aerocast.com, Inc. ("Aerocast") (b).........................      14,112          11,852
Wildblue Communications, Inc. ("Wildblue") (c)..............      40,757          60,995
                                                                --------        --------
                                                                $304,737         341,559
                                                                ========        ========

    The following table reflects the Company's share of losses of affiliates:

                                                                               PERIOD FROM
                                                        NINE MONTHS           MARCH 16, 2000
                                                           ENDED           (DATE OF INCEPTION)
                                                    SEPTEMBER 30, 2001    TO SEPTEMBER 30, 2000
                                                    -------------------   ----------------------
                                                               (AMOUNTS IN THOUSANDS)
Astrolink.........................................       $ 167,334                 2,106
Aerocast..........................................           5,091                    --
Wildblue..........................................           1,225                    --
                                                         ---------               -------
                                                         $ 173,650                 2,106
                                                         =========               =======

    At September 30, 2001, the aggregate carrying amount of the Company's investments in its affiliates exceeded the Company's proportionate share of such affiliates' net assets by $9,188,000. Such excess is being amortized over a useful life of five years. Amortization aggregated $2,054,000 for the nine months ended September 30, 2001, and is included in share of losses of affiliates.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.  INVESTMENTS IN AFFILIATES (CONTINUED)
(a) The Company owns an 86.01% interest in LSAT Astro, which in turn owns an approximate 31.5% ownership interest in Astrolink. Astrolink is currently in its developmental stages, but intends to build a telecom network using Ka-band geostationary satellites to provide broadband data communications services. Astrolink currently plans to launch two satellites in late 2002 or early 2003 and intends to serve customers in North America and Europe. Additional spacecraft, if launched, could extend the network worldwide or could provide in-orbit backup.

    During the second quarter of 2001, the Company determined that its investment in Astrolink experienced an other-than-temporary decline in value. Accordingly, the carrying amount of such investment was adjusted to its estimated fair value resulting in a realized loss of $155,000,000. Such loss is included in share of losses of affiliates.

    Astrolink's current business plan requires approximately $2.4 billion in additional financing over the next several years, including approximately $830 million in 2002. Subsequent to September 30, 2001, one of the members of Astrolink informed Astrolink that it does not intend to provide any of Astrolink's required financing. In light of this decision, Astrolink is considering several alternatives with respect to its proposed business plan, including, but not limited to, seeking alternative funding sources, scaling back their proposed business plan, and liquidating the venture entirely. There can be no assurance that Astrolink will be able to obtain the necessary financing on acceptable terms, or that they will be able to fulfill the business plan as originally proposed, or at all. In the event that the venture is liquidated, LSAT LLC anticipates that it would record an additional writedown of its investment.

    Summarized unaudited financial information for Astrolink is as follows:

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                              AMOUNTS IN THOUSANDS
COMBINED OPERATIONS
  Operating expense.........................................  $(44,026)    (17,458)
  Depreciation and amortization.............................      (580)       (337)
  Other income..............................................     7,908       3,893
                                                              --------     -------
    Net loss................................................  $(36,698)    (13,902)
                                                              ========     =======

(b) During 2000, LSAT LLC invested $12.6 million in exchange for an approximate 37% ownership interest in Aerocast, and also received warrants to purchase additional shares of Aerocast preferred stock. LSAT LLC exercised such warrants in March 2001 for $7.35 million and increased its ownership interest in Aerocast to 45.5%. Aerocast is developing next generation streaming media technologies for broadband network operators and video content providers. Aerocast intends to utilize terrestrial and satellite platforms to distribute streaming media to businesses and consumers with high-speed internet access.

(c) LSAT LLC, owns an approximate 16% interest in Wildblue. Wildblue plans to build a Ka-band satellite network that will focus on providing broadband services to homes and small offices in North America and Latin America.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.  INVESTMENTS IN AFFILIATES (CONTINUED)
    During the first quarter of 2001, Wildblue announced that it was withdrawing its initial public offering due to continuing unfavorable conditions in the financial markets. As a result of such withdrawal, Wildblue is currently dependent upon its existing shareholders for the necessary funding to achieve its business plan. In light of the foregoing circumstances, the Company determined that Wildblue experienced an other than temporary decline in value. As a result, the Company's cost basis of Wildblue was adjusted to its fair value. Such adjustment resulted in a realized loss of $19,500,000 and is included in impairment of investments in the accompanying condensed consolidated statement of operations. In addition, the Company began recording its share of Wildblue's losses in order to approximate changes in the value of the Company's investment.

    Summarized unaudited combined financial information for affiliates other than Astrolink is as follows:

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                              AMOUNTS IN THOUSANDS
COMBINED OPERATIONS
  Operating expense.........................................  $(13,377)       (732)
  Depreciation and amortization.............................      (662)         --
  Other income..............................................     8,601         201
                                                              --------     -------
    Net loss................................................  $ (5,438)       (531)
                                                              ========     =======

    Aerocast and Wildblue are in the start up phase of their respective businesses. Accordingly, the Company anticipates that these equity affiliates will need additional financing to fund their respective business plans. In order to maintain its current ownership interest in each affiliate, the Company may be required to participate in such additional financing. If the Company is unable or unwilling to provide additional financing, its ownership interests may be diluted or it may forfeit certain voting or other shareholder rights. There is no assurance that the Company's equity affiliates will be able to obtain the necessary financing on acceptable terms. If they are unable to secure the necessary financing, the affiliates may be forced to alter their business plan or consider a plan of liquidation.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  INVESTMENT IN AVAILABLE-FOR-SALE SECURITIES AND OTHER COST INVESTMENTS

    Investments in available-for-sale securities and other cost investments are summarized as follows:

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
                                                                 (AMOUNTS IN THOUSANDS)
Hughes Electronics Corporation (a)*.........................    $ 40,273          47,011
Sprint Corporation PCS Group (b)*...........................     299,971              --
Various Latin American satellite companies
  ("Sky Latin America") (c).................................     162,650         127,605
XM Satellite Radio Holdings, Inc. ("XMSR") (d)*.............      27,075          26,924
                                                                --------        --------
                                                                $529,969         201,540
                                                                ========        ========

*   Denotes an investment carried as an available-for-sale security.

(a) LSAT LLC holds 1,821,921 shares of GM Hughes Stock and accounts for such shares as available-for-sale.

    LSAT LLC has entered into a put spread collar with a financial institution with respect to its shares of GM Hughes Stock. The collar (i) provides LSAT LLC with a put option that gives it the right to require its counterparty to buy 1,821,921 shares of GM Hughes Stock from LSAT LLC in three tranches in October 2003 for a weighted average price of $26.64, and (ii) provides the counterparty with a put option that gives it the right to require LSAT LLC to repurchase the shares of GM Hughes Stock for a weighted average price of $14.80. LSAT LLC simultaneously sold a call option giving the counterparty the right to buy the same shares of stock from LSAT LLC in three tranches in October 2003 for a weighted average price of $54.32 per share. The put and call options for this collar were equally priced, resulting in no cash cost to LSAT LLC. At September 30, 2001, the fair value of the GM Hughes put spread collar was approximately $15,986,000, which represented an increase of $10,989,000 from December 31, 2000. Such increase is included in unrealized gains on financial instruments in the accompanying condensed consolidated statement of operations.

(b) On May 9, 2001, Liberty Satellite sold to LSAT LLC 100% of Liberty Satellite's beneficial interests (the "Interests") in the Liberty PCS Trust (the "Trust"). The Interests represent rights with respect to 5,084,745 shares of Sprint PCS Group common stock ("Sprint Stock") and certain derivative transactions related to the Sprint Stock (the "PCS Equity Collar"). The aggregate purchase price for the Interests was $287,267,000, and was paid by (i) delivery of two secured demand promissory notes (the "Notes") issued by LSAT LLC to Liberty Satellite in the aggregate principal amount of $224,226,000 and (ii) the assumption of $63,041,000 of indebtedness which Liberty Satellite owed to the Trust.

    The PCS Equity Collar provides the Trust with a put option that gives it the right to require its counterparty to buy 5,084,745 shares of Sprint PCS Stock from the Trust in seven tranches in March 2003 for a weighted average price of $59.71 per share. The PCS Equity Collar also contains a call option giving the counterparty the right to buy the same shares of stock from the Trust in seven tranches in March 2003 for a weighted average price of $82.39 per share. At September 30, 2001, the fair value of the PCS Equity Collar was approximately $166,293,000.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. INVESTMENT IN AVAILABLE-FOR-SALE SECURITIES AND OTHER COST INVESTMENTS (CONTINUED)
(c) Represents the aggregate book basis of a number of different satellite television operators located in Mexico, Brazil, Chile, Colombia and Argentina. LSAT LLC has a 10% beneficial interest in each of the Sky Latin America businesses.

    On September 27, 2000, Liberty Media and The News Corporation Limited ("News Corp") announced that they had reached an agreement pursuant to which, among other things, Liberty Media would transfer various assets to a subsidiary of News Corp, Sky Global Networks, Inc. ("SGN"), in exchange for shares of SGN common stock representing 4.76% of the outstanding shares of the class (the "SGN Transaction"). That percentage interest was subject to reduction upon the issuance of additional shares of that class by SGN. The assets to be transferred by Liberty Media to SGN were to consist of its interests in the partnerships operating the Sky Latin America businesses (the "Sky Latin America Interests") and a portion of Liberty Media's shares in Gemstar-TV Guide International Group, Inc. Liberty Media was obligated to contribute any proceeds of the disposition of the Sky Latin America Interests to LSAT LLC. The SGN Transaction was subject to various conditions, including completion of SGN's initial public offering or an equivalent transaction by November 27, 2001 and receipt of required governmental and other material third party approvals. In November 2001, News Corp. advised Liberty Media and the Company that the SGN public offering condition would not occur within the required time period. Accordingly, neither News Corp. nor Liberty Media or the Company is currently under any obligation to consummate the SGN Transaction and there can be no assurance that the SGN Transaction, or that portion of the SGN Transaction relating to the Sky Latin America Interests, will occur.

(d) XMSR, a publicly traded company, offers 100 national audio channels of music, news, talk, sports and children's programming from two satellites directly to vehicle, home and portable radios. LSAT LLC currently owns 1,000,000 shares of XMSR common stock representing an approximate 2% interest.

    LSAT LLC has entered into an equity collar with a financial institution with respect to its shares of XMSR common stock. The collar provides LSAT LLC with a put option that gives it the right to require its counterparty to buy 1,000,000 shares of XMSR common stock from LSAT LLC in three tranches in November 2003, December 2003 and February 2004 for a weighted average price of $28.55. LSAT LLC simultaneously sold a call option giving the counterparty the right to buy the same shares of stock from LSAT LLC in three tranches in November 2003, December 2003 and February 2004 for a weighted average price of $51.49 per share. The put and call options for this collar were equally priced, resulting in no cash cost to LSAT LLC. At September 30, 2001, the fair value of the XMSR equity collar was approximately $21,835,000.

    On June 27, 2001, LSAT LLC entered into an agreement to loan 1 million shares of XMSR to a third party. The obligation to return those shares is secured by cash collateral equal to 100% of the market value of that stock, which was $4,300,000 at September 30, 2001. During the period of the loan, which is terminable by either party at any time, the cash collateral is to be marked-to-market daily. Interest accrues on the cash collateral for the benefit of LSAT LLC at the rate of .15% per annum. As of September 30, 2001, 1,000,000 shares of XMSR had been lent under this agreement. The loan has no stated maturity date.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. INVESTMENT IN AVAILABLE-FOR-SALE SECURITIES AND OTHER COST INVESTMENTS (CONTINUED)
    During the year three months March 31, 2001, the Company determined that its investment in XMSR experienced an other than temporary decline in value. As a result, the cost basis of such investment was adjusted to its fair value at March 31, 2001. Such adjustment resulted in a realized loss of $14,575,000 and is included in impairment of investments in the accompanying condensed consolidated statement of operations.

    Effective September 29, 2000 (the "iBEAM Closing Date"), LSAT LLC acquired a 1% managing common interest in a joint venture ("IB2 LLC") from a subsidiary of Liberty Digital, Inc. ("LDIG") for $652,000. LDIG, a consolidated subsidiary of Liberty Media, retained a preferred interest (the "Preferred Interest") in IB2 LLC, which owns approximately 3.6 million shares of iBEAM Broadcasting Corp. common stock ("iBEAM Stock"). The Preferred Interest has an initial liquidation value of $64,574,000 and is entitled to a return of 9% compounded annually. As part of the transaction, LSAT LLC granted LDIG the right to put the Preferred Interest to LSAT LLC for a purchase price equal to $26 million (the value of iBEAM Stock on the iBEAM Closing Date) plus 9% compounded annually (the "iBEAM Put Option"). LSAT LLC has the right to call LDIG's Preferred Interest at a price equal to the initial liquidation value plus 9% compounded annually. Both the put and call options are exercisable eight years from the iBEAM Closing Date.

    Changes in the fair market value of the iBEAM Put Option subsequent to the iBEAM Closing Date are recognized as unrealized gains (losses) on financial instruments in the Company's consolidated statements of operations. During the nine months ended September 30, 2001, LSAT LLC recorded an unrealized loss of $6,808,000 related to the iBEAM Put Option.

    Investments in available-for-sale securities are summarized as follows:

                                                      SEPTEMBER 30,   DECEMBER 31,
                                                          2001            2001
                                                      -------------   ------------
                                                         (AMOUNTS IN THOUSANDS)
Equity Securities
  Fair value........................................    $ 367,319         73,935
  Gross unrealized holding gains....................      188,128         15,921
  Gross unrealized holding losses...................     (193,888)       (61,328)

5.  DEBT

    In connection with the transfer of the Sprint Stock from Liberty Satellite to LSAT LLC, LSAT LLC assumed Liberty Satellite's obligations under a $303,000,000 loan agreement (the "PCS Loan Agreement"). The PCS Loan Agreement is secured by the Company's interest in the shares of Sprint Stock and by the PCS Equity Collar described in note 4. Interest accrues at LIBOR (5.4% at September 30, 2001) and is payable monthly. The principal balance is due and payable March 10, 2003.

    The fair value of the Company's debt is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. At September 30, 2001, the fair value of the Company's debt approximated its carrying value.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.  AMOUNTS DUE TO RELATED PARTIES

    The Company reimburses Liberty Satellite for certain expenses paid by Liberty Satellite on behalf of the Company. Accrued expense reimbursements are non-interest bearing and are generally repaid monthly.

    As described in note 4, the Company issued two notes payable to Liberty Satellite in the aggregate amount of $224,225,000. The Notes bear interest at a rate of 6.5% per annum, payable quarterly in arrears, at a maturity and upon payment of principal. Amounts outstanding under the Notes are due and payable, in whole or in part, three business days after Liberty Satellite's demand therefore, and in any event, in March 2003. The Company's obligations to Liberty Satellite under the Notes are secured by the Company's interest in the Sprint Stock.

    During the third quarter of 2001, Liberty Satellite and Liberty Media advanced $15,978,000 to the Company. The Company used these advances to fund capital calls to Sky Latin America. The advances bear interest at 8% and have no specified repayment date. Accrued interest on these advances aggregated $56,000 at September 30, 2001.

7.  COMMITMENTS AND CONTINGENCIES

    In March 2001, LSAT Astro agreed to take such actions as reasonably necessary to enable Astrolink to meet its 2001 funding requirements. It was anticipated that such actions could include the purchase of equity or debt securities of Astrolink, the facilitation of guaranteed bank financing, or any other approaches acceptable to the members and to Astrolink. LSAT Astro's obligation to make any investment in or provide any financial accommodation to Astrolink under this agreement is limited to $94,437,000, and does not constitute a guarantee of any obligation of Astrolink. Such obligation was also subject to (i) negotiation and execution of definitive agreements relating thereto and (ii) receipt by Astrolink from other Astrolink members of similar and proportional investments or financial accommodations acceptable to Astrolink and LSAT Astro. At least two other members in Astrolink have publicly announced that they do not currently intend to make further investments in Astrolink. Although such public announcement may not in itself terminate any obligation of LSAT Astro under the March 2001 agreement with Astrolink, LSAT Astro does not currently expect that it will be called upon to make any investment in or to provide any other financial accommodation to Astrolink pursuant to that agreement.

    The Company has guaranteed certain lease obligations of the Sky Latin America businesses through 2015. Such guarantees aggregated approximately $109,000,000 at September 30, 2001. Currently, the Company is not certain of the likelihood of being required to perform under such guarantees.

    The Company has contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible the Company may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying financial statements.

                             LIBERTY SATELLITE, LLC
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
                               DECEMBER 31, 2000

GENERAL

    Capitalized terms used herein and not otherwise defined have the meanings set forth in the accompanying financial statements.

    LSAT LLC was formed on March 16, 2000 and was initially capitalized with asset contributions from Liberty Satellite & Technology, Inc. ("Liberty Satellite") and Liberty Media. Liberty Satellite contributed (i) its beneficial interest in 4,221,921 shares (as adjusted for the GM Hughes Stock Split) of GM Hughes Stock, net of the GM Hughes Stock share appreciation right liability described below, and (ii) its interest in JATO Communications Corp. to LSAT LLC in exchange for a 10.59% ownership interest in LSAT LLC. Liberty Media contributed cash and its interests in various satellite related assets, including an 86.01% ownership interest in LSAT Astro, to LSAT LLC in exchange for the remaining 89.41% ownership interest in LSAT LLC.

    Liberty Satellite received the shares of GM Hughes Stock in April 1999 from Phoenixstar, Inc. in connection with a sales transaction. Upon receipt of the GM Hughes Stock, Liberty Satellite issued Phoenixstar a share appreciation right with respect to the shares of GM Hughes Stock it received, granting Phoenixstar the right to any market price appreciation in such GM Hughes Stock during the one-year period following the date of issuance, over an agreed strike price of $15.67 (as adjusted for the GM Hughes Stock Split) (the "LSAT GMH SAR").

SUMMARY OF OPERATIONS

    In May 2000, LSAT LLC sold 2.4 million shares of GM Hughes Stock for net cash proceeds of $74,243,000 (after fees and commissions of $717,000) and used $65,721,000 of such net cash proceeds to satisfy the LSAT GMH SAR. LSAT LLC recognized a loss on the sale of the GM Hughes Stock of $25,156,000, which was more than offset by a gain on the satisfaction of the LSAT GMH SAR of $44,752,000.

    LSAT LLC recognized interest income of $9,974,000 for the year ended December 31, 2000. Such 2000 interest income was earned primarily on short-term investments made using the cash balance maintained by LSAT Astro. It is anticipated that such LSAT Astro cash will be used to fund Astrolink capital calls in 2001, and accordingly, will not be available for any other purpose in 2001.

    During the year ended December 31, 2000, LSAT LLC's share of losses of affiliates aggregated $7,251,000. As both Astrolink and Aerocast are in the development stage of their business, LSAT LLC does not expect its shares of losses of affiliates to decrease in the foreseeable future.

    During the year ended December 31, 2000, LSAT LLC recognized an impairment loss on its investment in Jato Communications Corp. aggregating $5,860,000. LSAT LLC also recorded an unrealized loss of $14,426,000 related to certain of its derivative financial instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" ("Statement 133"), which is effective for fiscal years beginning after June 15, 2000. Statement 133 establishes accounting and reporting standards for derivative instruments and hedging activities by requiring that all derivative instruments be reported as assets or liabilities and measured at their fair values. Under Statement 133, changes in the fair values of derivative instruments are recognized immediately in earnings unless those instruments qualify as hedges of the:

    - fair values of existing assets, liabilities, or firm commitments,

    - variability of cash flows of forecasted transactions, or

    - foreign currency exposures of net investments in foreign operations.

    As described below, LSAT LLC has entered into several equity collars in an attempt to reduce the market risk associated with certain of its available-for-sale securities. Such equity collars qualify as fair value hedges, and the related available-for-sale securities qualify as hedged items, as those terms are defined in Statement 133. As such, it is anticipated that any change in the fair value of the hedged item will be offset by the change in fair value of the fair value hedge. To the extent that the change in fair value of the hedged item is not exactly offset by the change in fair value of the fair value hedge, LSAT LLC will recognize in earnings the ineffective portion of the equity collar. While there can be no assurance, LSAT LLC does not believe that the impact of Statement 133 on its results of operations will be significant.

    In March 2000, the FASB issued Interpretation No. 44, "ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION--AN INTERPRETATION OF APB OPINION NO. 25" ("FIN 44"). FIN 44 provides guidance on the accounting for certain stock option transactions and subsequent amendments to stock option transactions and was effective July 1, 2000. The adoption of FIN 44 had no significant impact on LSAT LLC's financial position, results of operations, or cash flows.

    In September 2000, the FASB issued Statement of Financial Accounting Standards No. 140, "ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES" ("Statement 140"), which revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures. Statement 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The adoption of Statement 140 is not expected to have a significant impact on LSAT LLC's financial position, results of operations, or cash flows.

LIQUIDITY AND CAPITAL RESOURCES

    LSAT LLC currently has no operating income and/or positive cash flow. During the year ended December 31, 2000, LSAT LLC funded its operating activities and its investments in affiliates with a combination of (i) contributions from Liberty Media and Liberty Satellite, and (ii) net cash proceeds from the sale of GM Hughes Stock.

    LSAT LLC has entered into a put spread collar with a financial institution with respect to LSAT LLC's shares of GM Hughes Stock. The collar (i) provides LSAT LLC with a put option that gives it the right to require its counterparty to buy 1,821,921 shares of GM Hughes Stock from LSAT LLC in three tranches in October 2003 for a weighted average price of $26.64, and (ii) provides the counterparty with a put option that gives it the right to require LSAT LLC to repurchase the 1.8 million shares of GM Hughes Stock for a weighted average price of $14.80. LSAT LLC simultaneously sold a call option giving the counterparty the right to buy the same shares of stock from LSAT LLC in three tranches in October 2003 for a weighted average price of $54.32 per share.

    LSAT LLC has also entered into an equity collar with a financial institution with respect to LSAT LLC's shares of XMSR common stock. The collar provides LSAT LLC with a put option that gives it the right to require its counterparty to buy 1,000,000 shares of XMSR common stock from LSAT LLC in three tranches in November 2003, December 2003 and February 2004 for a weighted average price of $28.55. LSAT LLC simultaneously sold a call option giving the counterparty the right to buy the same shares of stock from LSAT LLC in three tranches in November 2003, December 2003 and February 2004 for a weighted average price of $51.49 per share.

    As LSAT LLC's equity collars are designated to specific shares of stock held by LSAT LLC, and the changes in the fair value of the equity collars are correlated with changes in the fair value of the underlying securities, the equity collars function as hedges. Accordingly, changes in the fair value of these equity collars are reported as a component of comprehensive income (in unrealized gains) along with the changes in the fair value of the underlying securities. Under Statement 133, LSAT LLC will recognize in earnings the ineffective portion of its equity collars. LSAT LLC's put spread collars do not function as hedges, and therefore changes in the fair value of the put spread collars are recorded as unrealized gains on financial instruments in LSAT LLC's consolidated statements of operations.

    In March 2000, Liberty Media contributed $249,620,000 in cash to LSAT Astro. LSAT LLC used $101,130,000 in 2000 to fund Astrolink capital calls and intends to use the remainder of such cash to fund a portion of Astrolink's 2001 capital requirements.

    LSAT LLC has guaranteed certain lease obligations of the Sky Latin America businesses through 2015. Such guarantees aggregated approximately $112,000,000 at December 31, 2000. Currently, LSAT LLC is not certain of the likelihood of being required to perform under such guarantees.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    LSAT LLC also has price risk related to investments in marketable equity securities. See Liquidity and Capital Resources for a discussion of LSAT LLC's derivative instruments that it uses to hedge its price risk.

                          INDEPENDENT AUDITORS' REPORT

The Members
Liberty Satellite, LLC:

    We have audited the accompanying consolidated balance sheet of Liberty Satellite, LLC and subsidiaries as of December 31, 2000 and the related consolidated statements of operations, comprehensive loss, members' equity, and cash flows for the period from March 16, 2000 (date of inception) to December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Liberty Satellite, LLC and subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the period from March 16, 2000 (date of inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United Sates of America.

                                          KPMG LLP

Denver, Colorado
February 7, 2001

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 2000

                                                              AMOUNTS IN
                                                              THOUSANDS
                                                              ----------
ASSETS

Current assets:
  Cash and cash equivalents (note 7)........................   $152,515
  Receivables...............................................        535
                                                               --------
    Total current assets....................................    153,050

Investments in affiliates accounted for using the equity
  method (note 4)...........................................    280,564

Investments in available-for-sale securities and other cost
  investments (note 5)......................................    262,535
                                                               --------

    Total assets............................................   $696,149
                                                               ========

LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Accrued expenses..........................................   $     15
  Due to parent (note 6)....................................         42
                                                               --------
    Total current liabilities...............................         57

Put option liability (note 5)...............................     31,729
                                                               --------

    Total liabilities.......................................     31,786

Minority interests in equity of consolidated subsidiaries...     59,452

Members' equity.............................................    604,911
                                                               --------

Commitments and contingencies (note 7)

    Total liabilities and members' equity...................   $696,149
                                                               ========

          See accompanying notes to consolidated financial statements.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

                      CONSOLIDATED STATEMENT OF OPERATIONS

      PERIOD FROM MARCH 16, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

                                                              AMOUNTS IN
                                                              THOUSANDS
                                                              ----------
Selling, general and administrative expenses................   $     (2)
                                                               --------

Other income (expense):
  Interest income...........................................      9,974
  Share of losses of affiliates (note 4)....................     (7,251)
  Minority interests in earnings of consolidated
  Subsidiaries..............................................       (431)
  Loss on sale of GM Hughes Stock (note 5)..................    (26,156)
  Gain on GM Hughes Stock share appreciation rights (note
  5)........................................................     44,752
  Impairment of investment..................................     (5,860)
  Unrealized loss on financial instruments (note 5).........    (14,426)
                                                               --------
                                                                    602
                                                               --------
Net earnings................................................   $    600
                                                               ========

          See accompanying notes to consolidated financial statements.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

                  CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

      PERIOD FROM MARCH 16, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

                                                              AMOUNTS IN
                                                              THOUSANDS
                                                              ----------
Net earnings................................................   $    600
                                                               --------
Other comprehensive income:
  Unrealized holding losses on available for sale
    securities..............................................    (75,845)
      Less reclassification adjustment for gains included in
        net earnings........................................     25,440
  Unrealized gain on share appreciation rights liability....     44,752
      Less reclassification adjustment for gains included in
        net earnings........................................    (44,752)
                                                               --------
         Other comprehensive loss...........................    (50,405)
                                                               --------
         Comprehensive loss.................................   $(49,805)
                                                               ========

          See accompanying notes to consolidated financial statements.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

                   CONSOLIDATED STATEMENT OF MEMBERS' EQUITY

      PERIOD FROM MARCH 16, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

                                                                                 ACCUMULATED
                                                   LIBERTY          LIBERTY         OTHER        TOTAL
                                                 SATELLITE &         MEDIA      COMPREHENSIVE   MEMBERS'
                                               TECHNOLOGY, INC.   CORPORATION       LOSS         EQUITY
                                               ----------------   -----------   -------------   --------
                                                                (AMOUNTS IN THOUSANDS)
Balance at March 16, 2000....................       $    --              --             --           --
  Contributions upon initial capitalization
    (note 1).................................        71,167         539,005             --      610,172
  Net earnings...............................            64             536             --          600
  Other comprehensive loss...................            --              --        (50,405)     (50,405)
  Capital contributions......................         6,089          51,413             --       57,502
  Distribution to related party (note 5).....           (69)           (583)            --         (652)
  Put option liability (note 5)..............        (1,303)        (11,003)            --      (12,306)
                                                    -------         -------        -------      -------
Balance at December 31, 2000.................       $75,948         579,368        (50,405)     604,911
                                                    =======         =======        =======      =======

          See accompanying notes to consolidated financial statements.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

      PERIOD FROM MARCH 16, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2000

                                                               AMOUNTS IN
                                                                THOUSANDS
                                                              (SEE NOTE 3)
                                                              -------------
Cash flows from operating activities:
  Net earnings..............................................    $     600
  Adjustments to reconcile net earnings to net cash provided by operating activities:................................
    Share of losses of affiliates...........................        7,251
    Minority interests in earnings of consolidated
      subsidiaries..........................................          431
    Loss on sale of GM Hughes Stock.........................       26,156
    Gain on GM Hughes share appreciation rights.............      (44,752)
    Impairment of investment................................        5,860
    Unrealized loss on financial instruments................       14,426
    Changes in operating assets and liabilities, net of the
      effect of the Liberty transactions:...................
      Change in receivables.................................         (535)
      Change in accruals and payables.......................           57
                                                                ---------
        Net cash provided by operating activities...........        9,494
                                                                ---------
Cash flows from investing activities:
  Net proceeds from sale of GM Hughes Stock.................       74,243
  Payment of GM Hughes share appreciation rights............      (65,721)
  Proceeds received in Liberty transaction..................      249,620
  Investments in and advance to affiliates..................     (171,644)
                                                                ---------
        Net cash provided by investing activities...........       86,498
                                                                ---------
Cash flows from financing activities:
  Contributions from members................................       57,502
  Distributions to minority owners of subsidiaries..........         (979)
                                                                ---------
        Net cash provided by financing activities...........       56,523
                                                                ---------
        Net increase in cash and cash equivalents...........      152,515
        Cash and cash equivalents:
          Beginning of period...............................           --
                                                                ---------
          End of period.....................................    $ 152,515
                                                                =========

          See accompanying notes to consolidated financial statements

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2000

1.  BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the accounts of Liberty Satellite, LLC and those of all majority-owned or controlled subsidiaries ("LSAT LLC" or the "Company"). All significant inter-company transactions have been eliminated.

    LSAT LLC is a limited liability that was formed effective March 16, 2000 by Liberty Satellite & Technology, Inc. ("Liberty Satellite") and Liberty Media Corporation ("Liberty Media") to hold and manage certain satellite and related assets. Liberty Satellite contributed its beneficial interest in 4,221,921 shares (as adjusted for a 3 for 1 stock split on July 3, 2000, the "GM Hughes Stock Split") of General Motors Class H common stock ("GM Hughes Stock"), net of the GM Hughes share appreciation right liability described in note 5, and its interest in Jato Communications Corp. to LSAT LLC in exchange for a 10.59% ownership interest in LSAT LLC; and Liberty Media contributed cash and its interests in various satellite related assets, including an 86.01% ownership interest in LSAT Astro LLC ("LSAT Astro"), in exchange for the remaining 89.41% ownership interest in LSAT LLC. As Liberty Satellite is a consolidated subsidiary of Liberty Media, all of the assets contributed by Liberty Satellite and Liberty Media to LSAT LLC were recorded at their net book values at the date of contribution.

    The LSAT LLC operating agreement provides that Liberty Satellite is to operate and manage the activities of LSAT LLC, and that Liberty Satellite has decision-making authority with respect to significant business transactions, including the purchase and sale of assets, entered into by LSAT LLC. Accordingly, LSAT LLC is a consolidated subsidiary of Liberty Satellite.

    LSAT LLC is currently a holding company and has no significant direct operations since its formation in March 2000.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents.

    INVESTMENTS

    All marketable equity securities held by the Company are classified as available-for-sale and are carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are included in members' equity. Realized gains and losses are determined on a specific-identification basis.

    Other investments in which the ownership interest is less than 20% and are not considered marketable securities are carried at the lower of cost or net realizable value. For those investments in affiliates in which the Company's voting interest is 20% to 50%, the equity method of accounting is generally used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of net earnings or losses of the affiliates as they occur rather then as dividends or other distributions are received, limited to the extent of the Company's investment in, advances to and commitments for the investee. The Company's share of net earnings or losses of affiliates includes the amortization of the difference between the Company's investment and its share of the net assets of the

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) investee. Recognition of gains on sales of properties to affiliates accounted for under the equity method is deferred in proportion to the Company's ownership interest in such affiliates.

    The Company continually reviews its investments to determine whether a decline in fair value below the cost basis is other than temporary. If the decline in fair value is deemed to be other than temporary, the cost basis of the security is written down to fair value and the amount of the write-down is included in the consolidated statement of operations as an impairment of investments.

    DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

    The Company has entered into equity and put spread collars with respect to certain available-for-sale securities held by the Company. These derivative instruments provide the Company with a put option that gives it the right to require its counterparty to buy designated shares at a designated price per share and simultaneously provides the counterparty a call option giving it the right to buy the same number of shares at a designated price per share.

    As the Company's equity collars are designated to specific shares of stock held by the Company and the changes in the fair value of the equity collars are correlated with changes in the fair value of the underlying securities, the equity collars function as hedges. Accordingly, changes in the fair value of the equity collars designated to specific shares which are accounted for as available-for-sale securities are reported as a component of comprehensive earnings (in unrealized gains) along with the changes in the fair value of the underlying securities. The Company's put spread collars generally do not have high correlation with the underlying security, and accordingly, do not function as hedges. Therefore, changes in the fair value of the put spread collars are recorded as unrealized gains (losses) on financial instruments in the consolidated statements of operations.

    During 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, ("Statement 133"), which is effective for all fiscal years beginning after June 15, 2000. Statement 133 establishes accounting and reporting standards for derivative instruments and hedging activities by requiring that all derivative instruments be reported as assets or liabilities and measured at their fair values. Under Statement 133, changes in the fair values of derivative instruments are recognized immediately in earnings unless those instruments qualify as hedges of the (1) fair values of existing assets, liabilities, or firm commitments, (2) variability of cash flows of forecasted transactions, or (3) foreign currency exposure of net investments in foreign operations. The Company's equity collars qualify as fair value hedges, and the related available-for-sale securities qualify as hedged items, as those terms are defined in Statement 133. As such, it is anticipated that any change in the fair value of the hedged item will be offset by the change in fair value of the fair value hedge. To the extent that the change in fair value of the hedged item is not exactly offset by the change in fair value of the fair value hedge, the Company will recognize in earnings the ineffective portion of the equity collar.

    INCOME TAXES

    No provision has been made for income tax expense or benefit in the accompanying consolidated financial statements as the earnings or losses of LSAT LLC are reported in the respective income tax returns of the members.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.  SUPPLEMENTAL DISCLOSURES TO STATEMENTS OF CASH FLOWS

    No cash was paid for interest during the period from March 16, 2000 (date of inception) to December 31, 2000.

    Significant non-cash investing and financing activities for the period from March 16, 2000 (date of inception) to December 31, 2000 are as follows (amounts in thousands):

2000
  Cash received in Liberty Transactions:
    Value of investments received...........................  $(420,552)
    Initial capitalization..................................    610,172
    Minority interests......................................     60,000
                                                              ---------
                                                              $ 249,620
                                                              =========

4.  INVESTMENTS IN AFFILIATES

    The following table reflects the Company's carrying amount of its investments accounted for using the equity method as of December 31, 2000 (amounts in thousands):

ASTROLINK International LLC ("Astrolink")(a)................  $268,712
Aerocast.com, Inc. ("Aerocast")(b)..........................    11,852
                                                              --------
                                                              $280,564
                                                              ========

    The following table reflects the Company's share of losses of affiliates for the period from March 16, 2000 (date of inception) to December 31, 2000 (amounts in thousands):

Astrolink...................................................  $(6,498)
Aerocast....................................................     (753)
                                                              -------
                                                              $(7,251)
                                                              =======

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  INVESTMENTS IN AFFILIATES (CONTINUED)
    Summarized unaudited combined financial information for affiliates as of December 31, 2000 and for the period from March 16, 2000 (date of inception) to December 31, 2000 is as follows (amounts in thousands):

COMBINED FINANCIAL POSITION
  Current assets............................................  $ 56,265
  Property and equipment, net...............................   794,836
  Other assets..............................................    26,348
                                                              --------
    Total assets............................................  $877,499
                                                              ========
  Current liabilities.......................................  $ 30,432
  Owners' equity............................................   847,017
                                                              --------
    Total liabilities and equity............................  $877,499
                                                              ========
COMBINED OPERATIONS
  Operating expenses........................................  $(28,080)
  Depreciation and amortization.............................      (542)
  Other income..............................................     5,964
                                                              --------
    Net loss................................................  $(22,658)
                                                              ========


(a) LSAT LLC owns an 86.01% interest in LSAT Astro, which in turn owns an approximate 32% ownership interest in Astrolink. Astrolink is currently in its developmental stages, but intends to build a global telecom network using Ka-band geostationary satellites to provide broadband data communications services. The first two satellites are currently expected to be launched in 2002 and are intended to serve customers in North and South America, Europe and the Middle East. Additional spacecraft are expected to extend the network worldwide and may provide in-orbit backup, as well.


(b) During 2000, LSAT LLC invested $12.6 million in exchange for an approximate 37% ownership interest in Aerocast. LSAT LLC also received warrants to purchase Aerocast preferred stock, which when exercised in full, would increase LSAT LLC's interest in Aerocast to approximately 47%. The aggregate exercise price for the warrants, which were exercised by LSAT LLC in March 2001, is $7.35 million. Aerocast is developing next generation streaming media technologies for broadband network operators and video content providers. Aerocast intends to utilize terrestrial and satellite platforms to distribute streaming media to businesses and consumers with high-speed internet access.

5.  INVESTMENT IN AVAILABLE-FOR-SALE SECURITIES AND OTHER COST INVESTMENTS

    Investments in available-for-sale securities and others at December 31, 2000 are summarized as follows (amounts in thousands):

Hughes Electronics Corporation ("Hughes")(a)*...............  $ 47,011
Various Latin American satellite companies ("Sky Latin
  America")(b)..............................................   127,605
XM Satellite Radio Holdings, Inc. ("XMSR")(c)*..............    26,924
Wildblue Communications, Inc. ("Wildblue")(d)...............    60,995
                                                              --------
                                                              $262,535
                                                              ========

*   Denotes an investment carried as an available-for-sale security.

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. INVESTMENT IN AVAILABLE-FOR-SALE SECURITIES AND OTHER COST INVESTMENTS (CONTINUED)
(a) Pursuant to a transaction (the Hughes Medium Power Transaction) completed on April 28, 1999 (the "Hughes Closing Date"), Phoenixstar, Inc. ("Phoenixstar") sold to Hughes, a subsidiary of General Motors Corporation, Phoenixstar's medium-power direct broadcast satellite business and assets for $1.1 billion in cash and 14.613 million shares (as adjusted for the GM Hughes Stock Split) of GM Hughes Stock valued at approximately $258 million on the date of closing.

    In connection with their approval of the Hughes Medium Power Transaction and other transactions, the stockholders of Phoenixstar approved the payment to Liberty Satellite of consideration in the form of 4.221 million shares (as adjusted for the GM Hughes Stock Split) of GM Hughes Stock (the "Phoenixstar Payment"), subject to certain terms and conditions. In consideration of the Phoenixstar Payment, Liberty Satellite agreed, among other matters, to issue Phoenixstar a share appreciation right (the "LSAT GMH SAR") with respect to the shares of GM Hughes Stock received as the Phoenixstar Payment, granting Phoenixstar the right to any market price appreciation in such GM Hughes Stock during the one-year period following the date of issuance, over an agreed strike price of $15.67 (as adjusted for the GM Hughes Stock Split).

    On March 16, 2000, Liberty Satellite contributed to the Company its GM Hughes Stock, subject to the LSAT GMH SAR, at Liberty Satellite's book basis on that date. Effective May 10, 2000, the Company sold 2.4 million shares (as adjusted for the GM Hughes Stock Split) of GM Hughes Stock for net cash proceeds of $74,243,000 (after fees and commissions of $717,000), and recognized a loss on sale of $26,156,000. The Company paid $65,721,000 of such cash proceeds to Phoenixstar to satisfy the LSAT GMH SAR, and recognized a gain of $44,752,000.

    The Company continues to hold 1,821,921 shares of GM Hughes Stock and accounts for such shares as available-for-sale. The closing price of GM Hughes Stock as of December 31, 2000 was $23.06.

    The Company has entered into a put spread collar with a financial institution with respect to the Company's shares of GM Hughes Stock. The collar (i) provides the Company with a put option that gives it the right to require its counterparty to buy 1,821,921 shares of GM Hughes Stock from the Company in three tranches in October 2003 for a weighted average price of $26.64, and (ii) provides the counterparty with a put option that gives it the right to require the Company to repurchase the 1.8 million shares of GM Hughes Stock for a weighted average price of $14.80. The Company simultaneously sold a call option giving the counterparty the right to buy the same shares of stock from the Company in three tranches in October 2003 for a weighted average price of $54.32 per share. The put and call options for this collar were equally priced, resulting in no cash cost to the Company. During the period from March 16, 2000 (date of inception) to December 31, 2000, LSAT LLC recorded an unrealized gain of $4,997,000 with respect to the GM Hughes put spread collar.

(b) Represents the aggregate book basis of a number of different satellite television operators located in Mexico, Brazil, Chile, Colombia and Argentina. LSAT LLC has a 10% beneficial interest in each of the Sky Latin America businesses.

    On September 27, 2000, Liberty Media and The News Corporation Limited ("News Corp") announced that they had reached an agreement pursuant to which, among other things, Liberty Media will transfer various assets to a subsidiary of News Corp, Sky Global Networks, Inc. ("SGN"), in exchange for shares of SGN common stock representing 4.76% of the outstanding

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. INVESTMENT IN AVAILABLE-FOR-SALE SECURITIES AND OTHER COST INVESTMENTS (CONTINUED)
    shares of the class (the "SGN Transaction"). That percentage interest is subject to reduction upon the issuance of additional shares of that class by SGN. The assets to be transferred by Liberty Media to SGN will consist of its interests in the partnerships operating the Sky Latin America businesses (the "Sky Latin America Interests") and a portion of Liberty Media's shares in Gemstar-TV Guide International Group, Inc. Liberty Media is obligated to contribute any proceeds of the disposition of the Sky Latin America Interests to LSAT LLC. The SGN Transaction is subject to various conditions, including completion of SGN's initial public offering and receipt of required governmental and other material third party approvals.

(c) XMSR, a publicly traded company, plans to transmit up to 100 national audio channels of music, news, talk, sports and children's programming from two satellites directly to vehicle, home and portable radios. LSAT LLC currently owns 1,000,000 shares of XMSR common stock representing an approximate 2% interest. XMSR closing stock price as of December 31, 2000 was $16.00 per share.

    The Company has entered into an equity collar with a financial institution with respect to the Company's shares of XMSR common stock. The collar provides the Company with a put option that gives it the right to require its counterparty to buy 1,000,000 shares of XMSR common stock from the Company in three tranches in November 2003, December 2003 and February 2004 for a weighted average price of $28.55. The Company simultaneously sold a call option giving the counterparty the right to buy the same shares of stock from the Company in three tranches in November 2003, December 2003 and February 2004 for a weighted average price of $51.49 per share. The put and call options for this collar were equally priced, resulting in no cash cost to the Company. At December 31, 2000, the fair value of the XMSR equity collar was approximately $10,924,000.

(d) Wildblue plans to build a Ka-band satellite network that will focus on providing broadband services to homes and small offices in North America and Latin America. LSAT LLC owns an approximate 19% interest in Wildblue.

    Effective September 29, 2000 (the "iBEAM Closing Date"), LSAT LLC acquired a 1% managing common interest in a joint venture ("IB2 LLC") from a subsidiary of Liberty Digital, Inc. ("LDIG") for $652,000. LDIG, a consolidated subsidiary of Liberty Media, retained a preferred interest (the "Preferred Interest") in IB2 LLC, which owns approximately 3.6 million shares of iBEAM Broadcasting Corp. common stock ("iBEAM Stock"). The Preferred Interest has an initial liquidation value of $64,574,000 and is entitled to a return of 9% compounded annually. As part of the transaction, LSAT LLC granted LDIG the right to put the Preferred Interest to LSAT LLC for a purchase price equal to $26 million (the value of iBEAM Stock on the iBEAM Closing Date) plus 9% compounded annually (the "iBEAM Put Option"). LSAT LLC has the right to call LDIG's Preferred Interest at a price equal to the initial liquidation value plus 9% compounded annually. Both the put and call options are exercisable eight years from the iBEAM Closing Date.

    Due to the related party nature of the transaction, the fair value of the iBEAM Put Option on the iBEAM Closing Date and the cash paid for LSAT LLC's interest in IB2 LLC have been reflected as a reduction of members' equity in the accompanying financial statements. Changes in the fair market value of the iBEAM Put Option subsequent to the iBEAM Closing Date are recognized as unrealized gains (losses) on financial instruments in the Company's consolidated statement of operations. During

                    LIBERTY SATELLITE, LLC AND SUBSIDIARIES
      (A CONSOLIDATED SUBSIDIARY OF LIBERTY SATELLITE & TECHNOLOGY, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. INVESTMENT IN AVAILABLE-FOR-SALE SECURITIES AND OTHER COST INVESTMENTS (CONTINUED) the period from March 16, 2000 (date of inception) to December 31, 2000, the Company recorded an unrealized loss of $19,423,000 related to the iBEAM Put Option.

    During the period from March 16, 2000 (date of inception) to December 31, 2000, the Company determined that its investment in Jato Communications Corp. experienced an other than temporary decline in value. As a result, the cost basis of such investment was adjusted to its fair value at December 31, 2000. This adjustment resulted in a realized loss of $5,860,000 and is reflected as impairment of investment in the consolidated statement of operations.

    Investments in available-for-sale securities at December 31, 2000 are summarized as follows (amounts in thousands):

Equity securities
  Fair value................................................  $73,935
  Gross unrealized holding gains............................   15,921
  Gross unrealized holding losses...........................  (61,328)

6.  AMOUNTS DUE TO PARENT

    Certain expenses are advanced to the Company by Liberty Satellite. Such advances are non-interest bearing, aggregated $42,000 at December 31, 2000, and generally are repaid monthly.

7.  COMMITMENTS AND CONTINGENCIES

    Pursuant to the terms of the Liberty Transactions, Liberty contributed $249,620,000 in cash to LSAT Astro. The Company used $101,130,000 in 2000 to fund Astrolink capital calls and intends to use the remainder of such cash to fund a portion of Astrolink's 2001 capital requirements. LSAT Astro assumed the commitment for such capital requirements in connection with the Liberty Transactions.

    In addition to the aforementioned commitment, LSAT Astro and the other Astrolink members have agreed to take such actions as are reasonably necessary to enable Astrolink to meet its 2001 funding requirements. Such actions may include the purchase of equity or debt securities of Astrolink, the facilitation of guaranteed bank financing, or any other approaches acceptable to the members and Astrolink, subject to the negotiation and execution of definitive agreements thereto. LSAT Astro's obligation to make any investment in or provide any financial obligation to Astrolink under this agreement is limited to $94,437,000, and does not constitute a guarantee of any obligation of Astrolink.

    The Company has guaranteed certain lease obligations of the Sky Latin America businesses through 2015. Such guarantees aggregated approximately $112,000,000 at December 31, 2000. Currently, the Company is not certain of the likelihood of being required to perform under such guarantees.

    The Company has contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible the Company may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying financial statements.

                        ASCENT ENTERTAINMENT GROUP, INC.
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                               SEPTEMBER 30, 2001

GENERAL

    Certain of the statements in this report are forward-looking and relate to anticipated future events and operating results. Statements which look forward in time are based on management's current expectations and assumptions, which may be affected by subsequent developments and business conditions, and necessarily involve risks and uncertainties. Therefore, there can be no assurance that actual future results will not differ materially from anticipated results. Although the Company has attempted to identify some of the important factors that may cause actual results to differ materially from those anticipated, those factors should not be viewed as the only factors which may affect future operating results. Accordingly, the following should be read in conjunction with the Consolidated Financial Statements (unaudited) included in this filing, and with the Consolidated Financial Statements, notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2000 also contained herein.

SEASONALITY, VARIABILITY AND OTHER

    The Company's businesses are subject to the effects of both seasonality and variability.

    The Multimedia Distribution segment revenues are influenced principally by hotel occupancy rates and the "buy rate" or percentage of occupied rooms at hotels that buy movies or other services at the property. Higher revenues are generally realized during the summer months and lower revenues realized during the winter months due to business and vacation travel patterns which impact the lodging industry's occupancy rates. Buy rates generally reflect the hotel's guest mix profile, the popularity of the motion pictures or services available at the hotel and the guests' other entertainment alternatives.

ANALYSIS OF OPERATIONS

    The Company's continuing operations are comprised of the results of On Command Corporation ("OCC") and the parent company, Ascent Entertainment
Group, Inc. The Company's discontinued operations are comprised of the results of (1) the Company's former entertainment segment, which included the Denver Nuggets, the Colorado Avalanche and Ascent Arena Company (the "Arena Company"), the owner and manager of the Pepsi Center, (collectively the "Sports-related businesses"), which the Company sold in July 2000 (see Note 4); (2) the Company's former subsidiary, Beacon Communications, LLC ("Beacon"), in which a 90% interest was sold in January 1999 and the remainder in July 2000; and
(3) the Company's former subsidiary Livewire Network Services, LLC ("LNS"), which was sold to Liberty Livewire Corporation ("LiveWire"), a majority-owned subsidiary of Liberty, on September 4, 2001.

    CONTINUING OPERATIONS

    OCC revenues decreased $10.5 million and $15.7 million during the three and nine months ended September 30, 2001 compared to the corresponding periods in 2000. These decreases are a result of a reduction in total rooms served by OCC and an overall decrease in occupancy rates in the hotel industry, due in part to reduced travel as a result of the terrorist acts of September 11, 2001. These decreases were partially offset by an increase in room revenue generated primarily from OCC's @Hotel TV internet and short video products. Total rooms served decreased from approximately 975,000 rooms as of September 30, 2000 to approximately 929,000 rooms as of September 30, 2001. The decrease is the result of the loss of approximately 35,000 rooms, related to OCC's Asia-Pacific operations, as part of the settlement agreement with Maginet (see Note 8).

    Cost of services decreased $6.0 million during the three months ended September 30, 2001 and increased $8.5 million during the nine months ended September 30, 2001 compared to the corresponding periods in 2000. The increase during the nine months ended September 30, 2001 is due primarily to costs of $11.6 million incurred for restructuring costs and the relocation of OCC from San Jose, California to Denver, Colorado. The decrease during the three and nine month periods ended September 30, 2001 is due to a decrease in direct costs associated with the revenues at OCC.

    General and administrative expenses, which include only those costs incurred by the parent company decreased $0.8 million and $10.3 million during the three and nine months ended September 30, 2001 as compared to the corresponding periods in 2000. The decrease is due primarily to the costs relating to the Merger Agreement with Liberty. Specifically, in the first nine months of 2000, $8.5 million of expenses were recognized in connection with the Company's Merger Agreement with Liberty, primarily investment banker and legal costs, and an additional $3.0 million of costs were accrued in conjunction with the contemplated settlement of the Shareholder lawsuits. Also, in the first nine months of 2000, $3.6 million was incurred for the Company's stock appreciation rights due to increases in the Company's stock price. These decreases are offset by expense incurred during the first nine months of 2001 when the Company purchased the outstanding shares of OCC owned by a former executive of OCC for $7 million more than the market value at the date of purchase. In addition, expenses have also decreased in 2001 due to reductions in salaries and employee benefit costs at the parent company from a reduction in employees, reduced legal and professional service costs and various other cost containment efforts.

    Interest and other income decreased $2.6 million and $1.5 million during the three and nine months ended September 30, 2001 as compared to the corresponding period in 2000. The decrease during the three months ended September 30, 2001 is due to a decrease in interest income of $2.3 million from interest earned on the cash proceeds received from the sale of the Sports-related businesses. The decrease during the nine months ended September 30, 2001 is due to the impairment and settlement loss recognized on OCC's investment in Maginet of $3.8 million in 2001 and the non-recurrence of a $1.8 million gain that the Company recognized from the sale of investment securities during the nine month period ended September 30, 2000 offset by an increase in interest income of $3.6 million during the nine month period ended September 30, 2001 from interest earned on the cash proceeds received from the sale of the Sports-related businesses.

    Interest expense increased $0.2 million and $5.2 million during the three and nine months ended September 30, 2001 as compared to the corresponding periods during 2001. This increase is attributable to a decrease in the weighted average interest rate charged on such borrowings offset by an increase attributable to additional borrowing costs at Ascent, primarily those costs related to the interest accretion on the Company's Senior Notes, and additional borrowings incurred at OCC during 2001.

    The Company recorded a decrease in income tax benefit from continuing operations of $603,000 and an increase in income tax benefit of $544,000 during the three and nine months ended September 30, 2001 as compared to the corresponding periods in 2000, The Company's effective tax rate decreased due to the Company's ability to use tax benefits from its operating loss carryforwards when the Company became a member of Liberty's consolidated tax group. Prior to the Merger, the Company was unable to recognize tax benefits from its operating losses due to uncertainties regarding its ability to realize a portion of the benefits associated with future deductible temporary differences (deferred tax assets) and net operating loss carryforwards, prior to their expiration.

    Minority interest in loss of subsidiary reflects the losses attributable to the minority interest in the Company's 62.9% owned subsidiary, OCC.

    DISCONTINUED OPERATIONS

    The $0.3 million and $0.4 million loss form discontinued operations, net of taxes, during the three and nine months ended September 30, 2001 reflects the loss from LNS. The $1.7 million and $10.6 million income from discontinued operations, net of taxes, during the three and nine months ended September 30, 2000 reflects the combined income from the Sports-related businesses and LNS.

LIQUIDITY AND CAPITAL RESOURCES

    Cash and cash equivalents decreased by $57.5 million since December 31, 2000 to $252.4 million at September 30, 2001. The primary sources of cash during the first nine months of 2001 were net bank borrowings at OCC of $27.5 million and proceeds of $31.7 million from the sale of LNS. Cash was expended for continuing operating activities of $27.5 million, OCC's $15.0 million investment in the convertible preferred stock of STSN, and the purchase of property and equipment at OCC. Specifically $78.1 million of capital expenditures were incurred at OCC to support continued hotel installations with the OCX and OCV systems, conversions of SpectraVision systems, increased inventory and other fixed asset purchases.

    Long-term debt totaled $470.2 million at September 30, 2001 as compared to $426.4 million at December 31, 2000. The increase in long-term debt is attributable to additional net bank borrowings of $27.5 million at OCC and the accretion of interest on the Company's Senior Notes.

    The Company's cash requirements during the remainder of 2001 are expected to include (i) the continuing conversion and installation by OCC of on-demand in-room video entertainment systems and internal fixed asset purchases,
(ii) funding the operating requirements of Ascent and OCC, including additional OCC relocation costs, (iii) the payment of interest under the OCC Credit Facility, as amended, and (iv) funding of additional strategic investments, if any, made by OCC.

    At September 30, 2001, OCC had $274.6 million outstanding under the OCC Credit Facility. OCC's ability to draw additional funds under this facility is limited by the total amount of borrowing permitted by the OCC Credit Facility and certain financial covenants contained in that facility. Subject to the discussion below, OCC could obtain an additional $25.4 million in long term financing under the OCC Credit Facility. In addition to the limitations on borrowing contained in the OCC Credit Facility, certain covenants in the Company's Senior Notes effectively prevent OCC's total indebtedness from exceeding an aggregate of $275.0 million so long as such notes are outstanding.

    Based upon OCC's current projections of its sources and uses of cash, OCC anticipates it will use all of the remaining availability under the revolving credit facility and the proceeds from the issuance of its Series D Preferred Stock (see Note 9) by February 2002. Accordingly, it will be necessary for OCC to raise incremental capital through additional debt or equity financing in order to satisfy its operations and capital expenditures. However, there can be no assurance that OCC will be able to secure such additional financing on terms acceptable to OCC, or if available, that the proceeds from such financing would be sufficient to enable OCC to fund all of its requirements. In addition, while the Company's public indebtedness is outstanding, OCC will not be able to raise additional debt financing.

    Pursuant to the terms of the Senior Notes (see Note 6 of the Company's 2000 Consolidated Financial Statements), to the extent that within one year of the sale of the Sports-related businesses, Ascent did not use the net cash proceeds for certain permitted uses under the Senior Note Indenture including further equity investments in OCC, Ascent was required to use all remaining proceeds to offer to repurchase the Senior Notes at 100% of their accreted value. Pursuant to the foregoing provision of the Senior Notes and effective July 30, 2001, the Company commenced an Offer to Purchase up to $124 million in accreted value of the Senior Notes. Under the Offer to Purchase, registered holders of the Senior Notes had the right to require the Company to repurchase the Senior Notes on a pro rata basis up to $124 million in accreted value for a cash purchase price equal to 100% of the accreted value thereof on August 28, 2001. The Offer to Purchase expired on August 28, 2001, and no Senior Notes were tendered. Management of the Company is exploring additional alternatives with respect to the repayment of the Senior Notes. However, the Company's cash and cash equivalents should be adequate to satisfy all of the Company's obligations under the Senior Notes.

    Management of the Company continues to focus its efforts on the operations of OCC and OCC's strategies to successfully upgrade and expand OCC's technology and service offerings and to convert hotel rooms to OCC's OCX system.

INFLATION

    Inflation has not significantly impacted the Company's financial position or operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    INTEREST RATE RISK. The Company's exposure to market risk for changes in interest rates relate primarily to the Company's investment portfolio, including restricted investments, and long-term debt obligations. The Company does not use derivative financial instruments in its investment portfolio. The Company places its investments with high credit quality issuers and, by policy and debt restrictions, limits the amount of credit exposure to any one issuer. As stated in its policy, the Company is averse to principal loss and attempts to ensure the safety and preservation of its invested funds by limiting default risk and market risk.

    The Company mitigates default risk by investing in only the safest and highest credit quality securities. The portfolio includes only short-term investment securities with active secondary or resale markets to ensure portfolio liquidity. At September 30, 2001, the weighted average interest rate on the Company's cash and cash equivalent balance of $252.4 million was 3.0% consisting of fixed rate short-term investments.

    The Company does have exposure to interest rate changes for portions of its debt obligations. No cash flow exposure exists on the Company's Senior Notes as they represent fixed-rate obligations. (See Note 5). However, revolving loans extended under the OCC Credit Facility generally bear an interest rate that is variable and based on the London Interbank Offering Rate ("LIBOR") and on certain operating ratios at OCC. At September 30, 2001, OCC had $274.6 million outstanding under the OCC Revolving Credit Facility, with a weighted average interest rate of approximately 5.35%. Assuming no increase or decrease in the amount outstanding, a hypothetical immediate 100 basis point increase (or decrease) in interest rates would have increased (or decreased) the Company's annual interest expense and cash outflow by $2.7 million.

    FOREIGN CURRENCY RISK. The Company, through OCC, transacts business in various foreign currencies, primarily in Canada, Asia and in certain European countries. The Company believes the risks of foreign exchange rate fluctuations on its present operations are not material to the Company's overall financial condition. However, should the Company's international operations continue to grow, the Company will consider using foreign currency contracts, swap arrangements, or other financial instruments designed to limit exposure to foreign exchange rate fluctuations.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
                                                                     (IN THOUSANDS)
                           ASSETS
Current Assets:
  Cash and cash equivalents.................................    $252,375        $309,851
  Receivables, net..........................................      36,126          36,959
  Prepaid expenses..........................................       3,020           1,929
  Net assets of discontinued operations.....................          --           6,065
                                                                --------        --------
    Total current assets....................................     291,521         354,804
                                                                --------        --------
Property and equipment, net.................................     324,481         317,411
Goodwill, net...............................................      80,028          83,669
Other investments (Note 5)..................................      70,142           1,563
Deferred income taxes.......................................      23,587          17,956
Other assets, net...........................................       7,306          13,013
                                                                --------        --------
Total Assets................................................    $797,065        $788,416
                                                                ========        ========
            LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................    $ 27,428        $ 41,627
  Payable to stockholder and other related parties, net.....      45,982          34,166
  Other taxes payable.......................................       4,789           4,020
  Accrued compensation......................................       5,765           8,940
  Other accrued liabilities.................................       5,971          17,472
  Note payable (Note 5).....................................      44,999              --
  Current portion of capital lease obligations..............         704             704
                                                                --------        --------
    Total current liabilities...............................     135,638         106,929
                                                                --------        --------
Long-term debt (Note 7).....................................     470,174         426,396
Obligations under capital leases and other
Long-term liabilities.......................................       1,636           1,332
                                                                --------        --------
    Total liabilities.......................................     607,448         534,657
                                                                --------        --------
Minority interest...........................................      14,713          54,816
Commitments and contingencies (Note 8)......................          --              --
Stockholder's equity (Note 9):
  Preferred stock, par value $.01 per share, no shares
    authorized at December 31, 2000 and at June 30, 2001....          --              --
  Common stock, par value $.01 per share, 50,000 shares
    authorized, and 1,000 shares issued and outstanding at
    December 31, 2000 and September 30, 2001................           1               1
  Additional paid-in capital................................     326,275         307,509
  Accumulated deficit.......................................    (151,372)       (108,567)
                                                                --------        --------
    Total stockholder's equity..............................     174,904         198,943
                                                                --------        --------
Total Liabilities and Stockholder's Equity..................    $797,065        $788,416
                                                                ========        ========

  See accompanying notes to these unaudited consolidated financial statements.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                      THREE MONTHS ENDED     NINE MONTHS ENDED
                                                         SEPTEMBER 30,         SEPTEMBER 30,
                                                      -------------------   -------------------
                                                        2001       2000       2001       2000
                                                      --------   --------   --------   --------
                                                                   (IN THOUSANDS)
Revenues............................................  $58,322    $ 68,832   $183,874   $199,565
                                                      -------    --------   --------   --------

Operating expenses:
  Cost of services..................................   45,341      51,310    153,136    144,643
  Depreciation and amortization.....................   21,208      21,835     63,496     64,922
  General and administrative........................     (141)        629      8,092     18,397
                                                      -------    --------   --------   --------
    Total operating expenses........................   66,408      73,774    224,724    227,962
                                                      -------    --------   --------   --------
Operating loss......................................   (8,086)     (4,942)   (40,850)   (28,397)
Interest and other income, net......................    2,365       4,916      4,964      6,439
Interest expense....................................  (10,304)    (10,070)   (32,129)   (26,968)
                                                      -------    --------   --------   --------
Loss from continuing operations before taxes and
  minority interest.................................  (16,025)    (10,096)   (68,015)   (48,926)
Income tax benefit..................................    3,318       3,921      4,668      4,124
Minority interest in loss of subsidiary, net of
  taxes.............................................    4,631       3,703     20,900      8,725
                                                      -------    --------   --------   --------
Loss from continuing operations.....................   (8,076)     (2,472)   (42,447)   (36,077)
Income (loss) from discontinued operations, net of
  taxes (Note 4)....................................     (268)      1,710       (358)    10,591
Gain from sale of discontinued operations, net of
  taxes (Note 4)....................................       --     141,892         --    140,270
                                                      -------    --------   --------   --------
Net income (loss)...................................  $(8,344)   $141,130   $(42,805)  $114,784
                                                      =======    ========   ========   ========

  See accompanying notes to these unaudited consolidated financial statements.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                2001       2000
                                                              --------   ---------
                                                                 (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss).........................................  $(42,805)  $ 114,784
  Adjustments to reconcile net income (loss) to net cash
  provided by (used in) continuing operations:
    (Income) loss from discontinued operations, net.........       358     (10,591)
    Gain from sale of discontinued operations, net..........        --    (140,270)
    Depreciation and amortization...........................    63,496      64,922
    Minority interest in losses of subsidiary...............   (20,900)     (8,725)
    Interest accretion on Senior Secured Notes..............    16,278      14,285
    Changes in operating assets and liabilities.............   (43,939)     (6,329)
                                                              --------   ---------
  Net cash provided by (used in) operating activities of
    continuing operations...................................   (27,512)     28,076
  Net cash provided by (used in) discontinued operations....     5,707      (5,903)
                                                              --------   ---------
  Net cash provided by (used in) operating activities.......   (21,805)     22,173
                                                              --------   ---------
INVESTING ACTIVITIES:
    Proceeds from sale of Beacon Communications, LLC........        --       2,111
    Proceeds from sale of Sports-related businesses.........        --     267,661
    Proceeds from sale of Livewire Network Services.........    31,738          --
    Purchase of property and equipment......................   (78,122)    (83,593)
    Investments in unconsolidated entities and notes
      receivable............................................   (15,980)     (3,000)
                                                              --------   ---------
  Net cash provided by (used in) investing activities.......   (62,364)    183,179
                                                              --------   ---------
FINANCING ACTIVITIES:
    Proceeds from borrowings under OCC credit facility......    42,500     255,133
    Repayment of borrowing under OCC credit facility........   (15,000)   (210,000)
    Payments on obligations under capital lease.............      (807)     (2,049)
                                                              --------   ---------
  Net cash provided by financing activities.................    26,693      43,084
                                                              --------   ---------
  Net (decrease) increase in cash and cash equivalents......   (57,476)    248,436
  Cash and cash equivalents, beginning of period............   309,851      60,384
                                                              --------   ---------
  Cash and cash equivalents, end of period..................  $252,375   $ 308,820
                                                              ========   =========
  Supplemental cash flow information:
    Interest paid, net of interest capitalized..............  $ 15,196   $   7,787
                                                              ========   =========
    Income taxes paid.......................................  $    742   $     356
                                                              ========   =========

  See accompanying notes to these unaudited consolidated financial statements.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                                  (UNAUDITED)

                                                        THREE MONTHS ENDED     NINE MONTHS ENDED
                                                           SEPTEMBER 30,         SEPTEMBER 30,
                                                        -------------------   -------------------
                                                          2001       2000       2001       2000
                                                        --------   --------   --------   --------
                                                                     (IN THOUSANDS)
Net income (loss).....................................  $(8,344)   $141,130   $(42,805)  $114,784
Other comprehensive loss, net of tax..................       --          --         --         --
                                                        -------    --------   --------   --------
Comprehensive income (loss)...........................  $(8,344)   $141,130   $(42,805)  $114,784
                                                        =======    ========   ========   ========

  See accompanying notes to these unaudited consolidated financial statements.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2001
                                  (UNAUDITED)

1. GENERAL

    The accompanying unaudited consolidated financial statements have been prepared by Ascent Entertainment Group, Inc. ("Ascent" or the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). These financial statements should be read in the context of the audited consolidated financial statements and notes thereto for the year ended December 31, 2000 contained in this document. The accompanying consolidated financial statements reflect all adjustments and disclosures which are, in the opinion of management, necessary for a fair presentation. All such adjustments are of a normal recurring nature. The results of operations for the interim periods are not necessarily indicative of the results for the entire year.

2. ORGANIZATION AND BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the accounts of Ascent and its majority-owned subsidiary, On Command Corporation ("OCC"). The Company's discontinued operations are comprised of the results of (1) the Company's former entertainment segment, which included the Denver Nuggets, the Colorado Avalanche and Ascent Arena Company (the "Arena Company"), the owner and manager of the Pepsi Center, (collectively the "Sports-related businesses"), which the Company sold in July 2000 (see Note 4); (2) the Company's former subsidiary, Beacon Communications, LLC ("Beacon"), in which a 90% interest was sold in January 1999 and the remainder in July 2000; and (3) the Company's former subsidiary Livewire Network Services, LLC ("LNS"), which was sold to Liberty Livewire Corporation (LiveWire), a majority-owned subsidiary of Liberty, on September 4, 2001. As of September 30, 2001, the Company, through OCC, is the leading provider (as measured by number of hotel rooms served) of in-room, on-demand video entertainment and information services to the lodging industry.

    On February 22, 2000, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Liberty Media Corporation ("Liberty") and Liberty AEG Acquisition, Inc. ("Merger Sub"), an indirect wholly-owned subsidiary of Liberty. Pursuant to the Merger Agreement, Merger Sub commenced a tender offer (the "Offer"), offering Ascent stockholders $15.25 in cash for each share of Ascent common stock. Liberty commenced the Offer on February 29, 2000 which expired at midnight on March 27, 2000 whereupon approximately
25.2 million shares of Ascent common stock were validly tendered and not withdrawn pursuant to the Offer. On March 28, 2000, Merger Sub accepted for payment all shares of Ascent common stock tendered, which constituted approximately 85% of the total outstanding shares of Ascent common stock. Merger Sub purchased such shares at an aggregate purchase price of approximately
$385 million with funds contributed to it by Liberty from its cash on hand. Under the terms of the Merger Agreement, Merger Sub was merged with and into Ascent (the "Merger") on June 8, 2000. At the time of the Merger, Ascent became an indirect, wholly-owned subsidiary of Liberty and all outstanding shares not owned by Liberty with respect to which appraisal rights were not properly exercised were converted into the right to receive $15.25 per share in cash on the terms and conditions set forth in the Merger Agreement. Pursuant to the Merger, the charter of Merger Sub immediately prior to the Merger became the charter of the Company effective upon the Merger, each outstanding share of the Company's common stock held by Liberty or Merger Sub was canceled and each outstanding share of common stock of Merger Sub was converted into a share of Common Stock of the Company. There are 1,000 shares of Common Stock of the Company

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED) outstanding, all of which are held indirectly by Liberty. During 2000, the Company expensed approximately $8.4 million of costs associated with the Merger Agreement, primarily investment banker and legal costs, and has included these costs in general and administrative expenses during the year ended December 31, 2000.

    In connection with this Merger, Liberty did not push down the purchase consideration since the Company's outstanding Senior Secured Notes are publicly held.

3. NEW ACCOUNTING PRONOUNCEMENTS

    In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" which requires the use of the purchase method and eliminates the option of using the pooling-of-interests method of accounting for all business combinations. The provisions in this statement apply to all business combinations initiated after June 30, 2001, and all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later. The Company does not believe the adoption of this statement will have a material impact on the Company's financial position, results of operations or cash flows.

    In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" which requires that all intangible assets acquired, other than those acquired in a business combination, be initially recognized and measured based on the asset's fair value. In addition, the intangible asset should be amortized based upon its useful life. If the intangible asset is determined to have an indefinite useful life, it shall not be amortized until its useful life can be determined. Management has not determined the potential impact that this statement will have on the Company's financial position, results of operations or cash flows.

    In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supercedes prior statements that address the disposal of a segment of a business, and eliminates the exception to consolidation for subsidiaries for which control is likely to be temporary. This statement retains the prior statements fundamental provisions for the recognition and measurement of impairment of long-lived assets to be held and used, as well as the measurement of long-lived assets to be disposed of by sale. The statement is effective for fiscal years beginning after December 15, 2001. The Company does not believe the adoption of this statement will have a material impact on the Company's financial position, results of operations or cash flows.

4. DISCONTINUED OPERATIONS

    BEACON--On January 20, 1999, the Company sold ninety percent of the membership interests in Beacon to an investment group which included Beacon's Chairman and Chief Executive Officer. The purchase price for the 90% interest was $19 million in cash, net of certain adjustments, after which Ascent received approximately $15.9 million at closing. In July 2000, the Company exercised its option pursuant to an Option Agreement to require the investment group to purchase Ascent's remaining 10% interest in Beacon. Subsequently, on July 3, 2000, the Company received $2.1 million in cash in accordance with the terms of the Option Agreement and assigned its interest in Beacon to the

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. DISCONTINUED OPERATIONS (CONTINUED)
investment group. The Company recognized a gain of approximately $1.7 million, net of taxes, during the third quarter of 2000 in connection with the sale of its interest in Beacon.

    SPORTS-RELATED BUSINESSES--On April 24, 2000, the Company entered into a definitive Purchase and Sale Agreement (the "Sports Sale Agreement") to sell the Sports-related businesses to a group of entities controlled by E. Stanley Kroenke (the "Kroenke entities"). On July 6, 2000, the Company consummated the sale of its Sports-related businesses to the Kroenke entities for approximately $267.7 million in net cash proceeds. In addition, the Kroenke entities assumed approximately $136.2 million in outstanding nonrecourse Arena Note obligations. An indirect wholly owned subsidiary of Liberty retained an approximate 6.5% interest in the Sports-related businesses, with an agreed upon valuation of approximately $18.7 million.

    LIVEWIRE NETWORK SERVICES--LNS was formed on November 15, 2000 to acquire the assets of the Company's former Ascent Network Services ("ANS") division. On January 5, 2001, all of the assets used in connection with the ANS business were transferred to LNS, a wholly owned subsidiary of the Company. The Company transferred a 1% ownership interest in LNS to Liberty LiveWire Corporation (LiveWire), a majority-owned subsidiary of Liberty, in exchange for $300,000 in cash and the Company and LiveWire became parties to the Operating Agreement of LNS. Under the Purchase Agreement between the Company and LiveWire, the Company and LNS executed a Contribution and Assumption Agreement pursuant to which LNS assumed all liabilities, obligations and commitments of the Company relating to the ANS business, whether before or after January 5, 2001. On September 4, 2001, the Company transferred the remaining 99% ownership interest in LNS to Liberty LiveWire Corporate for $31,738,165. The excess of the cash received over the carrying amount of the LNS assets has been reflected as an increase to equity, net of related taxes, in the accompanying consolidated financial statements.

    Income from the Company's discontinued operations, net of taxes, is as follows:

                                                 NINE MONTHS ENDED
                                                 SEPTEMBER 30, 2001
                                        ------------------------------------
                                        SPORTS-RELATED
                                          BUSINESSES       LNS       TOTAL
                                        --------------   --------   --------
                                               (AMOUNTS IN THOUSANDS)
Revenue...............................     $      --     $14,558    $14,558
                                           =========     =======    =======
Net loss..............................     $      --     $  (358)   $  (358)
                                           =========     =======    =======

                                                NINE MONTHS ENDED
                                                SEPTEMBER 30, 2000
                                       ------------------------------------
                                       SPORTS-RELATED
                                         BUSINESSES       LNS       TOTAL
                                       --------------   --------   --------
Revenue..............................     $117,050      $16,353    $133,403
                                          ========      =======    ========
Net income...........................     $  3,631      $ 6,960    $ 10,591
                                          ========      =======    ========

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. OTHER INVESTMENTS

    On March 30, 2001, OCC completed a $20 million investment in convertible preferred stock of STSN, Inc. ("STSN"), a high-speed broadband Internet access provider for hotels. In connection with this investment, OCC advanced
$15 million in cash and converted a $5 million Convertible Promissory Note in consideration for a 9.7% equity interest in STSN. OCC previously recorded the Convertible Promissory Note as a note receivable in the December 31, 2000 consolidated financial statement. OCC uses the cost method to account for this investment. Other strategic investors in STSN include Marriott
International, Inc. ("Marriott"), a hotel company and major customer of OCC, and Siemens Corporation, a German corporation which, among many other things, manufactures electronic equipment and supplies. STSN has an exclusive contract with Marriott to provide its in-room services to Marriott hotels.

    During the third quarter of 2001 and pursuant to a Subscription Agreement, the Company purchased 9,000 shares of common stock of Sky Global Networks, Inc. ("SNG"), a subsidiary of The News Corporation Limited ("News Corp"). As consideration for such shares, the Company delivered to SGN a note payable in the amount of $45 million (the "SNG Note"). In connection with this purchase, the Company entered into a put right agreement with SGN and News Corp. This put right agreement gives the Company the right to put the shares of SNG back to SGN for $45 million in cash in the event certain specified events have not occurred by October 31, 2001 (the "Termination Date"). The specified events did not occur by the Termination Date, and the Company has notified SGN of its intent to exercise its put right. This transaction closed on November 13, 2001. On such date, the Company repaid the SGN Note, and immediately thereafter, SGN purchased the 9,000 SGN shares from the Company for $45 million.

6. ACQUISITIONS

    On February 28, 2001, pursuant to a stock purchase agreement between OCC and Hotel Digital Network, Inc. ("DMN"), for aggregate consideration of approximately $1.7 million (which consisted primarily of the conversion of a $1.4 million promissory note and accrued interest thereon), DMN issued to OCC common stock equal to 80% of the equity interests in DMN, on a fully diluted basis, and approximately 85% of the voting securities of DMN. OCC previously recorded the promissory note as a note receivable in the December 31, 2000 consolidated financial statement. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the excess purchase price over the fair market value of net tangible assets acquired was allocated to goodwill and is being amortized over five years. In addition, OCC has agreed to fund additional contributions up to $2.7 million towards future operations. The operating results of DMN are included in OCC's consolidated financial statements of operations from the date of acquisition.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. LONG-TERM DEBT

                                              SEPTEMBER 30,   DECEMBER 31,
                                                  2001            2000
                                              -------------   ------------
                                                     (IN THOUSANDS)
Senior Secured Discount Notes, 11.875%, due
  2004, net of unamortized discount of
  $29,109 and $45,387.......................    $195,541        $179,263
OCC Revolving Credit Facility, variable
  rate, due 2005............................     274,633         247,133
                                                --------        --------
Total Long Term Debt........................    $470,174        $426,396
                                                ========        ========

    SENIOR SECURED DISCOUNT NOTES ("SENIOR NOTES")--As discussed in Note 6 to the Company's 2000 Consolidated Financial Statements, under the terms of the Senior Notes, to the extent that within one year of the sale of the Sports-related businesses (see Note 4), Ascent did not use the net cash proceeds for certain permitted uses under the Senior Note Indenture, Ascent was required to use all remaining proceeds to offer to repurchase the Senior Notes at 100% of their accreted value.

    Pursuant to the foregoing provision of the Senior Notes and effective
July 30, 2001, the Company commenced an Offer to Purchase up to $124 million in accreted value of the Senior Notes. Under the Offer to Purchase, registered holders of the Senior Notes had the right to require the Company to repurchase the Senior Notes on a pro rata basis up to $124 million in accreted value for a cash purchase price equal to 100% of the accreted value thereof on August 28, 2001. The purchase price was $861.64 per $1,000 principal amount at maturity of the Senior Notes. The Offer to Purchase was not conditioned on any minimum principal amount of Senior Notes being tendered. The Offer to Purchase expired on August 28, 2001, and no Senior Notes were tendered.

    OCC CREDIT FACILITIES--On March 27, 2001, OCC entered into an amendment to the Revolving Credit Facility. As amended, the Revolving Credit Facility provides for maximum commitments of up to $320 million, subject to OCC's compliance with certain financial covenants and other customary conditions. OCC entered into a second amendment on August 29, 2001, when the total commitments were further reduced from $320 million to $300 million. The Revolving Credit Facility matures in July 2005 and, subject to certain conditions, can be renewed for two additional years.

    Borrowings under the Revolving Credit Facility bear interest at the London Interbank Offering Rate plus a spread ranging from 1.10% to 2.25% depending on certain financial ratios of the Company. In addition, OCC must pay a facility fee ranging from 0.15% to 0.50% per annum on the daily amount of the outstanding commitments under the Revolving Credit Facility, payable in arrears and at maturity. The Revolving Credit Facility contains customary covenants, most notably the inclusion of restrictions on OCC's ability to pay dividends or make other distributions, as well as maintaining minimum leverage and interest coverage ratios. In addition to the limitations on borrowing contained in the Revolving Credit Facility, certain covenants in the public indebtedness of Ascent effectively prevent OCC's indebtedness under its Revolving Credit Facility from exceeding an aggregate of $275 million so long as such public indebtedness of Ascent is outstanding. OCC was in compliance with its bank covenants as of September 30, 2001.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. CONTINGENCIES

    In September 1998, On Command Video Corporation ("OCV"), a subsidiary of OCC, filed suit against Maginet Corporation ("Maginet"), in the Superior State Court of California, County of Santa Clara Case No. CV776723, for past due royalties and for judicial declaration that the license agreement between OCV and Maginet was terminated by Maginet's material breach. Maginet counter-claimed against OCV, alleging that OCV breached the license agreement, and alleging various torts by OCV in its relationship with Maginet. On January 4, 2001, OCC signed a settlement agreement with Maginet. In exchange for the
(i) contribution of 100% of OCC's equity interest in various Asia-Pacific subsidiaries, (ii) payment of $1.0 million in cash, and (iii) issuance of 275,000 shares of OCC's common stock, OCC received a 7.5% minority interest in Maginet. OCC also agreed that Maginet will have the option during the period of 15 days beginning on the second anniversary of the execution of the settlement agreement to cause OCC to repurchase all, but not less than all, of the shares of OCC's common stock issued to Maginet at a price per share of $15.00. This obligation will terminate if OCC's common stock closes at or above $15.00 per share on any ten consecutive trading days prior to the second anniversary of the execution of the settlement agreement and the shares of OCC's common stock held by Maginet are freely tradable by Maginet during such time, either because a registration statement covering those shares is effective or the shares are saleable pursuant to an exemption under the Securities Act. Due to the existence of the foregoing purchase price contingency, OCC has recorded the shares issued to Maginet at the specified amount of $15.00 per share. OCC estimated the fair value of its 7.5% minority interest at approximately $5.3 million, which resulted in a charge of approximately $4.8 million recorded in the fourth quarter of 2000, and an additional charge of $3.7 million recorded in the first quarter of 2001. This additional charge was the result of a change in the estimate of the amount of inter-company debt to be forgiven in connection with the settlement.

    The settlement agreement was finalized on March 1, 2001. As a result the results of operations of the Asia-Pacific subsidiaries have been excluded from OCC's consolidated operating results since February 28, 2001.

    The Company is a defendant, and may be a potential defendant, in lawsuits and claims arising in the ordinary course of its business. While the outcomes of such claims, lawsuits, or other proceedings cannot be predicted with certainty, management expects that such liability, to the extent not provided for by insurance or otherwise, will not have a material adverse effect on the financial condition of the Company.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. STOCKHOLDERS' EQUITY

    SERIES B AND C PREFERRED STOCK

    Pursuant to Preferred Stock Agreements dated March 5, 2001 and April 23, 2001 between the Company and OCC, OCC sold 15,000 newly issued shares of its Series B Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and 10,000 shares of its Series C Cumulative Redeemable Preferred Stock, par value $.01 per share (The "Series C Preferred Stock"), (collectively, the "Redeemable Preferred Stock"), for cash consideration of $15 million and $10 million, respectively.

    The liquidation preference (the "Liquidation Preference") of each share of the Redeemable Preferred Stock as of any date of determination is equal to the sum of (a) the stated value per share of $1,000, plus (b) an amount equal to all dividends accrued on such shares that have been added to and remain a part of the Liquidation Preference as of such date, plus (c) for purposes of the liquidation and redemption provisions of the Redeemable Preferred Stock, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding dividend payment date to but excluding the date in question.

    The holders of Redeemable Preferred Stock are entitled to receive cumulative dividends, when and as declared by OCC, in preference to dividends on junior securities, including the common stock and the Series A Preferred Stock, and ratably on dividends to parity securities. Dividends accrue on the Series B Preferred Stock on a daily basis at the rate of 8.5% per annum of the Liquidation Preference from and including March 5, 2001 to but excluding
April 15, 2001 and at the rate of 12% per annum of the Liquidation Preference thereafter. Dividends accrue on the Series C Preferred Stock on a daily-basis at the rate of 12% per annum of the Liquidation Preference. Accrued dividends on the Series B Preferred Stock are payable monthly, in cash. Accrued dividends on the Series C Preferred Stock are payable quarterly, in cash. Dividends not paid on any dividend payment date are added to the Liquidation Preference on such date and remain a part of the Liquidation Preference until such dividends are paid.

    Upon any liquidation, dissolution or winding up of OCC, the holders of Redeemable Preferred Stock are entitled to receive, from the assets of OCC available for distribution to stockholders, an amount in cash per share equal to the Liquidation Preference of a share of Redeemable Preferred Stock, after payment is made on any senior securities and before any distribution or payment is made on any junior securities, which payment will be made ratably among the holders of Redeemable Preferred Stock and the holders of any parity securities.

    Shares of Redeemable Preferred Stock are redeemable at the option of OCC at any time after the issuance date at a redemption price per share payable in cash equal to the Liquidation Preference of such share on the redemption date. Any redemptions by OCC are required to be made pro rata if less than all shares of Redeemable Preferred Stock are to be redeemed.

    SERIES D PREFERRED STOCK

    On June 29, 2001, pursuant to a Preferred Stock Agreement between the Company and OCC (the "Series D Purchase Agreement"), OCC authorized for issuance 60,000 shares of its Cumulative Convertible Redeemable Preferred Stock,
Series D, par value $.01 per share (the "Series D Preferred

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. STOCKHOLDERS' EQUITY (CONTINUED)
Stock") to Ascent in consideration of $60 million in cash. The Series D Purchase Agreement states that the shares are issuable in three sub-series, Series D-1, Series D-2, and Series D-3, each with an aggregate authorized amount of $20 million in stated value. The Series D-1 shares were issued on June 29, 2001, the Series D-2 shares were issued after August 2, 2001, and the Series D-3 shares were issued on October 18, 2001. Shares of Series D Preferred Stock are convertible on or after December 31, 2002 at the option of the holder, into OCC's common stock at a conversion price of $7.55 per share of common stock.

    The liquidation preference (the "Series D Liquidation Preference") of each share of Series D Preferred Stock as of any date of determination is equal to the sum of (a) the stated value per share of $1,000, plus (b) an amount equal to all dividends accrued on such shares that have been added to and remain a part of the Series C Liquidation Preference as of such date, plus (c) for purposes of the liquidation and redemption provisions of the Series D Preferred Stock, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding dividend payment date to but excluding the date in question.

    The holders of the Series D Preferred Stock are entitled to receive cumulative dividends, when and as declared by the Company, in preference to dividends on junior securities, including the common stock and the Series A Preferred Stock and ratably to dividends to parity securities. Dividends accrue on each sub-series of the Series D Preferred Stock on a daily basis at the rate of 8% per annum of the Series D Liquidation Preference from and including the applicable issue date of such shares (the "Issue Date"). Accrued dividends are payable in cash quarterly on the last day of March, June, September and December, commencing, with respect to each outstanding share of a sub-series of Series D Preferred Stock, on the first date following the Issue Date of such share. Dividends not paid on any dividend payment date are added to the Series D Liquidation Preference until such dividends are paid.

    Upon any liquidation, dissolution or winding up of OCC, the holders of shares of Series D Preferred Stock are entitled to receive, from the assets of OCC available for distribution to stockholders, an amount in cash per share equal to the Series D Liquidation Preference of a share of Series D Preferred Stock, after payment is made on any senior securities and before any distribution or payment is made on any junior securities, which payment will be made ratably among the holders of Series D Preferred Stock and the holders of any parity securities.

    Shares of the Series D Preferred Stock are redeemable, at the option of OCC, between June 29, 2001 and December 31, 2002 at a redemption price per share payable in cash equal to the Series D Liquidation Preference. The Series D Preferred Stock is not redeemable during the period from

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. STOCKHOLDERS' EQUITY (CONTINUED)
December 31, 2002 to June 30, 2005. Thereafter, the shares are redeemable at the Series D Liquidation Preference plus the percentage set forth opposite the applicable redemption date.

           REDEMPTION DATE                       PERCENTAGE
-------------------------------------  -------------------------------
June 30, 2005--June 29, 2006                         4%

June 30, 2006--June 29, 2007                         3%

June 30, 2007--June 29, 2008                         2%

June 30, 2008--June 29, 2009                         1%

June 30, 2009--thereafter                            0%

10. SIGNIFICANT CUSTOMER

    On March 21, 2001, OCC and Marriott entered into a definitive agreement pursuant to which OCC will distribute its interactive television platform in approximately 165,000 U.S. and Canadian hotel rooms managed by Marriott and an additional approximately 135,000 U.S. and Canadian hotel rooms franchised by Marriott.

11. RELOCATION AND RESTRUCTURING COSTS

    OCC is in the process of relocating its headquarter operations from San Jose, California, to Denver, Colorado. It is estimated that most sales, marketing, field support, accounting, finance, and executive management will be transitioned to Denver by December 2001. During the three months and nine months ended September 30, 2001, $1.8 million and $13.3 million of relocation expenses have been recognized and recorded. The relocation expenses include severance, stay bonuses, search fees, contractors, travel and redundant operations expenses.

    On May 21, 2001, the compensation committee of OCC's board of directors approved a restructuring plan (the "Plan"), which affected approximately 50 employees. Severance costs associated with the Plan aggregated $1.7 million and were recognized during the nine months ended September 30, 2001. Annual savings of salary and employee related costs from the restructuring are estimated to be approximately $5.4 million.

                        ASCENT ENTERTAINMENT GROUP, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
                               DECEMBER 31, 2000
                                    OVERVIEW

    The Company operates in two reportable segments: Multimedia Distribution, which consists of OCC; and Network Services, which consists of LNS.

SEASONALITY, VARIABILITY AND OTHER

    The Company's businesses are subject to the effects of both seasonality and variability.

    The Multimedia Distribution segment revenues are influenced principally by hotel occupancy rates and the "buy rate" or percentage of occupied rooms at hotels that buy movies or other services at the property. Higher revenues are generally realized during the summer months and lower revenues realized during the winter months due to business and vacation travel patterns which impact the lodging industry's occupancy rates. Buy rates generally reflect the hotel's guest mix profile, the popularity of the motion pictures or services available at the hotel and the guests' other entertainment alternatives.

    Pursuant to the Operating Agreement of LNS (see additional discussion under Item 1--Network Services), LiveWire assumed management responsibilities over LNS effective January 5, 2001 and, accordingly, will receive an amount of $800,000 per month from the available cash of LNS as a guaranteed payment. While Ascent will continue to consolidate the operations of LNS up to and until LiveWire purchases the remaining 99% interest in LNS, it is anticipated that revenues and cash flows to be realized from the Network Services segment will decline substantially during 2001.

    It is expected that the Company will continue to derive a majority of its consolidated revenues from OCC. The Company expects that the installation of OCC's OCX systems in new hotels, the continued conversion of SpectraVision properties to the more flexible OCX system, the conversion of OCV rooms to OCX and internal fixed asset purchases may require capital expenditures of approximately $100.0 million to $120.0 million during 2001, as well as funding for the operational requirement of OCC, including additional relocation costs estimated at $11.0 million to $12.0 million.

    The Company expects to incur operating losses on a consolidated basis during 2001.

RESULTS OF OPERATIONS

    CONSOLIDATED OPERATIONS

    The Company's continuing operations are comprised of the results of On Command Corporation, LiveWire Network Services, LLC and the parent company, Ascent Entertainment Group, Inc. The Company's discontinued operations are comprised of the results of the Company's former entertainment segment, which included the Denver Nuggets, the Colorado Avalanche and the Arena Company which the Company has sold (see Note 2 of Notes to the Consolidated Financial Statement). In addition, discontinued operations include the results of the Company's former subsidiary, Beacon Communications, LLC ("Beacon"), in which a 90% interest was sold on January 20, 1999, and the remaining 10% was sold on July 3, 2000.

    YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

    The following table sets forth certain data as a percentage of revenues for the period indicated:

                                                  2000                  1999
                                           -------------------   -------------------
                                            AMOUNT    PERCENT     AMOUNT    PERCENT
                                           --------   --------   --------   --------
                                                    (DOLLARS IN THOUSANDS)
Revenues.................................  $287,864    100.0 %   $275,379    100.0 %
Cost of services.........................   209,891     72.9      187,302     68.0
Depreciation and amortization............    88,268     30.7      104,283     37.9
General and administrative...............    18,699      6.5       26,161      9.5
                                           --------    -----     --------    -----
Loss from operations.....................   (28,994)   (10.1)     (42,367)   (15.4)
Interest and other income (expense),
  net....................................     6,787      2.4        5,531      2.0
Interest expense, net....................   (37,608)   (13.1)     (29,265)   (10.6)
Income tax benefit.......................     3,546      1.2        2,277      0.8
Minority interest........................    17,058      5.9       12,706      4.6
                                           --------    -----     --------    -----
Loss from continuing operations..........   (39,211)   (13.7)     (51,118)   (18.6)
Gain (loss) from discontinued operations,
  net....................................     3,631      1.3      (26,243)    (9.6)
Gain (loss) from sale of discontinued
  operations, net........................   135,462     47.1         (216)     0.0
                                           --------    -----     --------    -----
Net income (loss)........................  $ 99,882     34.7%    $(77,577)   (28.2)%
                                           ========    =====     ========    =====

Room Data:
  Total Number of Guest-pay total rooms
    (at end of period):
    On-Demand............................   929,000               884,000
    Scheduled only.......................    48,000                72,000
                                           --------              --------
      Total rooms........................   977,000               956,000
                                           ========              ========

CONTINUING OPERATIONS

    REVENUES

    Revenues for the year ended December 31, 2000 were $287.9 million, an increase of $12.5 million, or 4.5%, as compared to $275.4 million in revenues for the year ended December 31, 1999. This increase is attributable to a $12.4 million increase in revenues at OCC within the Multimedia Distribution segment. The increase in revenues at OCC is primarily attributable to new hotel installations, continued conversions of SpectraVision equipped properties, conversion of installed OCV video systems to OCX video systems, lower movie denial rates, higher average movie prices and higher video game and internet revenue during 2000. In addition, OCC's revenues increased due to a $3.0 million increase in equipment sales. This increase was primarily due to increased ordering of video systems by a major customer and sales of OCX systems to a provider of entertainment services to the cruise ship industry.

    COST OF SERVICES

    Cost of services for the year ended December 31, 2000 were $209.9 million, an increase of $22.6 million, or 12.1%, compared to $187.3 million for the year ended December 31, 1999. Cost of services at OCC increased by $21.1 million. This increase in costs at OCC is partially due to the incurrence of relocation costs of $6.1 million in 2000. Direct costs associated with the increase in movie revenues at OCC also increased during 2000 (primarily studio royalties, hotel commissions, guest programming and internet expenses). In addition, increases in OCC's other operating expenses are primarily attributable to cost increases for administrative expenses, primarily legal and personal costs. Relocation expenses include all severance, stay bonuses, hiring costs, moving costs, travel, contractors and redundant salaries associated with moving OCC's headquarters to Denver.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization for the year ended December 31, 2000 was $88.3 million, a decrease of $16.0 million or 15.3% compared to $104.3 million for the year ended December 31, 1999. This decrease occurred primarily due to the absence of depreciation on certain video systems assets acquired during the 1996 acquisition of SpectraVision by OCC, which became fully depreciated in October 1999. In addition, depreciation and amortization expense at LNS decreased by $5.7 million during the year ended December 31, 2000 as compared to the same period last year. LNS depreciated the equipment relating to the network distribution system over the term of the original agreement with NBC, which expired in December 1999. Accordingly, depreciation expense relating to such equipment has decreased, as such equipment was fully depreciated as of December 31, 1999.

    GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses, which include only those costs incurred by the parent company, were $18.7 million for the year ended December 31, 2000, a decrease of $7.5 million compared to $26.2 million for the year ended
December 31, 1999. This decrease primarily reflects a reduction in various transaction costs associated with the Company's efforts to sell selected assets and the Company itself. Specifically, during 2000, $11.4 million of expenses were recognized in connection with the Company's Merger Agreement with Liberty, primarily investment banker and legal costs, and an additional $3.0 million of costs were accrued during the first quarter of 2000 in conjunction with the contemplated settlement of the Shareholder lawsuits (see Note 8 of Notes to Consolidated Financial Statements). In contrast, during 1999, $3.7 million was incurred for the Company's stock appreciation rights due to increases in the Company's stock price, $1.9 million in expenses were recognized for severance payments made to the Company's former President and Chief Executive Officer, costs of $.8 million were incurred in conjunction with the settlement of the Shareholder lawsuits, and costs of $13.3 million were recognized in connection with the Company's unsuccessful efforts in 1999 to sell its Sports-related business and have its continuing operations acquired by Liberty in a stock-for-stock merger (see Note 2 of the Notes to Consolidated Financial Statements). In addition, expenses have also decreased due to reductions in salaries and employee benefit costs at the parent company in 2000 due to a reduction in employees, reduced legal and professional service costs and various other cost containment efforts.

    INTEREST AND OTHER INCOME (EXPENSE)

    Interest and other income (expense) increased by $1.3 million during the year ended December 31, 2000 as compared to the year ended December 31, 1999. This increase is due to an increase in interest income of $7.8 million from interest earned on the cash proceeds received from the sale of the Sports-related businesses, offset by the non-recurrence of a $1.8 million gain at corporate from the sale of investment securities during the third quarter of 1999 and the impairment and settlement loss recognized on OCC's investment in MagiNet of $4.8 million during the fourth quarter of 2000 (see Note 8 of Notes to Consolidated Financial Statements).

    INTEREST EXPENSE

    Interest expense increased $8.3 million in the year ended December 31, 2000 as compared to the year ended December 31, 1999. This increase is attributable to additional borrowings incurred at OCC during 2000 combined with an increase in interest rates applicable to these borrowings and additional borrowing costs at Ascent, primarily those costs related to the interest accretion on the Company's Senior Notes.

    INCOME TAX BENEFIT

    The Company recorded an income tax benefit from continuing operations of $3.5 million, or 9.0% of losses from continuing operations, during the year ended December 31, 2000 as compared to an income tax benefit of $2.3 million, or 4.5% of losses from continuing operations, during the year ended December 31, 1999. The increase in the Company's effective tax benefit during the year ended December 31, 2000 is due to the Company's ability to utilize tax benefits from its operating loss carryforwards due to the Company's sale of its Sports-related businesses and the Company being a member of Liberty's consolidated tax group. Prior to the Merger, the Company was unable to recognize tax benefits from its operating losses due to uncertainties regarding its ability to realize a portion of the benefits associated with future deductible temporary differences (deferred tax assets) and net operating loss carryforwards, prior to their expiration.

    MINORITY INTEREST

    Minority interest reflects the losses attributable to the minority interest in the Company's 56.1% owned subsidiary, OCC.

    DISCONTINUED OPERATIONS

    The combined income from discontinued operations totaled $3.6 million during the year ended December 31, 2000 as compared to a loss of $26.2 million during 1999. The decreased loss is primarily due to the improvement in the operations of the Colorado Avalanche, the Arena Company and the Denver Nuggets through the date of sale, July 6, 2000, and the lack of operations during the second half of 2000. The improvement in operating results for the Avalanche during the first six months of 2000 is attributable to an increase in revenues from more home games and an incremental increase in attendance, which resulted in increased ticket and ancillary sales revenues (parking and concessions) combined with an increase in playoff revenues from the team's participation in the 2000 Stanley Cup playoffs. The Arena Company's improved financial results are due principally to the Arena Company being an operating entity during the first half of 2000, as compared to being under construction during the comparable period in 1999. Finally, revenues for the Nuggets increased during the six months ended
June 30, 2000 as compared to 1999 and this increase more than offset the increase in operating expenses (primarily player salaries) during this same period.

    The $135.5 million gain from sale of discontinued operations, net of taxes, during the year ended December 31, 2000 reflects a $1.7 million gain, net of taxes, from the sale of the Company's remaining 10% interest in Beacon and a $133.8 million gain, net of taxes, recognized from the sale of the Company's Sports-related businesses. The $0.2 million loss from sale of discontinued operations, net of taxes, during the year ended December 31, 1999 reflects the loss from the sale of 90% of the Company's interest in Beacon.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

    The following table sets forth certain data as a percentage of revenues for the period indicated:

                                                                1999                     1998
                                                         -------------------      -------------------
                                                          AMOUNT    PERCENT        AMOUNT    PERCENT
                                                         --------   --------      --------   --------
Revenues...............................................  $275,379    100.0%       $261,276    100.0%
Cost of services.......................................   187,302     68.0         178,262     68.2
Depreciation and amortization..........................   104,283     37.9          98,194     37.6
General and administrative.............................    26,161      9.5           7,651      2.9
                                                         --------    -----        --------    -----

Loss from operations...................................   (42,367)   (15.4)        (22,831)    (8.7)
Interest and other income (expense), net...............     5,531      2.0           1,942      0.7
Interest expense, net..................................   (29,265)   (10.6)        (24,473)    (9.4)
Income tax benefit.....................................     2,277      0.8           2,248      0.9
Minority interest......................................    12,706      4.6          11,188      4.3
                                                         --------    -----        --------    -----

Loss from continuing operations........................   (51,118)   (18.6)        (31,926)   (12.2)
Loss from discontinued operations, net.................   (26,243)    (9.6)        (17,799)    (6.8)
Loss from sale of discontinued operations, net.........      (216)     0.0              --       --
                                                         --------    -----        --------    -----
Net loss...............................................  $(77,577)   (28.2)%      $(49,725)   (19.0)%
                                                         ========    =====        ========    =====

CONTINUING OPERATIONS

    REVENUES

    Revenues for the year ended December 31, 1999 were $275.4 million, an increase of $14.1 million, or 5.4%, as compared to $261.3 million in revenues for the year ended December 31, 1998. This increase is attributable to a $14.1 million increase in revenues in the Company's Multimedia Distribution segment, which includes OCC. The increase in revenues at OCC is primarily attributable to continued conversions of SpectraVision properties to the superior performing OCX and OCC systems, an increase in cable programming revenues, an increase in the net royalty payment from LodgeNet Entertainment Corporation, continued reductions in movie denial rates and an increase in game and equipment sales. Revenues from the Company's Network Services segment, which includes the operations of the Company's Ascent Network Services division, were relatively flat with 1998.

    COST OF SERVICES

    Cost of services for the year ended December 31, 1999 were $187.3 million, an increase of $9.0 million, or 5.0%, compared to $178.3 million for the year ended December 31, 1998. Cost of services at OCC increased by $10.3 million. This increase in costs at OCC is primarily due to increased direct costs associated with the increase in movie revenues at OCC (primarily hotel commissions and movie royalties) and equipment sales and cable programming revenues.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization for the year ended December 31, 1999 was $104.3 million, an increase of $6.1 million or 6.2% compared to $98.2 million for the year ended December 31, 1998. Depreciation and amortization at OCC was $96.9 million in 1999 compared to $90.5 million during 1998, an increase of $6.4 million. This increase is primarily attributable to the following (i) the continuing installation of on-demand video systems and the conversion of hotels previously served by SpectraVision equipment at OCC and the resulting increase in depreciation, and (ii) accelerated depreciation on certain end-of-life assets at OCC. These increases were partially offset by the termination of amortization of SpectraVision equipment in October 1999. Depreciation and amortization for Network Services was $7.3 million during 1999 compared to $7.5 million during 1998.

    GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses, which include only those costs incurred by the parent company (Corporate), were $26.2 million for the year ended December 31, 1999, an increase of $18.5 million compared to $7.7 million for the year ended December 31, 1998. This increase principally reflects expenses recognized during the year ended December 31, 1999 of $3.7 million for the Company's stock appreciation rights due to increases in the Company's stock price, $1.9 million in expenses recognized for severance payments made to the Company's former President and Chief Executive Officer, costs of $.8 million incurred in conjunction with the settlement of a shareholder lawsuit, and costs of $13.3 million in connection with the Company's unsuccessful efforts in 1999 to sell its Sports-related business and have its continuing operations acquired by Liberty in a stock-for-stock merger (see Notes 2 and 3 of Notes to Condensed Consolidated Financial Statements).

    INTEREST AND OTHER INCOME (EXPENSE)

    Interest and other income (expense) increased by $3.6 million in the year ended December 31, 1999 as compared to the year ended December 31, 1998. This increase is primarily attributable to the recognition of a $1.8 million gain at Corporate from the sale of investment securities and to an increase in interest income recognized on Corporate's cash and cash equivalent balances during 1999.

    INTEREST EXPENSE

    Interest expense increased $4.8 million in the year ended December 31, 1999 as compared to the year ended December 31, 1998. This increase is attributable to additional borrowings incurred during 1999 by OCC for capital expenditures combined with an increase in borrowing costs at Corporate, primarily those costs related to the Company's 11.875% Senior Notes.

    INCOME TAX BENEFIT

    The Company recorded an income tax benefit from continuing operations of $2.3 million, or 4.3% of losses from continuing operations, during the year ended December 31, 1999 as compared to an income tax benefit of $2.2 million, or 6.9% of losses from continuing operations, during the year ended December 31, 1998. The decrease in the Company's 1999 benefit rate as compared to 1998 is primarily due to uncertainties regarding the Company's ability to realize a portion of benefits associated with the future deductible temporary differences (deferred tax assets) and net operating loss carry forwards.

    MINORITY INTEREST

    Minority interest reflects the losses attributable to the minority interest in the Company's 56.6% owned subsidiary, OCC.

    DISCONTINUED OPERATIONS

    The combined loss from discontinued operations totaled $26.2 million during the year ended December 31, 1999 as compared to a loss of $17.8 million during 1998. The increased loss is primarily due to the operations of the Denver Nuggets and the Arena Company, partially offset by an improvement in the operations of the Colorado Avalanche and the absence of operating losses from Beacon. Specifically, while revenues for the Nuggets increased in 1999 over 1998 due, in part, to the NBA work stoppage during the fourth quarter of 1998, operating expenses increased due to a reserve taken on receivables due from NBA Properties, the merchandising affiliate of the NBA, an increase in player salaries over 1998 and the incurrence of contract termination costs for a former coach. While the Arena Company has realized improved financial results since opening in September 1999, its operating losses have increased over 1998 due to the recognition of both depreciation and interest costs attributable to the Pepsi Center since it commenced operations. Previously such costs were capitalized as part of the construction cost of the Pepsi Center project. The improvement in operating results for the Avalanche during 1999 is primarily attributable to the team's participation in three rounds of the NHL playoffs, compared to one round in 1998.

    The $0.2 million loss from sale of discontinued operations, net of taxes, during the year ended December 31, 1999 reflects the loss from the sale of 90% of the Company's interest in Beacon.

LIQUIDITY AND CAPITAL RESOURCES

    Cash and cash equivalents increased by $249.1 million since December 31, 1999 to $309.4 million at December 31, 2000. The primary sources of cash during 2000 were cash from the sale of the Sports-related assets of $267.7 million, cash from continuing operating activities of $54.5 million and bank borrowings at OCC of $67.1 million. Cash was expended primarily for property and equipment at OCC, specifically $117.8 million of capital expenditures were incurred at OCC, primarily for the hotel installations with the OCX and OCV systems, the conversion of SpectraVision systems and OCV systems to OCX, increased inventory, and internal fixed asset purchases.

    Long-term debt totaled $426.4 million at December 31, 2000 as compared to $339.9 million at December 31, 1999. The increase in long-term debt is attributable to additional bank borrowings of $67.1 million at OCC and the accretion of interest on the Company's Senior Notes. In connection with the sale of the Sports-related businesses, the Arena Notes remained the obligation of an entity acquired by the Kroenke entities (see Note 2 of Notes to Consolidated financial statements).

    The Company's cash requirements during 2001 are expected to include (i) the continuing conversion and installation by OCC of on-demand in-room video entertainment systems and internal fixed asset purchases, which are anticipated to be approximately $100.0 million to $120.0 million, (ii) funding the operating requirements of Ascent and OCC, including additional OCC relocation costs estimated at $11.0 million to $12.0 million, (iii) the payment of interest under the OCC Credit Facility, as amended, (iv) the payment of legal settlement costs relating to the Shareholder lawsuits (see Note 8 of Notes to Consolidated Financial Statements), (v) funding of equity investments made by OCC, and
(vi) the redemption, if any, of the Company's Senior Notes or, pursuant to an offer to Repurchase described below.

    At December 31, 2000, OCC had $247.1 million outstanding under the OCC Credit Facility. OCC's ability to draw additional funds under this facility is limited by the total amount of borrowing permitted by the OCC Credit Facility and certain financial covenants contained in that facility. Subject to the following paragraph, OCC could obtain an additional $72.9 million in long term financing under the OCC Credit Facility. In addition to the limitations on borrowing contained in the OCC Credit Facility, certain covenants in the Company's Senior Notes effectively prevent OCC's total indebtedness from exceeding an aggregate of $275.0 million so long as such notes are outstanding. At March 30, 2001, the total indebtedness of OCC was equal to $275 million, and therefore no funds are or will be available for borrowing under the OCC Credit Facility while the Company's Senior Notes remain outstanding. Without additional sources of capital, OCC will not be able to satisfy its future working capital, capital expenditure and debt service requirements from existing cash, cash generated from operations and funds available under existing borrowing arrangements. It will be necessary for the OCC to raise additional capital through additional debt or equity financing in order to satisfy these requirements. However, there can be no assurance that such financing would be available on terms acceptable to OCC or, if available, that the proceeds of such financing would be sufficient to enable OCC to satisfy all of its requirements. In addition, so long as the Company's Senior Notes are outstanding, OCC will not be able to raise additional debt financing. If OCC is unable to raise additional financing, OCC will need to reduce its capital spending well below the levels stated above for the year 2001.

    Pursuant to the terms of the Senior Notes and as a result of the acquisition by Liberty of the Company, the Company offered to redeem the Senior Notes at 101% of their accreted value as of May 31, 2000 (see Note 6 of Notes to Consolidated Financial Statements). A total of $350,000 was paid to noteholders who tendered. Under the terms of Ascent's outstanding Senior Notes, to the extent that within one year of the sale of the Sports-related businesses, Ascent does not use the net cash proceeds for certain permitted uses under the Senior
Note Indenture including further equity investments in OCC, Ascent will be required to use all remaining proceeds to offer to repurchase the Senior Notes at 100% of their accreted value. Management of the Company is exploring its alternatives with respect to the repayment of the Senior Notes. However, the net cash proceeds received from the closing of the Sports sale and if the Put Option or Call Option is exercised, proceeds from the resulting sale of the balance of its interest in LNS (see Note 2 of the Notes to Consolidated Financial Statements) should be adequate to satisfy all of the Company's obligations under the Senior Notes.

    Management of the Company continues to focus its efforts on the operations of OCC and OCC's strategies to successfully upgrade and expand OCC's technology and service offerings and to convert hotel rooms to OCC's OCX system.

    INFLATION

    Inflation has not significantly impacted the Company's financial position or operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    INTEREST RATE RISK. The Company's exposure to market risk for changes in interest rates relates primarily to the Company's investment portfolio, including restricted investments, and long-term debt obligations. The Company does not use derivative financial instruments in its investment portfolio. The Company places its investments with high credit quality issuers and, by policy and debt restrictions, limits the amount of credit exposure to any one issuer. As stated in its policy, the Company is averse to principal loss and attempts to ensure the safety and preservation of its invested funds by limiting default risk and market risk.

    The Company mitigates default risk by investing in only the safest and highest credit quality securities. The portfolio includes only short-term investment securities with active secondary or resale markets to ensure portfolio liquidity. At December 31, 2000, the weighted average interest rate on the Company's cash and cash equivalent balance of $309.4 million was 5.86% consisting of fixed rate short-term investments.

    The Company does have exposure to interest rate changes for portions of its debt obligations. No exposure to interest rate fluctuations exists on the Company's Senior Notes as they represent fixed-rate obligations. However, revolving loans extended under the OCC Credit Facility generally bear an interest rate that is variable and based on the London Interbank Offering Rate ("LIBOR") and on certain operating ratios at OCC. At December 31, 2000, OCC had $247.1 million outstanding under the OCC Revolving Credit Facility, with a weighted average interest rate of approximately 8.151%. Assuming no increase or decrease in the amount outstanding a hypothetical immediate 100 basis point increase (or decrease) in interest rates at December 31, 2000 would increase (or decrease) the Company's annual interest expense and cash outflow by approximately $2.5 million.

    The estimated fair value of Company's Senior Secured Discount Notes was $184,000,000 and $157,000,000 at December 31, 2000 and 1999, respectively. This value was estimated by obtaining a yield-adjusted price as of December 31, 2000, for each obligation from an investment banker. The fair values of the Company's remaining long-term liabilities and other financial instruments approximate their carrying values. The book value of the Company's Senior Secured Discount Notes was $179,263,000 and $142,537,000 at December 31, 2000 and 1999
respectively.

    FOREIGN CURRENCY RISK. The Company, through OCC, transacts business in various foreign currencies, primarily in Canada, Asia and in certain European countries. The Company believes the risks of foreign exchange rate fluctuations on its present operations are not material to the Company's overall financial condition. However, should the Company's international operations continue to grow, the Company will consider using foreign currency contracts, swap arrangements or other financial instruments designed to limit exposure to foreign exchange rate fluctuations.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
Ascent Entertainment Group, Inc.:

    We have audited the accompanying consolidated balance sheet of Ascent Entertainment Group, Inc. and subsidiaries (the "Company") as of December 31, 2000, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for the year ended
December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and the results of their operations and their cash flows for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                                       KPMG LLP

Denver, Colorado
February 16, 2001, except as to
  Note 15, which is as of March 30, 2001

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Ascent Entertainment Group, Inc.:

    We have audited the accompanying consolidated balance sheet of Ascent Entertainment Group, Inc. and its subsidiaries (the "Company") as of December 31, 1999, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for each of the two years in the period ended December 31, 1999. Our audits also included the financial statement schedule for the years ended December 31, 1999 and 1998 listed in the Index at Item 14(a). These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ascent Entertainment Group, Inc. and its subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule for the years ended December 31, 1999 and 1998, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects, the information set forth therein.

                                          Deloitte & Touche LLP

Denver, Colorado
March 10, 2000

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                                                2000            1999
                                                              ---------       ---------
                                                                   (IN THOUSANDS,
                                                              EXCEPT PAR VALUE AMOUNTS)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 309,488       $  60,349
  Receivables, net (Note 4).................................     38,275          33,492
  Prepaid expenses..........................................      2,132           1,253
  Income taxes receivable (Note 7)..........................         --           2,050
  Other current assets......................................        172             289
  Net assets of discontinued operations (Note 3)............         --          82,216
                                                              ---------       ---------
    Total current assets....................................    350,067         179,649
                                                              ---------       ---------
Property and equipment, net (Note 5)........................    324,701         294,498
Goodwill, net...............................................     83,669          90,086
Other investments...........................................      1,563             364
Deferred income taxes (Note 7)..............................     17,956           9,320
Other assets, net (Note 7)..................................     12,880           7,384
                                                              ---------       ---------
Total assets................................................  $ 790,836       $ 581,301
                                                              =========       =========

            LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................  $  41,783       $  32,038
  Payable to stockholder, net (Note 7)......................     34,166              --
  Deferred income...........................................      1,271             788
  Other taxes payable.......................................      4,113           5,476
  Accrued compensation......................................      9,386          10,715
  Other accrued liabilities.................................     17,601          16,820
  Current portion of capital lease obligations (Note 8).....        705           2,533
                                                              ---------       ---------
    Total current liabilities...............................    109,025          68,370
                                                              ---------       ---------
Long-term debt (Note 6).....................................    426,396         339,922
Obligations under capital leases and other long-term
  liabilities (Notes 8).....................................      1,656           2,082
                                                              ---------       ---------
    Total liabilities.......................................    537,077         410,374
                                                              ---------       ---------
Minority interest...........................................     54,816          71,206
Commitments and contingencies (Notes 2, 6 and 8)
Stockholder's equity (Notes 2 and 9):
  Preferred stock, par value $.01 per share, 5,000 shares
    authorized and
    none outstanding at December 31, 1999 and none
    authorized at
    December 31, 2000.......................................         --              --
  Common stock, par value $.01 per share, 60,000 shares
    authorized, 29,756 shares issued and outstanding at
    December 31, 1999; 50,000 shares authorized, and 1,000
    shares issued and outstanding at December 31, 2000                1             297
  Additional paid-in capital................................    307,509         307,873
  Accumulated deficit.......................................   (108,567)       (208,449)
                                                              ---------       ---------
    Total stockholder's equity..............................    198,943          99,721
                                                              ---------       ---------
Total liabilities and stockholders' equity..................  $ 790,836       $ 581,301
                                                              =========       =========

  The accompanying notes are an integral part of these consolidated financial statements.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                2000       1999       1998
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Revenues (Notes 8 and 11, and Note 11 for related party
  revenues).................................................  $287,864   $275,379   $261,276
                                                              --------   --------   --------
Operating expenses:
  Cost of services..........................................   209,891    187,302    178,262
  Depreciation and amortization.............................    88,268    104,283     98,194
  General and administrative (Notes 2 and 3)................    18,699     26,161      7,651
                                                              --------   --------   --------
    Total operating expenses................................   316,858    317,746    284,107
                                                              --------   --------   --------
Operating loss..............................................   (28,994)   (42,367)   (22,831)

Interest and other income (expense), net....................     6,787      5,531      1,942
Interest expense, net (Notes 6 and 12)......................   (37,608)   (29,265)   (24,473)
                                                              --------   --------   --------
Loss from continuing operations before taxes and minority
  interest..................................................   (59,815)   (66,101)   (45,362)
Income tax benefit (Note 7).................................     3,546      2,277      2,248
                                                              --------   --------   --------
Loss from continuing operations before minority interest....   (56,269)   (63,824)   (43,114)
Minority interest...........................................    17,058     12,706     11,188
                                                              --------   --------   --------
Loss from continuing operations.............................   (39,211)   (51,118)   (31,926)
Income (loss) from discontinued operations, net of taxes
  (Note 3)..................................................     3,631    (26,243)   (17,799)
Gain (loss) from sale of discontinued operations, net of
  taxes.....................................................   135,462       (216)        --
                                                              --------   --------   --------
Net income (loss)...........................................  $ 99,882   $(77,577)  $(49,725)
                                                              ========   ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                 YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

                                                           2000       1999       1998
                                                         --------   --------   --------
                                                                 (IN THOUSANDS)
Net income (loss)......................................  $99,882    $(77,577)  $(49,725)
                                                         -------    --------   --------
Other comprehensive income (loss):
  Unrealized loss on securities........................       --      (1,143)      (857)
  Income tax benefit related to items of other
    comprehensive loss.................................       --         400        300
                                                         -------    --------   --------
  Other comprehensive loss, net of tax.................       --        (743)      (557)
                                                         -------    --------   --------
Comprehensive income (loss)............................  $99,882    $(78,320)  $(50,282)
                                                         =======    ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                              ACCUMULATED
                                                  ADDITIONAL                     OTHER           TOTAL
                                        COMMON     PAID-IN     ACCUMULATED   COMPREHENSIVE   STOCKHOLDER'S
                                        STOCK      CAPITAL       DEFICIT     INCOME (LOSS)      EQUITY
                                       --------   ----------   -----------   -------------   -------------
                                                                 (IN THOUSANDS)
Balance at January 1, 1998...........    $297      $307,248     $ (81,147)       $1,300        $227,698

Net loss.............................      --            --       (49,725)           --         (49,725)
Other comprehensive loss, net........      --            --            --          (557)           (557)
Other................................      --          (890)           --            --            (890)
                                         ----      --------     ---------        ------        --------

Balance at December 31, 1998.........     297       306,358      (130,872)          743         176,526

Net loss.............................      --            --       (77,577)           --         (77,577)
Other comprehensive loss, net........      --            --            --          (743)           (743)
Other................................      --         1,515            --            --           1,515
                                         ----      --------     ---------        ------        --------

Balance at December 31, 1999.........     297       307,873      (208,449)           --          99,721

Net income...........................      --            --        99,882            --          99,882
Common shares retired................    (297)           --            --            --            (297)
Common shares issued.................       1            --            --            --               1
Other................................      --          (364)           --            --            (364)
                                         ----      --------     ---------        ------        --------

Balance at December 31, 2000.........    $  1      $307,509     $(108,567)       $   --        $198,943
                                         ====      ========     =========        ======        ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                2000       1999       1998
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss).........................................  $ 99,882   $(77,577)  $(49,725)
  Adjustments to reconcile net income (loss) to net cash
  provided by continuing operations:
    Depreciation and amortization...........................    88,268    104,283     98,194
    Minority interest in losses of subsidiaries.............   (17,058)   (12,706)   (11,188)
    (Income)/Loss from discontinued operations, net of
      tax...................................................    (3,631)    26,243     17,799
    (Gain)/Loss from sale of discontinued operations, net of
      tax...................................................  (135,462)       216         --
    Legal Settlement / Impairment Loss......................     5,734         --        856
    Gain on sale of investments.............................        --     (1,758)        --
    Accretion of discount on Senior Secured Discount
      Notes.................................................    19,341     17,385     15,579
    (Gain) Loss on disposals of property and equipment......        --         --         72
    Changes in operating assets and liabilities:
      Current assets........................................    (3,363)     2,730      4,972
      Current liabilities...................................    40,655     (8,277)     6,988
      Noncurrent assets.....................................   (39,472)    11,053     (4,509)
      Noncurrent liabilities................................      (422)     2,525     (6,712)
                                                              --------   --------   --------
  Net cash provided by operating activities of continuing
    operations..............................................    54,472     64,117     72,326
  Net cash provided by (used in) discontinued operations....   (12,863)     4,553      2,186
                                                              --------   --------   --------
  Net cash provided by operating activities.................    41,609     68,670     74,512
                                                              --------   --------   --------
INVESTING ACTIVITIES:
    Proceeds from sale of discontinued operations...........   269,772     15,893         --
    Proceeds from notes and other long-term receivable......        --         --      2,703
    Proceeds from sale of investments.......................    (1,215)     1,758        396
    Purchase of property and equipment......................  (118,232)   (86,080)   (86,633)
    Investments and advances to unconsolidated businesses...    (7,675)        --         --
                                                              --------   --------   --------
  Net cash provided by (used in) investing activities.......   142,650    (68,429)   (83,534)
                                                              --------   --------   --------
FINANCING ACTIVITIES:
    Proceeds from borrowings under new OCC credit
      facility..............................................   247,133         --         --
    Payments on obligations under capital lease.............    (2,253)    (1,468)        --
    Proceeds from borrowings under former OCC credit
      facilities............................................    30,000     17,000     30,000
    Repayments of borrowings under former OCC credit
      facilities............................................  (210,000)        --         --
                                                              --------   --------   --------
  Net cash provided by financing activities.................    64,880     15,532     30,000
                                                              --------   --------   --------
  Net increase in cash and cash equivalents.................   249,139     15,773     20,978
  Cash and cash equivalents, beginning of year..............    60,349     44,576     23,598
                                                              --------   --------   --------
  Cash and cash equivalents, end of year....................  $309,488   $ 60,349   $ 44,576
                                                              ========   ========   ========
  Supplemental cash flow information:
    Interest paid...........................................  $ 13,848   $  9,843   $  9,856
                                                              ========   ========   ========
    Income taxes paid.......................................  $    131   $  2,721   $    581
                                                              ========   ========   ========
  Non-cash investing and financing activities:
    Capitalized lease obligations incurred at OCC...........  $     --   $  5,760   $     --
                                                              ========   ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting practices of Ascent Entertainment Group, Inc. (the "Company" or "Ascent") and its majority owned subsidiaries conform to generally accepted accounting principles and prevailing industry practices. The following is a summary of the Company's significant accounting and reporting policies.

    BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION. The accompanying consolidated financial statements include the accounts of Ascent and its majority-owned subsidiary, On Command Corporation ("OCC"). LiveWire Network Services, LLC, a majority owned subsidiary of Ascent, was formed on November 15, 2000 to own the assets previously directly held by Ascent in its Ascent Network Services division (see Note 2). The Company's discontinued operations are comprised of the results of the Company's former entertainment segment, which included the Denver Nuggets, the Colorado Avalanche and Ascent Arena Company (the "Arena Company"), the owner and manager of the Pepsi Center, (collectively the "Sports-related businesses"), which the Company sold in July 2000 (see Note 3). In addition, discontinued operations include the results of the Company's former subsidiary, Beacon Communications, LLC ("Beacon"), in which a 90% interest was sold in January 1999 and the remainder in July 2000.

    OCC provides video distribution and pay-per-view video entertainment services to the lodging industry and has operating subsidiaries or branches in the United States, Canada, Mexico, Hong Kong, Singapore, Thailand, the United Kingdom, Spain and Australia. Effective October 8, 1996, OCC acquired the assets, properties and certain liabilities of SpectraVision, Inc. (the "SpectraVision Acquisition"), a leading provider of in-room video entertainment services to the lodging industry. Prior to the acquisition of SpectraVision, On Command Video Corporation ("OCV"), formerly an 84% owned subsidiary of Ascent, was merged with a subsidiary of OCC and became a wholly owned subsidiary of OCC pursuant to an Agreement and Plan of Merger. LNS provides video distribution services to the National Broadcasting Company ("NBC") television network and other private networks.

    Ascent executed an initial public offering (the "Ascent IPO") of its common stock on December 18, 1995. Prior to the Ascent IPO, Ascent was a wholly owned subsidiary of COMSAT Corporation ("COMSAT"). Until June 27, 1997 COMSAT continued to own a majority (80.67%) of Ascent's common stock and control Ascent. On June 27, 1997, COMSAT consummated the distribution of its 80.67% ownership interest in Ascent to the COMSAT shareholders on a pro-rata basis in a transaction that was tax-free for federal income tax purposes (the "Distribution"). Ascent and COMSAT entered into a Distribution Agreement and a Tax Disaffiliation Agreement, both dated as of June 3, 1997 (see Notes 7 and
12) in connection with the Distribution. As a result of the Distribution, Ascent became an independent publicly held corporation.

    CASH AND CASH EQUIVALENTS. Ascent considers highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

    PROPERTY AND EQUIPMENT. Property and equipment is stated at cost, less accumulated depreciation and amortization. Installed video systems consist of equipment, related costs of manufacturing, and costs of installation at hotel locations. Distribution systems to networks consist of equipment at network affiliates and the related costs of installation. Capitalized leases are recorded at the present value of future lease payments. Construction in progress consists of purchased and manufactured parts of partially constructed video systems at OCC.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) DEPRECIATION AND AMORTIZATION. Depreciation and amortization are calculated using the straight-line method over the estimated service life of each asset, generally three to eight years, or lease terms. Video systems and equipment acquired in the acquisition of SpectraVision (see Note 5) were depreciated over 3 years.

    GOODWILL. The consolidated balance sheets include goodwill related to the acquisitions of On Command Video Corporation and SpectraVision by OCC. Goodwill is amortized over 10 to 25 years. Accumulated goodwill amortization was $34,075,000 and $27,657,000 at December 31, 2000 and 1999, respectively.

    EVALUATION OF LONG-LIVED ASSETS. The Company evaluates the potential impairment of long-lived assets and long-lived assets to be disposed of in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

    OTHER INVESTMENTS. Other investments at December 31, 2000, consists of OCC's investment in MagiNet Corporation (MagiNet), a private company (see
Note 8) and STS Hotel Net, LLC ("STS"). Other investments are accounted for at cost, net of appropriate reserves for declines in value based on management's evaluation. At December 31, 1999, other investments consisted of OCC's investment in MagiNet Corporation (MagiNet), a private company and the Company's 10% ownership interest in Beacon Communications, LLC (see Note 3). The Company's investment in marketable equity securities was sold in 1999 for a net gain of $1.8 million which is included in other income in the accompanying financial statements.

    DEBT ISSUANCE COSTS. Costs associated with the issuance of the Company's Senior Secured Discount notes and current credit facilities are capitalized and amortized over the term of the related borrowing or facility. Amortization of debt issuance costs is charged to operations and is included in interest expense.

    REVENUE AND COST RECOGNITION. OCC installs pay-per-view video systems in hotels, generally under five to seven-year agreements. Revenue from the sale of video systems is recognized when the equipment is shipped, except for systems requiring installation by OCC, which is recognized upon completion of the installation and acceptance by the customer. Revenues from video management services, prewire and royalties are recognized when earned. OCC recognizes pay-per-view revenue at the time of viewing and payment is considered probable.

    GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expenses include only those costs incurred by the parent company, Ascent Entertainment Group, Inc. Similar costs incurred by the Company's division and majority-owned subsidiary are included in the cost of services in the accompanying consolidated statements of operations. For the years ended December 31, 2000, 1999, and 1998, the Company's subsidiary incurred related costs of $18,699,000, $26,130,000 and $24,448,000 respectively.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) RESEARCH AND DEVELOPMENT COSTS. Research and development costs are charged to operations as incurred. These costs are included in cost of services in the consolidated statements of operations. The amounts charged were $8,461,000, $8,479,000 and $7,537,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

    INCOME TAXES. A current or deferred income tax liability or asset is recognized for temporary differences which exist due to the recognition of certain income and expense items for financial reporting purposes in periods different than for tax reporting purposes. The provision for income taxes is based on the amount of current and deferred income taxes at the date of the financial statement as measured by the provisions of current tax laws.

    INTERNALLY DEVELOPED SOFTWARE. OCC capitalizes certain internal development software costs in accordance with SOP 98-1 "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE". Amortization commences when the software is ready for its intended use. Software is generally amortized over five years. Capitalized costs primarily include internal salaries and wages of individuals dedicated to the development of internal use software. OCC capitalized software development costs of $4,088,000, $5,700,000 and $4,100,000 during the years ended December 31, 2000, 1999, and 1998, respectively.

    USE OF ESTIMATES, SIGNIFICANT RISKS AND UNCERTAINTIES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the allowance for doubtful accounts receivable, the estimated useful lives of video systems and property and equipment, intangible assets, including goodwill, reducing construction in progress to its net realizable value and the amounts of certain accrued liabilities. Actual results could differ from these estimates.

    The Company participates in the highly competitive multimedia distribution and network services businesses and believes that changes in any of the following areas could have a material adverse effect on the Company's future financial position or results of operations; declines in hotel occupancy as a result of general business, economic, seasonal or other factors; loss of one or more of its major hotel chain customers; ability for OCC to obtain additional capital to finance capital expenditures; ability to maintain compliance with the OCC Credit Facility covenants; ability to retain senior management and key employees; and risks of technological obsolescence.

    RECENTLY ISSUED ACCOUNTING STANDARDS. In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which defines derivatives, requires that all derivatives be carried at fair value, and provides for hedging accounting when certain conditions are met. SFAS No. 133, which has been amended by SFAS 137, is effective for the Company's fiscal year ended December 31, 2000. The adoption of SFAS No. 133 did not have any impact on the Company's financial position, results of operations or cash flows.

    In December 1999, the Securities and Exchange Commission (the "SEC") released Staff Accounting Bulletin No. 101 ("SAB 101") "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. The provisions of SAB 101 and certain related Emerging Issue Task Force Consensuses were required to be adopted in the quarter ended December 31, 2000, retroactive to January 1, 2000, with any cumulative effect as January 1, 2000 reported as the cumulative effect of a

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) change in accounting principle. The adoption of SAB 101 resulted in no recognition of a cumulative effect of a change in accounting principle.

    RECLASSIFICATIONS. Certain prior year amounts have been reclassified to conform to the current year presentation.

NOTE 2--BUSINESS COMBINATIONS AND OTHER INVESTMENTS

    MERGER AGREEMENT. On February 22, 2000, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Liberty Media Corporation ("Liberty") and Liberty AEG Acquisition, Inc. ("Merger Sub"), an indirect wholly-owned subsidiary of Liberty. Pursuant to the Merger Agreement, Merger Sub commenced a tender offer (the "Offer"), offering Ascent stockholders $15.25 in cash for each share of Ascent common stock. Liberty commenced the Offer on February 29, 2000 which expired at midnight on March 27, 2000 whereupon approximately 25.2 million shares of Ascent common stock were validly tendered and not withdrawn pursuant to the Offer. On March 28, 2000, Merger Sub accepted for payment all shares of Ascent common stock tendered, which constituted approximately 85% of the total outstanding shares of Ascent common stock. Merger Sub purchased such shares at an aggregate purchase price of approximately
$385 million with funds contributed to it by Liberty from its cash on hand. Under the terms of the Merger Agreement, Merger Sub was merged with and into Ascent (the "Merger") on June 8, 2000. At the time of the Merger, Ascent became an indirect, wholly-owned subsidiary of Liberty and all outstanding shares not owned by Liberty with respect to which appraisal rights were not properly exercised were converted into the right to receive $15.25 per share in cash on the terms and conditions set forth in the Merger Agreement. Pursuant to the Merger, the charter of Merger Sub immediately prior to the Merger became the charter of the Company effective upon the Merger, each outstanding share of the Company's common stock held by Liberty or Merger Sub was canceled and each outstanding share of common stock of Merger Sub was converted into a share of Common Stock of the Company. There are 1,000 shares of Common Stock of the Company outstanding, all of which are held indirectly by Liberty. During 2000, the Company expensed approximately $8.4 million of costs associated with the Merger Agreement, primarily investment banker and legal costs, and has included these costs in general and administrative expenses during the year ended December 31, 2000.

    In connection with this Merger, Liberty did not push down the purchase consideration since the Company's outstanding Senior Secured Notes are publicly held.

    LIVEWIRE NETWORK SERVICES, LLC. LiveWire Network Services, LLC (LNS) was formed on November 15, 2000 to acquire the assets of the Company's former Ascent Network Services (ANS) division. On January 5, 2001, all of the assets used in connection with the ANS business were transferred to LiveWire Network Services, LLC (LNS), a newly formed and wholly owned subsidiary of the Company. The Company transferred a 1% ownership interest in LNS to Liberty LiveWire Corporation (LiveWire), a majority-owned subsidiary of Liberty, in exchange for $300,000 in cash and the Company and LiveWire became parties to the Operating Agreement of LNS. Under the Purchase Agreement between the Company and LiveWire, the Company and LNS executed a Contribution and Assumption Agreement pursuant to which LNS assumed all liabilities, obligations and commitments of the Company relating to the ANS business, whether before or after the January 5, 2001.

    The Operating Agreement of LNS provides (i) that as of January 5, 2001, LiveWire will be the manager of LNS, (ii) that LiveWire will receive an amount equal to $800,000 per month from available

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--BUSINESS COMBINATIONS AND OTHER INVESTMENTS (CONTINUED) cash of LNS as a guaranteed payment to compensate LiveWire as the manager of LNS, (iii) that the Company has the right to receive a preferred return in the amount of ten percent per annum, compounded quarterly, on the balance of the Company's capital account as of January 5, 2001 ($29,700,000), calculated for the period beginning on January 5, 2001 and ending on the date on which the members of LNS receive final liquidating distributions (the "Preferred Return"), and (iv) for the implementation of the Put-Call. Pursuant to the Put-Call,
(i) at any time on or after March 1, 2001 (the "Put Exercise Date"), the Company will have the right to require LiveWire to purchase all, but not less than all, of the Company's ownership interest in LNS (the "Put Option") for a purchase price equal to $29,700,000, plus a 10% return, compounded quarterly, minus the amount of any Preferred Return that has been distributed to the Company, and
(ii) at any time on or after June 1, 2001 (the "Call Exercise Date"), LiveWire will have the right to require the Company to sell all, but not less than all, of the Company's ownership interest in LNS (the "Call Option") for a purchase price equal to $29,700,0000, plus 10%, compounded quarterly, minus the amount of any Preferred Return that has been distributed to the Company. If LiveWire exercises the Call Option, the Company will have the right, in its discretion, to postpone the Call Option closing date to a date no later than December 31, 2001. If the Company exercises the Put Option and LiveWire does not fulfill its obligations under the Operating Agreement, in addition to any other rights or remedies provided by law, in equity or other wise, the Company will have the right to require LiveWire to sell all, but not less than all, of LiveWire's ownership interest in LNS back to AEG for a purchase price equal to $300,000.

    OTHER INVESTMENTS.  On June 29, 2000, OCC made an investment of
$2.0 million in an unrelated company, STS Hotel Net, LLC ("Hotel Net") for a 5% equity interest with an option (subject to certain conditions and satisfactory due diligence) to invest an additional $18 million for an additional 40% equity share. OCC declined to exercise this option during the fourth quarter of 2000 and recorded an impairment loss of $900,000 on its original investment in Hotel Net.

    In addition, during 2000, OCC advanced to STSN, Inc. ("STSN") $5.0 million pursuant to the terms of a convertible promissory note due on the earlier of December 31, 2002 or the Secured Loan funding date and an advance of $1.4 million to Hotel Digital Network, Inc. ("DMN") pursuant to a convertible promissory note (see Note 15). These balances are included in other long-term assets in the accompanying financial statements as of December 31, 2000.

    TERMINATED MERGER AGREEMENT. Previously, on October 20, 1999, the Company entered into an Agreement and Plan of Merger with AT&T Corp., and Liberty. On November 29, 1999, Liberty terminated the Agreement and Plan of Merger due to the Company's amendment of a sale agreement for its Sports-related businesses and its inability to renegotiate the terms of the merger agreement with Liberty. Costs incurred in conjunction with the terminated Merger Agreement of approximately $1.3 million, primarily investment banker fees and attorney fees, were expensed and are included in General and Administrative Expenses in the accompanying statement of operations for the year ended December 31, 1999.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3--DISCONTINUED OPERATIONS

    BEACON. On January 20, 1999, the Company sold 90% of its interest in Beacon to an investor group controlled by Beacon's management and venture capital investors (the "Buyers") pursuant to a Purchase and Sale Agreement (the "Beacon Purchase Agreement"). The purchase price for the 90% interest was $19.0 million in cash, net of certain adjustments. At closing, approximately $15.9 million in cash was received. After the sale of the 90% interest, the Company had no future obligations to fund any of Beacon's liabilities or film development or production commitments. During the first quarter of 1999, the Company reported a gain of $3.2 million on the sale of 90% of its interest in Beacon.

    During the second and third quarters of 1999, the Company attempted to collect the remaining balance due under the Beacon Purchase Agreement of $900,000. Beacon filed a claim against the Company seeking an adjustment to the purchase price. Pursuant to the Beacon Purchase Agreement, any disputes or disagreements among the parties were to be settled pursuant to binding arbitration in the State of California. The arbitration commenced in November 1999 and on February 21, 2000, the arbitrator issued his opinion awarding Beacon approximately $3.5 million which was paid in May of 2000. Accordingly, the Company recorded a $3.5 million loss during the fourth quarter of 1999, resulting in the recognition of a $0.2 million loss (net of the gain recognized during the first quarter of 1999) from the sale of its 90% interest in Beacon during fiscal 1999.

    In July 2000, the Company exercised its option pursuant to an Option Agreement to require the Buyers to purchase Ascent's remaining 10% interest in Beacon. Subsequently, on July 3, 2000, the Company received $2.1 million in cash in accordance with the terms of the Option Agreement and assigned its interest in Beacon to the buyers. The Company recognized a gain of approximately
$1.7 million, net of taxes, during the third quarter of 2000 in connection with the sale of its interest in Beacon.

    SPORTS-RELATED BUSINESSES. On April 24, 2000, the Company entered into a definitive Purchase and Sale Agreement (the "Sports Sale Agreement") to sell the Sports-related businesses to a group of entities controlled by E. Stanley Kroenke (the "Kroenke entities"). On July 6, 2000, the Company consummated the sale of its Sports-related businesses to the Kroenke entities for approximately $267.7 million in net cash proceeds. In addition, the Kroenke entities assumed approximately $136.2 million in outstanding nonrecourse Arena Note obligations. An indirect wholly-owned subsidiary of Liberty retained an approximate 6.5% interest in the Sports-related businesses, with an agreed upon valuation of approximately $18.7 million.

    In the third quarter of 2000, Ascent reported a pre-tax gain, net of transaction costs, of approximately $133.8 million, net of taxes of $31.7 million, on the sale of the Sports-related businesses. Transaction costs, including investment banker and attorney fees and expenses and other associated costs of the transaction were approximately $3.4 million and have been netted against the gain from the transaction for financial reporting purposes.

    The Company began accounting for Beacon as a discontinued operation as of December 31, 1998 and for the Sports-related businesses as a discontinued operation as of March 31, 1999, pursuant to guidance contained in Emerging Issues Task Force Issue No. 95-18, "Accounting and Reporting for Discontinued Business Segment when the Measurement Date occurs after the Balance Sheet Date but before the Issuance of the Financial Statements." Accordingly, the consolidated financial statements have been restated for all prior periods presented to reflect the results of operations and net assets of

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3--DISCONTINUED OPERATIONS (CONTINUED)
Beacon and the Sports-related businesses as discontinued operations. The loss from discontinued operations of Beacon and the Sports-related businesses, net of taxes, for the years ended December 31, 2000, 1999 and 1998 is composed of the following:

                                                              YEARS ENDED DECEMBER 31,
                                             ----------------------------------------------------------
                                                2000         1999                    1998
                                             ----------   ----------   --------------------------------
                                               SPORTS       SPORTS       SPORTS
                                              RELATED      RELATED      RELATED                  1998
                                             BUSINESSES   BUSINESSES   BUSINESSES    BEACON     TOTAL
                                             ----------   ----------   ----------   --------   --------
                                                                   (IN THOUSANDS)
Revenues...................................   $117,050     $125,125     $ 82,353    $28,195    $110,548
                                              ========     ========     ========    =======    ========
Loss from discontinued operations before
  taxes....................................   $  3,631     $(28,134)    $(17,155)   $(4,798)   $(21,953)
Income tax benefit.........................         --        1,891        3,264        890       4,154
                                              --------     --------     --------    -------    --------
Loss from discontinued operations..........   $  3,631     $(26,243)    $(13,891)   $(3,908)   $(17,799)
                                              ========     ========     ========    =======    ========

    The net assets of the discontinued operations included in the consolidated balance sheets as of December 31, 1999 consists of the following:

                                                              (IN THOUSANDS)
                                                              --------------
Current assets..............................................    $  61,997
Property and equipment, net.................................      194,823
Restricted cash held in trust...............................       30,915
Film inventory..............................................           --
Franchise rights, net.......................................       87,745
Other assets................................................       21,685
Current liabilities, including current portion of Arena
  Notes.....................................................     (154,680)
Non-recourse Arena Notes and other obligations..............     (126,685)
Other long term liabilities.................................      (33,584)
                                                                ---------
Net assets of discontinued operations.......................    $  82,216
                                                                =========

    Forgone transaction costs, totaling $12.0 million, which include investment banker and attorney fees and expenses, fees payable to William and Nancy Laurie in conjunction with the termination of the previous agreement between Ascent and the Lauries, which was entered into on April 25, 1999 and other costs associated with the Company's attempts to sell its Sports-related businesses during 1999 have been expensed and are included in General and Administrative Expenses in the accompanying statement of operations for the year ended December 31, 1999. Fees totaling approximately $1.7 million and $1.8 million, respectively, were paid to Allen and Company, an investment banking firm in which a former Director of the Company was employed during the years ended December 31, 2000 and 1999.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--RECEIVABLES

    Receivables consist of the following at December 31, 2000 and 1999:

                                                              2000       1999
                                                            --------   --------
                                                              (IN THOUSANDS)
Trade receivables.........................................  $39,657    $36,557
Less allowance for doubtful accounts......................   (1,382)    (3,065)
                                                            -------    -------
Receivables, net..........................................  $38,275    $33,492
                                                            =======    =======

    Ascent generates a substantial portion of its revenues from OCC and from hotel guests' usage of OCC pay-per-view video systems located in various hotels primarily throughout the United States, Canada, Mexico, Europe, Australia, and the Far East. OCC performs periodic credit evaluations of its installed hotel locations and generally requires no collateral. While the Company does maintain allowances for potential credit losses, actual bad debts have not been significant. Other than its investment in OCC's Series B Preferred Stock (see
Note 15), the Company invests its cash in high-credit quality instruments and/or institutions. These instruments are short-term in nature and, therefore, bear minimal interest rate or credit risk.

NOTE 5--PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at December 31, 2000 and 1999:

                                                          2000        1999
                                                        ---------   ---------
                                                           (IN THOUSANDS)
Buildings and leasehold improvements..................  $   1,937   $   1,687
Installed video systems...............................    625,696     546,618
Distribution systems to networks......................     93,891      93,641
Leased vehicles under capital leases..................      3,127       2,675
Furniture, fixtures and equipment.....................     39,066      28,323
                                                        ---------   ---------
    Total.............................................    763,717     672,944

Less accumulated depreciation and amortization........   (494,298)   (429,144)
                                                        ---------   ---------
Net property and equipment in service.................    269,419     243,800
Construction-in-progress..............................     55,282      50,698
                                                        ---------   ---------
    Property and equipment, net.......................  $ 324,701   $ 294,498
                                                        =========   =========

Vehicles acquired under capital leases had a cost basis of $3,127,000 at December 31, 2000, and $2,675,000 at December 31, 1999 less accumulated amortization of $1,221,000 and $453,900, respectively.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6--LONG-TERM DEBT

    Long-term debt consists of the following at December 31, 2000 and 1999:

                                                                2000       1999
                                                              --------   ---------
                                                                 (IN THOUSANDS)
OCC Revolving Credit Facility, variable rate, due 2005......  $247,133   $      --
Former OCC Credit Facility, paid in full, July 2000.........        --     180,000
Senior Secured Discount Notes, 11.875%, due 2004 net of
  unamortized discount of $45,387 and $65,078...............   179,263     159,922
                                                              --------   ---------
    Total long-term debt....................................  $426,396   $ 339,922
                                                              ========   =========

    OCC CREDIT FACILITIES. On July 18, 2000, OCC entered into a new credit agreement with a group of banks (the "OCC Credit facility"), that provides OCC with access to unsecured borrowings of up to $350.0 million for the next five years, with a maturity date in July 2005. Subsequently, on March 27, 2001, OCC and the banks amended the OCC Credit facility to decrease the maximum amount of borrowings under the Credit facility from $350.0 million to $320.0 million and restate other terms and conditions of the previous agreement. At December 31, 2000, there was $72.9 million of available borrowings under the OCC Credit Facility, as amended, subject to certain covenant restrictions. In addition to the limitations on borrowings contained in the OCC Credit Facility, certain covenants contained in the Indenture for the Company's Senior Secured Discount Notes discussed below effectively prevent OCC's total indebtedness from exceeding an aggregate of $275 million so long as the Company's Senior Secured Discount Notes are outstanding.

    Several options are available to borrow at floating interest rates based on LIBOR (London Interbank Offered Rate) or the bank's alternate base rate (prime rate) plus a spread that may range from 1.10% to 2.25%, depending on certain operating ratios of OCC. The new OCC Credit facility contains covenants that place certain limits on OCC's ability to pay dividends or make distributions on its equity, repurchase equity, merge or acquire another entity, incur debt or create liens on assets, among other things. In addition, the new OCC Credit facility requires OCC to meet certain leverage and interest coverage tests. OCC was in compliance with such covenants at December 31, 2000. In order to meet its business plan beyond the first quarter of 2001, OCC will need to raise additional financing. OCC is currently pursuing its alternatives in this area. If OCC is unable to raise additional financing, OCC would need to reduce its capital spending for the year 2001 which would inhibit its ability to grow.

    In connection with OCC entering into the new OCC Credit facility, the Company and the Indenture Trustee entered into a supplement to the Indenture for the Senior Notes to clarify that OCC's subsidiaries could guarantee the OCC Credit facility.

    SENIOR SECURED DISCOUNT NOTES. The Senior Secured Discount Notes ("Senior Notes"), which mature on December 15, 2004, were sold at a discount for an aggregate price of $126,663,750, representing a yield to maturity of 11.875% computed on a semi-annual bond equivalent basis from the date of issuance. Cash interest will not be payable on the Senior Notes prior to December 15, 2002. Commencing December 15, 2002, cash interest on the senior notes will accrue and thereafter will be payable on June 15 and December 15 of each year (commencing June 15, 2003) at a rate of 11.875% per annum. The Senior Notes are redeemable, at the option of Ascent, in whole or in part, on or after

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6--LONG-TERM DEBT (CONTINUED)
December 15, 2001, at specified redemption prices plus accrued and unpaid interest. In addition, at any time prior to December 15, 2000, Ascent may redeem up to 35% of the originally issued principal amount at maturity of the Senior Notes with the net cash proceeds of one or more sales of its capital stock at a redemption price equal to 111.875% of the accreted value thereof to the redemption date. The Senior Notes are senior secured indebtedness of Ascent, secured by a pledge of all of the capital stock of OCC, now owned or hereafter acquired by Ascent. The Senior Notes rank senior to all existing and future subordinated indebtedness of Ascent and PARI PASSU in right of payment to all unsubordinated indebtedness of Ascent. The Senior Notes contain covenants, which restrict, among other things, the Company's ability to pay dividends, incur additional indebtedness and the making of loans, investments and other defined payments. The net proceeds from the offering and sale of the Senior Notes of approximately $121.0 million, after deducting debt issuance costs, were used to repay outstanding indebtedness under Ascent's former credit facility.

    As a result of the acquisition by Liberty of the Company's stock pursuant to the Offer, which constituted a change in control under the terms of the Senior Notes, the Company was required to offer to redeem the Senior Notes at 101% of their accreted value within 60 to 90 days after such change in control. On
April 27, 2000, the Company notified the registered holders of the Senior Notes of its offer to purchase the Senior Notes pursuant to the terms of the Indenture (the "Purchase Right Notice"). The Purchase Right Notice provided that the Company would pay a cash purchase price for the Senior Notes equal to 101% of the accreted value on the date of purchase. Pursuant to the Purchase Right Notice, the noteholders had until May 30, 2000 to tender their notes. A total of $350,000 in cash was paid to noteholders who tendered.

    Under the terms of the Senior Notes, to the extent that within one year of the sale of the Sports-related businesses, Ascent does not use the net cash proceeds for certain permitted uses under the Senior Note Indenture, Ascent will be required to use all remaining proceeds to offer to repurchase the Senior Notes at 100% of their accreted value.

    Total minimum payments on long-term debt for the years subsequent to December 31, 2000, assuming the Senior Notes are not redeemed prior to maturity and the OCC Credit Facility is not extended, are as follows (in thousands):

2001........................................................  $     --
2002........................................................        --
2003........................................................        --
2004........................................................   225,000
2005........................................................   247,133
Thereafter..................................................        --
                                                              --------
Total.......................................................  $472,133
                                                              ========

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7--INCOME TAXES

    As a result of the Company becoming a member of Liberty's consolidated tax group for federal income tax purposes, the Company calculates its tax provision as if prepared on a separate return basis. Taxes payable or receivable with respect to periods after the Merger are being reflected in the receivable due from (to) Liberty and are settled annually. At December 31, 2000, the Company has recorded a tax payable to Liberty of $36.7 million and has included this amount in the Payable to Stockholder.

    Through June 27, 1997, the date of the Distribution, Ascent was a member of COMSAT's consolidated tax group for federal income tax purposes. Accordingly, Ascent prepared its tax provision based on Ascent's inclusion in COMSAT's consolidated tax return pursuant to the tax sharing agreement entered into in connection with the Offering. Such tax provision, up to the Distribution, was calculated as if prepared on a separate return basis. At December 31, 2000 and 1999, Ascent's tax receivable pursuant to the tax sharing agreement from COMSAT was $1,196,000. The balance due from COMSAT as of December 31, 2000 and 1999 is included in other long-term assets in the accompanying financial statements.

    The components of income tax expense (benefit) attributable to continuing operations for the years ended December 31, 2000, 1999 and 1998 are as follows:

                                                      2000       1999       1998
                                                    --------   --------   --------
                                                            (IN THOUSANDS)
Federal:
  Current.........................................  $(4,083)   $    --    $   851
  Deferred........................................      960     (2,477)    (2,815)
State and local...................................     (238)       162       (175)
Foreign...........................................     (185)        38       (109)
                                                    -------    -------    -------
  Total...........................................  $(3,546)   $(2,277)   $(2,248)
                                                    =======    =======    =======

    The difference between the Company's income tax benefit computed at the statutory federal tax rate and Ascent's effective tax rate for the years ended December 31, 2000, 1999 and 1998 is as follows:

                                                           2000       1999       1998
                                                         --------   --------   --------
                                                                 (IN THOUSANDS)
Federal income tax benefit computed at the statutory
  rate.................................................  $(20,935)  $(23,135)  $(15,877)
State income tax benefit, net of federal income tax
  benefit..............................................      (598)      (689)    (1,194)
Goodwill amortization..................................     2,446      2,404      2,542
Foreign taxes..........................................       185         38       (109)
Changes in valuation allowance.........................   (10,614)    26,839     15,815
Valuation allowance attributable to losses from
  discontinued operations..............................    26,401     (9,276)        --
Other..................................................      (431)     1,542     (3,425)
                                                         --------   --------   --------
Income tax benefit from continuing operations..........  $ (3,546)  $ (2,277)  $ (2,248)
                                                         ========   ========   ========

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7--INCOME TAXES (CONTINUED)
    The net current and net non-current components of deferred tax assets and liabilities as shown on the balance sheets at December 31, 2000 and 1999 are:

                                                                2000       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
Current deferred tax asset (liability)......................  $  (747)    $   --
Non-current deferred tax asset..............................   18,703      9,320
                                                              -------     ------
Net deferred tax asset......................................  $17,956     $9,320
                                                              =======     ======

    The deferred tax assets and liabilities at December 31, 2000 and 1999 are:

                                                                2000       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
ASSETS:
  Net operating loss carryforwards..........................  $ 68,203   $ 67,073
  Alternative minimum tax credit carryforwards..............        --      9,320
  Other accrued liabilities.................................    23,827     19,071
  Other.....................................................        --      3,970
  Valuation allowance.......................................   (71,425)   (82,039)
                                                              --------   --------
    Total deferred tax assets...............................    20,605     17,395
                                                              --------   --------
LIABILITIES:
  Property and equipment, net...............................    (2,036)    (6,642)
  Other.....................................................      (613)    (1,433)
                                                              --------   --------
    Total deferred tax liabilities..........................    (2,649)    (8,075)
                                                              --------   --------
Net deferred asset..........................................  $ 17,956   $  9,320
                                                              ========   ========

    In 2000, the Company reduced the valuation allowance applied against the net operating loss carryforwards and other deferred tax assets attributable to Ascent based upon the sale of the Company's Sports-related assets (see Note 3) and the Company becoming a member of Liberty's consolidated tax group.

    OCC has federal net operating loss carryforwards of approximately
$165.0 million which expire beginning in 2010. However, because of the acquisition of SpectraVision by OCC, the pre-ownership change net operating loss carryforwards (approximately $43.0 million) are subject under Section 382 of the Internal Revenue Code to an annual limitation estimated to be approximately
$6.0 million. In addition, OCC has state net operating loss carryforwards of approximately $117.0 million which expire beginning in 2000 and may be subject to limitation in the event of certain defined changes in stock ownership. OCC's alternative minimum tax credit carryforwards of approximately $1.6 million and $251,000 at December 31, 2000 are available to offset future regular federal and state tax liabilities, respectively.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8--COMMITMENTS AND CONTINGENCIES

    Facility and Equipment Leases. Ascent leases other facilities used by LNS from COMSAT under a three year lease. Total rental payments to COMSAT were approximately $52,000, $46,000 and $46,000 for the years ended December 31, 2000, 1999 and 1998, respectively. LNS' lease for its principal facility expires in February 2005.

    OCC leases its Denver corporate headquarters under a noncancellable
operating lease which expires in June 2002.   OCC also leases its former
corporate headquarters and manufacturing facility located in San Jose, California under a noncancellable operating lease which expires in June 2004. In addition to lease payments, OCC is responsible for taxes, insurance and maintenance of the leased premises. The Company also leases certain other office space and equipment.

    Rental expenses for OCC's San Jose facility, the owner of which was former minority stockholder of OCC, were approximately $1,690,000, $1,690,000,and $1,553,000 during the years ended December 31, 2000, 1999, and 1998, respectively.

    The Company and its subsidiary also lease equipment under noncancellable operating leases which extend through 2004. Rental expense under all noncancellable operating leases was approximately $3,609,000, $2,726,000 and $5,714,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

    The future minimum rental commitments under the Company's facility and equipment leases at December 31, 2000 are as follows (in thousands):

2001........................................................  $ 5,020
2002........................................................    2,542
2003........................................................    2,470
2004........................................................    1,561
2005 and thereafter.........................................      373
Total.......................................................  $11,966

    CAPITAL LEASES. During 2000, OCC amended certain of its operating lease agreements, primarily for vehicles and equipment, which were subsequently accounted for as capitalized leases. Certain of

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8--COMMITMENTS AND CONTINGENCIES (CONTINUED) these leases contain restrictions including maintenance of certain operating ratios. Following is a summary of future minimum lease payments for OCC's capital lease obligations:

    Years ending December 31 (in thousands):

2001........................................................  $  805
2002........................................................     760
2003........................................................     573
2004........................................................       1
                                                              ------
Total future minimum lease payments.........................   2,139
Less amounts representing interest..........................    (171)
                                                              ------
Present value of future minimum lease payments..............   1,968
Less current portion........................................    (705)
                                                              ------
Long-term portion of capital lease obligations..............  $1,263
                                                              ======

    PURCHASE COMMITMENTS. OCC has noncancellable commitments for the purchase of video systems and office equipment totaling $7,800,000 as of December 31, 2000.

    RELOCATION COSTS. At December 31,2000, OCC was in the process of relocating its headquarter operations from San Jose, California, to Denver, Colorado. Most sales, marketing, field support, accounting, finance, and executive management were transitioned to Denver by the end of 2000. The cost of moving those departments was $6.1 million which has been recognized and recorded during the year ended December 31, 2000. The relocation expenses include severance, retention bonuses, search fees, contractors, travel and redundant operating expenses. The retention bonuses have been accrued ratably over the retention period (employees not relocating to Denver were offered bonuses to stay through the estimated transition date of December 31, 2000, although, for a few key employees the transition date extends into early 2001). The remaining expenses are recognized as they are incurred.

    LITIGATION. On September 11, 1998, OCC reached an agreement with LodgeNet Entertainment Corporation ("LodgeNet") to settle all pending litigation between the companies. As part of an otherwise confidential settlement, OCC received royalty payments, net of legal fees and expenses, in an aggregate amount of approximately $10,700,000 payable in three installments. OCC received the first payment of approximately $2,900,000 (net of expenses) in September 1998 and received the second payment of approximately $3,950,000 (net of expenses) in July 1999. OCC received the final payment of approximately $3,900,000 (net of expenses) in July 2000. OCC has recognized the royalty revenue as payments are received.

    In September 1998, OCV filed suit against MagiNet, alleging breach by MagiNet Corporation in the Superior Court, State of California, County of Santa Clara, Case No. CV776723, for past due royalties and for judicial declaration that the license agreement between OCV and MagiNet was terminated by MagiNet's material breach. MagiNet counter-claimed against OCV, alleging, among other things, that OCV breached the license agreement. On January 4, 2001, OCC signed a settlement agreement with MagiNet. In exchange for contributing its Asia-Pacific subsidiary assets to MagiNet, payment of $1.0 million cash, and the issuance of 275,000 shares of OCC common stock, OCC will

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8--COMMITMENTS AND CONTINGENCIES (CONTINUED) receive shares of MagiNet common stock representing approximately 7.5% of the issued and outstanding common equity of MagiNet. OCC also agreed that MagiNet will have an option, exercisable during the period of 15 days beginning on the second anniversary of the execution of the settlement agreement to require OCC to repurchase all, but not less than all, of the shares of OCC common stock issued to MagiNet at a per share price of $15.00. This option will not become exercisable, however, if (i) the closing price of OCC's common stock equals or exceeds $15.00 per share for a period of ten consecutive trading days occurring prior to the second anniversary of the execution of the settlement agreement and
(ii) all such shares held by MagiNet could have been sold in the public markets during such period, either because such shares are covered by an effective registration statement or such sale in the public markets would be exempt from registration. OCC estimated the fair value of its 7.5% interest in MagiNet at approximately $5.3 million and valued the assets, stock and cash transferred to MagiNet at $10.1 million. As a result, OCC recorded a charge of approximately $4.8 million in 2000 relating to this settlement.

    In June 1999, the Company and certain of its present and former directors were named as defendants in lawsuits filed by shareholders (the "Shareholder lawsuits") in the Delaware Court of Chancery. These proposed class actions asserted that the Company's then agreement to sell the Company's Sports-related businesses to entities controlled by William and Nancy Laurie constituted a sale of substantially all assets of the Company, thereby requiring a shareholder vote, and resulted from breaches of fiduciary duties by the director defendants (see Note 3). On June 23, 1999, the Company, the director defendants and the Laurie-controlled purchasing entities that were also named as defendants, entered into an agreement with the shareholder plaintiffs to settle the lawsuits. Under the settlement agreement, the Company, the director defendants, and the Laurie-controlled entities agreed, among other things, to amend the terms of the proposed sale to the Laurie entities to permit the Company to conduct a new process in which the Company would solicit additional offers for the purchase of the Sports-related businesses. The Company and the director defendants also agreed, among other things, to engage an additional investment banker to assist in the new auction process, and to add Peter W. May to the Company's Board of Directors. On July 27, 1999, as a result of the new auction process, the Company entered into a definitive agreement to sell the Sports-related businesses to The Sturm Group. The settlement of the Shareholder lawsuits was approved by the Delaware Court of Chancery during the fourth quarter of 2000. The settlement resulted in, among other things, the dismissal with prejudice of the claims asserted in the Shareholder lawsuits and the future payment by the Company of plaintiff attorney fees and expenses totaling
$4.0 million. During the year ended December 31, 1999, the Company recorded a $1.0 million charge for potential costs anticipated with the contemplated settlement of the Shareholder lawsuits. During the first quarter of 2000, the Company recorded an additional $3.0 million charge for costs anticipated in conjunction with the Shareholder lawsuits and, as of December 31, 2000, the Company had accrued legal settlement costs totaling approximately $4.0. In February 2001, the Company made the payment due as approved by the Court.

    The Company is a party to certain additional legal proceedings in the ordinary course of its business. However, the Company does not believe that any such legal proceedings will have a material adverse effect on the Company's financial position or results of operations.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9--STOCKHOLDERS' EQUITY

    Stock Option Plans. Ascent adopted the 1995 Key Employee Stock Plan (the "Employee Plan") and the 1995 Non-Employee Directors Stock Plan (the "Directors Option Plan") contemporaneously with the Offering. The Employee Plan provides for the issuance of stock options, restricted stock awards, stock appreciation rights and other stock based awards and the Director Option Plan provided for the issuance of stock options and common stock. Options granted under the Employee or Director Option Plans generally expire 10 years from the date of grant. For each of the plans, options are generally granted at prices not less than the fair market value of the Company's common stock at the date of grant. In order for the Distribution to be tax-free (see Notes 1 and 12), the Distribution Agreement required Ascent to cancel substantially all of the outstanding options, and not to have any plans or agreements to issue stock. Therefore, in connection with the Distribution, the Director Option Plan was terminated as it only provided for the issuance of common stock and stock options. In addition, substantially all of the stock options previously granted under the Employee Plan (1,283,750 options) were canceled and, in exchange, option holders were issued stock appreciation rights ("SARs"), payable only in cash, with an exercise price equal to $9.53 per share, based on the average trading price of the Ascent common stock for five days commencing with the date of the Distribution. In June 1997, the Company also adopted the 1997 Non-employee Directors Stock Appreciation Rights Plan (the "Directors SAR Plan") approved by the stockholders in April 1998, pursuant to which each non-employee director was granted a SAR with respect to 100,000 shares of Ascent common stock with a three year vesting period. The exercise price for the non-employee directors SARs granted in 1997 is $8.27 per share, the market price on the date of the Distribution.

    During the year ended December 31, 1999, 100,000 SARs (exercise price of $13.82) were granted to a director of the Company under the Directors SAR Plan and, in January 2000, 240,000 options (exercise price of $11.91) were granted to certain executives of the Company under the Employee Plan.

    The Company's SARs permitted the optionee to surrender the SAR, in whole or in part, on any date that the fair market value of the Company's common stock exceeds the exercise price for the SAR and receive payment in cash. Payment would be equal to the excess of the fair market value of the shares reflected by the surrendered SAR over the exercise price for such shares. The SARs vest over either a three year or five year period from the date of grant of the SAR or option for which they were exchanged.. The change in value of SARs is reflected in the Company's statement of operations based upon the market value of the common stock. During the years ended December 31, 2000, 1999 and 1998, the Company recorded an expense (benefit) of $3,917,000, $3,512,000 and ($424,000) relating to the SARs, respectively.

    As a result of the acquisition by Liberty of the Company's stock pursuant to the Offer, which constituted a change in control under the terms of the Company's Employee, Directors Option and Directors SAR Plans, all outstanding options and SARs, not previously vested, immediately vested in accordance with the Plans. Pursuant to the Merger Agreement, cash payments totaling $7,133,000 were paid to participants in the Plans during the first half of 2000. Accordingly, the Company has no outstanding options or SARs as of December 31, 2000.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9--STOCKHOLDERS' EQUITY (CONTINUED)

    The following is a summary of changes in shares under the Company's Stock
Plans:

                                                               OPTIONS OUTSTANDING
                                                            --------------------------
                                               OPTIONS                     WEIGHTED
                                            AVAILABLE FOR   NUMBER OF      AVERAGE
                                                GRANT        SHARES     EXERCISE PRICE
                                            -------------   ---------   --------------
Balances, January 1, 1998.................      258,750       53,000        $15.31
  Exercised...............................           --           --            --
  Canceled/Expired........................           --      (32,000)        16.31
  Options granted.........................           --           --            --
                                               --------      -------        ------
Balances, December 31, 1998...............      258,750       21,000         13.79
  Conversion of options to SARs...........           --       (5,000)        15.00
  Canceled/Expired........................           --           --            --
  Options granted.........................           --           --            --
                                               --------      -------        ------
Balances, December 31, 1999...............      258,750       16,000         13.41
  Conversion of options to SARs...........           --           --            --
  Canceled/Expired........................           --           --            --
  Options granted.........................      240,000           --         11.91
  Exercised in conjunction with Merger....     (498,750)     (16,000)        15.25
                                               --------      -------        ------
Balances, December 31, 2000...............           --           --        $   --
                                               ========      =======        ======

    OCC STOCK OPTION PLANS. OCC has also adopted a stock incentive plan (the "OCC Plan"), expiring in 2006, under which employees of OCC may be granted stock options, restricted stock awards, stock appreciation rights and other stock based awards. Under the OCC Plan options generally are granted at fair market value on the date of grant. At December 31, 2000, the OCC Plan has 11,623,402 shares reserved for issuance and options to purchase 3,998,575 shares of OCC stock were outstanding.

    In addition, OCC has also adopted a stock option plan for its independent directors (the "OCC Directors Plan"). The OCC Directors Plan authorizes the granting of an annual award of 400 shares of OCC's common stock and a one-time grant of a non-qualified option to purchase 50,000 shares of OCC's common stock (a "Director Option") to each Independent Director on an annual basis. In 1999, 200,000 options were granted. In 1998, 12,000 options were granted. No options were grated in 2000.

    During the years ended December 31, 2000 and 1999, OCC recognized $70,000 and $1,064,000, respectively as stock-based compensation expense due to the cashless exercise feature of such options. No such expense was recorded in 2000 or any period prior to 1999, as the exercise price of such options exceeded the fair market value of the Company's common stock.

    OCC has adopted the disclosure only provisions of SFAS 123, "Accounting for Stock-Based Compensation". The Company's share of OCC's pro forma compensation cost for 2000, 1999 and 1998 would be approximately $5,247,000, $1,011,000 and
$1,652,000.

    ON COMMAND WARRANTS. In connection with the SpectraVision Acquisition, OCC also issued warrants representing the right to purchase a total of 7,500,000 shares of OCC common stock (20% of the outstanding common stock of OCC, after exercise of the warrants). The warrants have a term of 7 years and an exercise price of $15.27 per share. Series A Warrants to purchase on a cashless basis up

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9--STOCKHOLDERS' EQUITY (CONTINUED) to 1,425,000 shares of OCC common stock were issued to former OCV shareholders, of which Ascent received warrants to purchase 1,123,823 shares; Series B warrants to purchase for cash an aggregate of 2,625,000 shares of OCC common stock were issued to the SpectraVision bankruptcy estate for distribution to creditors; and Series C warrants were issued to OCC's investment advisors to purchase for cash an aggregate of 3,450,000 shares of OCC common stock in consideration for certain banking and advisory services provided in connection with the transactions.

    OCC SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK. On August 8, 2000, OCC sold to Jerome H. Kern ("Kern") 13,500 shares of the Company's Series A $.01 Par Value Convertible Participating Preferred Stock, which shares are initially convertible into 1,350,000 shares of the Company's common stock. The price of the preferred shares was $1,562.50 per share. The preferred shares participate in any dividends paid to the holders of the common stock but otherwise are not entitled to receive any dividends. The preferred shares have a liquidation preference of $.01 per share; thereafter, the preferred shares are entitled to participate with the common stock in distributions upon liquidation on an as-converted basis. The holders of the preferred shares vote with the holders of the common stock as a single class and are entitled to one vote per share. Kern made a cash payment of $13,500 and the OCC loaned him $21,674,000 to finance the balance of the funds needed to acquire the preferred shares. This loan is secured by the preferred shares or their proceeds and Kern's personal obligations under such loan are limited. The note may not be prepaid and interest on the note accrues at a rate of 7% per annum, compounded quarterly. The promissory note matures on July 31, 2005, at which time all principal and interest becomes due. Kern's right to transfer the preferred shares is restricted.

NOTE 10--EMPLOYEE BENEFIT PLANS

    OCC, LNS and Ascent Corporate each participate in various 401(k) plans for qualifying employees. A portion of employee contributions is matched by the respective entity. Matching contributions for the years ended December 31, 2000, 1999 and 1998 were$1,183,000, $1,121,000, and $906,000, respectively.

NOTE 11--BUSINESS SEGMENT INFORMATION

    The Company implemented SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", during the fourth quarter of 1998. In accordance with SFAS No. 131, the Company initially classified its businesses into 3 reporting segments: multimedia distribution, network services and entertainment. The multimedia distribution segment includes the video distribution and on-demand video entertainment services provided by OCC to the lodging industry. The network services segment includes the results of LNS and the video distribution services it provides to the NBC television network and other private networks. The entertainment segment included three operating businesses, the Denver Nuggets and the Colorado Avalanche franchises in the NBA and NHL, respectively, and the Arena Company, the owner and manager of the new arena. As discussed in Note 2, the entertainment segment's results are included in discontinued operations.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11--BUSINESS SEGMENT INFORMATION (CONTINUED)

    Information as to the operations of the Company is set forth below based on the nature of the products and services offered. The Company evaluates performance based on several factors, of which the primary financial measure is business segment operating income (loss) before depreciation and amortization, corporate expenses and interest expense ("EBITDA"). The Company's income taxes are not evaluated at the segment level and, therefore, are not included herein. The accounting policies of the business segments are the same as those described in the Summary of Significant Accounting Policies (see Note 1).

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Revenue (from external customers):
    Multimedia Distribution (1).............................  $265,380   $252,948   $238,820
    Network Services........................................    22,484     22,431     22,456
                                                              --------   --------   --------
    Total...................................................  $287,864   $275,379   $261,276
                                                              ========   ========   ========
Operating income (loss):
    Multimedia Distribution (1).............................  $(19,318)  $(20,947)  $(18,493)
    Network Services........................................     9,097      4,893      3,462
    Corporate...............................................   (18,773)   (26,313)    (7,800)
                                                              --------   --------   --------
    Total...................................................  $(28,994)  $(42,367)  $(22,831)
                                                              ========   ========   ========
Earnings (loss) before interest, taxes, depreciation and
  amortization (EBITDA):
    Multimedia Distribution.................................  $ 67,289   $ 75,912   $ 72,045
    Network Services........................................    10,688     12,165     10,970
    Corporate...............................................   (18,703)   (26,161)    (7,652)
                                                              --------   --------   --------
    Total EBITDA............................................  $ 59,274   $ 61,916   $ 75,363
                                                              --------   --------   --------
  Less reconciling item--depreciation and amortization......    88,268    104,283     98,194
                                                              --------   --------   --------
  Total operating income (loss).............................  $(28,994)  $(42,367)  $(22,831)
                                                              ========   ========   ========
Interest income:
    Multimedia Distribution.................................  $    565   $    520   $    489
    Network Services........................................         1        133        386
    Corporate...............................................    10,919      2,985      1,067
                                                              --------   --------   --------
    Total...................................................  $ 11,485   $  3,638   $  1,942
                                                              ========   ========   ========
Interest expense, net:
    Multimedia Distribution.................................  $ 17,138   $ 10,888   $  9,834
    Corporate...............................................    20,470     18,377     14,639
                                                              --------   --------   --------
    Total...................................................  $ 37,608   $ 29,265   $ 24,473
                                                              ========   ========   ========
Capital expenditures:
    Multimedia Distribution.................................  $117,789   $ 85,478   $ 83,208
    Network Services........................................       441        570      2,071
    Corporate...............................................         2         32      1,354
                                                              --------   --------   --------
    Total...................................................  $118,232   $ 86,080   $ 86,633
                                                              ========   ========   ========

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11--BUSINESS SEGMENT INFORMATION (CONTINUED)

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Depreciation and leasehold amortization:
    Multimedia Distribution.................................  $ 75,094   $ 87,345   $ 81,808
    Network Services........................................     1,592      7,272      7,508
    Corporate...............................................        70        152        151
                                                              --------   --------   --------
    Total...................................................  $ 76,756   $ 94,769   $ 89,467
                                                              ========   ========   ========
Amortization of intangible assets--
    Multimedia Distribution (1).............................  $ 11,512   $  9,514   $  8,727
                                                              ========   ========   ========

--------------------------

(1) The Multimedia Distribution segment's operating results reflect the allocation of intangible asset amortization incurred by Ascent relating to the acquisition of OCV by Ascent.

                                                          AS OF DECEMBER 31,
                                                          -------------------
                                                            2000       1999
                                                          --------   --------
                                                            (IN THOUSANDS)
Identifiable assets:
  Multimedia Distribution...............................  $454,042   $419,706
  Network Services......................................     8,486     10,021
  Corporate.............................................   328,308     69,358
  Net Assets of Discontinued Operations.................        --     82,216
                                                          --------   --------
    Total...............................................  $790,836   $581,301
                                                          ========   ========

    SIGNIFICANT CUSTOMERS. Marriott Corporation ("Marriott") and its affiliates (see Note 11) accounted for approximately 24%, 25%, and 24%, of revenues for the years ended December 31, 2000, 1999, and 1998, respectively, while Holiday Inn Corporation accounted for approximately 11%, 10%, and 11% of revenues for the years ended December 31, 2000, 1999, and 1998, respectively (see Note 15).

    In addition, OCC earned revenues of approximately $27,870,000, $47,895,000 and $22,955,000 for the years ended December 31, 2000, 1999, and 1998, respectively, from Hilton and its affiliates. Hilton was a minority stockholder of OCC prior to 2000. The Hilton Master Contract expired on April 27, 2000. The Master Contract provided OCC exclusive rights to install its in-room entertainment system in all corporate-owned Hilton properties and as a preferred vendor for all managed and franchised properties. Per the terms of the Master contract, individual hotel installations have a term of seven years from installation date. Since the expiration date of the Master contract, OCC has operated under a month-to-month extension. On October 10, 2000, Hilton Corporation announced that it would not be renewing its contract with OCC. OCC currently services approximately 26,000 Hilton-owned rooms and approximately 60,300 Hilton managed and franchised rooms. The rooms expire in accordance with the individual hotel contracts over the next eight years. It is OCC's intention to pursue the renewal of all managed and franchised Hilton hotels.

    OCC also has a Master Contract in place with Promus Hotel Corporation. This Master Contract expires on May 25, 2002. Promus owns, manages and franchises the DoubleTree, Embassy Suites, Hampton Inn and Homewood hotel chains. Promus Hotel Corporation was acquired by the Hilton

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11--BUSINESS SEGMENT INFORMATION (CONTINUED)
Corporation in late 1999. OCC currently services approximately 6,200 Promus owned rooms and 63,200 Promus managed and franchised rooms. The rooms expire in accordance with the individual hotel contracts over the next eight years.

    GEOGRAPHIC OPERATING INFORMATION. The following represents total revenues for the years ended December 31, 2000, 1999 and 1998 and long-lived assets (excluding goodwill) as of December 31, 2000 and 1999 by geographic territory (in thousands):

                                                  2000                       1999                1998
                                        ------------------------   ------------------------   -----------
                                           TOTAL      LONG LIVED      TOTAL      LONG LIVED      TOTAL
                                        REVENUES(1)     ASSETS     REVENUES(1)     ASSETS     REVENUES(1)
                                        -----------   ----------   -----------   ----------   -----------
United States.........................    $260,459     $318,539      $250,335     $275,614      $237,510
Canada................................      13,441       21,130        13,034       21,021        12,690
All other foreign.....................      13,964       17,431        12,010       14,931        11,076
                                          --------     --------      --------     --------      --------
Total.................................    $287,864     $357,100      $275,379     $311,566      $261,276
                                          ========     ========      ========     ========      ========

------------------------

(1) Net revenues are attributed to countries based on invoicing location of customer.

NOTE 12--RELATED PARTY TRANSACTIONS

    In connection with the Distribution, Ascent and COMSAT executed the Distribution Agreement, dated June 3, 1997. The Distribution Agreement provided, among other things, that COMSAT would distribute all of its holdings of Ascent common stock to COMSAT shareholders on a pro-rata basis. COMSAT consummated the Distribution on June 27, 1997 (see Note 1). In addition, while COMSAT has received a ruling from the IRS that the Distribution will not be taxable to COMSAT or its shareholders, such a ruling is based on the representations made by COMSAT in the IRS ruling documents. Accordingly, in order to maintain the tax-free status of the Distribution, Ascent is subject to numerous restrictions under the Distribution Agreement, most of which have expired. The most significant restriction still in place is that Ascent shall not take any action, nor fail or omit to take any action, that would cause the Distribution to be taxable or cause any representation made in the ruling documents to be untrue in a manner which would have an adverse effect on the tax-free status of the Distribution.

    Pursuant to the Distribution Agreement, Ascent will indemnify COMSAT against any tax related losses incurred by COMSAT to the extent such losses are caused by any breach by Ascent of its representations, warranties or covenants made in the Distribution Agreement. In turn, COMSAT will indemnify Ascent against any tax related losses incurred by Ascent to the extent such losses are caused by any COMSAT action causing the Distribution to be taxable. To the extent that tax related losses are attributable to subsequent tax legislation or regulation, such losses will be borne equally by COMSAT and Ascent.

    OCC has also made arrangements for the use of an airplane owned by a limited liability company of which Jerome H. Kern is the sole member. When that airplane is used for purposes related to the conduct of OCC's business, OCC reimburses the limited liability company for such use at market rates.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 13--FINANCIAL INSTRUMENTS AND OFF-BALANCE SHEET RISKS:

    FAIR VALUE OF FINANCIAL INSTRUMENTS. The fair value of cash and cash equivalents, receivables, other current assets, accounts payable and other accrued liabilities approximate their carrying value due to the short-term nature of these financial instruments. The fair value of certain long-term investments (the Company's investment in MagiNet and Beacon Communications, LLC) approximates their carrying value.

    The estimated fair value of Company's Senior Secured Discount Notes was approximately $184,000,000 and $157,000,000 at December 31, 2000 and 1999,
respectively. This value was estimated by obtaining a yield-adjusted price as of December 31, 2000, for each obligation from an investment banker. The fair value of the OCC Credit facility approximates its carrying value at December 31, 2000 and 1999 of $247,133,000 and $180,000,000 respectfully, due to the facilities variable interest rate. The fair values of the Company's remaining long-term liabilities and other financial instruments approximate their carrying values.

NOTE 14--QUARTERLY RESULTS OF OPERATIONS (UNAUDITED):

    The following is a summary of unaudited quarterly results of operations for the years ended December 31, 2000 and 1999:

                                                       DEC. 31    SEPT. 30   JUNE 30    MARCH 31
                                                       --------   --------   --------   --------
                                                                    (IN THOUSANDS)
2000
Revenues.............................................  $ 71,947   $ 74,556   $ 71,325   $ 70,036
Operating expenses...................................    57,342     54,999     50,521     65,728
Depreciation and amortization........................    22,155     22,233     23,190     20,690
Income (loss) from continuing operations.............    (9,029)      (205)    (7,866)   (22,811)
Income (Loss) from discontinued operations, net......        --         --      6,643     (3,012)
Gain (Loss) from sale of discontinued operations,
  net................................................    (5,873)   141,335         --         --
Net income (loss)....................................   (14,902)   141,130     (1,223)   (25,123)

1999
Revenues.............................................  $ 67,636   $ 73,147   $ 68,268   $ 66,328
Operating expenses...................................    62,359     51,163     51,781     48,160
Depreciation and amortization........................    25,035     27,220     26,778     25,250
Income (Loss) from continuing operations.............   (21,752)    (9,436)   (10,076)    (9,854)
Income (Loss) from discontinued operations, net......   (12,669)    (4,557)       225     (9,242)
Gain (Loss) from sale of discontinued operations,
  net................................................    (3,453)        --         --      3,237
Net loss.............................................   (37,874)   (13,993)    (9,851)   (15,859)

NOTE 15--SUBSEQUENT EVENTS:

SALE OF SERIES B PREFERRED STOCK

    On March 5, 2001, OCC sold 15,000 newly issued shares of its Cumulative Redeemable Preferred Stock, Series B, par value $.01 per share (the "Series B Preferred Stock"), to the Company in consideration of $15,000,000 in cash, pursuant to a Preferred Stock Purchase Agreement, dated March 5, 2001 (the "Ascent Purchase Agreement"), between OCC and Ascent.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 15--SUBSEQUENT EVENTS: (CONTINUED)
    The liquidation preference (the "Liquidation Preference") of each share of the Series B Preferred Stock as of any date of determination is equal to the sum of (a) the stated value per share of $1,000, plus (b) an amount equal to all dividends accrued on such share which have been added to and remain a part of the Liquidation Preference as of such date, plus (c) for purposes of the liquidation and redemption provisions of the Series B Preferred Stock, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding dividend payment date to but excluding the date in question.

    The holders of Series B Preferred Stock are entitled to receive cumulative dividends, when and as declared by OCC, in preference to dividends on junior securities, including the common stock and the Series A Preferred Stock. Dividends accrue on the Series B Preferred Stock on a daily basis at the rate of 8.5% per annum of the Liquidation Preference from and including March 5, 2001 to but excluding April 15, 2001 and at the rate of 12% per annum of the Liquidation Preference from and including April 15, 2001 to but excluding the date on which the Liquidation Preference is made available pursuant to a redemption of the Series B Preferred Stock or a liquidation of OCC. Accrued dividends are payable monthly, commencing on April 15, 2001, in cash. Dividends not paid on any dividend payment date are added to the Liquidation Preference on such date and remain a part of the Liquidation Preference until such dividends are paid. Dividends added to the Liquidation Preference shall accrue dividends on a daily basis at the rate of 12% per annum. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid at any time without reference to any regular dividend payment date, to holders of record of Series B Preferred Stock as of a special record date fixed by OCC. Subject to certain specified exceptions, OCC is prohibited from paying dividends on any parity securities or any junior securities (including common stock) during any period in which OCC is in arrears with respect to payment of dividends on Series B Preferred Stock.

    Upon any liquidation, dissolution or winding up of OCC, the holders of Series B Preferred Stock are entitled to receive from the assets of OCC available for distribution to stockholders an amount in cash per share equal to the Liquidation Preference of a share of Series B Preferred Stock, after payment is made on any senior securities and before any distribution or payment is made on any junior securities, which payment will be made ratably among the holders of Series B Preferred Stock and the holders of any parity securities. The holders of Series B Preferred Stock will be entitled to no other or further distribution of or participation in the remaining assets of OCC after receiving the Liquidation Preference per share. Series B Preferred Stock is not convertible into any other security of OCC.

    Shares of Series B Preferred Stock are redeemable at the option of OCC at any time after March 5, 2001 at a redemption price per share payable in cash equal to the Liquidation Preference of such share on the redemption date. Any redemptions by OCC are required to be made pro rata if less than all shares of Series B Preferred Stock are to be redeemed.

    Series B Preferred Stock will not rank junior to any other capital stock of OCC in respect of rights of redemption or rights to receive dividends or liquidating distributions. OCC may not issue any senior securities without the consent of the holders of at least 66 2/3% of the number of shares of Series B Preferred Stock then outstanding.

                        ASCENT ENTERTAINMENT GROUP, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF LIBERTY MEDIA CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 15--SUBSEQUENT EVENTS: (CONTINUED)
MARRIOTT AGREEMENT

    In March 2001, OCC and Marriott (see Note 11) entered into a definitive agreement pursuant to which OCC will distribute its interactive television platform in approximately 165,000 U.S. and Canadian hotel rooms managed by Marriott and an additional approximately 135,000 U.S. and Canadian hotel rooms franchised by Marriott.

HOTEL DIGITAL NETWORK, INC. (DMN)

    On August 22, 2000, OCC and DMN entered into an agreement (see Note 2) pursuant to which DMN agreed to provide digital music to OCC, for use by OCC in its Music OnCommand service. DMN provides music-on-demand services to the hospitality industry through a patented platform and licenses with major record labels. In addition to its agreement with OCC, DMN has contracts to provide its services to LodgeNet Entertainment Corporation and Hospitality Network, Inc.

    On February 28, 2001, pursuant to a stock purchase agreement with DMN, for aggregate payments by OCC of approximately $1.7 million and a commitment to fund up to an additional $2.7 million, DMN issued to OCC such number of shares of DMN's common stock equal to 80% of the equity interests in DMN, on a fully diluted basis, and approximately 85% of the voting securities of DMN.

STSN

    On March 30, 2001, OCC made a strategic $20 million investment in the convertible preferred stock of STSN, a high speed broad band internet access provider for hotels (see Note 2). Other strategic investors in STSN include Marriott, and Siemens Corporation, a German corporation which among other things, manufactures electronic equipment and supplies. STSN is a provider of high speed internet access to the hotel industry and has an exclusive contract to provide its service with Marriott.

OCC CREDIT FACILITY AMENDMENT

    As discussed in Note 6, on March 27, 2001, OCC signed an amendment to the OCC Credit Facility. The OCC Credit Facility, as amended, increases the borrowing ratio from 3.5 to 4.25 and decreases the borrowings allowed from $350 million to $320 million. OCC is restricted to total borrowings of $275 million until the Senior Secured Discount Notes owned by the Company are paid.

                                                                         ANNEX A

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
                            AUDIT COMMITTEE CHARTER

    WHEREAS, the Board of Directors of Liberty Satellite & Technology (the "Corporation") appointed the members of the Audit Committee (also referred to as the "Committee") at a meeting held on August 15, 2000; and

    WHEREAS, the Audit Committee wishes to set forth and adopt a formal written charter to specify, among other things, (i) the scope of its responsibilities and the means by which it will carry out those responsibilities; (ii) the outside auditor's accountability to the Board of Directors and the Audit Committee; and (iii) the Audit Committee's responsibility to ensure the independence of the outside auditor.

    NOW THEREFORE, the Audit Committee Charter is set forth as follows:

                            AUDIT COMMITTEE CHARTER

    There shall be a committee of the board of directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Corporation and are free from any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a Committee member.

STATEMENT OF PURPOSE

    The purpose of the Audit Committee is to provide assistance to the board of directors in fulfilling the board's responsibilities to the Corporation and its shareholders relating to accounting and financial reporting. To that end, the Audit Committee shall oversee management's processes and activities relating to:

    - maintaining the reliability and integrity of the Corporation's accounting policies and financial reporting practices;

    - confirming the functioning and adequacy of the Corporation's internal controls; and

    - confirming compliance with U.S. Federal laws and regulations, and the requirements of any stocks exchange or quotation system on which the Corporation's securities may be listed, regarding accounting and financial reporting.

FUNCTIONS AND RESPONSIBILITIES

    In furtherance of the purposes set forth above, the Audit Committee shall perform the following functions and responsibilities as appropriate, and shall have all powers of the board of directors necessary or desirable to perform such functions and responsibilities as may be delegated to a committee of the board under applicable law. Notwithstanding the enumeration of specific functions and responsibilities herein, the Audit Committee believes that its policies and procedures should remain flexible, in order to best respond to changing circumstances and conditions in fulfilling its responsibilities to the Corporation and its stockholders. The Committee shall by resolution establish its own rules and regulations, including notice and quorum requirements for all meetings.

    - The Committee shall review the performance of the Corporation's independent accountants; make recommendations to the board regarding the appointment or termination of independent accountants, and review and approve the independent accountants' annual engagement letter, including compensation.

    - The Committee shall confirm the independence of the Corporation's independent accountants, including an annual review of all consulting and other non-audit services provided to the Corporation by outside accountants and related fees.

    - The Committee shall meet with the Corporation's independent accountants, and financial management prior to each audit to review the scope of the proposed audit and the procedures to be utilized, and shall meet again with them after the audit to assess the audit process, including a discussion of any material deviations from the audit plan, any material difficulties or disputes with management encountered during the course of the audit, any other matters relating to the conduct of the audit that are to be communicated by the auditors under generally accepted auditing standards, and any changes or proposed changes in accounting principles. Any changes or proposed changes in accounting principles shall also be reviewed by either the Audit Committee or the independent accountants with senior management and the board of directors.

    - The Committee shall review the financial statements to be contained in SEC filings and other reports to shareholders prior to the filing or publication of such documents and shall confirm that the independent accountants are satisfied with the content of such financial statements and related disclosures.

    - The Committee shall review with independent accountants and financial management the adequacy and effectiveness of the Corporation's accounting and financial controls and elicit any recommendations for the improvement of such controls and other matters relating to accounting procedures and shall review the correction of any controls or procedures deemed deficient.

    - The Committee shall provide sufficient opportunity for the independent accountants and management to meet with the Committee in separate executive sessions to discuss any matters that the Committee or any of such groups believe should be discussed privately with the Audit Committee. The Committee shall also encourage free and open communications at all times among the directors, the independent accountants and management of the Corporation.

    - The Committee shall review and discuss with management and the board of directors, as appropriate, the Corporation's accounting and financial human resources and succession planning.

    - The Committee shall report Committee actions to the board of directors from time to time, with any recommendations the Committee finds appropriate.

    - The Committee shall prepare a letter for inclusion in the Corporation's annual report to stockholders that describes the Committee's composition and responsibilities and how such responsibilities were discharged.

    - The Committee shall consider such other matters in relation to the financial affairs of the Corporation and its books of account and other records and disclosures, and in relation to the internal and external audit of the Corporation, as the Committee, in its judgment, from time to time finds advisable. In that connection, the Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities and to retain such independent counsel, accountants or other persons or entities as the Committee finds appropriate to assist the Committee in any such investigation or other responsibility.

                                                                         ANNEX B

                            CERTIFICATE OF AMENDMENT

                                       OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                      LIBERTY SATELLITE & TECHNOLOGY, INC.

    Liberty Satellite & Technology Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article IV thereof and inserting the following in lieu thereof:

        "The total number of shares of capital stock which the Corporation shall have authority to issue is one billion seven hundred fifty million (1,750,000,000) shares, which shall be divided into the following classes:

        (a) one billion seven hundred million (1,700,000,000) shares shall be of a class designated Common Stock, par value $1.00 per share ("Common Stock"), such class to be divided into series as provided in Section A of this Article IV; and

        (b) fifty million (50,000,000) shares shall be of a class designated Preferred Stock, par value $.01 per share ("Preferred Stock"), such class to be issuable in series as provided in Section B of this Article IV."

        2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby further amended by deleting the first paragraph of Section A of Article IV thereof and inserting the following in lieu thereof:

        "One billion (1,000,000,000) shares of Common Stock shall be of a series designated as Series A Common Stock (the "Series A Common Stock") and seven hundred million (700,000,000) shares of Common Stock shall be of a series designated as Series B Common Stock (the "Series B Common Stock")."

        3. The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate this   th
day of             , 2002.

                                                       LIBERTY SATELLITE & TECHNOLOGY, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:  Kenneth G. Carroll
                                                            Title:   Senior Vice President
                                                                   and Chief Financial Officer

                                                                       ANNEX C-1

                           ASCENT PURCHASE AGREEMENT

                               PURCHASE AGREEMENT

                                  BY AND AMONG

                     LIBERTY SATELLITE & TECHNOLOGY, INC.,

                               LIBERTY AEG, INC.

                                      AND

                       FOR PURPOSES OF THE FINAL SENTENCE
                        OF SECTION 6.7(A) HEREOF, ONLY,

                           LIBERTY MEDIA CORPORATION

                          DATED AS OF AUGUST 16, 2001

                               TABLE OF CONTENTS



                                                                                        PAGE
                                                                                      --------
ARTICLE I               DEFINITIONS.................................................      1
  Section 1.1           Definitions.................................................      1
  Section 1.2           Terms.......................................................      5

ARTICLE II              PURCHASE AND SALE AND CLOSING...............................      5
  Section 2.1           Purchase and Sale of Ascent Shares..........................      5
  Section 2.2           Closing.....................................................      5
  Section 2.3           Adjustment..................................................      5

ARTICLE III             REPRESENTATIONS AND WARRANTIES OF LIBERTY AEG...............      5
  Section 3.1           Organization and Qualifications.............................      5
  Section 3.2           Capitalization; No Liens....................................      6
  Section 3.3           Authority Relative to This Agreement........................      6
  Section 3.4           No Conflict; Required Filings and Consents..................      6
  Section 3.5           Litigation..................................................      7
  Section 3.6           Tax Matters.................................................      7
  Section 3.7           Brokers.....................................................      9
  Section 3.8           Disclosure..................................................      9
  Section 3.9           Absence of Certain Changes or Events........................      9
  Section 3.10          Delaware General Corporation Law Section 203................      9
  Section 3.11          Investment Intention........................................     10
  Section 3.12          Accredited Investor.........................................     10

ARTICLE IV              REPRESENTATIONS AND WARRANTIES OF LSAT INC..................     10
  Section 4.1           Organization and Qualifications.............................     10
  Section 4.2           Validity of LSAT Inc. Shares................................     10
  Section 4.3           Authority Relative to This Agreement........................     10
  Section 4.4           No Conflict; Required Filings and Consents..................     11
  Section 4.5           Absence of Certain Changes or Events........................     11
  Section 4.6           Litigation..................................................     11
  Section 4.7           Capitalization..............................................     11
  Section 4.8           Brokers.....................................................     12
  Section 4.9           Disclosure..................................................     12
  Section 4.10          Tax Matters.................................................     12
  Section 4.11          Investment Intention........................................     13
  Section 4.12          Accredited Investor.........................................     13

ARTICLE V               CONDUCT PENDING THE CLOSING.................................     13
  Section 5.1           Liberty AEG Prohibited Actions..............................     13
  Section 5.2           LSAT Inc. Prohibited Actions................................     14

ARTICLE VI              ADDITIONAL COVENANTS........................................     14
  Section 6.1           Approvals...................................................     14
  Section 6.2           Access to Information.......................................     15
  Section 6.3           Further Action..............................................     15
  Section 6.4           Public Announcements........................................     15
  Section 6.5           Notification of Certain Matters.............................     15
  Section 6.6           Certain Tax Matters.........................................     16
  Section 6.7           Stockholders' Meeting; Proxy Statement......................     18
  Section 6.8           Tax Opinion.................................................     19

                                                                                        PAGE
                                                                                      --------
ARTICLE VII             CLOSING CONDITIONS..........................................     19
  Section 7.1           Conditions to Each Party's Obligation to Effect the
                          Transactions..............................................     20
  Section 7.2           Conditions to Obligations of Liberty AEG to Effect the
                          Transactions..............................................     21
  Section 7.3           Conditions to Obligations of LSAT Inc. to Effect the
                          Transactions..............................................     21

ARTICLE VIII            TERMINATION, WAIVER, AMENDMENT..............................     21
  Section 8.1           Termination by Mutual Consent...............................     21
  Section 8.2           Termination by either LSAT Inc. or Liberty AEG..............     21
  Section 8.3           Termination by LSAT Inc.....................................     21
  Section 8.4           Termination by Liberty AEG..................................     22
  Section 8.5           Termination on Material Adverse Change......................     22
  Section 8.6           Termination by Certain Date.................................     22
  Section 8.7           Effect of Termination and Abandonment.......................     22

ARTICLE IX              INDEMNIFICATION.............................................     22
  Section 9.1           General Indemnification.....................................     22
  Section 9.2           Indemnification Procedures..................................     22
  Section 9.3           Threshold and Limitations...................................     23

ARTICLE X               MISCELLANEOUS...............................................     24
  Section 10.1          Survival of Representations and Warranties..................     24
  Section 10.2          Expenses....................................................     24
  Section 10.3          Counterparts................................................     24
  Section 10.4          Governing Law; Waiver of Jury Trial.........................     24
  Section 10.5          Specific Performance........................................     24
  Section 10.6          Notices.....................................................     25
  Section 10.7          Miscellaneous...............................................     26
  Section 10.8          Headings....................................................     26
  Section 10.9          Severability................................................     26
  Section 10.10         Further Assurances..........................................     26

                               PURCHASE AGREEMENT

    PURCHASE AGREEMENT dated as of August 16, 2001, by and among LIBERTY SATELLITE & TECHNOLOGY, INC., a Delaware corporation ("LSAT Inc."), LIBERTY AEG, INC., a Delaware corporation ("Liberty AEG"), and, for purposes of the final sentence of Section 6.7(a) hereof, only, LIBERTY MEDIA CORPORATION, a Delaware corporation ("Liberty").

                                    RECITALS

    WHEREAS this Agreement provides for LSAT Inc. to acquire all the capital stock of Ascent Entertainment Group, Inc., a Delaware corporation ("Ascent") from Liberty AEG, in exchange for shares of LSAT Inc.'s Series B Common Stock; and

    WHEREAS it is the intention of the parties that such exchange be tax-free to the parties; and

    WHEREAS the Boards of Directors of Liberty AEG and LSAT Inc. have determined that the transactions contemplated by this Agreement (the "Transactions") are advisable and in the best interests of their respective corporations and stockholders, and such Boards of Directors have approved this Agreement; and

    WHEREAS the Transactions and the LLC Transaction (as hereafter defined) are integral parts of a single omnibus transaction and were negotiated simultaneously and approved by the Boards of Directors of Liberty AEG and LSAT Inc. on that basis and are provided for in separate Purchase Agreements solely for administrative convenience;

    NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Section 1.1 DEFINITIONS. The following words and expressions have the meanings set forth below:

    AFFILIATE: with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person. Notwithstanding any other provision of this Agreement, (i) AT&T shall not be treated as an Affiliate of Liberty, Liberty AEG, Ascent or LSAT Inc. for any purpose under this Agreement, other than (a) as a member of the same Selling Affiliated Group and (b) the definition of Available SEC Filings, (ii) none of Liberty and its Subsidiaries (other than LSAT Inc. and its Subsidiaries) shall be treated as an Affiliate of LSAT Inc. or any of its Subsidiaries for any purpose under this Agreement and (iii) none of LSAT Inc. or any of its Subsidiaries shall be treated as an Affiliate of Liberty or any of its Subsidiaries (other than LSAT Inc. and its Subsidiaries) for any purpose under this Agreement.

    AGGREGATE CONSIDERATION: the aggregate of the Agreed Consideration and the DTH Transaction Consideration and HC Transaction Consideration (as such terms are defined in the LLC Transaction Agreement).

    AGREED CONSIDERATION: 87,016,207 shares of Series B Common Stock.

    AGREEMENT: this Purchase Agreement, including all Schedules and Exhibits hereto.

    ASCENT: as defined in the recitals hereto.

    ASCENT MATERIAL ADVERSE EFFECT: as defined in Section 3.1 hereof.

                                     C-1-1

    ASCENT SHARES: the shares of capital stock of Ascent, par value $.01, representing 100% of the issued and outstanding shares of capital stock of Ascent.

    ASCENT TAX SHARING AGREEMENT: the Tax Liability Allocation and Indemnification Agreement by and between Liberty, Ascent and Liberty Media Group LLC substantially in the form attached hereto as Exhibit B (effective for taxable periods ending after March 28, 2000).

    AT&T: AT&T Corp., a New York corporation, and its Subsidiaries other than Liberty and its Subsidiaries.

    AVAILABLE SEC FILINGS: with respect to any Person, any report or other document filed by such Person or any of its Affiliates with the SEC that is publicly available as of the date of this Agreement.

    BUSINESS DAY: any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized to be closed.

    CLAIMANT: as defined in Section 9.2(a) hereof.

    CLAIMS: as defined in Section 9.1 hereof.

    CLOSING: as defined in Section 2.2 hereof.

    CLOSING CONDITIONS: the conditions to the closing of the Transactions set forth in Article VII hereof.

    CLOSING DATE: the date on which the Transactions are consummated.

    CODE: the U.S. Internal Revenue Code of 1986, as amended.

    CONTRACTUAL OBLIGATIONS: as defined in Section 3.4(a) hereof.

    CONTROL: the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether by the ownership of voting securities, by contract or otherwise.

    CONTROLLED AFFILIATE: with respect to any Person, an Affiliate of such Person that such Person Controls. Notwithstanding any other provision of this Agreement, neither LSAT Inc. nor any of its Subsidiaries shall be considered a Controlled Affiliate of Liberty and any of its Subsidiaries (other than LSAT Inc. and its Subsidiaries).

    EXCHANGE ACT: Securities Exchange Act of 1934, as amended.

    GAAP: U.S. generally accepted accounting principles.

    GOVERNMENTAL ENTITY: as defined in Section 3.4(b) hereof.

    INDEBTEDNESS: as defined in Section 5.1(c) hereof.

    INDEMNIFYING PARTY: as defined in Section 9.1 hereof.

    LAWS: as defined in Section 3.4(a) hereof.

    LEGAL PROCEEDINGS: as defined in Section 3.5 hereof.

    LIBERTY: as defined in the preamble hereto.

    LIBERTY AEG: as defined in the preamble hereto.

    LIBERTY DISCLOSURE LETTER: as defined in Section 3.2 hereof.

    LIBERTY EXCLUDED JURISDICTIONS: as defined in Section 3.4(a) hereof.

    LIEN: any security interest, lien, claim, pledge, charge or other encumbrance of any nature whatsoever.

    LLC TRANSACTION: the transactions contemplated by the LLC Transaction Agreement.

                                     C-1-2

    LLC TRANSACTION AGREEMENT: Purchase Agreement dated as of the date of this Agreement by and among LMC/LSAT Holdings, Inc., Liberty Brazil DTH Inc., Liberty Mexico DTH Inc., Liberty Multicountry DTH, Inc., Liberty International
DTH, Inc., Liberty Latin Partners, Inc., LSAT Inc., and, only for purposes of the final sentence of Section 6.7(a) thereof, Liberty.

    LOSSES: as defined in Section 9.1 hereof.

    LSAT DISCLOSURE LETTER: as defined in Section 4.5 hereof.

    LSAT INC. as defined in the preamble hereto.

    LSAT INC. EXCLUDED JURISDICTIONS: as defined in Section 4.4(a) hereto.

    LSAT INC. MATERIAL ADVERSE EFFECT: as defined in Section 4.1 hereof.

    LSAT INC. SEC REPORTS: as defined in Section 4.9 hereof.

    LSAT INC. STOCKHOLDER APPROVAL: as defined in Section 4.3(a) hereof.

    OVERPAYMENT RATE: as defined in Section 6.6(g) hereof.

    PERSON: any natural person or a partnership, corporation or trust, unincorporated organization, association, limited liability company or other entity.

    PRELIMINARY PROXY STATEMENT: as defined in Section 6.7(b) hereof.

    PROPOSALS: as defined in Section 6.7(a) hereof.

    PROXY STATEMENT: as defined in Section 6.7(b) hereof.

    REGISTRATION RIGHTS AMENDMENT: the amendment to the Registration Rights Agreement dated March 16, 2000 by and between LSAT Inc. and Liberty to be entered into by Liberty AEG and LSAT Inc. pursuant to Section 7.1(e) hereof.

    REPRESENTATIVES: as defined in Section 6.2 hereof.

    RESTRICTIONS: with respect to any capital stock, partnership interest, membership interest in a limited liability company or other security, any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract, any law, rule, regulation, order, judgment or decree which, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, would result in any person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions.

    RETURN: any return, report, form or similar statement or document (including, without limitation, any related or supporting information or schedule attached thereto and any information return, claim for refund, amended return and declaration of estimated tax) that has been or is required to be filed with or furnished to any Governmental Entity with respect to the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to Taxes.

                                     C-1-3

    SEC: the U.S. Securities and Exchange Commission.

    SECTION 203: as defined in Section 3.10 hereof.

    SECURITIES ACT: the Securities Act of 1933, as amended.

    SELLER SEC REPORTS: as defined in Section 3.8 hereof.

    SELLING AFFILIATED GROUP: any affiliated group of which Ascent is a member which files consolidated, combined or unitary federal, state, local or foreign Returns.

    SERIES B COMMON STOCK: Series B Common Stock, par value $1.00 per share, of LSAT Inc.

    SETTLEMENT AGREEMENTS: as defined in Section 6.6(b) hereof.

    STOCKHOLDER MEETING: as defined in Section 6.7(a) hereof.

    SUBSIDIARY: with respect to any Person, an entity in which such Person, directly or indirectly through one or more Subsidiaries, owns a majority of
(a) the voting power of the issued and outstanding shares of capital stock or other ownership interests in such entity entitled to vote generally in the election or appointment of directors or members of the governing body of such entity or (b) the ownership interests in such entity. Notwithstanding any other provision of this Agreement, LSAT Inc. shall not be deemed a Subsidiary of Liberty.

    SURVIVAL PERIOD: as defined in Section 10.1 hereof.

    TAX: any income, corporation, gross receipts, profits, gains, capital stock, capital duty, franchise, business, license, payroll, withholding, social security, unemployment, disability, property, wealth, welfare, stamp, environmental, transfer, excise, occupation, sales, use, value added, alternative minimum, estimated or other similar tax (including any fee, assessment or other charge in the nature of any tax) imposed by any governmental authority (whether national, federal, state, local, municipal, foreign or otherwise) or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

    TAX CONSOLIDATED SUBSIDIARIES: as defined in Section 3.6(a)(i) hereof.

    TAX OPINION: an opinion of Baker Botts L.L.P., counsel to LSAT Inc., to be delivered to Liberty at the Closing if requested pursuant to Section 6.8 hereof, as to whether or not the Transactions will qualify as a tax-free exchange.

    TAX SHARING AGREEMENT: the Tax Liability Allocation and Indemnification Agreement to be entered into by Liberty and LSAT Inc. pursuant to
Section 7.1(f) of the LLC Transaction Agreement.

    THIRD-PARTY ACTION: as defined in Section 9.2(a) hereof.

    THRESHOLD: as defined in Section 9.3 hereof.

    TRANSACTIONS: as defined in the recitals hereto.

    TREASURY REGULATIONS: the regulations promulgated under the Code in effect on the date hereof and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

    U.S.: the United States of America.

    Section 1.2 TERMS. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word "include" (and any variation) is used in an illustrative sense rather than a limiting sense. The words

                                     C-1-4

"hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof or attachment hereto. The phrase "made available" means that the information referred to has been made available if requested by the Person to whom such information is to be made available. References to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations. References to "Article," "Section" or another subdivision or to an "Exhibit" or "Schedule" are to an article, section or subdivision hereof or to an exhibit or schedule hereto. All references to the "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date. The word day without the qualification "Business" means a calendar day. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

                                   ARTICLE II
                         PURCHASE AND SALE AND CLOSING

    Section 2.1 PURCHASE AND SALE OF ASCENT SHARES. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, Liberty AEG shall sell, convey, assign, transfer and deliver to LSAT Inc., and LSAT Inc. shall purchase and acquire from Liberty AEG, in exchange for the Agreed Consideration, all of the issued and outstanding shares of capital stock of Ascent.

    Section 2.2 CLOSING. Subject to the satisfaction or waiver of all of the conditions to obligations contained in Article VII hereof, the closing of the Transactions (the "Closing") will take place on the second Business Day following the LSAT Inc. Stockholder Approval, at the offices of Liberty, unless another date or place is agreed to in writing by the parties hereto.

    Section 2.3 ADJUSTMENT. All references in this Agreement to any number of shares of Series B Common Stock shall be subject to appropriate adjustment (which adjustment shall be made in an equitable manner in order to provide the parties with the economic benefits and burdens bargained for hereunder) in the event of stock splits, stock dividends, combinations or any recapitalization, reclassification or similar transaction involving LSAT Inc. the effective date or record date of which is on or after the date of this Agreement and on or before the Closing Date. If any spin-off, split-off or other transaction involving LSAT Inc. occurs, or a record date is established for any such transaction, and the preceding sentence does not provide a proper equitable adjustment for Liberty AEG with respect to such transaction, the shares of Series B Common Stock thereafter deliverable to Liberty AEG pursuant to this Agreement shall be adjusted, or shall be delivered together with securities issued or distributed in such transaction, so as to provide Liberty AEG with the consideration bargained for in this Agreement and to place it in the same position as it would have been in if such shares of Series B Common Stock had been delivered to it immediately prior to the record date for such transaction (which adjustment shall be made in an equitable manner and in accordance with NASDAQ listing rules in order to provide the parties with the economic benefits and burdens bargained for hereunder).

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF LIBERTY AEG

    Liberty AEG hereby represents and warrants to LSAT Inc. as follows:

    Section 3.1 ORGANIZATION AND QUALIFICATIONS. Each of Liberty AEG and Ascent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is

                                     C-1-5
now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a material adverse effect on (i) the business, assets, financial or other condition, or results of operations of Ascent and its Subsidiaries, taken as a whole, or (ii) the ability of Liberty AEG to consummate the Transactions (each, an "Ascent Material Adverse Effect").

    Section 3.2 CAPITALIZATION; NO LIENS. Except as separately disclosed to LSAT Inc. in a letter dated as of the date of this Agreement (the "Liberty Disclosure Letter"), the Ascent Shares have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record as of the date hereof by Liberty AEG free and clear of any Liens or Restrictions (other than any Liens or Restrictions arising out of or pursuant to this Agreement and any restrictions on transfer arising under the Securities Act and state securities laws.) The Ascent Shares constitute all of the issued and outstanding shares of capital stock of Ascent, and no other shares of capital stock or other voting securities of Ascent are issued, reserved for issuance or outstanding. There are no options or agreements relating to any issued or unissued capital stock of Ascent or obligating Liberty AEG or Ascent to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, Ascent. There are no outstanding contractual obligations of Ascent to repurchase, redeem or otherwise acquire any shares of capital stock of Ascent.

    Section 3.3  AUTHORITY RELATIVE TO THIS AGREEMENT.

        (a) It has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.

        (b) The execution and delivery of this Agreement by it and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on its part are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by it and, assuming the due authorization, execution and delivery hereof by LSAT Inc., constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

    Section 3.4  NO CONFLICT; REQUIRED FILINGS AND CONSENTS

        (a) The execution and delivery of this Agreement by it do not, and the performance of its obligations under this Agreement and the consummation of the Transactions by it will not, (i) conflict with or violate its certificate of incorporation or by-laws; (ii) conflict with or constitute a violation by it of any law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to it or by which any of its property or assets is bound or affected, except in such instances as would not, individually or in the aggregate, have an Ascent Material Adverse Effect, and except that no representation or warranty is made herein with respect to the laws, regulations or rules of jurisdictions in which it does not own any assets or conduct any business, except for the States of New York, Colorado and Delaware ("Liberty Excluded Jurisdictions"); or (iii) conflict with or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the loss or modification of any material right or benefit under, or give to any other Person any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any Lien on any property or assets of Ascent or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation (collectively, the "Contractual Obligations") to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any property or assets of it or any of its Subsidiaries is bound or affected, except as set forth in the Liberty Disclosure Letter and except in such instances as would not, individually or in the aggregate, result in an Ascent Material Adverse Effect.

                                     C-1-6

        (b) The execution and delivery of this Agreement by it do not, and the performance of its obligations under this Agreement and the consummation of the Transactions by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign governmental or regulatory agency, authority, commission or instrumentality (each a "Governmental Entity"), except for any Governmental Entity in a Liberty Excluded Jurisdiction, as to which no representation or warranty is made, and except for any such instances in which the failure to obtain such consents, approvals, waivers, authorizations or permits, or to make such filings or provide such notice would not, individually or in the aggregate, have an Ascent Material Adverse Effect.

    Section 3.5  LITIGATION.  Except as set forth in the Liberty Disclosure
Letter:

        (a) There are no material actions, suits, arbitrations, legal or administrative proceedings or investigations ("Legal Proceedings") pending or, to its knowledge, threatened against it and relating to or arising out of this Agreement or the Transactions or reasonably likely to have an Ascent Material Adverse Effect.

        (b) There are no Legal Proceedings pending, or, to its knowledge, threatened against Ascent.

        (c) To its knowledge, except as disclosed in On Command Corporation's Seller SEC Reports, there are no Legal Proceedings pending or threatened against On Command Corporation that are reasonably likely to have an Ascent Material Adverse Effect.

        (d) Neither Ascent nor any of its Subsidiaries other than On Command Corporation and its Subsidiaries nor any of such entities' respective assets, properties or businesses, is subject to any judgment, decree, order, injunction or writ of any Governmental Entity or arbitrator that has had or is reasonably likely to have an Ascent Material Adverse Effect.

        (e) To its knowledge, except as disclosed in On Command Corporation's Seller SEC Reports, neither On Command Corporation nor any of its Subsidiaries nor any of their respective assets, properties or businesses, is subject to any judgment, decree, order, injunction or writ of any Governmental Entity or arbitrator that has had or is reasonably likely to have an Ascent Material Adverse Effect.

    Section 3.6  TAX MATTERS.  Except as set forth in the Liberty Disclosure
Letter:

        (a) For periods after March 28, 2000:

           (i) Ascent and its Subsidiaries which are included in any Selling Affiliated Group (the "Tax Consolidated Subsidiaries") have filed all material Returns that they were required to file. All such Returns are correct and complete in all material respects. All material Taxes owed by Ascent or any of its Tax Consolidated Subsidiaries (whether or not shown on any Return) have been paid. There are no Liens for material Taxes (other than for current Taxes not yet due and payable or for items being contested in good faith and for which there are adequate reserves in accordance with GAAP on the books of Ascent or its applicable Subsidiary) on any of the assets of Ascent or its Subsidiaries.

           (ii) Ascent and its Tax Consolidated Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing by it to any employee, independent contractor or other third party.

           (iii) No material deficiencies for any Taxes have been proposed, asserted or assessed against Ascent or any of its Tax Consolidated Subsidiaries that are not adequately reserved for in accordance with GAAP in all cases applied on a consistent basis with the most recent Liberty balance sheet. None of the Returns of Ascent or any of its Tax Consolidated Subsidiaries is currently the subject of an audit.

                                     C-1-7

           (iv) Neither Ascent nor any of its Tax Consolidated Subsidiaries has any current non-contingent liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

           (v) If the income of Ascent or any of its Tax Consolidated Subsidiaries is required under federal, state, local or foreign Tax rules to be included on a consolidated, unitary, combined or other such Return which includes Liberty or any of its Controlled Affiliates and which is filed by an entity other than Ascent, any such group has filed all Returns that it was required to file with respect to Ascent and its Tax Consolidated Subsidiaries for each period during which Ascent or such Tax Consolidated Subsidiary was a member of such group. All such Returns were correct and complete in all material respects in so far as they relate to Ascent or any of its Tax Consolidated Subsidiaries. All material Taxes owed by such group with respect to Ascent or any of its Tax Consolidated Subsidiaries (whether or not shown on a Return) have been paid for each taxable period during which Ascent or such Tax Consolidated Subsidiary was a member of its group.

           (vi) The normal period within which to examine and/or assess Taxes on the income of Ascent or any of its Tax Consolidated Subsidiaries has not been extended with respect to any such entity by waiver of, or agreement to extend, the applicable statute of limitations or otherwise.

           (vii) Neither Ascent nor any of its Tax Consolidated Subsidiaries will be party to any tax sharing or allocation agreement as of the Closing Date other than the Tax Sharing Agreement and the Ascent Tax Sharing Agreement.

        (b) For the periods prior to and including March 28, 2000, to its knowledge:

        (i) Ascent and its Tax Consolidated Subsidiaries have filed all material Returns that they were required to file. All such Returns are correct and complete in all material respects. All material Taxes owed by Ascent or any of its Tax Consolidated Subsidiaries (whether or not shown on any Return) have been paid. There are no Liens for material Taxes (other than for current Taxes not yet due and payable or for items being contested in good faith and for which there are adequate reserves in accordance with GAAP on the books of Ascent or its applicable Subsidiary) on any of the assets of Ascent or its Subsidiaries.

        (ii) Ascent and its Tax Consolidated Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing by it to any employee, independent contractor or other third party.

        (iii) No material deficiencies for any Taxes have been proposed, asserted or assessed against Ascent or any of its Tax Consolidated Subsidiaries that are not adequately reserved for in accordance with GAAP in all cases applied on a consistent basis with the most recent Liberty balance sheet. None of the Returns of Ascent or any of its Tax Consolidated Subsidiaries is currently the subject of an audit.

        (iv) Neither Ascent nor any of its Tax Consolidated Subsidiaries has any current non-contingent liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

        (v) If the income of Ascent or any of its Tax Consolidated Subsidiaries is required under federal, state, local or foreign Tax rules to be included on a consolidated, unitary, combined or other such Return which includes Liberty or any of its Controlled Affiliates and which is filed by an entity other than Ascent, any such group has filed all Returns that it was required to file with

                                     C-1-8
    respect to Ascent and its Tax Consolidated Subsidiaries for each period during which Ascent or such Tax Consolidated Subsidiary was a member of such group. All such Returns were correct and complete in all material respects in so far as they relate to Ascent or any of its Tax Consolidated Subsidiaries. All material Taxes owed by such group with respect to Ascent or any of its Tax Consolidated Subsidiaries (whether or not shown on a Return) have been paid for each taxable period during which Ascent or such Tax Consolidated Subsidiary was a member of its group.

        (vi) The normal period within which to examine and/or assess Taxes on the income of Ascent or any of its Tax Consolidated Subsidiaries has not been extended with respect to any such entity by waiver of, or agreement to extend, the applicable statute of limitations or otherwise.

        (vii) Neither Ascent nor any of its Tax Consolidated Subsidiaries will be party to any tax sharing or allocation agreement as of the Closing Date other than the Tax Sharing Agreement and the Ascent Tax Sharing Agreement.

    Section 3.7 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by it or on its behalf.

    Section 3.8  DISCLOSURE.  Except as set forth in the Liberty Disclosure
Letter:

        (a) Each of Ascent and, to its knowledge, On Command Corporation have filed with the SEC, to the extent required to be filed, all forms, statements, documents, reports or registration statements required to be filed by it or any of its Subsidiaries since December 31, 2000 (the "Seller SEC Reports").

        (b) The Seller SEC Reports of Ascent and, to its knowledge, On Command Corporation (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, and the rules and regulations thereunder, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (c) The consolidated financial statements (including any notes thereto) of Ascent and, to its knowledge, On Command Corporation, and their respective subsidiaries, included in the Seller SEC Reports, at the time filed, fairly presented in all material respects the consolidated financial position, results of operations and cash flows of each of Ascent and On Command Corporation, respectively, and their respective consolidated subsidiaries, as of the respective dates thereof and for the respective periods indicated therein.

    Section 3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement, as set forth in the Liberty Disclosure Letter or as disclosed in the Seller SEC Reports or any of Liberty's Available SEC Filings, since December 31, 2000, (a) Ascent, together with its Subsidiaries, taken as a whole, have conducted their business in the ordinary course, consistent with past practice, and (b) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, an Ascent Material Adverse Effect, other than events or developments generally affecting the industries in which Ascent and its Subsidiaries operate, general economic conditions and matters affecting the securities and capital markets generally. No receiver or administrator of Ascent or its Subsidiaries or of the whole or any part of their assets has been appointed.

    Section 3.10 DELAWARE GENERAL CORPORATION LAW SECTION 203. The Board of Directors of On Command Corporation has approved, for all purposes of
Section 203 of the Delaware General Corporation Law ("Section 203"): (i) the consummation of all transactions provided for or

                                     C-1-9
contemplated herein, and (ii) assuming that prior to the date hereof LSAT Inc. did not own (within the meaning of Section 203) any equity securities of On Command Corporation, the transaction that resulted in LSAT Inc. becoming an "interested stockholder" of the Company within the meaning of paragraph (a)(1) of Section 203.

    Section 3.11 INVESTMENT INTENTION. It is acquiring the Agreed Consideration for its own account, for investment purposes and not with a view to the distribution thereof.

    Section 3.12 ACCREDITED INVESTOR. It is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment and is able to bear the economic risk of such investment.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF LSAT INC.

    LSAT Inc. hereby represents and warrants to Liberty AEG as follows:

    Section 4.1 ORGANIZATION AND QUALIFICATIONS. LSAT Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. LSAT Inc. has the requisite power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or, if applicable, in good standing, or to have such power, authority and governmental permits, approvals and other authorizations, would not, individually or in the aggregate, have a material adverse effect on (i) the business, assets, financial or other condition, or results of operations of LSAT Inc. and the Subsidiaries of LSAT Inc., taken as a whole, or (ii) the ability of LSAT Inc. to consummate the Transactions (each, an "LSAT Inc. Material Adverse Effect").

    Section 4.2 VALIDITY OF LSAT INC. SHARES. Following the LSAT Inc. Stockholder Approval, all of the shares of Series B Common Stock to be issued to Liberty AEG as Agreed Consideration pursuant to this Agreement will be duly authorized and, when issued in connection with the Transactions, will be validly issued, fully paid and nonassessable and free and clear of all Liens or Restrictions (other than Liens or Restrictions created by Liberty AEG, and except for any restrictions on transfer arising under the Securities Act or state securities laws).

    Section 4.3  AUTHORITY RELATIVE TO THIS AGREEMENT.

        (a) LSAT Inc. has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions, subject to approval by the stockholders of LSAT Inc. as contemplated by Section 6.7 (the "LSAT Inc. Stockholder Approval").

        (b) The execution and delivery of this Agreement by LSAT Inc. and the consummation by LSAT Inc. of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of LSAT Inc. are necessary to authorize this Agreement or to consummate the Transactions, except for the LSAT Inc. Stockholder Approval. This Agreement has been duly and validly executed and delivered by LSAT Inc. and, assuming the due authorization, execution and delivery hereof by Liberty AEG, constitutes the legal, valid and binding obligation of LSAT Inc., enforceable against LSAT Inc. in accordance with its terms.

                                     C-1-10

    Section 4.4  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

        (a) The execution and delivery of this Agreement by LSAT Inc. does not, and the performance of its obligations under this Agreement and the consummation of the Transactions by LSAT Inc. will not, (i) conflict with or violate the certificate of incorporation or by-laws of LSAT Inc.,
    (ii) conflict with or constitute a violation by LSAT Inc. of any Laws applicable to LSAT Inc. or by which any property or asset of LSAT Inc. is bound or affected, except in such instances which would not have an LSAT Inc. Material Adverse Effect, and except that no representation or warranty is made herein with respect to foreign laws, regulations or rules of jurisdictions in which LSAT Inc. does not directly or indirectly own any assets or conduct any business ("LSAT Inc. Excluded Jurisdictions") or
    (iii) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss or modification of a material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any Lien on any property or asset of LSAT Inc. pursuant to, any Contractual Obligations to which LSAT Inc. or any of its Subsidiaries is a party or by which LSAT Inc. or any of its Subsidiaries or any property or asset of LSAT Inc. or any of its Subsidiaries is bound or affected, except in such instances which would not result in an LSAT Inc. Material Adverse Effect.

        (b) The execution and delivery of this Agreement by LSAT Inc. does not, and the performance of its obligations under this Agreement and the consummation of the Transactions by LSAT Inc. will not require any consent, approval, waiver, authorization or permit of, or filing with or notification to, any Governmental Entity, except for any Governmental Entity in an LSAT Inc. Excluded Jurisdiction, as to which no representation or warranty is made, and except for any instances in which the failure to obtain such consents, approvals, waivers, authorizations or permits, or to make such filings or provide such notice, would not, individually or in the aggregate, have an LSAT Inc. Material Adverse Effect.

    Section 4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement, as disclosed in any of LSAT Inc.'s Available SEC Filings, or as separately disclosed to Liberty AEG in a letter dated as of the date of this Agreement (the "LSAT Disclosure Letter"), since December 31, 2000,
(a) LSAT Inc., together with its Subsidiaries, taken as a whole, has conducted its business in the ordinary course, consistent with past practice, and
(b) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, an LSAT Inc. Material Adverse Effect, other than events or developments generally affecting the industries in which LSAT Inc. and its Subsidiaries operate, general economic conditions and matters affecting the securities and capital markets generally. No receiver or administrator of LSAT Inc.'s or of the whole or any part of LSAT Inc.'s assets has been appointed.

    Section 4.6 LITIGATION. There are no Legal Proceedings pending or, to the knowledge of LSAT Inc., threatened against LSAT Inc. or any of its Subsidiaries, which could reasonably be expected to have, individually or in the aggregate, an LSAT Inc. Material Adverse Effect, nor is there any judgment, decree, order, injunction or writ of any court, Governmental Entity or arbitrator outstanding against LSAT Inc. or any of its Subsidiaries having, or which, insofar as can be reasonably foreseen, in the future is reasonably likely to have, any such LSAT Inc. Material Adverse Effect.

    Section 4.7 CAPITALIZATION. As of June 30, 2001, the issued capital stock of LSAT Inc. is as set forth in Schedule 4.7. All of such shares were duly authorized, validly issued, fully paid and nonassessable. Except as set forth in
Schedule 4.7 and for shares issued upon the exercise of the options listed on such schedule, there are no options or agreements relating to any issued or unissued capital stock of LSAT Inc. or obligating LSAT Inc. to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock

                                     C-1-11
or other equity interests in, LSAT Inc. There are no outstanding contractual obligations of LSAT Inc. to repurchase, redeem or otherwise acquire any shares of capital stock of LSAT Inc.

    Section 4.8 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of LSAT Inc. (other than Salomon Smith Barney Inc., which has been engaged by LSAT Inc. to render an opinion as to the fairness of the Aggregate Consideration, from a financial point of view, to LSAT Inc., the fees and expenses of which are the sole obligation of LSAT Inc.)

    Section 4.9 DISCLOSURE. LSAT Inc. has filed with the SEC, to the extent required to be filed, all forms, statements, documents, reports or registration statements required to be filed by it or any of its Subsidiaries since
December 31, 2000 (collectively, the "LSAT Inc. SEC Reports"). The LSAT Inc. SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, and the rules and regulations thereunder, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by an LSAT Inc. Available SEC Filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including any notes thereto) of LSAT Inc., and its subsidiaries, included in the LSAT Inc. SEC Reports, at the time filed, fairly presented in all material respects the consolidated financial position, results of operations and cash flows of LSAT Inc. and its consolidated subsidiaries, as at the respective dates thereof and for the respective periods indicated therein.

    Section 4.10  TAX MATTERS.

    Except as set forth in Schedule 4.10:

        (a) LSAT Inc. and its Subsidiaries have filed all material Returns that they were required to file. All such Returns are correct and complete in all material respects. All material Taxes owed by LSAT Inc. or any of its Subsidiaries (whether or not shown on any Return) have been paid. There are no Liens for material Taxes (other than for current Taxes not yet due and payable or for items being contested in good faith and for which there are adequate reserves in accordance with GAAP on the books of LSAT Inc. or its applicable Subsidiary) on any of the assets of LSAT Inc. or its Subsidiaries.

        (b) LSAT Inc. and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other third party.

        (c) No material deficiencies for any Taxes have been proposed, asserted or assessed against LSAT Inc. or any of its Subsidiaries that are not adequately reserved for in accordance with GAAP in all cases applied in a consistent basis with the most recent LSAT Inc. balance sheet. None of the Returns of LSAT Inc. or any of its Subsidiaries is currently the subject of an audit.

        (d) Neither LSAT Inc. nor any of its Subsidiaries has any current non-contingent liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

        (e) If the income of LSAT Inc. or any of its Subsidiaries is required under federal, state, local or foreign Tax rules to be included on a consolidated, unitary, combined or other such Return which includes
    LSAT Inc. or any of its Controlled Affiliates and which is filed by an entity other than LSAT Inc., Liberty, or a Controlled Affiliate of either LSAT Inc. or Liberty, any such group has filed all Returns that it was required to file with respect to LSAT Inc. and its Subsidiaries for each period during which LSAT Inc. or such Subsidiaries were a member of such group. All such Returns were correct and complete in all material respects in so far as they relate to LSAT Inc. or

                                     C-1-12
    any of its Subsidiaries. All material Taxes owed by such group with respect to LSAT Inc. or any of its Subsidiaries (whether or not shown on a Return) have been paid for each taxable period during which LSAT Inc. or such Subsidiaries were a member of its group.

        (f) The normal period within which to examine and/or assess Taxes on the income of LSAT Inc. or any of its Subsidiaries has not been extended with respect to any such entity by waiver of, or agreement to extend, the applicable statute of limitations or otherwise.

        (g) Neither LSAT Inc. nor any of its Subsidiaries will be party to any tax sharing or allocation agreement as of the Closing Date other than the Tax Sharing Agreement and the Ascent Tax Sharing Agreement.

    Section 4.11 INVESTMENT INTENTION. It is acquiring the Ascent Shares for its own account, for investment purposes and not with a view to the distribution thereof.

    Section 4.12 ACCREDITED INVESTOR. It is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment and is able to bear the economic risk of such investment.

                                   ARTICLE V
                          CONDUCT PENDING THE CLOSING

    Section 5.1 LIBERTY AEG PROHIBITED ACTIONS. Except for transactions described in the Liberty Disclosure Letter, Liberty AEG covenants and agrees that until the Closing Date, unless LSAT Inc. shall otherwise agree in writing prior to the taking of any action otherwise prohibited by the terms of this
Section 5.1:

        (a) Ascent shall not issue or authorize the issuance of, grant or otherwise create any additional shares of, or any options to acquire any shares of, its capital stock or any debt or equity securities convertible into or exchangeable for such capital stock, and neither Liberty AEG nor Ascent shall sell, mortgage, pledge or subject to Lien or Restriction any of the shares of capital stock of Ascent;

        (b) It shall not enter into, accept or otherwise agree to become bound by any negative covenant restricting in any manner the right of such entity to consummate the Transactions;

        (c) Ascent shall not incur or agree to become contingently liable with respect to any Indebtedness, or assume, guarantee or otherwise become responsible for the Indebtedness of any other Person or agree to so do; for purposes of this Article V, "Indebtedness" shall mean and include
    (i) indebtedness for borrowed money whether short-term or long-term and whether secured or unsecured, (ii) indebtedness for the deferred purchase price of services or property, (iii) obligations under capitalized leases,
    (iv) obligations arising under acceptance facilities, (v) all obligations evidenced by bonds, debentures, notes or other similar instruments,
    (vi) all obligations upon which interest charges are customarily paid, and
    (vii) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, guarantee or obligation;

        (d) It shall not sell, transfer or contribute any of the Ascent Shares held by it;

        (e) Ascent shall not enter into any Settlement Agreements, other than the Tax Sharing Agreement or the Ascent Tax Sharing Agreement;

                                     C-1-13

        (f) Ascent shall not declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

        (g) Liberty AEG and Ascent shall not take any action, or enter into any transaction that would result in any representation or warranty made by it in this Agreement being untrue if then made or a breach of any covenant or agreement made by it in this Agreement; and

        (h) Ascent shall not merge, consolidate with or consummate any other business combination with any Person or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity.

    Section 5.2 LSAT INC. PROHIBITED ACTIONS. LSAT Inc. covenants and agrees that until the Closing Date, unless Liberty AEG shall otherwise agree in writing prior to the taking of any action otherwise prohibited by the terms of this
Section 5.2, it will not and will not permit any of its Subsidiaries to:

        (a) Issue or authorize the issuance of, grant or otherwise create any additional shares of, or any options to acquire any shares of, their capital stock or any debt or equity securities convertible into or exchangeable for such capital stock, except for (i) issuances upon the exercise of outstanding options and SARs and the vesting of outstanding restricted stock, and (ii) grants of options, SARs and restricted stock in accordance with the ordinary course of business, consistent with past practices, and the exercise or vesting of such options, SARs and restricted stock;

        (b) Enter into, accept or otherwise agree to become bound by any negative covenant restricting in any manner the right of such entity to consummate the Transactions;

        (c) Incur or agree to become contingently liable with respect to any Indebtedness, or assume, guarantee or otherwise become responsible for the Indebtedness of any other Person or agree to so do;

        (d) Declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

        (e) Take any action, or enter into any transaction that would result in any representation or warranty made by it in this Agreement being untrue if then made or a breach of any covenant or agreement made by it in this Agreement; or

        (f) Merge, consolidate with or consummate any other business combination with any Person or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity.

                                   ARTICLE VI
                              ADDITIONAL COVENANTS

    Section 6.1 APPROVALS. LSAT Inc. and Liberty AEG shall cooperate and use commercially reasonable efforts to obtain all consents, approvals and waivers (if any) from Governmental Entities required in connection with the Transactions; provided, however, that no Person shall be required to dispose of assets or agree to onerous conditions to obtain such consents, approvals or waivers. In the event any Legal Proceeding by any Governmental Entity or other Person is commenced that questions the validity or legality of the Transactions or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such Legal Proceeding and, if an injunction or other order is issued in any Legal Proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Transactions.

                                     C-1-14

    Section 6.2 ACCESS TO INFORMATION. Subject to applicable Laws, from the date hereof to the Closing Date, Liberty AEG shall afford the officers, employees, auditors and agents ("Representatives") of LSAT Inc. access at reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books, records and Returns of or relating to Ascent and its Subsidiaries and their businesses (other than On Command Corporation and its Subsidiaries), and shall furnish such Representatives with all of Ascent's and its Subsidiaries' (other than On Command Corporation and its Subsidiaries) financial, operating and other data and information as may be reasonably requested. Liberty AEG will cooperate with LSAT Inc. and use reasonable efforts to cause On Command Corporation to afford the Representatives of LSAT Inc. access at reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books, records and Returns of or relating to On Command Corporation and its Subsidiaries and their businesses, and shall cooperate with LSAT Inc. and use reasonable efforts to cause On Command Corporation to furnish such Representatives with all of On Command Corporation's and its Subsidiaries' financial, operating and other data and information as may be reasonably requested. Subject to applicable Laws, from the date hereof to the Closing Date, LSAT Inc. shall afford the Representatives of Liberty AEG access at reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books, records and Returns of or relating to LSAT Inc. and its Subsidiaries and their businesses, and shall furnish such Representatives with all of LSAT Inc.'s and its Subsidiaries' financial, operating and other data and information as may be reasonably requested.

    Section 6.3 FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of LSAT Inc. and Liberty AEG shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities, make all filings and required submissions with Governmental Entities, and obtain all consents and approvals from parties to material contracts with LSAT Inc. or Liberty AEG, as the case may be, or their respective Controlled Affiliates as are necessary for the consummation of the Transactions. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, LSAT Inc. and Liberty AEG shall use commercially reasonable efforts to take all such action.

    Section 6.4 PUBLIC ANNOUNCEMENTS. LSAT Inc. and Liberty AEG and their respective Controlled Affiliates shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other Person, which consent shall not be unreasonably withheld; provided, however, that LSAT Inc. or Liberty AEG may, without the prior consent of the other Person, issue such press release or make such public statement as may be required by Law or any listing agreement or arrangement to which any such Person or any of its Affiliates is a party with a national securities exchange or association if it has used all reasonable efforts to consult with the other Person and to obtain such Person's consent but has been unable to do so in a timely manner; provided that the Person issuing such release or making such statement shall give written notice thereof to the other Person.

    Section 6.5  NOTIFICATION OF CERTAIN MATTERS.

        (a) Prior to the Closing Date, Liberty AEG shall promptly notify LSAT Inc. of:

           (i) any notice or other communication of which it has knowledge from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

           (ii) any notice or other communication from any Governmental Entity that is received by it in connection with the Transactions;

                                     C-1-15

           (iii) any Legal Proceeding commenced or, to its knowledge, threatened against, relating to, involving or otherwise affecting, Ascent or any of its Subsidiaries;

           (iv) any Legal Proceeding commenced or, to its knowledge, threatened against, relating to, involving or otherwise affecting Liberty AEG that relates to the consummation of the Transactions; or

           (v) any event, condition or circumstance of which it has knowledge that is reasonably likely to have or does have an Ascent Material Adverse Effect.

        (b) Prior to the Closing Date, LSAT Inc. shall promptly notify Liberty AEG of:

           (i) any notice or other communication from any Person of which LSAT Inc. has knowledge alleging that the consent of such Person is or may be required in connection with the Transactions;

           (ii) any notice or other communication from any Governmental Entity that is received by LSAT Inc. in connection with the Transactions;

           (iii) any Legal Proceeding commenced or, to LSAT Inc.'s knowledge, threatened against, relating to, involving or otherwise affecting
       LSAT Inc. or any of its Subsidiaries or that relates to the consummation of the Transactions; and

           (iv) any event, condition or circumstance of which LSAT Inc. has knowledge that is reasonably likely to have or does have an LSAT Inc. Material Adverse Effect.

    Section 6.6  CERTAIN TAX MATTERS.

        (a) TAX RETURNS. To the extent requested by LSAT Inc., Liberty AEG has made available or will make available to LSAT Inc. all Returns, and any amendments thereto (or the relevant portions thereof), filed by or on behalf of Ascent, any of its Tax Consolidated Subsidiaries, or with respect to their respective assets or businesses, for all taxable years or applicable periods ending on or prior to the Closing Date, in each case to the extent such Returns (or portions) are reasonably relevant to the preparation of Returns by or on behalf of Ascent or LSAT Inc. as transferee subsequent to the Closing Date. To the extent requested by Liberty AEG, LSAT Inc. will make available to Liberty AEG all Returns, and any amendments thereto (or the relevant portions thereof), filed by or on behalf of Ascent, any of its Subsidiaries, or with respect to their respective assets or businesses, for all taxable years or applicable periods ending after the Closing Date, in each case to the extent such Returns (or portions) are reasonably relevant to the preparation of Returns by Liberty AEG subsequent to the Closing Date.

        (b) TAX SHARING AGREEMENTS. Except as set forth in the Liberty Disclosure Letter, all tax settlement and tax-sharing agreements, arrangements, policies and guidelines, formal or informal, express or implied, other than this Section 6.6, the Tax Sharing Agreement and the Ascent Tax Sharing Agreement, to which Ascent or any of its Tax Consolidated Subsidiaries is a party or may be subject ("Settlement Agreements") and all obligations thereunder shall terminate as to Ascent and its Tax Consolidated Subsidiaries on or prior to the Closing Date, and after the Closing Date, neither Ascent, any of its Tax Consolidated Subsidiaries, nor LSAT Inc. as transferee shall be bound by such Settlement Agreements or have any liability thereunder except as otherwise provided in this Section 6.6. Except as set forth on Schedule 4.10, all Settlement Agreements, other than this Section 6.6, the Tax Sharing Agreement and the Ascent Tax Sharing Agreement, to which LSAT Inc. is a party or may be subject and all obligations thereunder shall terminate as to LSAT Inc. on or prior to the Closing Date, and after the Closing Date, LSAT Inc. shall not be bound by such Settlement Agreements or have any liability thereunder.

        (c) FILING OF RETURNS.

                                     C-1-16

           (i) For all taxable periods ending on or before the Closing Date, Liberty shall file or cause to be filed all Returns with respect to LSAT Inc., Liberty AEG, and any Subsidiaries of LSAT Inc. other than those Returns specifically listed in Section 6.6(c)(ii) below.

           (ii) LSAT Inc. shall file or cause to be filed all Returns for taxable periods ending on or before the Closing Date, which include
       LSAT Inc. or any Subsidiary of LSAT Inc. but which do not include Liberty or an entity which is a Subsidiary of Liberty (other than LSAT Inc. and its Subsidiaries).

        (d) Cooperation of the Parties. LSAT Inc. and Liberty AEG shall cooperate with each other in connection with any Tax filing, investigation, audit or other proceeding relating to Ascent or any of its Tax Consolidated Subsidiaries. Liberty AEG shall preserve all information, returns, books, records and documents relating to any liabilities for Taxes with respect to taxable periods ending on or prior to the Closing Date until the later of the expiration of all applicable statutes of limitation and extensions thereof, or a final determination with respect to Taxes for such period (if a Legal Proceeding or other action that is reasonably likely to lead to a final determination is commenced prior to the expiration of the statute of limitations and any extension thereof). LSAT Inc. shall preserve all information, returns, books, records and documents relating to any liabilities for Taxes with respect to taxable periods beginning on or after the Closing Date until the later of the expiration of all applicable statutes of limitation and extensions thereof, or a final determination with respect to Taxes for such period (if a Legal Proceeding or other action that is reasonably likely to lead to a final determination is commenced prior to the expiration of the statute of limitations and any extension thereof).

        (e) NOTICES REGARDING TAXES. If LSAT Inc. receives any notice, or if Ascent receives any notice following the Closing, whether orally or in writing, of any pending or threatened U.S. Federal, state, local, municipal or foreign tax examinations, claims, settlements, proposed adjustments, assessments or reassessments or related matters with respect to Taxes that could affect Liberty, Liberty AEG, or their Subsidiaries as they exist just prior to the Closing (or Ascent or its Tax Consolidated Subsidiaries with respect to taxable periods or portions thereof ending on or before the Closing Date), or if Liberty, Liberty AEG, or any of their Controlled Affiliates receive any notice of any such tax matter that could reasonably be expected to give rise to an indemnification obligation to LSAT Inc. under
    Section 6.6(g) below or otherwise materially adversely affect LSAT Inc., the Person receiving such notice shall notify in writing the potentially affected Person within ten (10) calendar days thereof. The failure of any Person to give the notice required by this paragraph shall not impair that Person's rights under this Agreement except to the extent that the other Person demonstrates that it has been damaged thereby.

        (f) CONTROL OF TAX PROCEEDINGS. Except for Tax matters that AT&T exercises its right to control, Liberty AEG shall have the right to control any audit or examination by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating to or with respect to any Taxes of Ascent or any of its Tax Consolidated Subsidiaries with respect to taxable periods ending on or before the Closing Date. With respect to taxable periods ending after the Closing Date, the respective rights of Liberty AEG and LSAT Inc. to control any audit or examination by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating to or with respect to any Taxes of Ascent or any of its Tax Consolidated Subsidiaries shall be set forth in the Tax Sharing Agreement and the Ascent Tax Sharing Agreement.

        (g) INDEMNIFICATION. After the Closing Date, Liberty AEG shall indemnify and hold harmless LSAT Inc., and its successors and assigns from and against any Tax liability of Ascent and its Tax

                                     C-1-17

    Consolidated Subsidiaries with respect to taxable periods (or portions thereof) ending on or before the Closing Date to the extent such amount exceeds any amount previously paid to LSAT Inc., and its Controlled Affiliates, successors and assigns with respect to such Tax pursuant to this
    Section 6.6. Liberty AEG shall pay such amounts as it is obligated to pay to LSAT Inc. within ten (10) calendar days after notice is given to Liberty AEG of the payment of any such applicable Tax liability by LSAT Inc., together with evidence of such payment and a statement setting forth in reasonable detail the nature and amount of such Tax liability, and to the extent not paid by Liberty AEG within such 10-day period, the amount due shall thereafter include interest thereon at a rate per annum equal to the prime rate as publicly announced from time to time by The Bank of New York (the "Overpayment Rate"), adjusted as and when changes to such Overpayment Rate shall occur, compounded semi-annually. Liberty AEG shall indemnify and hold harmless LSAT Inc., and each of its Controlled Affiliates, successors and assigns, from and against (i) any Tax liability for taxable periods (or portions thereof) ending on or before the Closing Date resulting from Ascent or any of its Tax Consolidated Subsidiaries being severally liable for any Taxes of any consolidated group (including any Selling Affiliated Group) of which Ascent or any of its Tax Consolidated Subsidiaries is or was a member prior to the Closing Date pursuant to Treasury Regulation Section 1.1502-6 or any analogous state, local or foreign tax provision, and (ii) any Tax liability of Ascent or any of its Tax Consolidated Subsidiaries resulting from Ascent or any of its Tax Consolidated Subsidiaries ceasing, as a result of these Transactions, to be a member of any Selling Affiliated Group of which it was a member prior to the Closing Date filing consolidated or combined Returns. To the extent permitted by law, LSAT Inc. and Liberty AEG agree to treat indemnity payments under the Agreement as adjustments to the consideration paid for Ascent. Unless otherwise provided in the Tax Sharing Agreement, LSAT Inc. shall be liable for and shall indemnify Liberty AEG for, all Taxes of Ascent and its Tax Consolidated Subsidiaries for the period after the Closing Date. The method of indemnification and calculation of the amount for which indemnification is due shall be set forth in the Tax Sharing Agreement.

        (h) RESTRICTIVE COVENANT. Neither LSAT Inc. nor Liberty AEG will take or cause to be taken (or fail to take or cause not to be taken) any action that would reasonably be expected to cause any of the Transactions and/or the LLC Transaction to be a taxable transaction to Liberty AEG, LSAT Inc., any Affiliate of Liberty AEG or LSAT Inc., or any Selling Affiliated Group; provided that the foregoing shall not restrict any Person or its Affiliates from taking any action specifically contemplated by or provided for in this Agreement.

    Section 6.7  STOCKHOLDERS' MEETING; PROXY STATEMENT.

        (a) LSAT, Inc. shall take all action necessary in accordance with applicable law and LSAT Inc.'s certificate of incorporation and by-laws to duly call and hold, as soon as reasonably practicable after the date hereof, an annual or special meeting of LSAT Inc. stockholders (the "Stockholder Meeting") for the purpose of considering and voting upon the approval and adoption of (i) this Agreement, (ii) the LLC Transaction Agreement,
    (iii) the Transactions, (iv) the LLC Transaction, and (v) an amendment to the certificate of incorporation of LSAT Inc. increasing the numbers of authorized shares of Series A Common Stock, par value $1.00 per share, and Series B Common Stock by an amount not less than the amount necessary to consummate the Transactions and the LLC Transaction (collectively, the "Proposals"). The business of the meeting may also include, if the Stockholder Meeting is an annual meeting, the election of directors and any other matter of the type described in clauses (1) through (4) of Rule 14a-6(a) under the Exchange Act. Unless otherwise required by the fiduciary duties of the LSAT Inc. directors to LSAT Inc. and its stockholders under applicable law, the LSAT Inc. Board of Directors will recommend that the LSAT Inc. stockholders vote in favor of approval of the Proposals, and LSAT Inc. will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of such approval and to secure the votes of the stockholders of LSAT Inc. (and of any class or series of stockholders

                                     C-1-18
    of LSAT Inc.) required by the Delaware General Corporation Law and the certificate of incorporation and by-laws of LSAT Inc. to effect the Transactions and the LLC Transaction. Liberty, as a stockholder of LSAT Inc., hereby agrees to vote in favor of the Proposals at the Stockholder Meeting.

        (b) As soon as reasonably practicable after the execution of this Agreement, LSAT Inc. shall prepare and file with the SEC, a preliminary proxy statement (the "Preliminary Proxy Statement") in form and substance reasonably satisfactory to each of LSAT Inc. and Liberty AEG with respect to the Stockholder Meeting. If permitted by the rules of the SEC, such filing shall be made on a confidential basis. Following resolution of comments, if any, of the SEC on the Preliminary Proxy Statement, LSAT Inc. shall prepare and file with the SEC a proxy statement on Schedule 14A with respect to the Stockholder Meeting (the "Proxy Statement"). LSAT Inc. shall use its reasonable efforts to respond to any comments of the SEC, to have the Proxy Statement cleared for mailing and to cause the Proxy Statement as filed with the SEC and thereafter amended or supplemented to be approved by the SEC and mailed to LSAT Inc.'s stockholders at the earliest practicable time.
    LSAT Inc. will notify Liberty AEG promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement or any other filing or for additional information, and will supply Liberty AEG with copies of all correspondence between it and any of its representatives, on the one hand, and the SEC or its staff or any other governmental officials on the other hand, with respect to the Proxy Statement, the Transactions, the LLC Transaction, or any filing with the SEC relating thereto. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing with the SEC in connection with this Agreement or the transactions contemplated hereby, LSAT Inc. shall promptly inform Liberty AEG of such occurrence and shall promptly file such amendment or supplement, which shall comply in all material respects with the provisions of the Securities Act and the Exchange Act, with the SEC or its staff or any other governmental officials, and shall use reasonable efforts to mail such amendment or supplement to the stockholders of LSAT Inc. at the earliest practicable date. LSAT Inc. shall promptly provide Liberty AEG (or its counsel) with copies of all filings made by such Person with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, LSAT Inc. or Liberty AEG, as the case may be, shall provide the other Person with drafts thereof and afford the other Person a reasonable opportunity to comment on such drafts. To the extent necessary, Liberty AEG shall cooperate with LSAT Inc. in order to meet the requirements of this Section 6.7(b).

    Section 6.8 TAX OPINION. At any time up until 10 Business Days prior to the Closing Date, Liberty AEG may notify LSAT Inc. that Liberty will require the delivery of a Tax Opinion. If Liberty AEG delivers such a notice, Liberty AEG and LSAT Inc. shall cooperate with each other to provide Baker Botts L.L.P. with such certificates and/or other information relevant to the factual bases of such opinion as such law firm shall reasonably request.

                                  ARTICLE VII
                               CLOSING CONDITIONS

    Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE TRANSACTIONS. The respective obligations of LSAT Inc. and Liberty AEG to effect the Transactions will be subject to satisfaction or, to the extent permitted by applicable Laws, the waiver, of the following conditions:

        (a) LSAT INC. STOCKHOLDER APPROVAL. The LSAT Inc. Stockholder Approval shall have been received.

                                     C-1-19

        (b) OTHER CONSENTS AND APPROVALS. Receipt of all consents, waivers or approvals that may be required under applicable Law in order to consummate the Transactions, if the failure to receive any such consent, waiver or approval would (i) have an LSAT Inc. Material Adverse Effect or an Ascent Material Adverse Effect or (ii) have a material adverse effect on the business, assets, financial or other condition, or results of operations of Liberty AEG and its Subsidiaries, taken as a whole, or prevent Liberty AEG from receiving, retaining and exercising full rights of ownership of the Agreed Consideration, provided that this clause (ii) shall be a condition solely to the obligations of Liberty AEG. Notwithstanding the foregoing, a Person may not assert the failure to receive a consent, waiver or approval (or for a time period to expire or be terminated) as a condition to its obligations if such failure, expiration or termination arises out of or results from a breach by such Person of any of its representations, warranties, covenants or agreements made herein. In such event, at the election of the non-breaching Person, the date fixed for the Closing may be extended for up to ninety (90) days in order to seek to obtain such consent, waiver or approval (or for such time period to expire or be terminated).

        (c) ADVERSE ENACTMENTS. No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or Governmental Entity that restrains, enjoins or otherwise prohibits the consummation of the Transactions or imposes conditions which are unacceptable to either LSAT Inc. or Liberty AEG (each Person agreeing to use its commercially reasonable efforts to have any such order, judgment, decree or injunction lifted and any such statute, rule or regulation repealed, superseded or otherwise made inapplicable).

        (d) LLC TRANSACTION. All conditions to the consummation of the LLC Transaction pursuant to the LLC Transaction Agreement (except for the satisfaction or waiver of all conditions to the Transactions contemplated hereby) shall have been satisfied or waived and the LLC Transaction shall be consummated concurrently.

        (e) REGISTRATION RIGHTS AMENDMENT. LSAT Inc. and Liberty AEG shall have entered into the Registration Rights Amendment, substantially in the form attached hereto as Exhibit A.

        (f) ASSIGNMENT OF ASCENT TAX SHARING AGREEMENT. With respect to all taxable periods (or portions thereof) beginning after the Closing Date, Liberty shall have assigned to LSAT Inc. all of Liberty's rights to receive payments under, and LSAT Inc. shall have assumed from Liberty all of Liberty's obligations to make payments under, the Ascent Tax Sharing Agreement.

    Section 7.2 CONDITIONS TO OBLIGATIONS OF LIBERTY AEG TO EFFECT THE TRANSACTIONS. The obligations of Liberty AEG to effect the Transactions are subject to the satisfaction of the following conditions, unless waived by Liberty AEG:

        (a) The representations and warranties of LSAT Inc. contained in this Agreement shall have been true in all material respects when made and shall be true in all material respects on and as of the Closing Date with the same force and effect as if then made, provided, however, that if any portion of any representation or warranty is already qualified by material adverse effect, for purposes of determining whether this Section 7.2(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects; and LSAT Inc. shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to the Closing.

        (b) LSAT Inc. shall have delivered to Liberty AEG a certificate, dated the Closing Date and signed by an authorized officer of LSAT Inc.,
    (i) certifying that the conditions specified in

                                     C-1-20

    Section 7.2(a) have been fulfilled and (ii) attaching certified copies of the certificate of incorporation and by-laws of LSAT Inc.

        (c) If the notice described in Section 6.8 hereof has been given to LSAT Inc. within the time period set forth therein, Liberty shall have received a Tax Opinion to the effect that the Transactions will qualify as a tax-free exchange.

    Section 7.3 CONDITIONS TO OBLIGATIONS OF LSAT INC. TO EFFECT THE TRANSACTIONS. The obligations of LSAT Inc. to effect the Transactions are subject to the satisfaction of the following conditions, unless waived by LSAT Inc.:

        (a) The representations and warranties of Liberty AEG contained in this Agreement shall have been true in all material respects when made and shall be true in all material respects on and as of the Closing Date with the same force and effect as if then made, provided, however, that if any portion of any representation or warranty is already qualified by material adverse effect, for purposes of determining whether this Section 7.3(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects; and Liberty AEG shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to the Closing.

        (b) Liberty AEG shall have delivered to LSAT Inc. a certificate, dated the Closing Date and signed by an authorized officer of Liberty AEG,
    (i) certifying that the conditions specified in Section 7.3(a) have been fulfilled, and (ii) attaching certified copies of the certificate of incorporation and by-laws of Liberty AEG.

                                  ARTICLE VIII
                         TERMINATION, WAIVER, AMENDMENT

    Section 8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing Date by the mutual written consent of LSAT Inc. and Liberty AEG.

    Section 8.2 TERMINATION BY EITHER LSAT INC. OR LIBERTY AEG. This Agreement may be terminated and the Transactions may be abandoned by either LSAT Inc. or Liberty AEG by written notice to the other Person if any court of competent jurisdiction in the U.S. or any other jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting, or imposing conditions which are unacceptable to any party upon, the Transactions and such order, judgment or decree shall have become final and nonappealable.

    Section 8.3 TERMINATION BY LSAT INC. This Agreement may be terminated and the Transactions may be abandoned by LSAT Inc. at any time prior to the Closing Date if there has been a material breach by Liberty AEG of any material representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by Liberty AEG of notice of such breach from LSAT Inc.; provided, however, that the right to terminate this Agreement pursuant to this Section 8.3 shall not be available to LSAT Inc. if LSAT Inc., at such time, is in material breach of any material representation, warranty, covenant or agreement set forth in this Agreement.

    Section 8.4 TERMINATION BY LIBERTY AEG. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing Date, by Liberty AEG if there has been a material breach by LSAT Inc. of any material representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by LSAT Inc. of notice of such breach from Liberty AEG; provided, however, that the right to

                                     C-1-21
terminate this Agreement pursuant to this Section 8.4 shall not be available to Liberty AEG if Liberty AEG, at such time, is in material breach of any material representation, warranty, covenant or agreement set forth in this Agreement.

    Section 8.5 TERMINATION ON MATERIAL ADVERSE CHANGE. This Agreement may be terminated and the Transactions may be abandoned (a) by LSAT Inc. at any time prior to the Closing Date if there has been a material adverse change in the assets or businesses of Ascent and its Subsidiaries, other than any such change to the extent resulting from (i) any events or circumstances generally affecting the industry in which such assets or businesses are operated or (ii) the execution and delivery of this Agreement and the LLC Transaction Agreement or any public announcement thereof, or (b) by Liberty AEG at any time prior to the Closing Date if there has been a material adverse change in the assets or businesses of LSAT Inc. or any of its Subsidiaries, other than any such change to the extent resulting from (i) any events or circumstances generally affecting the industry in which such assets or businesses are operated or (ii) the execution and delivery of this Agreement and the LLC Transaction Agreement or any public announcement thereof.

    Section 8.6 TERMINATION BY CERTAIN DATE. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing Date by either LSAT Inc. or Liberty AEG if the Transactions shall not have been consummated by January 5, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 8.6 shall not be available to any Person if such Person, at such time, is in material breach of any material representation, warranty, covenant or agreement set forth in this Agreement.

    Section 8.7 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Transactions pursuant to this Article VIII, neither LSAT Inc. nor Liberty AEG (or any of its directors or officers) shall have any liability or further obligation to any Person under this Agreement arising hereunder or in connection with the Transactions contemplated hereby, except that nothing herein will relieve any Person from liability for any breach of this Agreement.

                                   ARTICLE IX
                                INDEMNIFICATION

    Section 9.1 GENERAL INDEMNIFICATION. Each of Liberty AEG and LSAT Inc. shall indemnify and hold harmless the other Person (and its directors, officers, employees and Affiliates) from and against and with respect to, and shall reimburse such Person and its directors, officers, employees and Affiliates for, any and all losses, liabilities, obligations, and damages ("Losses") resulting from, based upon, arising out of or otherwise in respect of, and all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including reasonable attorneys' fees and expenses) other than any tax liability for which indemnification is provided pursuant to Section 6.6(g) ("Claims") incident or relating to or resulting from any untrue representation, breach of warranty or breach or nonfulfillment of any covenant or agreement made herein, or in any certificate delivered pursuant hereto, by the Person from whom indemnification is claimed (the "Indemnifying Party").

    Section 9.2 INDEMNIFICATION PROCEDURES. The procedure for indemnification shall be as follows:

        (a) The Person claiming indemnification (the "Claimant") shall promptly give written notice to the Indemnifying Party of any pending or threatened claim, action, suit, investigation or proceeding brought by a third party (a "Third Party Action"), specifying (i) the factual basis for such claim, including copies of any documents relating to the claim, and (ii) the amount of the claim. Such notice shall be given by Claimant within five Business Days after written notice of the assertion or commencement thereof was given to Claimant, but failure to give timely notice shall

                                     C-1-22
    not affect the indemnities given hereunder except to the extent that such failure actually prejudices the Indemnifying Party in defending against any such claim.

        (b) Subject in the case of tax proceedings to Section 6.6(f), if a Claimant gives notice to the Indemnifying Party of a Third Party Action, the Indemnifying Party shall be entitled to participate therein and, if it so desires, to assume the defense thereof with counsel reasonably satisfactory to the Claimant and, after notice from the Indemnifying Party to the Claimant of its election to assume the defense thereof, except as provided below, the Indemnifying Party shall not be liable to such Claimant under this Section 9.2 for any fees of other counsel or any other expenses, in each case subsequently incurred by such Claimant in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding an Indemnifying Party's election to assume the defense of a Third Party Action, the Claimant shall have the right to employ separate counsel and to participate in the defense of such Third Party Action, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the Indemnifying Party to represent the Claimant would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Third Party Action include both the Indemnifying Party and the Claimant, and the Claimant shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such claim on the Claimant's behalf), (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Claimant to represent the Claimant within a reasonable time after notice of the Third Party Action, or
    (iv) the Indemnifying Party shall authorize the Claimant to employ separate counsel at the Indemnifying Party's expense. If an Indemnifying Party assumes the defense of a claim, no compromise or settlement thereof may be effected by the Indemnifying Party without the Claimant's written consent unless (x) there is no finding or admission of any violation of law by Claimant and no effect on any other claims that may be made against the Claimant and (y) the sole relief sought is monetary damages that are to be paid in full by the Indemnifying Party.

        (c) In the event any Claimant should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Action, the Claimant shall as promptly as is practical notify the Indemnifying Party of such claim, describing such claim, the amount thereof (if known) and the method of computation of the amount of the claim, all with reasonable particularity. The failure to give any such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that such failure results in actual material prejudice to the Indemnifying Party. Upon the giving of such written notice as aforesaid, the Claimant shall have the right to enforce its rights under this Article IX.

        (d) The provisions of this Article IX are intended to be for the benefit of, and shall be enforceable by, each indemnified Person and its successors in interest.

    Section 9.3 THRESHOLD AND LIMITATIONS. The rights of LSAT Inc. and Liberty AEG to seek indemnification under this Article IX are subject to the following limitations:

        (a) The Claimant shall not be entitled to receive any indemnification payment with respect to any Claims, other than Claims arising under Sections 3.2, 3.6, 3.7, 4.2, 4.8 or 4.10 of this Agreement, until the aggregate Losses for which such Claimant would be otherwise entitled to receive indemnification exceed $5,000,000 (the "Threshold"). Once such aggregate Losses exceed the Threshold for either LSAT Inc. or Liberty AEG, the Claimant shall be entitled to indemnification for the amount of all Losses which exceed the Threshold.

        (b) No Claim may be asserted by LSAT Inc. or Liberty AEG unless a notice with respect to such Claim is given to the Indemnifying Party no later than 5 days after the expiration of any Survival Period applicable to such Claim.

                                     C-1-23

                                   ARTICLE X
                                 MISCELLANEOUS

    Section 10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Subject to the further provisions of this Section 10.1, the representations and warranties of Liberty AEG contained in Section 3 and the representations and warranties of LSAT Inc. contained in Section 4 shall survive the Closing for a period ending twelve months after the Closing Date; provided, however, that the representations and warranties set forth in Sections 3.6, 3.7, 4.8 and 4.10 shall survive the Closing until the expiration of the applicable statute of limitations and that the representations and warranties contained in Sections
3.2 and 4.2 shall survive the Closing and remain in full force and effect without time limit (in each case the "Survival Period"), and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto. The covenants and agreements contained in this Agreement shall survive the consummation of the Transactions and be enforceable thereafter in accordance with their terms.

    Section 10.2 EXPENSES. Whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions (including filing fees, fees and expenses of legal counsel, investment bankers, brokers or other representatives and consultants) shall be paid by the Person incurring such expenses. To the extent that any governmental filing is made jointly by Liberty AEG, or any of its Subsidiaries, and LSAT Inc., or any of its Subsidiaries, the filing fees and expenses related thereto will be paid by LSAT Inc.

    Section 10.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and on separate counterparts, all of which shall be considered the same agreement.

    Section 10.4  GOVERNING LAW; WAIVER OF JURY TRIAL.

        (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT THAT ANY PROVISIONS REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE SHALL BE GOVERNED THEREBY.

        (b) EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION. THIS SECTION 10.4(b) HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED OR REVOKED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT.

IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

    Section 10.5 SPECIFIC PERFORMANCE. Each of Liberty AEG and LSAT Inc. acknowledges and agrees that the other Person would be damaged irreparably in the event any of the provisions of this

                                     C-1-24

Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of Liberty AEG and LSAT Inc. agrees that the other shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the U.S. or any state thereof having jurisdiction over the Persons and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

    Section 10.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by prepaid overnight courier (with proof of service) or confirmed facsimile transmission to the parties as follows (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given (i) on receipt if delivered by hand, overnight courier or via facsimile transmission or (ii) on the third Business Day following mailing, if mailed (except that notice of change of address will not be deemed given until received):

    To Liberty AEG:

      Prior to August 12, 2001:
       c/o Liberty Media Corporation
       9197 South Peoria Street
       Englewood, CO 80112
       Facsimile: (720) 875-5858
       Attn: Elizabeth Markowski

      On or after August 12, 2001:
       12300 Liberty Boulevard
       Englewood, CO 80112
       Facsimile: (720) 875-5858
       Attn: Elizabeth Markowski

    with a copy (which shall not constitute notice) to:

      Sherman & Howard L.L.C.
       633 Seventeenth Street, Suite 3000
       Denver, CO 80202
       Facsimile: (303) 298-0940
       Attn: Steven D. Miller

    To LSAT Inc.:

      Liberty Satellite & Technology, Inc.
       7600 East Orchard Road, Suite 330 South
       Englewood, CO 80111
       Facsimile: (303) 268-5465
       Attn: Kenneth Carroll

    with a copy (which shall not constitute notice) to:

      Baker Botts L.L.P.
       599 Lexington Avenue, Suite 2900
       New York, NY 10022-6030
       Facsimile: (212) 705-5125
       Attn: Marc Leaf, Esq.

                                     C-1-25

    Section 10.7  MISCELLANEOUS.  This Agreement:

        (a) together with the Exhibits and the Schedules hereto, constitutes the entire agreement, and supersedes any and all other prior or contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof;

        (b) is not intended to and shall not confer upon any Person other than the parties hereto and their successors in interest any rights or remedies hereunder or by reason hereof, except as expressly provided in Article IX hereof; and

        (c) shall be binding upon, inure to the benefit of, and be enforceable by and against, the parties and their respective successors and assigns; provided, however, that this Agreement shall not, nor shall any of the rights or interests hereunder, be assigned by any party hereto or be assignable by operation of law or otherwise without the prior written consent of the other parties; provided, further, however, that after the Closing, LSAT Inc. may, subject to compliance with Section 6.6(h), assign its rights under this Agreement to any Subsidiary of LSAT Inc. so long as LSAT Inc. remains responsible for all of its obligations hereunder and, prior to or after the Closing, Liberty AEG may, subject to compliance with
    Section 6.6(h), assign its rights and obligations hereunder by operation of law or in connection with the transfer of all or substantially all of its assets or may assign its rights hereunder to any Subsidiary of Liberty so long as Liberty AEG remains responsible for all of its obligations hereunder.

    Section 10.8 HEADINGS. The headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 10.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    Section 10.10 FURTHER ASSURANCES. Each of the parties hereto will sign and deliver, without additional consideration, such other documents of further assurance as may reasonably be necessary to give effect to the provisions of this Agreement.

                                     C-1-26

    IN WITNESS WHEREOF, the undersigned hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                                  LIBERTY AEG, INC.

                                                  By:  /s/ GARY S. HOWARD
                                                       ----------------------------------------------
                                                       Name: Gary S. Howard
                                                       Title:  Executive Vice President

                                                  LIBERTY SATELLITE & TECHNOLOGY, INC.

                                                  By:  /s/ KENNETH G. CARROLL
                                                       ----------------------------------------------
                                                       Name: Kenneth G. Carroll
                                                       Title:  Chief Financial Officer

                                                  LIBERTY MEDIA CORPORATION,
                                                  for purposes of the final sentence of
                                                  Section 6.7(a) hereof, only

                                                  By:  /s/ CARL E. VOGEL
                                                       ----------------------------------------------
                                                       Name: Carl E. Vogel
                                                       Title:  Senior Vice President

                                     C-1-27

                                                                       ANNEX C-2

                             FIRST AMENDMENT TO THE
                               PURCHASE AGREEMENT

    First Amendment (this "Amendment") dated as of November 30, 2001 by and among Liberty Satellite & Technology, Inc., a Delaware corporation
("LSAT Inc."), Liberty AEG, Inc., a Delaware corporation ("Liberty AEG"), and, for purposes of the final sentence of Section 6.7(a) of the Agreement (as defined below), only, Liberty Media Corporation, a Delaware corporation ("Liberty"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement (the "Agreement") dated as of August 16, 2001 by and among LSAT Inc., Liberty AEG, and, for purposes of the final sentence of Section 6.7(a) thereof, only, Liberty.

                                    RECITALS

    WHEREAS, the parties hereto entered into the Agreement, providing for LSAT Inc. to acquire all the capital stock of Ascent from Liberty AEG, in exchange for shares of LSAT Inc.'s Series B Common Stock; and

    WHEREAS, the parties hereto desire to amend the Agreement to extend the date provided for in Section 8.6 thereof; and

    WHEREAS, the parties hereto desire to amend the Liberty Disclosure Letter and LSAT Inc. Disclosure Letter delivered with the Agreement on August 16, 2001;

    NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

    Section 1. AMENDMENT OF TERMINATION BY CERTAIN DATE. Section 8.6 of the Agreement is amended by deleting "January 5, 2002" and replacing it with "March 6, 2002".

    Section 2. AMENDMENT OF DISCLOSURE LETTERS. The Liberty Disclosure Letter and the LSAT Inc. Disclosure Letter are amended by deleting the Liberty Disclosure Letter and LSAT Inc. Disclosure Letter delivered with the Agreement on August 16, 2001 in their entirety and replacing them with the Liberty Disclosure Letter and LSAT Inc. Disclosure Letter, respectively, delivered on the date hereof.

    Section 3. PURCHASE AGREEMENT AS AMENDED. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby. The foregoing amendment shall be effective as of the date hereof and, except as set forth herein, the Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

    Section 4. COUNTERPARTS. This Amendment may be executed in two or more counterparts, and on separate counterparts, all of which shall be considered the same amendment.

    Section 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT THAT ANY PROVISIONS REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE SHALL BE GOVERNED THEREBY.

                                     C-2-1

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

                                                       LIBERTY AEG, INC.

                                                       By:  /s/ DAVID J.A. FLOWERS
                                                            -----------------------------------------
                                                            Name: David J.A. Flowers
                                                            Title:  Senior Vice President

                                                       LIBERTY SATELLITE & TECHNOLOGY, INC.

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title:  Chairman

                                                       LIBERTY MEDIA CORPORATION, for purposes of the
                                                       final sentence of Section 6.7(a) of the
                                                       Agreement, only

                                                       By:  /s/ DAVID J.A. FLOWERS
                                                            -----------------------------------------
                                                            Name: David J.A. Flowers
                                                            Title:  Senior Vice President

                                     C-2-2

                                                                       ANNEX C-3



                            SECOND AMENDMENT TO THE
                               PURCHASE AGREEMENT



    Second Amendment dated as of February 7, 2002 by and among Liberty
Satellite & Technology, Inc., a Delaware corporation ("LSAT Inc."), Liberty AEG, Inc., a Delaware corporation ("Liberty AEG"), and, for purposes of the final sentence of Section 6.7(a) of the Agreement (as defined below), only, Liberty Media Corporation ("Liberty"), a Delaware corporation (this "Amendment"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement dated as of August 16, 2001, as amended on November 30, 2001, by and among LSAT Inc., Liberty AEG, and, for purposes of the final sentence of Section 6.7(a) thereof, only, Liberty (the "Agreement").



                                    RECITALS



    WHEREAS, the parties hereto entered into the Agreement, providing for LSAT Inc. to acquire all the capital stock of Ascent from Liberty AEG, in exchange for shares of LSAT Inc.'s Series B Common Stock; and



    WHEREAS, the parties hereto desire to amend the Agreement to extend the date provided for in Section 8.6 thereof;



    NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:



    Section 1. AMENDMENT OF TERMINATION BY CERTAIN DATE. Section 8.6 of the Agreement is amended by deleting "March 6, 2002" and replacing it with "April 1, 2002".



    Section 2. PURCHASE AGREEMENT AS AMENDED. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby. The foregoing amendment shall be effective as of the date hereof and, except as set forth herein, the Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.



    Section 3. COUNTERPARTS. This Amendment may be executed in two or more counterparts, and on separate counterparts, all of which shall be considered the same amendment.



    Section 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT THAT ANY PROVISIONS REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE SHALL BE GOVERNED THEREBY.


                                     C-3-1

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.



                                                       LIBERTY AEG, INC.

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Executive Vice President

                                                       LIBERTY SATELLITE & TECHNOLOGY, INC.

                                                       By:  /s/ KENNETH G. CARROLL
                                                            -----------------------------------------
                                                            Name: Kenneth G. Carroll
                                                            Title: Senior Vice President and Acting
                                                            President

                                                       LIBERTY MEDIA CORPORATION, for purposes of the
                                                       final sentence of Section 6.7(a) of the
                                                       Agreement, only

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Executive Vice President


                                     C-3-2

                                                                       ANNEX D-1

                          LSAT LLC PURCHASE AGREEMENT
                               PURCHASE AGREEMENT
                                  BY AND AMONG
                            LMC/LSAT HOLDINGS, INC.,
                            LIBERTY BRAZIL DTH INC.,
                            LIBERTY MEXICO DTH INC.,
                        LIBERTY MULTICOUNTRY DTH, INC.,
                        LIBERTY INTERNATIONAL DTH, INC.,
                         LIBERTY LATIN PARTNERS, INC.,
                      LIBERTY SATELLITE & TECHNOLOGY, INC.
                                      AND
                       FOR PURPOSES OF THE FINAL SENTENCE
                        OF SECTION 6.7(A) HEREOF, ONLY,
                           LIBERTY MEDIA CORPORATION
                          DATED AS OF AUGUST 16, 2001

                               TABLE OF CONTENTS



                                                                                        PAGE
                                                                                      --------
ARTICLE I               DEFINITIONS.................................................      1
  Section 1.1           Definitions.................................................      1
  Section 1.2           Terms.......................................................      5

ARTICLE II              PURCHASE AND SALE AND CLOSING...............................      6
  Section 2.1           Purchase and Sale of LLC Holding Companies..................      6
  Section 2.2           Purchase and Sale of LMI/LSAT...............................      6
  Section 2.3           Closing.....................................................      6
  Section 2.4           Adjustment..................................................      6

ARTICLE III             REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES.......      7
  Section 3.1           LSAT HC Representations and Warranties......................      7
  Section 3.1.1         Organization and Qualifications.............................      7
  Section 3.1.2         Capitalization; No Liens....................................      7
  Section 3.1.3         Authority Relative to This Agreement........................      7
  Section 3.1.4         No Conflict; Required Filings and Consents..................      8
  Section 3.1.5         Sole Assets; No Liabilities.................................      8
  Section 3.1.6         Litigation..................................................      8
  Section 3.1.7         Tax Matters.................................................      9
  Section 3.1.8         Brokers.....................................................      9
  Section 3.1.9         Absence of Certain Changes or Events........................      9
  Section 3.1.10        Investment Intention........................................     10
  Section 3.1.11        Accredited Investor.........................................     10
  Section 3.2           DTH Sub Representations and Warranties......................     10
  Section 3.2.1         Organization and Qualifications.............................     10
  Section 3.2.2         Capitalization; No Liens....................................     10
  Section 3.2.3         Authority Relative to This Agreement........................     11
  Section 3.2.4         No Conflict; Required Filings and Consents..................     11
  Section 3.2.5         Sole Assets; No Liabilities.................................     11
  Section 3.2.6         Litigation..................................................     11
  Section 3.2.7         Tax Matters.................................................     12
  Section 3.2.8         Brokers.....................................................     12
  Section 3.2.9         Absence of Certain Changes or Events........................     12
  Section 3.2.10        Investment Intention........................................     13
  Section 3.2.11        Accredited Investor.........................................     13

ARTICLE IV              REPRESENTATIONS AND WARRANTIES OF LSAT INC..................     13
  Section 4.1           Organization and Qualifications.............................     13
  Section 4.2           Validity of LSAT Inc. Shares................................     13
  Section 4.3           Authority Relative to This Agreement........................     13
  Section 4.4           No Conflict; Required Filings and Consents..................     13
  Section 4.5           Absence of Certain Changes or Events........................     14
  Section 4.6           Litigation..................................................     14
  Section 4.7           Capitalization..............................................     14
  Section 4.8           Brokers.....................................................     14
  Section 4.9           Disclosure..................................................     15
  Section 4.10          Tax Matters.................................................     15
  Section 4.11          Investment Intention........................................     16
  Section 4.12          Accredited Investor.........................................     16

                                                                                        PAGE
                                                                                      --------
ARTICLE V               CONDUCT PENDING THE CLOSINGS................................     16
  Section 5.1           Liberty Prohibited Actions..................................     16
  Section 5.2           LSAT Inc. Prohibited Actions................................     17

ARTICLE VI              ADDITIONAL COVENANTS........................................     18
  Section 6.1           Approvals...................................................     18
  Section 6.2           Access to Information.......................................     18
  Section 6.3           Further Action..............................................     18
  Section 6.4           Public Announcements........................................     18
  Section 6.5           Notification of Certain Matters.............................     19
  Section 6.6           Certain Tax Matters.........................................     19
  Section 6.7           Stockholders' Meeting; Proxy Statement......................     21
  Section 6.8           Liberty Guarantees..........................................     22
  Section 6.9           Tax Opinion.................................................     23
  Section 6.10          Rights under MOUs...........................................     23

ARTICLE VII             CLOSING CONDITIONS..........................................     23
  Section 7.1           Conditions to Each Party's Obligation to Effect the
                          Transactions..............................................     23
  Section 7.2           Conditions to Obligations of the Selling Parties to Effect
                          the Transactions..........................................     24
  Section 7.3           Conditions to Obligations of LSAT Inc. to Effect the
                          Transactions..............................................     25

ARTICLE VIII            TERMINATION, WAIVER, AMENDMENT..............................     25
  Section 8.1           Termination by Mutual Consent...............................     25
  Section 8.2           Termination by Either LSAT Inc. or the Selling Parties......     25
  Section 8.3           Termination by LSAT Inc.....................................     25
  Section 8.4           Termination by the Selling Parties..........................     25
  Section 8.5           Termination on Material Adverse Change......................     26
  Section 8.6           Termination by Certain Date.................................     26
  Section 8.7           Effect of Termination and Abandonment.......................     26

ARTICLE IX              INDEMNIFICATION.............................................     26
  Section 9.1           General Indemnification.....................................     26
  Section 9.2           Indemnification Procedures..................................     26
  Section 9.3           Threshold and Limitations...................................     27

ARTICLE X               MISCELLANEOUS...............................................     28
  Section 10.1          Survival of Representations and Warranties..................     28
  Section 10.2          Expenses....................................................     28
  Section 10.3          Counterparts................................................     28
  Section 10.4          Governing Law; Waiver of Jury Trial.........................     28
  Section 10.5          Specific Performance........................................     29
  Section 10.6          Notices.....................................................     29
  Section 10.7          Miscellaneous...............................................     30
  Section 10.8          Headings....................................................     30
  Section 10.9          Severability................................................     30
  Section 10.10         Further Assurances..........................................     30

                               PURCHASE AGREEMENT

    PURCHASE AGREEMENT dated as of August 16, 2001, by and among LMC/LSAT Holdings, Inc., a Delaware corporation ("LSAT HC"), LIBERTY BRAZIL DTH INC., a Colorado corporation ("Liberty Brazil"), LIBERTY MEXICO DTH INC., a Colorado corporation ("Liberty Mexico"), LIBERTY MULTICOUNTRY DTH, INC., a Colorado corporation ("Liberty Multicountry"), LIBERTY INTERNATIONAL DTH, INC., a Colorado corporation ("Liberty International"), LIBERTY LATIN PARTNERS, INC., a Delaware corporation ("Liberty Latin"), LIBERTY SATELLITE & TECHNOLOGY, INC., a Delaware corporation ("LSAT Inc."), and, only for purposes of the final sentence of Section 6.7(a) hereof, LIBERTY MEDIA CORPORATION, a Delaware corporation ("Liberty").

                                    RECITALS

    WHEREAS this Agreement provides for LSAT Inc. to acquire all the equity interest in Liberty Satellite, LLC, a Delaware limited liability company ("LSAT LLC"), that it does not already own from LSAT HC and the DTH Subs (as hereafter defined), in exchange for shares of LSAT Inc.'s Series B Common Stock; and

    WHEREAS it is the intention of the parties that such exchange be tax-free to the parties; and

    WHEREAS the Boards of Directors of LSAT HC, the DTH Subs and LSAT Inc. have determined that the transactions contemplated by this Agreement (the "Transactions") are advisable and in the best interests of their respective corporations and stockholders, and such Boards of Directors have approved this Agreement; and

    WHEREAS the Transactions and the AEG Transaction (as hereafter defined) are integral parts of a single omnibus transaction and were negotiated simultaneously and approved by the Boards of Directors of LSAT HC, the DTH Subs and LSAT Inc. on that basis and are provided for in separate Purchase Agreements solely for administrative convenience;

    NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Section 1.1 DEFINITIONS. The following words and expressions have the meanings set forth below:

    AEG TRANSACTION: the transactions contemplated by the AEG Transaction Agreement.

    AEG TRANSACTION AGREEMENT: Purchase Agreement dated as of the date of this Agreement by and among Liberty AEG, Inc., a Delaware corporation, LSAT Inc., and, only for purposes of the final sentence of Section 6.7(a) thereof, Liberty.

    AFFILIATE: with respect to any Person, any Person directly or indirectly Controlling, Controlled by or under common Control with such first Person. Notwithstanding any other provision of this Agreement, (i) AT&T shall not be treated as an Affiliate of any of the Liberty Parties or LSAT Inc. for any purpose under this Agreement, other than (a) as a member of the same Selling Affiliated Group and (b) the definition of Available SEC Filings, (ii) no Liberty Party shall be treated as an Affiliate of LSAT Inc., LSAT LLC or any of their Subsidiaries for any purpose under this Agreement and (iii) none of LSAT Inc., LSAT LLC or any of their Subsidiaries shall be treated as an Affiliate of any Liberty Party for any purpose under this Agreement.

                                     D-1-1

    AGGREGATE CONSIDERATION: the aggregate of the DTH Transaction Consideration, HC Transaction Consideration and Agreed Consideration (as defined in the AEG Transaction Agreement).

    AGREEMENT: this Purchase Agreement, including all Schedules and Exhibits hereto.

    ASCENT TAX SHARING AGREEMENT: the Tax Liability Allocation and Indemnification Agreement by and between Liberty, Ascent Entertainment
Group, Inc., a Delaware corporation, and Liberty Media Group LLC substantially in the form attached to the AEG Transaction Agreement as Exhibit B thereto (effective for taxable periods ending after March 28, 2000).

    AT&T: AT&T Corp., a New York corporation, and its Subsidiaries other than Liberty and its Subsidiaries.

    AVAILABLE SEC FILINGS: with respect to any Person, any report or other document filed by such Person or any of its Affiliates with the SEC that is publicly available as of the date of this Agreement.

    BUSINESS DAY: any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized to be closed.

    CLAIMANT: as defined in Section 9.2(a) hereof.

    CLAIMS: as defined in Section 9.1 hereof.

    CLOSING: as defined in Section 2.3 hereof.

    CLOSING CONDITIONS: the conditions to the Closing of the Transactions set forth in Article VII hereof.

    CLOSING DATE: the date on which the Transactions are consummated.

    CODE: the U.S. Internal Revenue Code of 1986, as amended.

    CONTRACTUAL OBLIGATIONS: as defined in Section 3.1.4(a) hereof.

    CONTROL: the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether by the ownership of voting securities, by contract or otherwise.

    CONTROLLED AFFILIATE: with respect to any Person, an Affiliate of such Person that such Person Controls. Notwithstanding any other provision of this Agreement, none of LSAT Inc., LSAT LLC and any Subsidiary of LSAT Inc. or LSAT LLC shall be considered Controlled Affiliates of any Liberty Party.

    DTH SUBS: Liberty Brazil, Liberty Mexico, Liberty Multicountry, Liberty International, and Liberty Latin.

    DTH TRANSACTION: as defined in Section 2.2 hereof.

    DTH TRANSACTION CONSIDERATION: 78,716,129 shares of Series B Common Stock.

    EXCHANGE ACT: Securities Exchange Act of 1934, as amended.

    GAAP: U.S. generally accepted accounting principles.

    GOVERNMENTAL ENTITY: as defined in Section 3.1.4(b) hereof.

    GUARANTEE CLAIMS: as defined in Section 6.8 hereof.

    HC TRANSACTION: as defined in Section 2.1 hereof.

    HC TRANSACTION CONSIDERATION: 174,267,664 shares of Series B Common Stock.

    INDEBTEDNESS: as defined in Section 5.1(e).

                                     D-1-2

    INDEMNIFYING PARTY: as defined in Section 9.1 hereof.

    LAWS: as defined in Section 3.1.4(a) hereof.

    LEGAL PROCEEDINGS: as defined in Section 3.1.6 hereof.

    LIBERTY: as defined in the preamble hereto.

    LIBERTY ASTRO: Liberty Astro, Inc., a Delaware corporation.

    LIBERTY BRAZIL: as defined in the preamble hereto.

    LIBERTY DISCLOSURE LETTER: as defined in Section 3.1.7 hereof.

    LIBERTY EXCLUDED JURISDICTIONS: with respect to any Liberty Party, the jurisdictions in which such Liberty Party does not own any assets or conduct any business, except for the States of New York, Colorado and Delaware.

    LIBERTY INTERNATIONAL: as defined in the preamble hereto.

    LIBERTY KASTR: Liberty KASTR Corp., a Delaware corporation.

    LIBERTY LATIN: as defined in the preamble hereto.

    LIBERTY MATERIAL ADVERSE EFFECT: as defined in Section 3.1.1 hereof.

    LIBERTY MEXICO: as defined in the preamble hereto.

    LIBERTY MULTICOUNTRY: as defined in the preamble hereto.

    LIBERTY PARTIES: Liberty, LSAT HC, Liberty KASTR, Liberty XMSR, Liberty Astro, LMI/LSAT, Liberty Brazil, Liberty Mexico, Liberty Multicountry, Liberty International, and Liberty Latin.

    LIBERTY XMSR: Liberty XMSR, Inc., a Delaware corporation.

    LIEN: any security interest, lien, claim, pledge, charge or other encumbrance of any nature whatsoever.

    LLC HOLDING COMPANIES: Liberty KASTR, Liberty XMSR, and Liberty Astro.

    LLC HOLDING COMPANY SHARES: the shares of capital stock of each of the LLC Holding Companies described in Schedule 3.1.2(b) attached hereto, representing in the aggregate 100% of the issued and outstanding shares of capital stock of the LLC Holding Companies.

    LMINT: as defined in Section 6.10 hereof.

    LMI/LSAT: LMI/LSAT Holdings, Inc., a Delaware corporation.

    LMI/LSAT SHARES: the shares of capital stock of LMI/LSAT, par value $.01, described in Schedule 3.2.2(a) attached hereto, representing 100% of the issued and outstanding shares of capital stock in LMI/LSAT.

    LOSSES: as defined in Section 9.1 hereof.

    LSAT DISCLOSURE LETTER: as defined in Section 4.5 hereof.

    LSAT HC: as defined in the preamble hereto.

    LSAT INC.: as defined in the preamble hereto.

    LSAT INC. EXCLUDED JURISDICTIONS: as defined in Section 4.4 hereof.

    LSAT INC. MATERIAL ADVERSE EFFECT: as defined in Section 4.1 hereof.

    LSAT INC. SEC REPORTS: as defined in Section 4.9 hereof.

                                     D-1-3

    LSAT INC. STOCKHOLDER APPROVAL: as defined in Section 4.3(a) hereof.

    LSAT LLC: as defined in the recitals hereto.

    LSAT LLC DOCUMENTS: the Operating Agreement of Liberty Satellite, LLC dated March 16, 2000, and any agreement to which LSAT LLC is a party.

    LSAT LLC INTERESTS: the limited liability company interests in LSAT LLC described in Schedules 3.1.2(b) and 3.2.2(b) attached hereto, representing 100% of the issued and outstanding equity interests in LSAT LLC owned directly or indirectly by the Liberty Parties.

    MOUS: as defined in Section 6.10 hereof.

    OVERPAYMENT RATE: as defined in Section 6.6(g) hereof.

    PERSON: any natural person or a partnership, corporation or trust, unincorporated organization, association, limited liability company or other entity.

    PRELIMINARY PROXY STATEMENT: as defined in Section 6.7(b) hereof.

    PROPOSALS: as defined in Section 6.7(a) hereof.

    PROXY STATEMENT: as defined in Section 6.7(b) hereof.

    REGISTRATION RIGHTS AMENDMENT: the amendment to the Registration Rights Agreement dated March 16, 2000 by and between LSAT Inc. and Liberty to be entered into by Liberty and LSAT Inc. pursuant to Section 7.1(e) hereof.

    REPRESENTATIVES: as defined in Section 6.2 hereof.

    RESTRICTIONS: with respect to any capital stock, partnership interest, membership interest in a limited liability company or other security, any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract, any law, rule, regulation, order, judgment or decree which, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, would result in any person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions.

    RETURN: any return, report, form or similar statement or document (including, without limitation, any related or supporting information or schedule attached thereto and any information return, claim for refund, amended return and declaration of estimated tax) that has been or is required to be filed with or furnished to any Governmental Entity with respect to the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to Taxes.

    SARS: stock appreciation rights.

    SEC: the U.S. Securities and Exchange Commission.

    SECURITIES ACT: the U.S. Securities Act of 1933, as amended.

                                     D-1-4

    SELLING AFFILIATED GROUP: any affiliated group of which any of the Transferred Entities is a member which files consolidated, combined or unitary federal, state, local or foreign Returns.

    SELLING PARTIES: LSAT HC and the DTH Subs.

    SEPTEMBER 27 LETTER AGREEMENT: letter agreement dated as of September 27, 2000 as amended and including the term sheet relating thereto between The News Corporation Limited and Liberty, as the same may be amended and supplemented after the date of this Agreement with the consent of Liberty, LSAT LLC and LSAT Inc. (which consent shall not be unreasonably withheld or delayed).

    SERIES B COMMON STOCK: Series B Common Stock, par value $1.00 per share, of LSAT Inc.

    SETTLEMENT AGREEMENTS: as defined in Section 6.6(b) hereof.

    SGN/DTH TRANSACTION: as defined in the September 27 Letter Agreement.

    STOCKHOLDER MEETING: as defined in Section 6.7(a) hereof.

    SUBSIDIARY: with respect to any Person, an entity in which such Person, directly or indirectly through one or more Subsidiaries, owns a majority of
(a) the voting power of the issued and outstanding shares of capital stock or other ownership interests in such entity entitled to vote generally in the election or appointment of directors or members of the governing body of such entity or (b) the ownership interests in such entity. Notwithstanding any other provision of this Agreement, neither LSAT Inc. nor LSAT LLC shall be deemed a Subsidiary of any Liberty Party.

    SURVIVAL PERIOD: as defined in Section 10.1 hereof.

    TAX: any income, corporation, gross receipts, profits, gains, capital stock, capital duty, franchise, business, license, payroll, withholding, social security, unemployment, disability, property, wealth, welfare, stamp, environmental, transfer, excise, occupation, sales, use, value added, alternative minimum, estimated or other similar tax (including any fee, assessment or other charge in the nature of any tax) imposed by any governmental authority (whether national, federal, state, local, municipal, foreign or otherwise) or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

    TAX OPINION: an opinion of Baker Botts L.L.P., counsel to LSAT Inc., to be delivered to Liberty at the Closing if requested pursuant to Section 6.9 hereof, as to whether or not the Transactions will qualify as a tax-free exchange.

    TAX SHARING AGREEMENT: the Tax Liability Allocation and Indemnification Agreement to be entered into by Liberty and LSAT Inc. pursuant to
Section 7.1(f) hereof.

    THIRD-PARTY ACTION: as defined in Section 9.2(a) hereof.

    THRESHOLD: as defined in Section 9.3 hereof.

    TRANSACTIONS: as defined in the recitals hereto.

    TRANSFERRED ENTITIES: LMI/LSAT and the LLC Holding Companies.

    TREASURY REGULATIONS: the regulations promulgated under the Code in effect on the date hereof and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

    U.S.: the United States of America.

    Section 1.2 TERMS. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word

                                     D-1-5

"include" (and any variation) is used in an illustrative sense rather than a limiting sense. The words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof or attachment hereto. The phrase "made available" means that the information referred to has been made available if requested by the party hereto to whom such information is to be made available. References to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations. References to "Article," "Section" or another subdivision or to an "Exhibit" or "Schedule" are to an article, section or subdivision hereof or to an exhibit or schedule hereto. All references to the "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date. The word day without the qualification "Business" means a calendar day. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

                                   ARTICLE II
                         PURCHASE AND SALE AND CLOSING

    Section 2.1 PURCHASE AND SALE OF LLC HOLDING COMPANIES. Upon the terms hereof and subject to the Closing Conditions, at the Closing, LSAT HC shall sell, convey, assign, transfer and deliver to LSAT Inc., and LSAT Inc. shall purchase and acquire from LSAT HC, in exchange for the HC Transaction Consideration, all of the issued and outstanding LLC Holding Company Shares (the "HC Transaction"). The HC Transaction Consideration shall be allocated with respect to each of the LLC Holding Companies as set forth in Schedule 2.1 hereto.

    Section 2.2 PURCHASE AND SALE OF LMI/LSAT. Upon the terms hereof and subject to the Closing Conditions, at the Closing, the DTH Subs shall sell, convey, assign, transfer and deliver to LSAT Inc., and LSAT Inc. shall purchase and acquire from the DTH Subs, in exchange for the DTH Transaction Consideration, all of the issued and outstanding LMI/LSAT Shares (the "DTH Transaction"). The DTH Transaction Consideration shall be allocated to each of the DTH Subs as set forth in Schedule 2.2 hereto.

    Section 2.3 CLOSING. Subject to the satisfaction or waiver of all of the Closing Conditions, the closing of the HC Transaction and the DTH Transaction (the "Closing") will take place on the second Business Day following the LSAT Inc. Stockholder Approval, at the offices of Liberty, unless another date or place is agreed in writing by the parties hereto.

    Section 2.4 ADJUSTMENT. All references in this Agreement to any number of shares of Series B Common Stock shall be subject to appropriate adjustment (which adjustment shall be made in an equitable manner in order to provide the parties with the economic benefits and burdens bargained for hereunder) in the event of stock splits, stock dividends, combinations or any recapitalization, reclassification or similar transaction involving LSAT Inc. the effective date or record date of which is on or after the date of this Agreement and on or before the Closing Date. If any spin-off, split-off or other transaction involving LSAT Inc. occurs, or a record date is established for any such transaction, and the preceding sentence does not provide a proper equitable adjustment for the Selling Parties with respect to such transaction, the shares of Series B Common Stock thereafter deliverable to the Selling Parties pursuant to this Agreement shall be adjusted, or shall be delivered together with securities issued or distributed in such transaction, so as to provide the Selling Parties with the consideration bargained for in this Agreement and to place them in the same position as they would have been in if such shares of Series B Common Stock had been delivered to them immediately prior to the record date for such transaction (which adjustment shall be made in an equitable manner and in accordance

                                     D-1-6
with NASDAQ listing rules in order to provide the parties with the economic benefits and burdens bargained for hereunder).

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES

    Section 3.1 LSAT HC REPRESENTATIONS AND WARRANTIES. LSAT HC hereby represents and warrants to LSAT Inc. as follows, it being understood and agreed that references herein to the LLC Holding Companies' properties, assets or business or any of them shall in no event be construed as a representation or warranty with respect to LSAT LLC or any of its properties, assets or businesses, and no such representation or warranty is made:

    Section 3.1.1 ORGANIZATION AND QUALIFICATIONS. Each of LSAT HC and each of the LLC Holding Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a material adverse effect on (i) the business, assets, financial or other condition, or results of operations of the Transferred Entities or LSAT LLC and its Subsidiaries, taken as a whole, or (ii) the ability of the Selling Parties to consummate the Transactions (each, a "Liberty Material Adverse Effect").

    Section 3.1.2    CAPITALIZATION; NO LIENS.

    (a) The LLC Holding Company Shares have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record as of the date hereof by LSAT HC free and clear of any Liens or Restrictions (other than any Liens or Restrictions arising out of or pursuant to this Agreement and any restrictions on transfer arising under the Securities Act and state securities laws). The LLC Holding Company Shares constitute all of the issued and outstanding equity interests of the LLC Holding Companies, and no other shares of capital stock or other voting securities of the LLC Holding Companies are issued, reserved for issuance or outstanding. There are no options or agreements relating to any issued or unissued capital stock of the LLC Holding Companies or obligating it or the LLC Holding Companies to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, the LLC Holding Companies. There are no outstanding contractual obligations of the LLC Holding Companies to repurchase, redeem or otherwise acquire any shares of capital stock of the LLC Holding Companies.

    (b) The LSAT LLC Interests set forth on Schedule 3.1.2(b) attached hereto are owned of record as of the date hereof by each LLC Holding Company, in the respective amounts set forth on such schedule, free and clear of any Liens or Restrictions (other than any Liens or Restrictions arising out of or pursuant to this Agreement, any restrictions on transfer arising under the Securities Act and state securities laws, and any restrictions arising under the LSAT LLC Documents). Each of the limited liability company interest certificates, if any, issued and outstanding that represent the LSAT LLC Interests held by an LLC Holding Company will be in the possession of such LLC Holding Company on the Closing Date.

    Section 3.1.3    AUTHORITY RELATIVE TO THIS AGREEMENT.

    (a) It has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.

                                     D-1-7

    (b) The execution and delivery of this Agreement by it and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate or organizational action, and no other corporate or organizational proceedings on its part are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by it and, assuming the due authorization, execution and delivery hereof by LSAT Inc., constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

    Section 3.1.4    NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement by it do not, and the performance of its respective obligations under this Agreement and the consummation of the Transactions by it will not, (i) conflict with or violate its certificate of incorporation or by-laws or other organizational documents; (ii) conflict with or constitute a violation by it of any law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to it or by which any of its property or assets is bound or affected, except in such instances as would not, individually or in the aggregate, have a Liberty Material Adverse Effect, and except that no representation or warranty is made herein with respect to the laws, regulations or rules of any Liberty Excluded Jurisdiction; or
       (iii) conflict with or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the loss or modification of any material right or benefit under, or give to any other Person any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any Lien on any of its property or assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation (collectively, the "Contractual Obligations") to which it is a party or by which it or any of its property or assets is bound or affected, except in such instances as would not, individually or in the aggregate, result in a Liberty Material Adverse Effect.

    (b) The execution and delivery of this Agreement by it do not, and the performance of its obligations under this Agreement and the consummation of the Transactions by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign governmental or regulatory agency, authority, commission or instrumentality (each a "Governmental Entity"), except for any Governmental Entity in a Liberty Excluded Jurisdiction, as to which no representation or warranty is made, and except for any such instances in which the failure to obtain such consents, approvals, waivers, authorizations or permits, or to make such filings or provide such notice would not, individually or in the aggregate, have a Liberty Material Adverse Effect.

    Section 3.1.5 SOLE ASSETS; NO LIABILITIES. Except for their obligations to LSAT Inc. under this Agreement and liabilities for Taxes and obligations under the tax sharing agreement between Liberty, its Subsidiaries and AT&T, the LLC Holding Companies have no assets, liabilities (whether absolute, accrued or contingent) or Subsidiaries, and have no unfulfilled commitments, other than their ownership interest in LSAT LLC and their rights and obligations under the LSAT LLC Documents or the agreements entered into in March 2000 with LSAT Inc.

    Section 3.1.6 LITIGATION. There are no material actions, suits, arbitrations, legal or administrative proceedings or investigations ("Legal Proceedings") pending or, to its knowledge, threatened against it and relating to or arising out of this Agreement or the Transactions or reasonably likely to have a Liberty Material Adverse Effect. There are no Legal Proceedings pending or, to its knowledge, threatened against the Transferred Entities owned by it. Neither the Transferred Entities owned by it nor any of their respective assets, properties or businesses, is subject to any judgment, decree, order,

                                     D-1-8
injunction or writ of any Governmental Entity or arbitrator that has had or is reasonably likely to have a Liberty Material Adverse Effect.

    Section 3.1.7    TAX MATTERS.

    Except as disclosed to LSAT Inc. in a letter dated as of the date of this Agreement (the "Liberty Disclosure Letter"):

    (a) The Transferred Entities owned by it have filed all material Returns that they were required to file. All such Returns are correct and complete in all material respects. All material Taxes owed by such Transferred Entities (whether or not shown on any Return) have been paid. There are no Liens for material Taxes (other than for current Taxes not yet due and payable or for items being contested in good faith and for which there are adequate reserves in accordance with GAAP on its books) on any of the assets of the Transferred Entities owned by it.

    (b) The Transferred Entities owned by it have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing by it to any employee, independent contractor or other third party.

    (c) No material deficiencies for any Taxes have been proposed, asserted or assessed against the Transferred Entities owned by it that are not adequately reserved for in accordance with GAAP in all cases applied on a consistent basis with the most recent Liberty balance sheet. None of the Returns of the Transferred Entities owned by it is currently the subject of an audit.

    (d) None of the Transferred Entities owned by it has any current non-contingent liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

    (e) If the income of the Transferred Entities owned by it is required under federal, state, local or foreign Tax rules to be included on a consolidated, unitary, combined or other such Return which includes Liberty or any of its Controlled Affiliates and which is filed by an entity other than such Transferred Entity, any such group has filed all Returns that it was required to file with respect to the Transferred Entities owned by it for each period during which such Transferred Entities owned by it were a member of such group. All such Returns were correct and complete in all material respects in so far as they relate to the Transferred Entities owned by it. All material Taxes owed by such group with respect to such Transferred Entities (whether or not shown on a Return) have been paid for each taxable period during which such Transferred Entities were a member of its group.

    (f) The normal period within which to examine and/or assess Taxes on the income of the Transferred Entities owned by it has not been extended with respect to any such entity by waiver of, or agreement to extend, the applicable statute of limitations or otherwise.

    (g) The Transferred Entities owned by it will not be party to any tax sharing or allocation agreement as of the Closing Date other than the Tax Sharing Agreement.

    Section 3.1.8 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by it or on its behalf.

    Section 3.1.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement, as set forth in the Liberty Disclosure Letter or as disclosed in any of Liberty's Available SEC Filings, since December 31, 2000,
(a) the Transferred Entities owned by it, taken as a whole, have conducted their business in the ordinary course, consistent with past practice, and (b) there has not occurred or

                                     D-1-9
arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Liberty Material Adverse Effect, other than events or developments generally affecting the industries in which LSAT LLC and its Subsidiaries operate, general economic conditions and matters affecting the securities and capital markets generally. No receiver or administrator of the Transferred Entities or of the whole or any part of their assets has been appointed.

    Section 3.1.10 INVESTMENT INTENTION. It is acquiring the HC Transaction Consideration for its own account, for investment purposes and not with a view to the distribution thereof.

    Section 3.1.11 ACCREDITED INVESTOR. It is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment and is able to bear the economic risk of such investment.

    Section 3.2 DTH SUB REPRESENTATIONS AND WARRANTIES. Each of the DTH Subs hereby severally represent and warrant to LSAT Inc. as follows, it being understood and agreed that references herein to the DTH Subs' properties, assets or business or LMI/LSAT's properties, assets or business, or any of them, shall in no event be construed as a representation or warranty with respect to LSAT LLC or any of its properties, assets or businesses, and no such representation or warranty is made:

    Section 3.2.1 ORGANIZATION AND QUALIFICATIONS. Each of the DTH Subs and LMI/LSAT is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a Liberty Material Adverse Effect.

    Section 3.2.2    CAPITALIZATION; NO LIENS.

    (a) The LMI/LSAT Shares owned by it as set forth on Schedule 3.2.2(a) have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record by it as of the date hereof free and clear of any Liens or Restrictions (other than any Liens or Restrictions arising out of or pursuant to this Agreement and any restrictions on transfer arising under the Securities Act and state securities laws). The DTH Subs jointly represent that the LMI/LSAT Shares listed on Schedule 3.2.2(a) represent 100% of the issued and outstanding shares of capital stock in LMI/LSAT. All of the share certificates, if any, issued and outstanding that represent the LMI/LSAT Shares owned by it will be delivered to LSAT Inc. on the Closing Date. The LMI/LSAT Shares constitute all of the issued and outstanding equity interests of LMI/LSAT, and no other shares of capital stock or other voting securities of LMI/LSAT are issued, reserved for issuance or outstanding. There are no options or agreements relating to any issued or unissued capital stock of LMI/LSAT or obligating it or LMI/LSAT to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, LMI/LSAT. There are no outstanding contractual obligations of LMI/LSAT to repurchase, redeem or otherwise acquire any shares of capital stock of LMI/LSAT.

    (b) The LSAT LLC Interests set forth on Schedule 3.2.2(b) attached hereto are owned of record as of the date hereof by LMI/LSAT, free and clear of any Liens or Restrictions (other than any Liens or Restrictions arising out of or pursuant to this Agreement, any restrictions on transfer arising under the Securities Act and state securities laws and any restrictions arising under the LSAT LLC Documents). Each of the limited liability company interest certificates,

                                     D-1-10
       if any, issued and outstanding that represent the LSAT LLC Interests held by LMI/LSAT will be in the possession of LMI/LSAT on the Closing Date.

    Section 3.2.3    AUTHORITY RELATIVE TO THIS AGREEMENT.

    (a) It has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.

    (b) The execution and delivery of this Agreement by it and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate or organizational action, and no other corporate or organizational proceedings on its part are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by it and, assuming the due authorization, execution and delivery hereof by LSAT Inc., constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

    Section 3.2.4    NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement by it do not, and the performance of its obligations under this Agreement and the consummation of the Transactions by it will not, (i) conflict with or violate its certificate of incorporation or by-laws or other organizational documents; (ii) conflict with or constitute a violation by it of any Laws applicable to it or by which any of its property or assets is bound or affected, except in such instances as would not, individually or in the aggregate, have a Liberty Material Adverse Effect, and except that no representation or warranty is made herein with respect to the laws, regulations or rules of any Liberty Excluded Jurisdiction; or
       (iii) conflict with or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the loss or modification of any material right or benefit under, or give to any other Person any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any Lien on any of its property or assets pursuant to, any Contractual Obligations to which it is a party or by which it or any of its property or assets is bound or affected, except in such instances as would not, individually or in the aggregate, result in a Liberty Material Adverse Effect.

    (b) The execution and delivery of this Agreement by it do not, and the performance of its respective obligations under this Agreement and the consummation of the Transactions by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for any Governmental Entity in a Liberty Excluded Jurisdiction, as to which no representation or warranty is made, and except for any such instances in which the failure to obtain such consents, approvals, waivers, authorizations or permits, or to make such filings or provide such notice would not, individually or in the aggregate, have a Liberty Material Adverse Effect.

    Section 3.2.5 SOLE ASSETS; NO LIABILITIES. Except for its obligations to LSAT Inc. under this Agreement and liabilities for Taxes and obligations under the tax sharing agreement between Liberty, its Subsidiaries and AT&T, LMI/LSAT has no assets, liabilities (whether absolute, accrued or contingent) or Subsidiaries, and has no unfulfilled commitments, other than its ownership interest in LSAT LLC and its rights and obligations under the LSAT LLC Documents or the agreements entered into in March 2000 with LSAT Inc.

    Section 3.2.6 LITIGATION. There are no Legal Proceedings pending or, to its knowledge, threatened against it and relating to or arising out of this Agreement or the Transactions or reasonably likely to have a Liberty Material Adverse Effect. There are no Legal Proceedings pending or, to its knowledge, threatened against the Transferred Entities owned by it. Neither LMI/LSAT nor any of its respective assets, properties or businesses, is subject to any judgment, decree, order, injunction or writ

                                     D-1-11
of any Governmental Entity or arbitrator that has had or is reasonably likely to have a Liberty Material Adverse Effect.

    Section 3.2.7    TAX MATTERS.

    Except as set forth in the Liberty Disclosure Letter:

    (a) LMI/LSAT has filed all material Returns that it was required to file. All such Returns are correct and complete in all material respects. All material Taxes owed by LMI/LSAT (whether or not shown on any Return) have been paid. There are no Liens for material Taxes (other than for current Taxes not yet due and payable or for items being contested in good faith and for which there are adequate reserves in accordance with GAAP on its books) on any of the assets of LMI/LSAT.

    (b) LMI/LSAT has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing by it to any employee, independent contractor or other third party.

    (c) No material deficiencies for any Taxes have been proposed, asserted or assessed against LMI/ LSAT that are not adequately reserved for in accordance with GAAP in all cases applied on a consistent basis with the most recent Liberty balance sheet. None of the Returns of LMI/ LSAT is currently the subject of an audit.

    (d) LMI/LSAT has no current non-contingent liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

    (e) If the income of LMI/LSAT is required under federal, state, local or foreign Tax rules to be included on a consolidated, unitary, combined or other such Return which includes Liberty or any of its Controlled Affiliates and which is filed by an entity other than LMI/LSAT, any such group has filed all Returns that it was required to file with respect to LMI/LSAT for each period during which LMI/LSAT was a member of such group. All such Returns were correct and complete in all material respects in so far as they relate to LMI/LSAT. All material Taxes owed by such group with respect to LMI/LSAT (whether or not shown on a Return) have been paid for each taxable period during which LMI/LSAT was a member of its group.

    (f) The normal period within which to examine and/or assess Taxes on the income of LMI/LSAT has not been extended with respect to any such entity by waiver of, or agreement to extend, the applicable statute of limitations or otherwise.

    (g) LMI/LSAT will not be party to any tax sharing or allocation agreement as of the Closing Date other than the Tax Sharing Agreement.

    Section 3.2.8 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by it or on its behalf.

    Section 3.2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement, as set forth in the Liberty Disclosure Letter or as disclosed in any of Liberty's Available SEC Filings, since December 31, 2000,
(a) LMI/LSAT has conducted its business in the ordinary course, consistent with past practice, and (b) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Liberty Material Adverse Effect, other than events or developments generally affecting the industries in which LSAT LLC and its Subsidiaries operate, general economic conditions and matters affecting the securities and capital markets generally. No receiver or administrator of LMI/LSAT or of the whole or any part of its assets has been appointed.

                                     D-1-12

    Section 3.2.10 INVESTMENT INTENTION. It is acquiring the DTH Transaction Consideration for its own account, for investment purposes and not with a view to the distribution thereof.

    Section 3.2.11 ACCREDITED INVESTOR. It is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment and is able to bear the economic risk of such investment.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF LSAT INC.

    LSAT Inc. hereby represents and warrants to the Selling Parties as follows:

    Section 4.1 ORGANIZATION AND QUALIFICATIONS. LSAT Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. LSAT Inc. has the requisite power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or, if applicable, in good standing, or to have such power, authority and governmental permits, approvals and other authorizations, would not, individually or in the aggregate, have a material adverse effect on (i) the business, assets, financial or other condition, or results of operations of LSAT Inc. and the Subsidiaries of LSAT Inc. taken as a whole, or (ii) the ability of LSAT Inc. to consummate the Transactions (each, an "LSAT Inc. Material Adverse Effect").

    Section 4.2 VALIDITY OF LSAT INC. SHARES. Following the LSAT Inc. Stockholder Approval, all of the shares of Series B Common Stock to be issued to the Selling Parties as HC Transaction Consideration and DTH Transaction Consideration pursuant to this Agreement will be duly authorized, and when issued in connection with the Transactions, will be validly issued, fully paid and nonassessable and free and clear of all Liens or Restrictions (other than Liens or Restrictions created by the Liberty Parties, and except for any restrictions on transfer arising under the Securities Act or state securities laws).

    Section 4.3    AUTHORITY RELATIVE TO THIS AGREEMENT.

    (a) LSAT Inc. has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions, subject to approval by the stockholders of LSAT Inc. as contemplated by Section 6.7 (the "LSAT Inc. Stockholder Approval").

    (b) The execution and delivery of this Agreement by LSAT Inc. and the consummation by LSAT Inc. of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of LSAT Inc. are necessary to authorize this Agreement or to consummate the Transactions, except for the LSAT Inc. Stockholder Approval. This Agreement has been duly and validly executed and delivered by LSAT Inc. and, assuming the due authorization, execution and delivery hereof by the Selling Parties, constitutes the legal, valid and binding obligation of LSAT Inc., enforceable against LSAT Inc. in accordance with its terms.

    Section 4.4    NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement by LSAT Inc. does not, and the performance of its obligations under this Agreement and the consummation of the Transactions by LSAT Inc. will not, (i) conflict with or violate the certificate of incorporation or by-laws of LSAT Inc.,
       (ii) conflict with or constitute a violation by LSAT Inc. of any Laws applicable to LSAT Inc. or

                                     D-1-13
       by which any property or asset of LSAT Inc. or any of its Subsidiaries is bound or affected, except in such instances which would not have an LSAT Inc. Material Adverse Effect, and except that no representation or warranty is made herein with respect to foreign laws, regulations or rules of jurisdictions in which LSAT Inc. does not directly or indirectly own any assets or conduct any business ("LSAT Inc. Excluded Jurisdictions") or (iii) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss or modification of a material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any Lien on any property or asset of LSAT Inc. or any of its Subsidiaries pursuant to, any Contractual Obligations to which LSAT Inc. or any of its Subsidiaries is a party or by which LSAT Inc. or any of its Subsidiaries or any property or asset of LSAT Inc. or any of its Subsidiaries is bound or affected, except in such instances which would not result in an LSAT Inc. Material Adverse Effect.

    (b) The execution and delivery of this Agreement by LSAT Inc. does not, and the performance of its obligations under this Agreement and the consummation of the Transactions by LSAT Inc. will not require any consent, approval, waiver, authorization or permit of, or filing with or notification to, any Governmental Entity, except for any Governmental Entity in an LSAT Inc. Excluded Jurisdiction, as to which no representation or warranty is made, and except for any instances in which the failure to obtain such consents, approvals, waivers, authorizations or permits, or to make such filings or provide such notice, would not, individually or in the aggregate, have an LSAT Inc. Material Adverse Effect.

    Section 4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement, as disclosed in any of LSAT Inc.'s Available SEC Filings, or as separately disclosed to Liberty in a letter dated as of the date of this Agreement (the "LSAT Disclosure Letter"), since December 31, 2000,
(a) LSAT Inc., together with its Subsidiaries, taken as a whole, has conducted its business in the ordinary course, consistent with past practice, and
(b) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, an LSAT Inc. Material Adverse Effect, other than events or developments generally affecting the industries in which LSAT Inc. and its Subsidiaries operate, general economic conditions and matters affecting the securities and capital markets generally. No receiver or administrator of LSAT Inc.'s or of the whole or any part of LSAT Inc.'s assets has been appointed.

    Section 4.6 LITIGATION. There are no Legal Proceedings pending or, to the knowledge of LSAT Inc., threatened against LSAT Inc. or any of its Subsidiaries, which could reasonably be expected to have, individually or in the aggregate, an LSAT Inc. Material Adverse Effect, nor is there any judgment, decree, order, injunction or writ of any court, Governmental Entity or arbitrator outstanding against LSAT Inc. or any of its Subsidiaries having, or which, insofar as can be reasonably foreseen, in the future is reasonably likely to have, any such LSAT Inc. Material Adverse Effect.

    Section 4.7 CAPITALIZATION. As of June 30, 2001, the issued capital stock of LSAT Inc. is as set forth in Schedule 4.7. All of such shares were duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth on Schedule 4.7 and for shares issued upon the exercise of the options listed on such schedule, there are no options or agreements relating to any issued or unissued capital stock of LSAT Inc. or obligating LSAT Inc. to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, LSAT Inc. There are no outstanding contractual obligations of LSAT Inc. to repurchase, redeem or otherwise acquire any shares of capital stock of LSAT Inc.

    Section 4.8 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made

                                     D-1-14
by or on behalf of LSAT Inc. (other than Salomon Smith Barney Inc., which has been engaged by LSAT Inc. to render an opinion as to the fairness of the Aggregate Consideration, from a financial point of view, to LSAT Inc., the fees and expenses of which are the sole obligation of LSAT Inc.).

    Section 4.9 DISCLOSURE. LSAT Inc. has filed with the SEC, to the extent required to be filed, all forms, statements, documents, reports or registration statements required to be filed by it or any of its Subsidiaries since
December 31, 2000 (collectively, the "LSAT Inc. SEC Reports"). The LSAT Inc. SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, and the rules and regulations thereunder, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by an LSAT Inc. Available SEC Filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including any notes thereto) of LSAT Inc. and its Subsidiaries included in the LSAT Inc. SEC Reports, at the time filed, fairly presented in all material respects the consolidated financial position, results of operations and cash flows of LSAT Inc. and its consolidated Subsidiaries, as at the respective dates thereof and for the respective periods indicated therein.

    Section 4.10    TAX MATTERS

    Except as set forth in Schedule 4.10:

    (a) LSAT Inc. and its Subsidiaries have filed all material Returns that they were required to file. All such Returns are correct and complete in all material respects. All material Taxes owed by LSAT Inc. or any of its Subsidiaries (whether or not shown on any Return) have been paid. There are no Liens for material Taxes (other than for current Taxes not yet due and payable or for items being contested in good faith and for which there are adequate reserves in accordance with GAAP on the books of LSAT Inc. or its applicable Subsidiary) on any of the assets of LSAT Inc. or its Subsidiaries.

    (b) LSAT Inc. and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other third party.

    (c) No material deficiencies for any Taxes have been proposed, asserted or assessed against LSAT Inc. or any of its Subsidiaries that are not adequately reserved for in accordance with GAAP in all cases applied on a consistent basis with the most recent LSAT Inc. balance sheet. None of the Returns of LSAT Inc. or any of its Subsidiaries is currently the subject of an audit.

    (d) Neither LSAT Inc. nor any of its Subsidiaries has any current non-contingent liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

    (e) If the income of LSAT Inc. or any of its Subsidiaries is required under federal, state, local or foreign Tax rules to be included on a consolidated, unitary, combined or other such Return which includes
       LSAT Inc. or any of its Controlled Affiliates and which is filed by an entity other than LSAT Inc., Liberty, or a Controlled Affiliate of either LSAT Inc. or Liberty, any such group has filed all Returns that it was required to file with respect to LSAT Inc. and its Subsidiaries for each period during which LSAT Inc. or such Subsidiaries were a member of such group. All such Returns were correct and complete in all material respects in so far as they relate to LSAT Inc. or any of its Subsidiaries. All material Taxes owed by such group with respect to LSAT Inc. or any of its Subsidiaries (whether or not shown on a Return) have been paid for each taxable period during which LSAT Inc. or such Subsidiaries were a member of its group.

                                     D-1-15

    (f) The normal period within which to examine and/or assess Taxes on the income of LSAT Inc. or any of its Subsidiaries has not been extended with respect to any such entity by waiver of, or agreement to extend, the applicable statute of limitations or otherwise.

    (g) Neither LSAT Inc. nor any of its Subsidiaries will be party to any tax sharing or allocation agreement as of the Closing Date other than the Tax Sharing Agreement and the Ascent Tax Sharing Agreement.

    Section 4.11 INVESTMENT INTENTION. It is acquiring the LLC Holding Company Shares and the LMI/LSAT Shares for its own account, for investment purposes and not with a view to the distribution thereof.

    Section 4.12 ACCREDITED INVESTOR. It is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment and is able to bear the economic risk of such investment.

                                   ARTICLE V
                          CONDUCT PENDING THE CLOSINGS

    Section 5.1 LIBERTY PROHIBITED ACTIONS. The Selling Parties covenant and agree that until the Closing Date, unless LSAT Inc. shall otherwise agree in writing prior to the taking of any action otherwise prohibited by the terms of this Section 5.1:

    (a) The Transferred Entities owned by it shall not issue or authorize the issuance of, grant or otherwise create any additional shares of, or any options to acquire any shares of, their capital stock or any debt or equity securities convertible into or exchangeable for such capital stock, and it shall not sell, mortgage, pledge or subject to Lien or Restriction any of the shares of capital stock of the Transferred Entities owned by it or any of the LSAT LLC Interests;

    (b) It shall not enter into, accept or otherwise agree to become bound by any negative covenant restricting in any manner the right of such entity to consummate the Transactions;

    (c) It shall not enter into or agree to enter into any agreement, contract or commitment affecting its direct ownership of or its rights to transfer the Transferred Entities owned by it or its indirect ownership of or its rights to transfer the LSAT LLC Interests;

    (d) Each of the Transferred Entities owned by it shall not conduct any business, other than holding and exercising the rights of a holder of the LSAT LLC Interests (subject to this Agreement);

    (e) Each of the Transferred Entities owned by it shall not incur or agree to become contingently liable with respect to any Indebtedness, or assume, guarantee or otherwise become responsible for the Indebtedness of any other party or agree to so do; for purposes of this Article V, "Indebtedness" shall mean and include (i) indebtedness for borrowed money whether short-term or long-term and whether secured or unsecured,
       (ii) indebtedness for the deferred purchase price of services or property, (iii) obligations under capitalized leases, (iv) obligations arising under acceptance facilities, (v) all obligations evidenced by bonds, debentures, notes or other similar instruments, (vi) all obligations upon which interest charges are customarily paid, and
       (vii) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, guarantee or obligation;

    (f) Each of the Transferred Entities shall not sell, transfer or contribute any of the LSAT LLC Interests held by each of the Transferred Entities, and the Selling Parties shall not sell,

                                     D-1-16
       transfer or contribute any of the ownership interests in the Transferred Entities held by the Selling Parties;

    (g) The Transferred Entities owned by it shall not enter into any Settlement Agreements;

    (h) The Transferred Entities owned by it shall not declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the capital stock of such Transferred Entity;

    (i) It shall not take any action, or enter into any transaction that would result in any representation or warranty made by it in this Agreement being untrue if then made or a breach of any covenant or agreement made by it in this Agreement; and

    (j) The Transferred Entities owned by it shall not merge, consolidate with or consummate any other business combination with any Person or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity.

    Section 5.2 LSAT INC. PROHIBITED ACTIONS. LSAT Inc. covenants and agrees that until the Closing Date, unless the Selling Parties shall otherwise agree in writing prior to the taking of any action otherwise prohibited by the terms of this Section 5.2, it will not and will not permit any of its Subsidiaries to:

    (a) Issue or authorize the issuance of, grant or otherwise create any additional shares of, or any options to acquire any shares of, their capital stock or any debt or equity securities convertible into or exchangeable for such capital stock, except for (i) issuances upon the exercise of outstanding options and SARs and the vesting of outstanding restricted stock, and (ii) grants of options, SARs and restricted stock in accordance with the ordinary course of business, consistent with past practices, and the exercise or vesting of such options, SARs and restricted stock;

    (b) Enter into, accept or otherwise agree to become bound by any negative covenant restricting in any manner the right of such entity to consummate the Transactions;

    (c) Incur or agree to become contingently liable with respect to any Indebtedness, or assume, guarantee or otherwise become responsible for the Indebtedness of any other party or agree to so do;

    (d) Declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

    (e) Take any action, or enter into any transaction that would result in any representation or warranty made by it in this Agreement being untrue if then made or a breach of any covenant or agreement made by it in this Agreement; or

    (f) Other than the SGN/DTH Transaction, merge, consolidate with or consummate any other business combination with any Person or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity.

                                     D-1-17

                                   ARTICLE VI
                              ADDITIONAL COVENANTS

    Section 6.1 APPROVALS. LSAT Inc. and the Selling Parties shall cooperate and use commercially reasonable efforts to obtain all consents, approvals and waivers (if any) from Governmental Entities required in connection with the Transactions; provided, however, that no Person shall be required to dispose of assets or agree to onerous conditions to obtain such consents, approvals or waivers. In the event any Legal Proceeding by any Governmental Entity or other Person is commenced that questions the validity or legality of the Transactions or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such Legal Proceeding and, if an injunction or other order is issued in any Legal Proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Transactions.

    Section 6.2 ACCESS TO INFORMATION. Subject to applicable Laws, from the date hereof to the Closing Date, the Selling Parties shall afford the officers, employees, auditors and agents ("Representatives") of LSAT Inc. access at reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books, records and Returns of or relating to the Transferred Entities and their businesses, and shall furnish such Representatives with all of the Transferred Entities' financial, operating and other data and information as may be reasonably requested. Subject to applicable Laws, from the date hereof to the Closing Date, LSAT Inc. shall afford the Representatives of the Selling Parties access at reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books, records and Returns of or relating to LSAT Inc. and its Subsidiaries and their businesses, and shall furnish such Representatives with all of LSAT Inc.'s and its Subsidiaries' financial, operating and other data and information as may be reasonably requested.

    Section 6.3 FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of LSAT Inc. and the Selling Parties shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities, make all filings and required submissions with Governmental Entities, and obtain all consents and approvals from parties to material contracts with the parties hereto or their respective Controlled Affiliates as are necessary for the consummation of the Transactions. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement shall use commercially reasonable efforts to take all such action.

    Section 6.4 PUBLIC ANNOUNCEMENTS. The parties to this Agreement and their respective Controlled Affiliates shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other parties to this Agreement, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other parties to this Agreement, issue such press release or make such public statement as may be required by Law or any listing agreement or arrangement to which any such Person or any of its Affiliates is a party with a national securities exchange or association if it has used all reasonable efforts to consult with the other parties to this Agreement and to obtain such parties' consent but has been unable to do so in a timely manner; provided that the party issuing such release or making such statement shall give written notice thereof to the other parties.

                                     D-1-18

    SECTION 6.5    NOTIFICATION OF CERTAIN MATTERS.

    (a) Prior to the Closing Date, each Selling Party shall promptly notify LSAT Inc. of:

        (i) any notice or other communication of which such party has knowledge from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

        (ii) any notice or other communication from any Governmental Entity that is received by such party in connection with the Transactions;

       (iii) any Legal Proceeding commenced or, to such party's knowledge, threatened against, relating to, involving or otherwise affecting the Transferred Entities;

        (iv) any Legal Proceeding commenced or, to such party's knowledge, threatened against, relating to, involving or otherwise affecting any of the Selling Parties or Transferred Entities that relates to the consummation of the Transactions; and

        (v) any event, condition or circumstance of which such party has knowledge that is reasonably likely to have or does have a Liberty Material Adverse Effect.

    (b) Prior to the Closing Date, LSAT Inc. shall promptly notify the Selling Parties of:

        (i) any notice or other communication from any Person of which LSAT Inc. has knowledge alleging that the consent of such Person is or may be required in connection with the Transactions;

        (ii) any notice or other communication from any Governmental Entity that is received by LSAT Inc. in connection with the Transactions;

       (iii) any Legal Proceeding commenced or, to LSAT Inc.'s knowledge, threatened against, relating to, involving or otherwise affecting LSAT Inc. or any of its Subsidiaries or that relates to the consummation of the Transactions; and

        (iv) any event, condition or circumstance of which LSAT Inc. has knowledge that is reasonably likely to have or does have an LSAT Inc. Material Adverse Effect.

    Section 6.6    CERTAIN TAX MATTERS.

    (a) TAX RETURNS. To the extent requested by LSAT Inc., the Selling Parties have made available or will make available to LSAT Inc. all Returns, and any amendments thereto (or the relevant portions thereof), filed by or on behalf of the Transferred Entities or with respect to their assets or businesses, for all taxable years or applicable periods ending on or prior to the Closing Date, in each case to the extent such Returns (or portions) are reasonably relevant to the preparation of Returns by or on behalf of the Transferred Entities or LSAT Inc. as transferee subsequent to the Closing Date. To the extent requested by any Selling Party, LSAT Inc. will make available to such Selling Party all Returns, and any amendments thereto (or the relevant portions thereof), filed by or on behalf of the Transferred Entities or with respect to their assets or businesses, for all taxable years or applicable periods ending after the Closing Date, in each case to the extent such Returns (or portions) are reasonably relevant to the preparation of Returns by the Selling Parties subsequent to the Closing Date.

    (b) TAX SHARING AGREEMENTS. Except as set forth in the Liberty Disclosure Letter, all tax settlement and tax-sharing agreements, arrangements, policies and guidelines, formal or informal, express or implied, other than this Section 6.6 and the Tax Sharing Agreement, to which the Transferred Entities are a party or may be subject ("Settlement Agreements") and all obligations thereunder shall terminate as to the Transferred Entities on or prior to the Closing Date, and after the Closing Date, neither the Transferred Entities nor LSAT Inc. as transferee

                                     D-1-19
       shall be bound by such Settlement Agreements or have any liability thereunder except as otherwise provided in this Section 6.6. Except as set forth on Schedule 4.10, all Settlement Agreements, other than this
       Section 6.6, the Tax Sharing Agreement and the Ascent Tax Sharing Agreement, to which LSAT Inc. is a party or may be subject and all obligations thereunder shall terminate as to LSAT Inc. on or prior to the Closing Date, and after the Closing Date, LSAT Inc. shall not be bound by such Settlement Agreements or have any liability thereunder.

    (c) FILING OF RETURNS.

        (i) For all taxable periods ending on or before the Closing Date, Liberty shall file or cause to be filed all Returns with respect to LSAT Inc, the Transferred Entities, and any Subsidiaries of
            LSAT Inc. other than those Returns specifically listed in
            Section 6.6(c)(ii) below.

        (ii) LSAT Inc. shall file or cause to be filed all Returns for taxable periods ending on or before the Closing Date, which include
             LSAT Inc. or any Subsidiary of LSAT Inc. but which do not include Liberty or an entity which is a Subsidiary of Liberty (other than LSAT Inc. and its Subsidiaries).

    (d) COOPERATION OF THE PARTIES. The parties shall cooperate with each other in connection with any Tax filing, investigation, audit or other proceeding relating to the Transferred Entities. The Selling Parties shall preserve all information, returns, books, records and documents relating to any liabilities for Taxes with respect to taxable periods ending on or prior to the Closing Date until the later of the expiration of all applicable statutes of limitation and extensions thereof, or a final determination with respect to Taxes for such period (if a Legal Proceeding or other action that is reasonably likely to lead to a final determination is commenced prior to the expiration of the statute of limitations and any extension thereof). LSAT Inc. shall preserve all information, returns, books, records and documents relating to any liabilities for Taxes with respect to taxable periods beginning on or after the Closing Date until the later of the expiration of all applicable statutes of limitation and extensions thereof, or a final determination with respect to Taxes for such period (if a Legal Proceeding or other action that is reasonably likely to lead to a final determination is commenced prior to the expiration of the statute of limitations and any extension thereof).

    (e) NOTICES REGARDING TAXES. If LSAT Inc. or the Transferred Entities receives any notice, whether orally or in writing, of any pending or threatened U.S. Federal, state, local, municipal or foreign tax examinations, claims, settlements, proposed adjustments, assessments or reassessments or related matters with respect to Taxes that could affect Liberty, the Selling Parties, or their Subsidiaries as they exist just prior to the Closing (or the Transferred Entities with respect to taxable periods or portions thereof ending on or before the applicable Closing
       Date), or if Liberty, the Selling Parties, or any of their Controlled Affiliates receive any notice of any such tax matter that could reasonably be expected to give rise to an indemnification obligation to LSAT Inc. under paragraph 6.6(g) below or otherwise materially adversely affect LSAT Inc., the party receiving such notice shall notify in writing the potentially affected party within ten (10) calendar days thereof. The failure of any party to give the notice required by this paragraph shall not impair that party's rights under this Agreement except to the extent that the other party demonstrates that it has been damaged thereby.

    (f) CONTROL OF TAX PROCEEDINGS. Except for Tax matters that AT&T exercises its right to control, the Selling Parties shall have the right to control any audit or examination by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating to or with respect to any Taxes of the Transferred Entities with respect to taxable periods ending on

                                     D-1-20
       or before the Closing Date. With respect to taxable periods ending after the Closing Date, the respective rights of the Selling Parties and LSAT Inc. to control any audit or examination by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating to or with respect to any Taxes of the Transferred Entities shall be set forth in the Tax Sharing Agreement to be entered into by Liberty and LSAT Inc. pursuant to
       Section 7.1(f) of this Agreement.

    (g) INDEMNIFICATION. After the Closing Date, the Selling Parties shall indemnify and hold harmless LSAT Inc., and its successors and assigns from and against any Tax liability of the Transferred Entities with respect to taxable periods (or portions thereof) ending on or before the Closing Date to the extent such amount exceeds any amount previously paid to LSAT Inc., and its Controlled Affiliates, successors and assigns with respect to such Tax pursuant to this Section 6.6. The Selling Parties shall pay such amounts as they are obligated to pay to LSAT Inc. within ten (10) calendar days after notice is given to the Selling Parties of the payment of any such applicable Tax liability by LSAT Inc., together with evidence of such payment and a statement setting forth in reasonable detail the nature and amount of such Tax liability, and to the extent not paid by the Selling Parties within such 10-day period, the amount due shall thereafter include interest thereon at a rate per annum equal to the prime rate as publicly announced from time to time by The Bank of New York (the "Overpayment Rate"), adjusted as and when changes to such Overpayment Rate shall occur, compounded semi-annually. The Selling Parties shall indemnify and hold harmless LSAT Inc., and each of its Affiliates, successors and assigns, from and against (i) any Tax liability for taxable periods (or portions thereof) ending on or before the Closing Date resulting from the Transferred Entities being severally liable for any Taxes of any consolidated group (including any Selling Affiliated Group) of which any of the Transferred Entities is or was a member prior to the Closing Date pursuant to Treasury Regulation Section1.1502-6 or any analogous state, local or foreign tax provision and, (ii) any Tax liability resulting from any of the Transferred Entities ceasing, as a result of these Transactions, to be a member of any Selling Affiliated Group of which it was a member prior to the Closing Date filing consolidated or combined Returns. To the extent permitted by law, the parties agree to treat indemnity payments under the Agreement as adjustments to the consideration paid for the Transferred Entities. LSAT Inc. shall be liable for and shall indemnify the Selling Parties for, all Taxes of the Transferred Entities for the period after the Closing Date. The method of indemnification and calculation of the amount for which indemnification is due shall be set forth in the Tax Sharing Agreement to be entered into pursuant to Section 7.1(f) of this Agreement.

    (h) RESTRICTIVE COVENANT. None of the parties hereto will take or cause to be taken (or fail to take or cause not to be taken) any action that would reasonably be expected to cause any of the HC Transaction, the DTH Transaction and/or the AEG Transaction to be a taxable transaction to the Selling Parties, LSAT Inc., any Affiliate of Liberty or LSAT Inc., or any Selling Affiliated Group; provided that the foregoing shall not restrict any party or its Affiliates from taking any action specifically contemplated by or provided for in this Agreement.

    Section 6.7    STOCKHOLDERS' MEETING; PROXY STATEMENT.

    (a) LSAT Inc. shall take all action necessary in accordance with applicable law and LSAT Inc.'s certificate of incorporation and by-laws to duly call and hold, as soon as reasonably practicable after the date hereof, an annual or special meeting of LSAT Inc. stockholders (the "Stockholder Meeting") for the purpose of considering and voting upon the approval and adoption of (i) this Agreement, (ii) the AEG Transaction Agreement,
       (iii) the Transactions, (iv) the AEG Transaction, and (v) an amendment to the certificate of incorporation of LSAT Inc. increasing the numbers of authorized shares of Series A Common Stock, par value

                                     D-1-21

       $1.00 per share, and Series B Common Stock by an amount not less than the amount necessary to consummate the Transactions and the AEG Transaction (collectively, the "Proposals"). The business of the meeting may also include, if the Stockholder Meeting is an annual meeting, the election of directors and any other matter of the type described in clauses
       (1) through (4) of Rule 14a-6(a) under the Exchange Act. Unless otherwise required by the fiduciary duties of the LSAT Inc. directors to LSAT Inc. and its stockholders under applicable law, the LSAT Inc. Board of Directors will recommend that the LSAT Inc. stockholders vote in favor of approval of the Proposals, and LSAT Inc. will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of such approval and to secure the votes of the stockholders of LSAT Inc. (and of any class or series of stockholders of LSAT Inc.) required by the Delaware General Corporation Law and the certificate of incorporation and by-laws of LSAT Inc. to effect the Transactions and the AEG Transaction. Liberty, as a stockholder of LSAT Inc., hereby agrees to vote in favor of the Proposals at the Stockholder Meeting.

    (b) As soon as reasonably practicable after the execution of this Agreement, LSAT Inc. shall prepare and file with the SEC, a preliminary proxy statement (the "Preliminary Proxy Statement") in form and substance reasonably satisfactory to each of LSAT Inc. and the Selling Parties with respect to the Stockholder Meeting. If permitted by the rules of the SEC, such filing shall be made on a confidential basis. Following resolution of comments, if any, of the SEC on the Preliminary Proxy Statement, LSAT Inc. shall prepare and file with the SEC a proxy statement on
       Schedule 14A with respect to the Stockholder Meeting (the "Proxy Statement"). LSAT Inc. shall use its reasonable efforts to respond to any comments of the SEC, to have the Proxy Statement cleared for mailing and to cause the Proxy Statement as filed with the SEC and thereafter amended or supplemented to be approved by the SEC and mailed to LSAT Inc.'s stockholders at the earliest practicable time. LSAT Inc. will notify the Selling Parties promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement or any other filing or for additional information, and will supply the Selling Parties with copies of all correspondence between it and any of its representatives, on the one hand, and the SEC or its staff or any other governmental officials on the other hand, with respect to the Proxy Statement, the Transactions, the AEG Transaction, or any filing with the SEC relating thereto. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing with the Commission in connection with this Agreement or the transactions contemplated hereby, LSAT Inc. shall promptly inform each of the Selling Parties of such occurrence and shall promptly file such amendment or supplement, which shall comply in all material respects with the provisions of the Securities Act and the Exchange Act, with the SEC or its staff or any other governmental officials, and shall use reasonable efforts to mail such amendment or supplement to the stockholders of LSAT Inc. at the earliest practicable date. LSAT Inc. shall promptly provide each of the Selling Parties (or its counsel) with copies of all filings made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party shall provide the other parties with drafts thereof and afford the other parties a reasonable opportunity to comment on such drafts. To the extent necessary, each of the Selling Parties shall cooperate with LSAT Inc. in order to meet the requirements of this Section 6.7(b).

    Section 6.8 LIBERTY GUARANTEES. LSAT Inc. agrees to indemnify the Liberty Parties and their Affiliates, in accordance with the terms and procedures set forth in Article IX hereof, for any and all claims, liabilities, obligations, losses and costs ("Guarantee Claims") incurred or suffered by any Liberty

                                     D-1-22

Party and its Affiliates after the Closing Date arising out of any guarantee or guarantee obligation listed on Schedule 6.8 and any guarantees or guarantee obligations entered into to replace any guarantee listed on Schedule 6.8 that do not materially increase the obligations of the guarantor thereunder, whether or not such Guarantee Claims accrued prior to, on or after the Closing Date except for any Guarantee Claims with respect to which the Liberty Parties are obligated to indemnify LSAT Inc. under Article IX hereof. LSAT Inc. shall use commercially reasonable efforts, and the Selling Parties will cooperate with LSAT Inc., to cause Liberty and its Affiliates (other than LSAT Inc.) to be released and replaced by LSAT LLC and/or The News Corporation Limited, Sky Global
Networks, Inc. or any other Person of comparable creditworthiness reasonably satisfactory to Liberty, as of the Closing Date, or as soon thereafter as possible, from all guarantees and guarantee obligations of Liberty and its Affiliates pursuant to the obligations listed on Schedule 6.8 and any guarantees or guarantee obligations entered into to replace any guarantee listed on
Schedule 6.8 that do not materially increase the obligations of the guarantor thereunder. The rights and obligations of LSAT Inc. under the immediately preceding sentence are expressly transferable in whole or in part to The News Corporation Limited, Sky Global Networks, Inc. or any other Person of comparable creditworthiness reasonably satisfactory to Liberty, in connection with the SGN/DTH Transaction and, upon the execution and delivery by any such transferee of an instrument of assumption reasonably satisfactory to Liberty, LSAT Inc. shall be automatically released from such obligations, to the extent so assumed.

    Section 6.9 TAX OPINION. At any time up until 10 Business Days prior to the Closing Date, the Selling Parties may notify LSAT Inc. that they will require the delivery of a Tax Opinion. If the Selling Parties deliver such a notice, the Selling Parties and LSAT Inc. shall cooperate with each other to provide Baker Botts L.L.P. with such certificates and/or other information relevant to the factual bases of such opinion as such law firm shall reasonably request.

    Section 6.10 RIGHTS UNDER MOUS. LSAT Inc. acknowledges and agrees that Liberty Media International, Inc. ("LMINT") is party to a North America DTH Platform Memorandum of Understanding dated as of July 1996 with Grupo Televisa, S.A. and The News Corporation Limited relating to a DTH platform intended to serve certain areas of North America and to a Multi-Country DTH Platform Memorandum of Understanding dated as of July 1996 with Globo Comunicacoes E Participacoes Ltda., Grupo Televisa, S.A. and The News Corporation Limited relating to a DTH platform intended to serve certain areas of Latin America (collectively, the "MOUs"). LSAT Inc. acknowledges and agrees that none of the rights of LMINT under or in connection with the MOUs will be assigned or transferred to LSAT Inc. or be made available to LSAT Inc. pursuant to this Agreement.

                                  ARTICLE VII
                               CLOSING CONDITIONS

    Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE TRANSACTIONS. The respective obligations of each party to this Agreement to effect the Transactions will be subject to satisfaction or, to the extent permitted by applicable Laws, the waiver, of the following conditions:

    (a) LSAT INC. STOCKHOLDER APPROVAL. The LSAT Inc. Stockholder Approval shall have been received.

    (b) CONSENTS AND APPROVALS. Receipt of all consents, waivers or approvals that may be required under applicable Law in order to consummate the Transactions, if the failure to receive any such consent, waiver or approval would (i) have an LSAT Inc. Material Adverse Effect or a Liberty Material Adverse Effect or (ii) have a material adverse effect on the business, assets, financial or other condition, or results of operations of the Liberty Parties and their Subsidiaries, taken as a whole, or prevent the Selling Parties from receiving, retaining and exercising full rights of ownership of the HC Transaction Consideration and the DTH Transaction Consideration, provided that this clause (ii) shall be a condition solely to the

                                     D-1-23
       obligations of the Selling Parties. Notwithstanding the foregoing, a party may not assert the failure to receive a consent, waiver or approval (or for a time period to expire or be terminated) as a condition to its obligations if such failure, expiration or termination arises out of or results from a breach by such party of any of its representations, warranties, covenants or agreements made herein. In such event, at the election of the non-breaching party, the date fixed for the Closing may be extended for up to ninety (90) days in order to seek to obtain such consent, waiver or approval (or for such time period to expire or be terminated).

    (c) ADVERSE ENACTMENTS. No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or Governmental Entity that restrains, enjoins or otherwise prohibits the consummation of the Transactions or imposes conditions which are unacceptable to any party (each party agreeing to use its commercially reasonable efforts to have any such order, judgment, decree or injunction lifted and any such statute, rule or regulation repealed, superseded or otherwise made inapplicable).

    (d) AEG TRANSACTION. All conditions precedent to the consummation of the AEG Transaction (other than the satisfaction or waiver of the conditions to the Transactions) shall have been satisfied or waived and the Transactions and the AEG Transaction shall be consummated concurrently.

    (e) REGISTRATION RIGHTS AMENDMENT. LSAT Inc. and the Selling Parties shall have entered into a Registration Rights Amendment, substantially in the form attached hereto as Exhibit A.

    (f) TAX SHARING AGREEMENT. LSAT Inc. and Liberty shall have entered into a Tax Sharing Agreement, substantially in the form attached hereto as Exhibit B.

    (g) SEPTEMBER 27 LETTER AGREEMENT. Liberty shall have assigned and delegated to LSAT LLC the rights and obligations of Liberty pursuant to the September 27 Letter Agreement to the extent relating to the SGN/DTH Transaction, as described therein, and the rights and obligations of Liberty Multicountry with respect to the funding requirements of Sky Argentina as set forth in the September 27 Letter Agreement, as amended and supplemented by a letter agreement dated as of February 6, 2001 and LSAT LLC shall have assumed such obligations.

    Section 7.2 CONDITIONS TO OBLIGATIONS OF THE SELLING PARTIES TO EFFECT THE TRANSACTIONS. The obligations of the Selling Parties to effect the Transactions are subject to the satisfaction of the following conditions, unless waived by the Selling Parties:

    (a) The representations and warranties of LSAT Inc. contained in this Agreement shall have been true in all material respects when made and shall be true in all material respects on and as of the Closing Date with the same force and effect as if then made, provided, however, that if any portion of any representation or warranty is already qualified by material adverse effect, for purposes of determining whether this
       Section 7.2(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects, and LSAT Inc. shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to the Closing.

    (b) LSAT Inc. shall have delivered to the Selling Parties a certificate, dated the Closing Date and signed by an authorized officer of LSAT Inc.,
       (i) certifying that the conditions specified in Section 7.2(a) have been fulfilled and (ii) attaching certified copies of the certificate of incorporation and by-laws of LSAT Inc.

                                     D-1-24

    (c) If the notice described in Section 6.9 hereof has been given to LSAT Inc. within the time period set forth therein, the Selling Parties shall have received a Tax Opinion to the effect that the Transactions will qualify as a tax-free exchange.

    Section 7.3 CONDITIONS TO OBLIGATIONS OF LSAT INC. TO EFFECT THE TRANSACTIONS. The obligations of LSAT Inc. to effect the Transactions are subject to the satisfaction of the following conditions, unless waived by LSAT Inc.:

    (a) The representations and warranties of the Selling Parties contained in this Agreement shall have been true in all material respects when made and shall be true in all material respects on and as of the Closing Date with the same force and effect as if then made, provided, however, that if any portion of any representation or warranty is already qualified by material adverse effect, for purposes of determining whether this
       Section 7.3(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects, and each of the Selling Parties shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to the Closing.

    (b) The Selling Parties shall have delivered to LSAT Inc. a certificate, dated the Closing Date and signed by an authorized officer of each of the Selling Parties, (i) certifying that the conditions specified in
       Section 7.3(a) have been fulfilled, and (ii) attaching certified copies of the organizational documents and by-laws of each of the Selling Parties.

    (c) Liberty shall not have entered into or agreed to enter into any agreement, contract or commitment affecting its indirect ownership of or any rights to cause the transfer of the LSAT LLC Interests in connection with the Transactions.

                                  ARTICLE VIII
                         TERMINATION, WAIVER, AMENDMENT

    Section 8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing Date by the mutual written consent of LSAT Inc. and the Selling Parties.

    Section 8.2 TERMINATION BY EITHER LSAT INC. OR THE SELLING PARTIES. This Agreement may be terminated and the Transactions may be abandoned by either
LSAT Inc. or the Selling Parties by written notice to the other party if any court of competent jurisdiction in the U.S. or any other jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting, or imposing conditions which are unacceptable to any party upon, the Transactions and such order, judgment or decree shall have become final and nonappealable.

    Section 8.3 TERMINATION BY LSAT INC. This Agreement may be terminated and the Transactions may be abandoned by LSAT Inc. at any time prior to the Closing Date if there has been a material breach by any of the Selling Parties of any material representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by the Selling Parties of notice of such breach from LSAT Inc.; provided, however, that the right to terminate this Agreement pursuant to this
Section 8.3 shall not be available to LSAT Inc. if LSAT Inc., at such time, is in material breach of any material representation, warranty, covenant or agreement set forth in this Agreement.

    Section 8.4 TERMINATION BY THE SELLING PARTIES. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing Date by the Selling Parties if there has

                                     D-1-25
been a material breach by LSAT Inc. of any material representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by LSAT Inc. of notice of such breach from the Selling Parties; provided, however, that the right to terminate this Agreement pursuant to this Section 8.4 shall not be available to the Selling Parties if the Selling Parties, at such time, are in material breach of any material representation, warranty, covenant or agreement set forth in this Agreement.

    Section 8.5 TERMINATION ON MATERIAL ADVERSE CHANGE. This Agreement may be terminated and the Transactions may be abandoned: (a) by LSAT Inc. at any time prior to the Closing Date if there has been a material adverse change in the assets or businesses of the Transferred Entities, other than any such change to the extent resulting from (i) any events or circumstances generally affecting the industry in which such assets or businesses are operated or (ii) the execution and delivery of this Agreement and the AEG Transaction Agreement or any public announcement thereof, or (b) by any of the Selling Parties at any time prior to the Closing Date if there has been a material adverse change in the assets or businesses of LSAT Inc. or any of its Subsidiaries, other than any such change to the extent resulting from (i) any events or circumstances generally affecting the industry in which such assets or businesses are operated or (ii) the execution and delivery of this Agreement and the AEG Transaction Agreement or any public announcement thereof.

    Section 8.6 TERMINATION BY CERTAIN DATE. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing Date by any party hereto if the Transactions shall not have been consummated by January 5, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 8.6 shall not be available to any party hereto if such party, at such time, is in material breach of any material representation, warranty, covenant or agreement set forth in this Agreement.

    Section 8.7 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Transactions pursuant to this Article VIII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement arising hereunder or in connection with the Transactions contemplated hereby, except that nothing herein will relieve any party from liability for any breach of this Agreement.

                                   ARTICLE IX
                                INDEMNIFICATION

    Section 9.1 GENERAL INDEMNIFICATION. Each of the Selling Parties, on the one hand, and LSAT Inc., on the other hand, shall indemnify and hold harmless the other party (and its directors, officers, employees and Affiliates) from and against and with respect to, and shall reimburse such party and its directors, officers, employees and Affiliates for, any and all losses, liabilities, obligations, and damages ("Losses") resulting from, based upon, arising out of or otherwise in respect of, and all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including reasonable attorneys' fees and expenses) other than any tax Liability for which indemnification is provided pursuant to Section 6.6(g) hereof ("Claims") incident or relating to or resulting from any untrue representation, breach of warranty or breach or nonfulfillment of any covenant or agreement made herein, or in any certificate delivered pursuant hereto, by the party from whom indemnification is claimed (the "Indemnifying Party").

    Section 9.2 INDEMNIFICATION PROCEDURES. The procedure for indemnification shall be as follows:

    (a) The party claiming indemnification (the "Claimant") shall promptly give written notice to the Indemnifying Party of any pending or threatened claim, action, suit, investigation or proceeding brought by a third party (a "Third Party Action"), specifying (i) the factual basis for such claim, including copies of any documents relating to the claim, and
       (ii) the amount of

                                     D-1-26
       the claim. Such notice shall be given by Claimant within five Business Days after written notice of the assertion or commencement thereof was given to Claimant, but failure to give timely notice shall not affect the indemnities given hereunder except to the extent that such failure actually prejudices the Indemnifying Party in defending against any such claim.

    (b) Subject in the case of tax proceedings to Section 6.6(f), if a Claimant gives notice to the Indemnifying Party of a Third Party Action, the Indemnifying Party shall be entitled to participate therein and, if it so desires, to assume the defense thereof with counsel reasonably satisfactory to the Claimant and, after notice from the Indemnifying Party to the Claimant of its election to assume the defense thereof, except as provided below, the Indemnifying Party shall not be liable to such Claimant under this Section 9.2 for any fees of other counsel or any other expenses, in each case subsequently incurred by such Claimant in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding an Indemnifying Party's election to assume the defense of a Third Party Action, the Claimant shall have the right to employ separate counsel and to participate in the defense of such Third Party Action, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the Indemnifying Party to represent the Claimant would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Third Party Action include both the Indemnifying Party and the Claimant, and the Claimant shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such claim on the Claimant's behalf),
       (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Claimant to represent the Claimant within a reasonable time after notice of the Third Party Action, or (iv) the Indemnifying Party shall authorize the Claimant to employ separate counsel at the Indemnifying Party's expense. If an Indemnifying Party assumes the defense of a claim, no compromise or settlement thereof may be effected by the Indemnifying Party without the Claimant's written consent unless (x) there is no finding or admission of any violation of law by Claimant and no effect on any other claims that may be made against the Claimant and (y) the sole relief sought is monetary damages that are to be paid in full by the Indemnifying Party.

    (c) In the event any Claimant should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Action, the Claimant shall as promptly as is practical notify the Indemnifying Party of such claim, describing such claim, the amount thereof (if known) and the method of computation of the amount of the claim, all with reasonable particularity. The failure to give any such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that such failure results in actual material prejudice to the Indemnifying Party. Upon the giving of such written notice as aforesaid, the Claimant shall have the right to enforce its rights under this Article IX.

    (d) The provisions of this Article IX are intended to be for the benefit of, and shall be enforceable by, each indemnified party and its successors in interest.

    Section 9.3 THRESHOLD AND LIMITATIONS. The rights of parties to seek indemnification under this Article IX are subject to the following limitations:

    (a) The Claimant shall not be entitled to receive any indemnification payment with respect to any Claims, other than Claims arising under Sections 3.1.2, 3.1.7, 3.1.8, 3.2.2, 3.2.7, 3.2.8, 4.2, 4.7, 4.8 or 4.10
       of this Agreement, until the aggregate Losses for which such Claimant would be otherwise entitled to receive indemnification exceed $3,000,000 (the "Threshold"). Once such aggregate Losses exceed the Threshold for either party, the Claimant shall be entitled to indemnification for the amount of all Losses which exceed the Threshold.

                                     D-1-27

    (b) No Claim may be asserted by any party unless a notice with respect to such Claim is given to the Indemnifying Party no later than 5 days after the expiration of any Survival Period applicable to such Claim.

                                   ARTICLE X
                                 MISCELLANEOUS

    Section 10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Subject to the further provisions of this Section 10.1, the representations and warranties of the Selling Parties contained in Section 3 and the representations and warranties of LSAT Inc. contained in Section 4 shall survive the Closing for a period ending twelve months after the Closing Date; provided, however, that the representations and warranties set forth in Sections 3.1.7, 3.1.8, 3.2.7, 3.2.8,
4.8 and 4.10 shall survive the Closing until the expiration of the applicable statute of limitations and that the representations and warranties contained in Sections 3.1.2, 3.2.2, 4.2 and 4.7 shall survive the Closing and remain in full force and effect without time limit (in each case the "Survival Period"), and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto. The covenants and agreements contained in this Agreement shall survive the consummation of the Transactions and be enforceable thereafter in accordance with their terms.

    Section 10.2 EXPENSES. Whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions (including filing fees, fees and expenses of legal counsel, investment bankers, brokers or other representatives and consultants) shall be paid by the party incurring such expenses. To the extent that any governmental filing is made jointly by any Liberty Party, or any of its Subsidiaries, and LSAT Inc., or any of its Subsidiaries, the filing fees and expenses related thereto will be paid by LSAT Inc.

    Section 10.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and on separate counterparts, all of which shall be considered the same agreement.

    Section 10.4    GOVERNING LAW; WAIVER OF JURY TRIAL.

    (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT THAT ANY PROVISIONS REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE SHALL BE GOVERNED THEREBY.

    (b) EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION. THIS SECTION 10.4(b) HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED OR REVOKED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT.

                                     D-1-28

    IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

    Section 10.5    SPECIFIC PERFORMANCE. Each of the Selling Parties and
LSAT Inc. acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of such parties agrees that the other shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the U.S. or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

    Section 10.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by prepaid overnight courier (with proof of service) or confirmed facsimile transmission to the parties as follows (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given (i) on receipt if delivered by hand, overnight courier or via facsimile transmission or (ii) on the third Business Day following mailing, if mailed (except that notice of change of address will not be deemed given until received):

    To the Selling Parties or other Liberty Parties:

                       Prior to August 12, 2001:
                       c/o Liberty Media Corporation
                       9197 South Peoria Street
                       Englewood, CO 80112
                       Facsimile: (720) 875-5858
                       Attn: Elizabeth Markowski
                       On or after August 12, 2001:
                       12300 Liberty Boulevard
                       Englewood, CO 80112
                       Facsimile: (720) 875-5858
                       Attn: Elizabeth Markowski

    with a copy (which shall not constitute notice) to:

                       Sherman & Howard L.L.C.
                       633 Seventeenth Street, Suite 3000
                       Denver, CO 80202
                       Facsimile: (303) 298-0940
                       Attn: Steven D. Miller

    To LSAT Inc.:

                       Liberty Satellite & Technology, Inc.
                       7600 East Orchard Road, Suite 330 South
                       Englewood, CO 80111
                       Facsimile: (303) 268-5465
                       Attn: Kenneth Carroll

                                     D-1-29
    with a copy (which shall not constitute notice) to:

                       Baker Botts L.L.P.
                       599 Lexington Avenue, Suite 2900
                       New York, NY 10022-6030
                       Facsimile: (212) 705-5125
                       Attn: Marc Leaf, Esq.

    Section 10.7    MISCELLANEOUS. This Agreement:

    (a) together with the Exhibits and the Schedules hereto, constitutes the entire agreement, and supersedes any and all other prior or contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof;

    (b) is not intended to and shall not confer upon any Person other than the parties hereto and their successors in interest any rights or remedies hereunder or by reason hereof, except as expressly provided in
       Article IX hereof; and

    (c) shall be binding upon, inure to the benefit of, and be enforceable by and against, the parties and their respective successors and assigns; provided, however, that this Agreement shall not, nor shall any of the rights or interests hereunder, be assigned by any party hereto or be assignable by operation of law or otherwise without the prior written consent of the other parties; provided, further, however, that after the Closing, LSAT Inc. may, subject to compliance with Section 6.6(h), assign its rights under this Agreement to any LSAT Inc. Subsidiary so long as LSAT Inc. remains responsible for all of its obligations hereunder and, prior to or after the Closing Date, each of the Selling Parties may, subject to compliance with Section 6.6(h), assign its rights and obligations hereunder by operation of law or in connection with the transfer of all or substantially all of its assets or may assign its rights hereunder to any Subsidiary of Liberty so long as the Selling Parties remain responsible for all of their obligations hereunder.

    Section 10.8 HEADINGS. The headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 10.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    Section 10.10 FURTHER ASSURANCES. Each of the parties hereto will sign and deliver, without additional consideration, such other documents of further assurance as may reasonably be necessary to give effect to the provisions of this Agreement.

                                     D-1-30

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                                       LMC/LSAT HOLDINGS, INC.

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Executive Vice President

                                                       LIBERTY BRAZIL DTH INC.

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Executive Vice President

                                                       LIBERTY MEXICO DTH INC.

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Executive Vice President

                                                       LIBERTY MULTICOUNTRY DTH, INC.

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Executive Vice President

                                                       LIBERTY INTERNATIONAL DTH, INC.

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Executive Vice President

                                                       LIBERTY LATIN PARTNERS, INC.

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Executive Vice President

                                     D-1-31

                                                       LIBERTY SATELLITE & TECHNOLOGY, INC.

                                                       By:  /s/ KENNETH G. CARROLL
                                                            -----------------------------------------
                                                            Name: Kenneth G. Carroll
                                                            Title: Chief Financial Officer

                                                       LIBERTY MEDIA CORPORATION, for
                                                       purposes of the final sentence of
                                                       Section 6.7(a) hereof, only

                                                       By:  /s/ CARL E. VOGEL
                                                            -----------------------------------------
                                                            Name: Carl E. Vogel
                                                            Title: Senior Vice President

                                     D-1-32

                                                                       ANNEX D-2

                             FIRST AMENDMENT TO THE
                               PURCHASE AGREEMENT

    First Amendment (this "Amendment") dated as of November 30, 2001 by and among LMC/LSAT Holdings, Inc. ("LSAT HC"), a Delaware corporation, Liberty Brazil DTH Inc. ("Liberty Brazil"), a Colorado corporation, Liberty Mexico
DTH Inc. ("Liberty Mexico"), a Colorado corporation, Liberty Multicountry
DTH, Inc. ("Liberty Multicountry"), a Colorado corporation, Liberty International DTH, Inc. ("Liberty International"), a Colorado corporation, Liberty Latin Partners, Inc. ("Liberty Latin"), a Delaware corporation, Liberty Satellite & Technology, Inc. ("LSAT Inc."), a Delaware corporation, and, only for purposes of the final sentence of Section 6.7(a) of the Agreement (as defined below), Liberty Media Corporation ("Liberty"), a Delaware corporation. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement (the "Agreement") dated as of August 16, 2001 by and among LSAT HC, Liberty Brazil, Liberty Mexico, Liberty Multicountry, Liberty International, Liberty Latin, LSAT Inc., and, only for purposes of the final sentence of Section 6.7(a) thereof, Liberty.

                                    RECITALS

    WHEREAS, the parties hereto entered into the Agreement, providing for LSAT Inc. to acquire all the equity interest in LSAT LLC that it does not already own from LSAT HC and the DTH Subs, in exchange for shares of LSAT Inc.'s Series B Common Stock; and

    WHEREAS, the parties hereto desire to amend the Agreement to extend the date provided for in Section 8.6 thereof; and

    WHEREAS, the parties hereto desire to amend the Liberty Disclosure Letter and LSAT Inc. Disclosure Letter delivered with the Agreement on August 16, 2001;

    NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

    Section 1. AMENDMENT OF TERMINATION BY CERTAIN DATE. Section 8.6 of the Agreement is amended by deleting "January 5, 2002" and replacing it with "March 6, 2002".

    Section 2. AMENDMENT OF DISCLOSURE LETTERS. The Liberty Disclosure Letter and the LSAT Inc. Disclosure Letter are amended by deleting the Liberty Disclosure Letter and LSAT Inc. Disclosure Letter delivered with the Agreement on August 16, 2001 in their entirety and replacing them with the Liberty Disclosure Letter and LSAT Inc. Disclosure Letter, respectively, delivered on the date hereof.

    Section 3. PURCHASE AGREEMENT AS AMENDED. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby. The foregoing amendment shall be effective as of the date hereof and, except as set forth herein, the Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

    Section 4. COUNTERPARTS. This Amendment may be executed in two or more counterparts, and on separate counterparts, all of which shall be considered the same amendment.

    Section 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT THAT ANY PROVISIONS REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE SHALL BE GOVERNED THEREBY.

                                     D-2-1

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

                                                       LMC/LSAT HOLDINGS, INC.

                                                       By:  /s/ DAVID J. A. FLOWERS
                                                            -----------------------------------------
                                                            Name: David J. A. Flowers
                                                            Title: Senior Vice President

                                                       LIBERTY BRAZIL DTH INC.

                                                       By:  /s/ DAVID J. A. FLOWERS
                                                            -----------------------------------------
                                                            Name: David J. A. Flowers
                                                            Title: Senior Vice President

                                                       LIBERTY MEXICO DTH INC.

                                                       By:  /s/ DAVID J. A. FLOWERS
                                                            -----------------------------------------
                                                            Name: David J. A. Flowers
                                                            Title: Senior Vice President

                                                       LIBERTY MULTICOUNTRY DTH, INC.

                                                       By:  /s/ DAVID J. A. FLOWERS
                                                            -----------------------------------------
                                                            Name: David J. A. Flowers
                                                            Title: Senior Vice President

                                                       LIBERTY INTERNATIONAL DTH, INC.

                                                       By:  /s/ DAVID J. A. FLOWERS
                                                            -----------------------------------------
                                                            Name: David J. A. Flowers
                                                            Title: Senior Vice President

                                                       LIBERTY LATIN PARTNERS, INC.

                                                       By:  /s/ DAVID J. A. FLOWERS
                                                            -----------------------------------------
                                                            Name: David J. A. Flowers
                                                            Title: Senior Vice President

                                                       LIBERTY SATELLITE & TECHNOLOGY, INC.

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Chairman

                                                       LIBERTY MEDIA CORPORATION, for purposes of the
                                                       final sentence of Section 6.7(a) of the
                                                       Agreement, only

                                                       By:  /s/ DAVID J. A. FLOWERS
                                                            -----------------------------------------
                                                            Name: David J. A. Flowers
                                                            Title: Senior Vice President

                                     D-2-2

                                                                       ANNEX D-3



                            SECOND AMENDMENT TO THE
                               PURCHASE AGREEMENT



    Second Amendment dated as of February 7, 2002 by and among LMC/LSAT Holdings, Inc. ("LSAT HC"), a Delaware corporation, Liberty Brazil DTH Inc. ("Liberty Brazil"), a Colorado corporation, Liberty Mexico DTH Inc. ("Liberty Mexico"), a Colorado corporation, Liberty Multicountry DTH, Inc. ("Liberty Multicountry"), a Colorado corporation, Liberty International DTH, Inc. ("Liberty International"), a Colorado corporation, Liberty Latin Partners, Inc. ("Liberty Latin"), a Delaware corporation, Liberty Satellite & Technology, Inc. ("LSAT Inc."), a Delaware corporation, and, only for purposes of the final sentence of Section 6.7(a) of the Agreement (as defined below), Liberty Media Corporation ("Liberty"), a Delaware corporation (this "Amendment"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement dated as of August 16, 2001, as amended on November 30, 2001, by and among LSAT HC, Liberty Brazil, Liberty Mexico, Liberty Multicountry, Liberty International, Liberty Latin, LSAT Inc., and, only for purposes of the final sentence of Section 6.7(a) thereof, Liberty (the "Agreement").



                                    RECITALS



    WHEREAS, the parties hereto entered into the Agreement, providing for LSAT Inc. to acquire all the equity interest in LSAT LLC that it does not already own from LSAT HC and the DTH Subs, in exchange for shares of LSAT Inc.'s Series B Common Stock; and



    WHEREAS, the parties hereto desire to amend the Agreement to extend the date provided for in Section 8.6 thereof and to provide for the payment of certain funding obligations of LSAT LLC;



    NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:



    Section 1. FUNDING OBLIGATIONS COVENANT. The following Section 6.11 is added to the Agreement:



        "Section 6.11  SKY LATIN AMERICA FUNDING OBLIGATIONS.



    (a) LSAT Inc. and the Selling Parties acknowledge that certain amounts necessary for LSAT LLC to fulfill its funding obligations to the Sky Latin America entities have previously been provided to LSAT LLC by LSAT Inc. and the Transferred Entities in the form of loans, in the amounts set forth on Schedule 6.11 attached hereto. Prior to the Closing, LSAT Inc. and the Transferred Entities shall continue to provide, in the form of loans to LSAT LLC in the respective percentages set forth on Schedule 6.11, such amounts as may be necessary to fulfill such funding obligations. At the Closing, the Selling Parties will contribute to LSAT Inc., as part of the Transactions and for no additional consideration, one or more notes receivable from the Transferred Entities in the aggregate amount of $18,552,577.89 which represents the portion of the funding obligations of LSAT LLC to the Sky Latin America entities that the Transferred Entities have provided to LSAT LLC in the form of loans prior to December 31, 2001.



    (b) Any notes receivable to the Selling Parties from the Transferred Entities in the amount of any loans made after December 31, 2001 by the Transferred Entities to LSAT LLC to fulfill its funding obligations shall not be contributed to LSAT Inc. and shall remain obligations of the Transferred Entities to the Selling Parties and shall be paid at the Closing."


                                     D-3-1

    Section 2. AMENDMENT OF TERMINATION BY CERTAIN DATE. Section 8.6 of the Agreement is amended by deleting "March 6, 2002" and replacing it with "April 1, 2002".



    Section 3. PURCHASE AGREEMENT AS AMENDED. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby. The foregoing amendment shall be effective as of the date hereof and, except as set forth herein, the Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.



    Section 4. COUNTERPARTS. This Amendment may be executed in two or more counterparts, and on separate counterparts, all of which shall be considered the same amendment.



    Section 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT THAT ANY PROVISIONS REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE SHALL BE GOVERNED THEREBY.


                                     D-3-2

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.



                                                       LMC/LSAT HOLDINGS, INC.

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Executive Vice President

                                                       LIBERTY BRAZIL DTH INC.

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Executive Vice President

                                                       LIBERTY MEXICO DTH INC.

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Executive Vice President

                                                       LIBERTY MULTICOUNTRY DTH, INC.

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Executive Vice President

                                                       LIBERTY INTERNATIONAL DTH, INC.

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Executive Vice President

                                                       LIBERTY LATIN PARTNERS, INC.

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Executive Vice President


                                     D-3-3

                                                       LIBERTY SATELLITE & TECHNOLOGY, INC.

                                                       By:  /s/ KENNETH G. CARROLL
                                                            -----------------------------------------
                                                            Name: Kenneth G. Carroll
                                                            Title: Senior Vice President and Acting
                                                            President

                                                       LIBERTY MEDIA CORPORATION, for purposes of the
                                                       final sentence of Section 6.7(a) of the
                                                       Agreement, only

                                                       By:  /s/ GARY S. HOWARD
                                                            -----------------------------------------
                                                            Name: Gary S. Howard
                                                            Title: Executive Vice President


                                     D-3-4

                                                                         ANNEX E

                      OPINION OF SALOMON SMITH BARNEY INC.
                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

November 30, 2001
The Board of Directors
Liberty Satellite & Technology, Inc.
7600 East Orchard Road
Englewood, Colorado 80111

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to Liberty Satellite & Technology, Inc. ("Liberty Satellite") of the Aggregate Consideration (as defined below) to be paid pursuant to the terms and subject to the conditions set forth in (i) the Purchase Agreement, dated as of August 8, 2001 (the "Ascent Purchase Agreement"), and to be amended as of November 30, 2001, among Liberty Satellite, Liberty AEG, Inc., a wholly owned subsidiary of Liberty Media Corporation ("Liberty Media" and, such subsidiary, "Liberty AEG"), and Liberty Media and (ii) the Purchase Agreement, dated as of August 8, 2001 (the "LSAT LLC Purchase Agreement" and, together with the Ascent Purchase Agreement, the "Purchase Agreements"), and to be amended as of November 30, 2001, among certain affiliates of Liberty Media, Liberty Satellite and Liberty Media. As more fully described in the Purchase Agreements, Liberty Satellite will purchase all of the outstanding shares of the capital stock, par value of $0.01 per share, of Ascent Entertainment Group, Inc. ("Ascent" and, such capital stock, "Ascent Capital Stock") and all of the outstanding limited liability company interests in LSAT LLC not currently owned by Liberty Satellite (such purchases, collectively, the "Transaction") in exchange for an aggregate of 340,000,000 shares of Series B common stock, par value $1.00 per share, of Liberty Satellite ("Liberty Satellite Series B Common Stock" and, such aggregate number of shares, the "Aggregate Consideration").

    In arriving at our opinion, we reviewed the Purchase Agreements and drafts dated November 30, 2001 of amendments thereto, and held discussions with certain senior officers, directors and other representatives and advisors of Liberty Satellite and certain senior officers and other representatives of Liberty Media concerning the businesses, operations and prospects of Liberty Satellite, Ascent, LSAT LLC and certain companies in which such entities have an equity interest (the "Investment Entities"). We examined certain publicly available business and financial information relating to Liberty Satellite, Ascent, LSAT LLC and certain of the Investment Entities as well as certain financial forecasts and other information and data relating to Liberty Satellite, Ascent, LSAT LLC and certain of the Investment Entities which were provided to or otherwise discussed with us by the respective managements of Liberty Satellite and Liberty Media. We reviewed the financial terms of the Transaction as set forth in the Purchase Agreements in relation to, among other things: current and historical market prices and trading volumes of Liberty Satellite Series B Common Stock; the financial condition and historical and projected financial and operating data of Liberty Satellite, Ascent, LSAT LLC and certain of the Investment Entities; and the capitalization of Liberty Satellite, Ascent, LSAT LLC and certain of the Investment Entities. We analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of certain of the Investment Entities. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

    In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or

The Board of Directors
Liberty Satellite & Technology, Inc.
November 30, 2001
Page 2

furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of Liberty Satellite and Liberty Media that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Liberty Satellite and Liberty Media as to the future financial performance of Liberty Satellite, Ascent, LSAT LLC and certain of the Investment Entities. We have assumed, with your consent, that the Transaction will be consummated in accordance with its terms, without any waiver, modification or amendment of any material term, condition or agreement. In addition, representatives of Liberty Satellite have advised us, and we therefore further have assumed, that the final terms of the Purchase Agreements, in the forms to be amended, will not vary materially from those set forth in the drafts of the amendments reviewed by us. We are not expressing any opinion as to what the value of the Liberty Satellite Series B Common Stock actually will be when issued in the Transaction or the price at which the Liberty Satellite Series B Common Stock will trade at any time. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Liberty Satellite, Ascent, LSAT LLC or the Investment Entities, nor have we made any physical inspection of the properties or assets of Liberty Satellite, Ascent, LSAT LLC or the Investment Entities. In connection with our engagement, we were not requested to, and we did not, participate in the negotiation or structuring of the Transaction. Our opinion does not address, and we express no view as to, the relative merits of the Transaction as compared to any alternative business strategies that might exist for Liberty Satellite or the effect of any other transaction in which Liberty Satellite might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

    Salomon Smith Barney Inc. has been retained solely for purposes of rendering an opinion in connection with the Transaction and will receive a fee for such services upon delivery of such opinion. We and our affiliates in the past have provided, and currently are providing, services to Liberty Media unrelated to the proposed Transaction, for which services we and our affiliates have received and will receive compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Liberty Satellite, Liberty Media and their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Liberty Satellite, Liberty Media and their respective affiliates.

    Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Liberty Satellite in its evaluation of the proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Transaction or as to any other matters relating to the Transaction.

    Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Aggregate Consideration to be paid in the Transaction is fair, from a financial point of view, to Liberty Satellite.

                                          Very truly yours,

                                          /s/ SALOMON SMITH BARNEY INC.
                                          SALOMON SMITH BARNEY INC.

                                                                       ANNEX F-1

                            CERTIFICATE OF AMENDMENT

                                       OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                                       OF


                      LIBERTY SATELLITE & TECHNOLOGY, INC.

    Liberty Satellite & Technology Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby further amended by adding thereto the following new Section to the end of Article IV:

                                   "SECTION D

                                 REVERSE SPLIT

               1.  Share Value Change.


               Effective immediately upon the filing in the office of the Secretary of State of the State of Delaware of the Certificate of Amendment that provides for this Section D to the Corporation's Amended and Restated Certificate of Incorporation (the "Effective Time"), the outstanding shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be and hereby are combined and reclassified as follows: (i) each share of Series A Common Stock shall be reclassified as and converted into one-fifth of a share of Series A Common Stock; and (ii) each share of Series B Common Stock shall be reclassified as and converted into one-fifth of a share of Series B Common Stock, and the total number of shares of capital stock, and of each class of capital stock, that the Corporation has the authority to issue, as set forth in the first paragraph of this
           Article IV, and the total number of shares of Series A Common Stock and the total number of shares of Series B Common Stock as designated in Section A of this Article IV, shall in each case be reduced to a number that is one-fifth of the number so set forth; provided, however, that fractional shares of Common Stock will not be issued in connection with such combination and reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fractional share of Common Stock by five times the average closing price, if available or if such price is not available, the closing bid price per share of Common Stock on the OTC Bulletin Board for the five trading days immediately preceding the Effective Time hereof, such payment to be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation.


               2.  Certificate Exchange.

               Certificates representing shares combined and reclassified as provided herein are hereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new

                                     F-1-1
           certificates representing the number of shares held by such holders as a result of such combination and reclassification.

               3.  Series B Preferred Stock Voting Power Change.

               Subject to and immediately following the effectiveness of the reverse stock split described under paragraph 1 above, the terms of the Certificate of Designations of the Series B Preferred Stock of the Corporation shall be and hereby are amended to provide that the voting power of the holders of Series B Preferred Stock will be proportionately reduced by a factor of five to reflect the combination and reclassification of the shares of Common Stock provided by this Section D, such that the holders of the Series B Preferred Stock will be entitled to 1,116 votes per share of Series B Preferred Stock upon all matters upon which holders of Series A Common Stock are entitled to vote."

        2. The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate this   th
day of             , 2002.

                                                       LIBERTY SATELLITE & TECHNOLOGY, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:  Kenneth G. Carroll
                                                            Title:   Senior Vice President
                                                                   and Chief Financial Officer

                                     F-1-2

                                                                       ANNEX F-2

                            CERTIFICATE OF AMENDMENT

                                       OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                                       OF


                      LIBERTY SATELLITE & TECHNOLOGY, INC.


    Liberty Satellite & Technology Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:


        1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding thereto the following new Section to the end of Article IV:

                                   "SECTION D

                                 REVERSE SPLIT

        1.  Share Value Change.


           Effective immediately upon the filing hereof in the office of the Secretary of State of the State of Delaware of the Certificate of Amendment that provides for this Section D to the Corporation's Amended and Restated Certificate of Incorporation (the "Effective Time"), the outstanding shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be and hereby are combined and reclassified as follows: (i) each share of Series A Common Stock shall be reclassified as and converted into one-tenth of a share of Series A Common Stock; and (ii) each share of Series B Common Stock shall be reclassified as and converted into one-tenth of a share of Series B Common Stock, and the total number of shares of capital stock, and of each class of capital stock, that the Corporation has the authority to issue, as set forth in the first paragraph of this Article IV, and the total number of shares of Series A Common Stock and the total number of shares of Series B Common Stock as designated in Section A of this
       Article IV, shall in each case be reduced to a number that is one-tenth of the number so set forth; provided, however, that fractional shares of Common Stock will not be issued in connection with such combination and reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fractional share of Common Stock by ten times the average closing price, if available or if such price is not available, the closing bid price per share of Common Stock on the OTC Bulletin Board for the five trading days immediately preceding the Effective Time hereof, such payment to be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation.


        2.  Certificate Exchange.

           Certificates representing shares combined and reclassified as provided herein are hereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates

                                     F-2-1
       representing the number of shares held by such holders as a result of such combination and reclassification.

        3.  Series B Preferred Stock Voting Power Change.

           Subject to and immediately following the effectiveness of the reverse stock split described under paragraph 1 above, the terms of the Certificate of Designations of the Series B Preferred Stock of the Corporation shall be and are hereby amended to provide that the voting power of the holders of Series B Preferred Stock will be proportionately reduced by a factor of ten to reflect the combination and reclassification of the shares of Common Stock provided by this Section D, such that the holders of the Series B Preferred Stock will be entitled to 558 votes per share of Series B Preferred Stock upon all matters upon which holders of Series A Common Stock are entitled to vote."

        2. The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate this   th
day of             , 2002.

                                                       LIBERTY SATELLITE & TECHNOLOGY, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:  Kenneth G. Carroll
                                                            Title:   Senior Vice President
                                                                   and Chief Financial Officer

                                     F-2-2

REVOCABLE PROXY



                      LIBERTY SATELLITE & TECHNOLOGY, INC.
                 ANNUAL MEETING OF STOCKHOLDERS--MARCH 26, 2002
          THIS PROXY IS SOLICITED ON BEHALF THE BOARD OF DIRECTORS OF
                      LIBERTY SATELLITE & TECHNOLOGY, INC.



    THE UNDERSIGNED HEREBY APPOINTS KENNETH G. CARROLL AND PAMELA J. STRAUSS, AND EACH OR EITHER OF THEM WITH FULL POWER OF SUBSTITUTION, AS PROXIES FOR THE UNDERSIGNED, AND AUTHORIZES THEM TO REPRESENT AND VOTE, AS DESIGNATED ON THE REVERSE SIDE HEREOF, IN ACCORDANCE WITH THEIR JUDGMENT UPON ANY OTHER MATTERS PROPERLY PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS, ALL THE SHARES OF COMPANY STOCK HELD OF RECORD BY THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON FEBRUARY 1, 2002, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 26, 2002, AND OR AT ANY AND ALL ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT, PRIOR TO THE EXECUTION OF THIS PROXY, OF NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, A PROXY STATEMENT DATED FEBRUARY 11, 2002 AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000.



    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH HEREIN. The board of directors recommends a vote "FOR" the election of the nominees named herein as directors of Liberty Satellite & Technology, Inc. and "FOR" each of the other proposals set forth on the reverse side hereof.


1. Election of the following persons as directors of Liberty Satellite & Technology, Inc.:

      Alan M. Angelich       William H. Berkman     John W. Goddard        Gary S. Howard
      Robert R. Bennett      William R. Fitgerald   J. Curt Hockemeier


      FOR   / /                 WITHHOLD   / /            EXCEPTIONS   / /


----------------------------------------------------------------------------


    Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided above.



2. Approval of an amendment to Liberty Satellite & Technology, Inc.'s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Liberty Satellite & Technology, Inc.'s capital stock from 220,000,000 shares to 1,750,000,000 shares, of which 1,000,000,000 shares shall be designated Series A common stock, par value $1.00 per share, 700,000,000 shares shall be designated Series B common stock, par value $1.00 per share, and 50,000,000 shares shall be designated preferred stock, par value $.01 per share.


      FOR   / /                 AGAINST   / /             ABSTAIN   / /

3. Approval of transactions whereby Liberty Media Corporation will contribute to Liberty Satellite & Technology, Inc. certain assets and businesses in exchange for 340,000,000 shares of the Series B common stock of Liberty Satellite & Technology, Inc.

      FOR   / /                 AGAINST   / /             ABSTAIN   / /


4. Ratification of the appointment of KPMG LLP as independent auditors for Liberty Satellite & Technology, Inc. for the year ended December 31, 2001.


      FOR   / /                 AGAINST   / /             ABSTAIN   / /

5. Approval of an amendment to Liberty Satellite & Technology, Inc.'s Amended and Restated Certificate of Incorporation to effect a one-for-five reverse stock split of the outstanding shares of the Series A common stock and the Series B common stock of Liberty Satellite & Technology, Inc.


      FOR   / /                 AGAINST   / /             ABSTAIN   / /


6. Approval of an amendment to Liberty Satellite & Technology, Inc.'s Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse stock split of the outstanding shares of the Series A common stock and the Series B common stock of Liberty Satellite & Technology, Inc.



      FOR   / /                 AGAINST   / /             ABSTAIN   / /


    / / CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                               DATED:
                                               ---------------------------------------------

                                               ---------------------------------------------
                                               PRINT NAME OF STOCKHOLDER

                                               ---------------------------------------------
                                               SIGNATURE OF STOCKHOLDER

                                               ---------------------------------------------
                                               PRINT NAME OF STOCKHOLDER

                                               ---------------------------------------------
                                               SIGNATURE OF STOCKHOLDER

                                               ---------------------------------------------

                                               Please sign exactly as your name appears
                                               above on this card. When signing as attorney,
                                               executor, administrator, trustee or guardian,
                                               please give your full title. If shares are
                                               held jointly, each holder should sign.

                                               PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL
                                               THIS PROXY IN THE ENCLOSED POSTAGE-PAID
                                               ENVELOPE.